                                                                   EXHIBIT 10.1




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                                CREDIT AGREEMENT


                          DATED AS OF JANUARY 7, 1997


                                     AMONG


                             BELL INDUSTRIES, INC.,

                           BELL ONTARIO HOLDING, INC.

                           THE LENDERS LISTED HEREIN,
                                  AS LENDERS,

                                      AND

                        UNION BANK OF CALIFORNIA, N.A.,
                                    AS AGENT




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
                             BELL INDUSTRIES, INC.

                                CREDIT AGREEMENT

                               TABLE OF CONTENTS

                                                                                                                            PAGE
                                                                                                                            ----
SECTION 1.   DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
    1.1      Certain Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
             ---------------------
    1.2      Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement . . . . . . . . . . . . . .  32
             ----------------------------------------------------------------------------------
    1.3      Other Definitional Provisions and Rules of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
             -------------------------------------------------------

SECTION 2.   AMOUNTS AND TERMS OF COMMITMENTS AND LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
    2.1      Commitments; Making of Loans; Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
             -----------------------------------
    2.2      Interest on the Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
             ---------------------
    2.3      Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
             ----
    2.4      Repayments, Prepayments and Reductions in Revolving Loan Commitments and Tender Period Revolving Loan
             -----------------------------------------------------------------------------------------------------
             Sublimit; General Provisions Regarding Payments; Application of Proceeds of Collateral and Payments Under
             ---------------------------------------------------------------------------------------------------------
             Subsidiary Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
             -------------------
    2.5      Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
             ---------------
    2.6      Special Provisions Governing LIBOR Rate Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
             ---------------------------------------------
    2.7      Increased Costs; Taxes; Capital Adequacy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
             ----------------------------------------
    2.8      Obligation of Lenders and Issuing Lender to Mitigate . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
             ----------------------------------------------------

SECTION 3.   LETTERS OF CREDIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
    3.1      Issuance of Letters of Credit and Lenders' Purchase of Participations Therein  . . . . . . . . . . . . . . . .  59
             -----------------------------------------------------------------------------
    3.2      Letter of Credit Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
             ---------------------
    3.3      Drawings and Reimbursement of Amounts Paid Under Letters of Credit . . . . . . . . . . . . . . . . . . . . . .  63
             ------------------------------------------------------------------
    3.4      Obligations Absolute . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
             --------------------
    3.5      Indemnification; Nature of Issuing Lender's Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
             --------------------------------------------------
    3.6      Increased Costs and Taxes Relating to Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
             -------------------------------------------------------
    3.7      Existing Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
             --------------------------

SECTION 4.   CONDITIONS TO LOANS AND LETTERS OF CREDIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
    4.1      Conditions to Tender Loans and Other Amounts Advanced on Closing Date  . . . . . . . . . . . . . . . . . . . .  70
             ---------------------------------------------------------------------
    4.2      Conditions to Term Loans and Revolving Loans Made on Merger Date . . . . . . . . . . . . . . . . . . . . . . .  76
             ----------------------------------------------------------------
    4.3      Conditions to All Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
             -----------------------
    4.4      Conditions to Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
             -------------------------------





                                      (i)

                                                                                                                            PAGE
                                                                                                                            ----
SECTION 5.   COMPANY'S REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
    5.1      Organization, Powers, Qualification, Good Standing, Business and Subsidiaries  . . . . . . . . . . . . . . . .  83
             -----------------------------------------------------------------------------
    5.2      Authorization of Borrowing, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
             --------------------------------
    5.3      Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
             -------------------
    5.4      No Material Adverse Effect; No Restricted Junior Payments  . . . . . . . . . . . . . . . . . . . . . . . . . .  86
             ---------------------------------------------------------
    5.5      Title to Properties; Liens; Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
             ----------------------------------
    5.6      Litigation; Adverse Facts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
             -------------------------
    5.7      Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
             ----------------
    5.8      Performance of Agreements; Materially Adverse Agreements; Material Contracts . . . . . . . . . . . . . . . . .  87
             ----------------------------------------------------------------------------
    5.9      Governmental Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
             -----------------------
    5.10     Securities Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
             ---------------------
    5.11     Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
             ----------------------
    5.12     Certain Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
             ------------
    5.13     Environmental Protection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
             ------------------------
    5.14     Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
             ----------------
    5.15     Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
             --------
    5.16     Matters Relating to Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
             ------------------------------
    5.17     Related Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
             ------------------
    5.18     Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
             ----------
    5.19     Existing Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
             --------------------------

SECTION 6.   COMPANY'S AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
    6.1      Financial Statements and Other Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
             --------------------------------------
    6.2      Corporate Existence, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
             -------------------------
    6.3      Payment of Taxes and Claims; Tax Consolidation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
             ----------------------------------------------
    6.4      Maintenance of Properties; Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
             ------------------------------------
    6.5      Inspection Rights; Audits of Inventory and Accounts Receivable; Lender Meeting . . . . . . . . . . . . . . . .  98
             ------------------------------------------------------------------------------
    6.6      Compliance with Laws, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
             --------------------------
    6.7      Environmental Review, Disclosure, Etc.; Company's Actions Regarding Hazardous Materials Activities,
             ---------------------------------------------------------------------------------------------------
             Environmental Claims and Violations of Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . .  98
             ---------------------------------------------------------
    6.8      Execution of Subsidiary Guaranty and Personal Property Collateral Documents by Certain Subsidiaries and
             -------------------------------------------------------------------------------------------------------
             Future Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
             -------------------
    6.9      UCC Termination Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
             --------------------------
    6.10     Conduct of Business of Merger Sub. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
             ---------------------------------
    6.11     Conduct of Business of Milgray.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
             ------------------------------
    6.12     Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
             ------
    6.13     Redemption of Existing Senior Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
             -----------------------------------
    6.14     Flooring Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
             -------------------





                                      (ii)

                                                                                                                            PAGE
                                                                                                                            ----
SECTION 7.   COMPANY'S NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
    7.1      Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
             ------------
    7.2      Liens and Related Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
             -------------------------
    7.3      Investments; Joint Ventures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
             ---------------------------
    7.4      Contingent Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
             ----------------------
    7.5      Restricted Junior Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
             --------------------------
    7.6      Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
             -------------------
    7.7      Restriction on Fundamental Changes; Asset Sales and Acquisitions . . . . . . . . . . . . . . . . . . . . . . . 108
             ----------------------------------------------------------------
    7.8      Consolidated Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
             ---------------------------------
    7.9      Restriction on Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
             ---------------------
    7.10     Sales and Lease-Backs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
             ---------------------
    7.11     Sale or Discount of Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
             -------------------------------
    7.12     Transactions with Shareholders and Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
             ---------------------------------------------
    7.13     Disposal of Subsidiary Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
             ----------------------------
    7.14     Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
             -------------------
    7.15     Amendments or Waivers of Merger Agreement and Tender Agreement; Amendments of Documents Relating to
             ---------------------------------------------------------------------------------------------------
             Subordinated Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
             -------------------------
    7.16     Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
             -----------
    7.17     Transaction Costs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
             -----------------

SECTION 8.   EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
    8.1      Failure to Make Payments When Due  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
             ---------------------------------
    8.2      Default in Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
             ---------------------------
    8.3      Breach of Certain Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
             ---------------------------
    8.4      Breach of Warranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114
             ------------------
    8.5      Other Defaults Under Loan Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114
             -----------------------------------
    8.6      Involuntary Bankruptcy; Appointment of Receiver, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114
             -----------------------------------------------------
    8.7      Voluntary Bankruptcy; Appointment of Receiver, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114
             ---------------------------------------------------
    8.8      Judgments and Attachments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 115
             -------------------------
    8.9      Dissolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 115
             -----------
    8.10     Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 115
             ----------------------
    8.11     Change in Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116
             -----------------
    8.12     Invalidity of Subsidiary Guaranty; Failure of Security; Repudiation of Obligations . . . . . . . . . . . . . . 116
             ----------------------------------------------------------------------------------
    8.13     Unwinding of Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116
             -------------------

SECTION 9.   AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117
    9.1      Appointment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117
             -----------
    9.2      Powers and Duties; General Immunity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117
             -----------------------------------
    9.3      Representations and Warranties; No Responsibility For Appraisal of Creditworthiness  . . . . . . . . . . . . . 119
             -----------------------------------------------------------------------------------
    9.4      Right to Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 119
             ------------------





                                     (iii)
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
                                                                                                                            PAGE
                                                                                                                            ----
    9.5      Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 120
             ---------------
    9.6      Collateral Documents and Subsidiary Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 120
             --------------------------------------------

SECTION 10.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 121
    10.1     Assignments and Participations in Loans and Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . 121
             -------------------------------------------------------------
    10.2     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 124
             --------
    10.3     Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 125
             ---------
    10.4     Set-Off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 126
             -------
    10.5     Ratable Sharing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 126
             ---------------
    10.6     Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 127
             ----------------------
    10.7     Independence of Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 128
             -------------------------
    10.8     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 128
             -------
    10.9     Survival of Representations, Warranties and Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . 128
             ------------------------------------------------------
    10.10    Failure or Indulgence Not Waiver; Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 129
             -----------------------------------------------------
    10.11    Release of Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 129
             -------------------
    10.12    Marshalling; Payments Set Aside  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 129
             -------------------------------
    10.13    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 130
             ------------
    10.14    Obligations Several; Independent Nature of Lenders' Rights . . . . . . . . . . . . . . . . . . . . . . . . . . 130
             ----------------------------------------------------------
    10.15    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 130
             --------
    10.16    Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 130
             --------------
    10.17    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 131
             ----------------------
    10.18    Consent to Jurisdiction and Service of Process . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 131
             ----------------------------------------------
    10.19    Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 132
             --------------------
    10.20    Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 132
             ---------------
    10.21    Counterparts; Effectiveness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 133
             ---------------------------

Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1





                                      (iv)

                                    EXHIBITS

I-A          FORM OF NOTICE OF BORROWING (PRE-MERGER DATE)
I-B          FORM OF NOTICE OF BORROWING (POST-MERGER DATE)
II-A         FORM OF NOTICE OF CONVERSION/CONTINUATION (PRE-MERGER DATE)
II-B         FORM OF NOTICE OF CONVERSION/CONTINUATION
             (POST-MERGER DATE)
III          FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
IV           FORM OF TENDER NOTE
V            FORM OF TENDER PERIOD REVOLVING NOTE
VI           FORM OF TERM NOTE
VII          FORM OF REVOLVING NOTE
VIII         FORM OF FINANCIAL STATEMENT AND COMPLIANCE CERTIFICATE
IX           FORM OF BORROWING BASE CERTIFICATE
X            FORM OF ASSIGNMENT AGREEMENT
XI           FORM OF CERTIFICATE RE NON-BANK STATUS
XII          FORM OF COMPANY SECURITY AGREEMENT
XIII         FORM OF COMPANY PLEDGE AGREEMENT
XIV          FORM OF COLLATERAL ACCOUNT AGREEMENT
XV           FORM OF CLOSING DATE OPINION OF IRELL & MANELLA LLP
XVI          FORM OF CLOSING DATE OPINION OF O'MELVENY & MYERS LLP
XVII         FORM OF SUBSIDIARY SECURITY AGREEMENT
XVIII        FORM OF SUBSIDIARY GUARANTY
XIX          FORM OF FINANCIAL CONDITION CERTIFICATE
XX           FORM OF SUBSIDIARY PLEDGE AGREEMENT
XXI          FORM OF MERGER DATE OPINION OF IRELL & MANELLA LLP
XXII         FORM OF MERGER DATE OPINION OF O'MELVENY & MYERS LLP
XXIII        FORM OF LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT
XXIV         FORM OF LETTER AGREEMENT REGARDING PREPAYMENT OF EXISTING SENIOR
             NOTES





                                      (v)

                                   SCHEDULES


2.1             LENDERS' COMMITMENTS AND PRO RATA SHARES
4.1B            CORPORATE AND CAPITAL STRUCTURE; OWNERSHIP
5.1             SUBSIDIARIES OF COMPANY; CAPITALIZATION
5.6             LITIGATION
5.8             MATERIAL CONTRACTS
5.19            EXISTING LETTERS OF CREDIT
7.1             EXISTING INDEBTEDNESS OF MILGRAY
7.2             EXISTING LIENS




                                      (vi)

                             BELL INDUSTRIES, INC.

                                CREDIT AGREEMENT



                 This CREDIT AGREEMENT is dated as of January 7, 1997 and entered into by and among BELL INDUSTRIES, INC., a California corporation ("COMPANY"), BELL ONTARIO HOLDING, INC., a California corporation and wholly-owned subsidiary of Company ("ONTARIO SUBSIDIARY"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), and UNION BANK OF CALIFORNIA, N.A. ("UBOC"), as agent for Lenders (in such capacity, "AGENT").


                                R E C I T A L S

                 WHEREAS, Company has formed, and owns all of the outstanding shares of capital stock of, Merger Sub (this and other capitalized terms used in these Recitals without definition being used as defined in subsection 1.1) for the purpose of acquiring all of the outstanding shares of common stock, par value $0.25 per share, of Milgray Electronics, Inc., a New York corporation ("MILGRAY") (such common stock being the "MILGRAY COMMON STOCK");

                 WHEREAS, Merger Sub has offered to purchase all of the issued and outstanding shares of Milgray Common Stock at a price not to exceed $14.77 per share pursuant to the Tender Offer;

                 WHEREAS, Company, Merger Sub and Milgray have entered into the Merger Agreement pursuant to which, upon completion of the Tender Offer and, with respect to clauses (i) and (ii) below, upon receipt of the approval by holders of at least 66-2/3% of the outstanding shares of Milgray Common Stock (if required by law):

                          (i) Merger Sub will merge with Milgray pursuant to the Merger Agreement with Milgray being the surviving corporation in such merger (such surviving corporation is sometimes referred to herein as the "SURVIVING CORPORATION");

                          (ii) Each of the shares of Milgray Common Stock outstanding immediately before the consummation of the Merger (other than shares to be cancelled as described in clause (iii) below and shares held by those who perfect appraisal rights under Section 623 of the New York Business Corporation Law) will be converted into the right to receive a cash payment;

                          (iii) Each of the shares of Milgray Common Stock outstanding immediately before the consummation of the Merger held by Merger Sub, Milgray or any of their respective direct or indirect Subsidiaries (the "OTHER MILGRAY SHARES") shall be cancelled and retired without payment of any consideration therefor;

                          (iv) As a result of the Merger, each of the shares of the capital stock of Merger Sub outstanding immediately before the consummation of the Merger will be converted into and become one fully paid and nonassessable share of common stock of Surviving Corporation (the "SURVIVING CORPORATION COMMON STOCK"); and

                          (v) Following the Merger, all of the outstanding shares of Surviving Corporation Common Stock will be owned by Company;

                 WHEREAS, Company desires that Lender extend certain credit facilities to Company to provide for (i) the payment of the consideration for the Tendered Milgray Shares in an aggregate amount not exceeding $101,000,000;
(ii) the payment of Transaction Costs in an aggregate amount not exceeding $6,000,000; (iii) the prepayment of the Existing Senior Notes of Company (together with accrued interest and make-whole payments) in an amount not exceeding $26,000,000; (iv) the repayment of all Indebtedness of Company outstanding under the Existing Loan Agreement; (v) the payment of all Indebtedness outstanding under the bank facilities of Milgray and its Subsidiaries existing on or prior to the Merger Date; (vi) the working capital requirements and general corporate purposes of Company and its Subsidiaries;
(vii) the issuance of Standby Letters of Credit and Commercial Letters of Credit as described herein; and (viii) the other purposes described herein;

                 WHEREAS, Company desires to secure all of the Obligations hereunder and under the other Loan Documents by granting to Agent, on behalf of Lenders, (i) a First Priority Lien on all Accounts and Inventory of Company and
(ii) a pledge of all of the capital stock of all of the Subsidiaries of Company; and

                 WHEREAS, the Subsidiary Guarantors have agreed to guarantee the Obligations hereunder and under the other Loan Documents and to secure their guaranties by granting to Agent, on behalf of Lenders, a First Priority Lien on all their Accounts and Inventory;

                 NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders and Agent agree as follows:

SECTION 1.       DEFINITIONS

1.1      CERTAIN DEFINED TERMS.

                 The following terms used in this Agreement shall have the following meanings:

                 "ACCOUNT" means (a) all of the present and future accounts, contract rights, instruments, documents, chattel paper, general intangibles, and other forms of obligations of, or owing to, Company or any of its Subsidiaries, which, in each case, arise out of or in connection with the sale or lease of Inventory by Company or any of its Subsidiaries or in respect of the rendering of services by Company or any of its Subsidiaries, whether due or to become due, whether now existing or hereafter arising and whether or not it has been earned by performance, and (b) all present and future guarantees, credit insurance and other security for such accounts, contract rights, instruments, documents, chattel paper, general intangibles and other forms of obligations.

                 "ACCOUNT DEBTOR" means each Person obligated in any way on an Account.

                 "ADJUSTED LIBOR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBOR Rate Loan, the rate per annum obtained by dividing (i) the offered quotation (rounded upward to the nearest 1/16 of one percent) to first class banks in the London interbank market by UBOC for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the LIBOR Rate Loan of UBOC for which the Adjusted LIBOR Rate is then being determined (which principal amount shall be deemed to be $1,000,000 in the event UBOC is not making, converting to or continuing such a LIBOR Rate Loan) with maturities comparable to such Interest Period as of approximately 9:00 a.m. (Los Angeles time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

                 "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

                 "AFFECTED LOANS" has the meaning assigned to that term in subsection 2.6C.

                 "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

                 "AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Agent appointed pursuant to subsection 9.5.

                 "AGGREGATE AMOUNTS DUE" has the meaning assigned to that term in subsection 10.5.

                 "AGREEMENT" means this Credit Agreement dated as of January 7, 1997, as it may be amended, supplemented or otherwise modified from time to time.

                 "APPLICABLE LIBOR RATE MARGIN" means the following:

                 (i) if the Consolidated Leverage Ratio is greater than or equal to 3.50 to 1.00, 1.50%;

                 (ii) if the Consolidated Leverage Ratio is less than 3.50 to 1.00 but greater than or equal to 3.00 to 1.00, 1.25%;

                 (iii) if the Consolidated Leverage Ratio is less than 3.00 to 1.00 but greater than or equal to 2.25 to 1.00, 1.00%;

                 (iv) if the Consolidated Leverage Ratio is less than 2.25 to 1.00 but greater than or equal to 1.50 to 1.00, 0.75%; and

                 (v) if the Consolidated Leverage Ratio is less than 1.50 to 1.00, 0.50%

                 "APPLIED AMOUNT" has the meaning assigned to that term in subsection 2.4B(iv)(b).

                 "ASSET SALE" means the sale by Company or any of its Subsidiaries to any Person other than Company or any of its wholly-owned Subsidiaries of (i) any of the stock of any of Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries other than (a) Inventory sold in the ordinary course of business and (b) any such other assets to the extent that the aggregate value of such assets sold in any Fiscal Year does not exceed $5,000,000.

                 "ASSIGNMENT AGREEMENT" means an Assignment Agreement substantially in the form of Exhibit X annexed hereto.

                 "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

                 "BASE RATE" means, at any time, the per annum rate publicly announced by UBOC from time to time at its head office as its "reference rate." The "reference rate" is determined by UBOC from time to time as a means of pricing credit extensions to some customers and is neither directly tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by UBOC at any given time for any particular class of customers or credit extensions.

                 "BASE RATE LOANS" means Loans bearing interest at the Base
Rate.

                 "BORROWING BASE" means an amount equal to the sum of the following: (i) 85% of Eligible Accounts plus (ii) 50% of Eligible Inventory less (iii) 75% of the aggregate principal amount of all Indebtedness of Company and its Subsidiaries under any Flooring Agreements; provided that during the period from the Closing Date to but excluding the Merger Date, the Borrowing Base shall not include any Eligible Accounts or Eligible Inventory of Milgray and its Subsidiaries.

                 "BORROWING BASE CERTIFICATE" means a certificate substantially in the form of Exhibit IX annexed hereto delivered to Agent and Lenders by Company pursuant to subsection 6.1(vi), with appropriate insertions, and all related reports and supporting documentation as reasonably requested by Agent or Requisite Lenders.

                 "BRINKMAN" means L.D. Brinkman Co. (Texas), Inc., a Texas corporation.

                 "BUSINESS DAY" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of California or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBOR Rate or any LIBOR Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

                 "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                 "CASH" means money, currency or a credit balance in a Deposit Account.

                 "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States of

America the obligations of which are backed by the full faith and credit of the United States of America, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from Standard & Poor's Ratings Group ("S&P"), Moody's Investors Service, Inc. ("MOODY'S") or another nationally recognized rating agency; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from S&P, Moody's or another nationally recognized rating agency; and (vi) shares of the Goldman Sachs ILA Tax-Exempt California Portfolio or a similar fund as approved by Agent.

                 "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of Exhibit XI annexed hereto delivered by a Lender to Agent pursuant to subsection 2.7B(iii).

                 "CLOSING DATE" means the date on or before January 31, 1997, on which the Tender Loans are made.

                 "CLOSING DATE LOAN DOCUMENTS" means, collectively, this Agreement, the Company Security Agreement, the Company Pledge Agreement, the Collateral Account Agreement, the Subsidiary Security Agreements, the Subsidiary Guaranty, the Tender Notes and the Tender Period Revolving Notes, which are to be executed and delivered on the Closing Date pursuant to subsection 4.1.

                 "COLLATERAL" means, collectively, all of the property (including capital stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

                 "COLLATERAL ACCOUNT" has the meaning assigned to that term in the Collateral Account Agreement.

                 "COLLATERAL ACCOUNT AGREEMENT" means the Collateral Account Agreement executed and delivered by Company and Agent on the Closing Date, substantially in the form of Exhibit XIV annexed hereto, as such Collateral Account Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

                 "COLLATERAL DOCUMENTS" means, collectively, the Company Pledge Agreement, the Subsidiary Pledge Agreements, the Company Security Agreement, the Collateral Account Agreement, the Subsidiary Security Agreements and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Agent, on behalf of Lenders, a Lien on any property of that Loan Party as security for the Obligations.

                 "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries in the ordinary course of business of Company or such Subsidiary.

                 "COMMITMENTS" means the commitments of Lenders to make Loans as set forth in subsection 2.1A.

                 "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

                 "COMPANY PLEDGE AGREEMENT" means Company Pledge Agreement executed and delivered by Company on the Closing Date, substantially in the form of Exhibit XIII annexed hereto, as such Company Pledge Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

                 "COMPANY SECURITY AGREEMENT" means Company Security Agreement executed and delivered by Company on the Closing Date, substantially in the form of Exhibit XII annexed hereto, as such Company Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

                 "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit VIII annexed hereto delivered to Agent and Lenders by Company pursuant to subsection 6.1(iii).

                 "CONSOLIDATED ADJUSTED EBITDA" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) other extraordinary or non-recurring non-cash items reducing Consolidated Net Income, and (vii) cash expenditures reducing net income not exceeding an aggregate amount of $5,000,000 which are incurred during the Fiscal Years ending December 31, 1996, December 31, 1997 and December 31, 1998 in connection with employee-related matters, compliance with ERISA requirements or the acquisition of Milgray by Company, less other extraordinary or non-recurring non-cash items increasing

Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP and calculated on a pro forma basis to give effect to the Merger and the acquisition of Milgray by Company.

                 "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries; provided, that Consolidated Capital Expenditures shall not include the Ontario Acquisition.

                 "CONSOLIDATED FIXED CHARGES" means, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Interest Expense, (ii) Consolidated Scheduled Principal Payments, (iii) provisions for taxes based on income, and (iv) any dividends or distributions (other than dividends or distributions made in kind) made to shareholders of Company in respect of any shares of capital stock of Company, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP; provided that Consolidated Fixed Charges shall be calculated as follows: (i) for the four-Fiscal Quarter ending March 31, 1997, such amount for the Fiscal Quarter ending on such date times four,
(ii) for the four-Fiscal Quarter period ending June 30, 1997, such amount for the two-Fiscal Quarter period ending on such date times two, (iii) for the four-Fiscal Quarter period ending September 30, 1997, such amount for the three-Fiscal Quarter period ending on such date times 1 1/3, and (iv) for the four-Fiscal Quarter period ending December 31, 1997 and any time thereafter, such amount for such four-Fiscal Quarter period.

                 "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in subsection 2.3 payable to Agent and Lenders on or before the Closing Date.

                 "CONSOLIDATED LEVERAGE RATIO" means, as of any date of determination, the ratio of (i) Consolidated Total Debt on such date to (ii) Consolidated Adjusted EBITDA for the immediately preceding four-Fiscal Quarter period ending prior to such date.

                 "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) except as to Milgray and its Subsidiaries, the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan.

                 "CONSOLIDATED RENTAL PAYMENTS" means, for any period, the aggregate amount of all rents paid or payable by Company and its Subsidiaries on a consolidated basis during such period under all Operating Leases to which Company or any of its Subsidiaries is a party as lessee.

                 "CONSOLIDATED SCHEDULED PRINCIPAL PAYMENTS" means, for any period, the aggregate amount of all scheduled repayments of principal by Company and its Subsidiaries on a consolidated basis during such period under all Indebtedness of Company or any of its Subsidiaries (including the principal component of Capital Leases).

                 "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all debt of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                 "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (x) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (x) or (y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

                 "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                 "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

                 "CUSTODIAN" means Harris Trust Company of New York.

                 "DOLLAR," "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

                 "DOMESTIC ACCOUNT DEBTOR" means an Account Debtor which maintains a place of business in the United States of America to which invoices evidencing Accounts are sent.

                 "DOMESTIC SUBSIDIARY" means, with respect to any Person, any Subsidiary of such Person incorporated in a jurisdiction of the United States of America, Puerto Rico or Canada.

                 "EFFECTIVE TIME" means the date and time that the Merger becomes effective in accordance with the terms of the Merger Agreement, with the effect set forth in Section 906 of the New York Business Corporation Law.

                 "ELIGIBLE ACCOUNTS" means, at any date of determination, the Dollar amount of all Accounts of Company and any of its wholly owned Domestic Subsidiaries other than any Account:

                          (i) which does not represent a bona fide sale or lease and delivery of goods by Company or any of its wholly-owned Domestic Subsidiaries in the ordinary course of business, or which is not for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor;

                          (ii) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, repurchase or return basis;

                          (iii) which is evidenced by a promissory note or other instrument or by chattel paper;

                          (iv) with respect to which more than 120 days have elapsed since the date of the original invoice therefor;

                          (v) which is not evidenced by an invoice rendered to the Account Debtor;

                          (vi)    owed by an Account Debtor which is a
         director, officer, employee or Affiliate of Company or any of its Subsidiaries;

                          (vii) if the aggregate dollar amount of all Accounts owed by the Account Debtor thereon exceeds 15% of the aggregate amount of all Accounts at such time, but only to the extent of such excess;

                          (viii) which is owed by an Account Debtor if more than 25% of the aggregate of all Accounts owing by such Account Debtor have, at the time of any determination of Eligible Accounts, remained unpaid for more than 120 days since the date of the original invoice therefor unless there is a bona fide dispute with respect to such delinquent unpaid Accounts;

                          (ix) as to which any one or more of the following events has occurred with respect to the Account Debtor on such
         Account: the filing by or against the Account Debtor of a request or petition in a proceeding that is then pending for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States of America, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors in a proceeding that is then pending; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including the appointment of or taking possession by a "custodian," as defined in the Bankruptcy Code in a proceeding that is then pending; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States of America or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor in a proceeding that is then pending;

         the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

                          (x) if Agent believes in its reasonable judgment that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

                          (xi) on which Agent reasonably determines that it does not have a First Priority Lien, free of Liens or other claims of all other Persons except for Accounts on which there exists a Lien of the type described in Section 7.2A(vii); and

                          (xii) which represents a rebilling to an Account Debtor for a discount or other adjustment inappropriately applied to an Account by such Account Debtor.

                 "ELIGIBLE ASSIGNEE" means (i) (a) a commercial bank organized under the laws of the United States or any state thereof and having a combined capital and surplus of at least $500,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of at least $500,000,000; (c) a commercial bank organized under the laws of any other country or a political subdivision thereof and having a combined capital and surplus of at least $500,000,000; provided that (x) such bank is acting through a branch or agency located in the United States of America or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (d) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies; and (ii) any Lender and any Affiliate of any Lender; provided that no Affiliate of Company shall be an Eligible Assignee and no Person, other than a Lender, who owns beneficially or of record Securities representing more than 10% of the total outstanding Securities of Milgray or Company shall be an Eligible Assignee.

                 "ELIGIBLE INVENTORY" means, at any time, the Dollar value (valued at the lower of either cost (determined on either a first in, first out or a weighted average basis) or fair market value, all in conformity with GAAP) of all Inventory of Company and its wholly-owned Domestic Subsidiaries, other than any Inventory:

                 (i) which is obsolete, not in good condition, not of merchantable quality or not saleable in the ordinary course of Company's and its Subsidiaries' business, or which is subject to defects that would affect market value;

                 (ii) which is not held for sale by Company and its Subsidiaries as Inventory in the ordinary course of business as presently conducted by them;

                 (iii) which is Inventory in the possession of any Person other than Company or one of its wholly-owned Subsidiaries other than
         (x) Inventory which is located in "in-plant stores" on the premises of another Person and is segregated from the Inventory of such Person and subject to the control of Company or its Subsidiaries and (y) Inventory in the possession of another Person (which Inventory is segregated from all other goods held by such Person) that has entered into a contract with Company or its Subsidiaries to assemble, process or package such Inventory (or perform any such other "outside processing" task) prior to sale by Company or its Subsidiaries; provided, that no goods other than such Inventory shall be subject to such assembly, processing or packaging;

                 (iv) on which Agent reasonably determines that it does not have a First Priority Lien, free of Liens or other claims of all other Persons except for Liens of the type described in Section 7.2A(vii);

                 (v) which is Inventory labeled with, or intended to be sold under, a customer's name, or manufactured or configured to a particular Person's specifications unless such Inventory is the subject of a binding contract to purchase between the Company or any of its Subsidiaries and such Person in form and substance reasonably satisfactory to Agent;

                 (vi) which is not located within the United States of America (excluding its territories or possessions), Puerto Rico or Canada;

                 (vii) which is Inventory that the Agent reasonably determines to be unacceptable due to age, type, category, quality or quantity; and

                 (viii) which consists of supplies or packaging or shipping materials.

                 "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

                 "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

                 "ENVIRONMENTAL LAWS" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of governmental authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section
9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.), each as amended or supplemented, any analogous present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

                 "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Company or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or such Subsidiary and with respect to liabilities arising after such period for which Company or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

                 "ERISA EVENT" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue

Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on Company, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under
Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) a determination by the Internal Revenue Service or a judgment of a court that any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) fails to qualify under Section 401(a) of the Internal Revenue Code, if such determination or judgment becomes final and non-appealable, (xi) the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xii) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

                 "EVENT OF DEFAULT" means each of the events set forth in
Section 8.

                 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                 "EXCHANGE ASSETS" has the meaning assigned to that term in subsection 2.4B(iii)(a).

                 "EXCHANGE RATE" means, on any date when an amount expressed in a currency other than Dollars is to be determined with respect to any Letter of Credit, the nominal rate of exchange of the Issuing Lender in the New York foreign exchange market for the purchase by the Issuing Lender (by cable transfer) of such currency in exchange for Dollars at 12:00 Noon (New York time) one Business Day prior to such date, expressed as a number of units of such currency per one Dollar.

                 "EXISTING LETTERS OF CREDIT" means those certain letters of credit issued for the benefit of Company or its Subsidiaries under the Existing Loan Agreement and outstanding as of the Closing Date.

                 "EXISTING LOAN AGREEMENT" means that certain Second Amended and Restated Loan Agreement dated as of August 13, 1992 between Company and UBOC, including all amendments thereto.

                 "EXISTING NOTE PURCHASE AGREEMENTS" means those certain Note Purchase Agreements each dated as of February 1, 1991 between Company and the respective financial institutions signatory thereto pursuant to which the Existing Senior Notes were issued, including all amendments thereto.

                 "EXISTING SENIOR NOTES" means Company's $50,000,000 initial aggregate principal amount of 9.70% Senior Notes due February 1, 2001 issued by Company pursuant to the terms and conditions described in the Existing Note Purchase Agreements.

                 "FACILITIES" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

                 "FINANCIAL PLAN" has the meaning assigned to that term in subsection 6.1(xii).

                 "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien (other than Liens referred to in clauses (i) and (ii) of the definition of "Permitted Encumbrances") to which such Collateral is subject.

                 "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

                 "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year ends.

                 "FLOORING AGREEMENTS" means any agreements between Company or its Subsidiaries and flooring lenders with respect to purchase money financing arrangements covering Inventory held for resale by Company or any of its Subsiaries.

                 "FUNDING AND PAYMENT OFFICE" means (i) the office of Agent located at 1980 Saturn Street, Monterey Park, California 91755 or (ii) such other office of Agent as may from time to time hereafter be designated as such in a written notice delivered by Agent to Company and each Lender.

                 "FUNDING DATE" means the date of the funding of a Loan.

                 "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

                 "GOVERNMENTAL ACTS" has the meaning assigned to that term in subsection 3.5A.

                 "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

                 "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

                 "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

                 "HEDGE AGREEMENT" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

                 "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA and other employee benefit, retirement and compensation arrangements), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Unmatured Obligations under Interest Rate Agreements and Currency Agreements constitute (x) in the case of Hedge Agreements, Contingent Obligations, and (y) in all other cases, Investments, and in neither case constitute Indebtedness.

                 "INDEMNIFIED LIABILITIES" has the meaning assigned to that term in subsection 10.3.

                 "INDEMNITEE" has the meaning assigned to that term in subsection 10.3.

                 "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries, taken as a whole.

                 "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on

March 31, 1997, and (ii) with respect to any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than three months "INTEREST PAYMENT DATE" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

                 "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

                 "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement entered into between Company and one or more Lenders.

                 "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

                 "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

                 "INVENTORY" means, with respect to any Person as of any date of determination, all of such Person's present and future inventory wherever located (including, without limitation, all present and future goods, merchandise and other personal property of such Person held for sale or lease), raw materials, work in process, finished goods and materials and supplies of any kind, nature or description (including, without limitation, packaging and shipping materials) which are or might be used or consumed in such Person's business or used in selling or finishing of such inventory, and all documents of title or other similar documents representing the same. The foregoing inventory and other property shall be included in this definition whether in the actual, constructive or exclusive possession of such Person or in transit to such Person or in the possession of carriers, forwarding agents, truckers, warehousemen, vendors, selling agents, finishers, converters or other similar third parties.

                 "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Company), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its Subsidiaries, of any equity Securities of such Subsidiary, (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

                 "ISSUING LENDER" means UBOC.

                 "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

                 "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1.

                 "LETTER OF CREDIT" or "LETTERS OF CREDIT" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by the Issuing Lender for the account of Company pursuant to subsection 3.1.

                 "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit (including, without limitation, the Ontario Letter of Credit) then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit (including, without limitation, the Ontario Letter of Credit) honored by the Issuing Lender and not theretofore reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B). For purposes of this definition, any amount described in clause (i) or
(ii) of the preceding sentence which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination.

                 "LIBOR RATE LOAN" means Loans bearing interest at rates determined by reference to the Adjusted LIBOR Rate as provided in subsection 2.2A.

                 "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

                 "LOAN" or "LOANS" means one or more of the Tender Loans, Tender Period Revolving Loans, Term Loans or Revolving Loans or any combination thereof.

                 "LOAN DOCUMENTS" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of the Issuing Lender relating to, the Letters of Credit), the Collateral Documents, the Subsidiary Guaranty, the Reimbursement Agreement and the Ontario Guaranty.

                 "LOAN PARTY" means each of Company and any of Company's Subsidiaries from time to time executing a Loan Document, and "LOAN PARTIES" means all such Persons, collectively.

                 "MAJORITY HOLDERS" means, as of any date of determination, the holders of at least 60% in principal amount of the Existing Senior Notes outstanding on such date (exclusive of any Existing Senior Notes then held by Company and any of its Subsidiaries or Affiliates).

                 "MARGIN DETERMINATION DATE" means the first day of the calendar month following the delivery of each Compliance Certificate pursuant to subsection 6.1(iii), commencing with the Compliance Certificate for the Fiscal Quarter ended March 31, 1997.

                 "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                 "MATERIAL ADVERSE EFFECT" means a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries, taken as a whole.

                 "MATERIAL CONTRACT" means any contract or other arrangement to which Company or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

                 "MERGER" means the merger of Merger Sub with and into Milgray in accordance with the terms of the Merger Agreement with Milgray being the surviving corporation in such Merger.

                 "MERGER AGREEMENT" means that certain Agreement and Plan of Merger by and among Company, Merger Sub and Milgray dated as of November 26, 1996, as such agreement may be amended from time to time thereafter to the extent permitted under subsection 7.15A.

                 "MERGER DATE" means the date that the Merger becomes effective in accordance with the terms of the Merger Agreement.

                 "MERGER SUB" means ME Acquisition Sub, Inc., a New York corporation and wholly-owned Subsidiary of Company.

                 "MILGRAY" means Milgray Electronics, Inc., a New York corporation.

                 "MILGRAY COMMON STOCK" has the meaning assigned to that term in the Preliminary Statements to this Agreement.

                 "MINIMUM SHARES" means 66-2/3% of the outstanding shares of Milgray Common Stock, on a fully-diluted basis, required to be purchased by Merger Sub in order to cause the Merger to occur.

                 "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

                 "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including, without limitation, (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (iii) with respect to the sale of a business unit by Company or any of its Subsidiaries, any payables or other accrued balance sheet liabilities of such business unit retained by Company or any of its Subsidiaries after the consummation of such sale.

                 "NET PROCEEDS AMOUNT" has the meaning assigned to that term in subsection 2.4B(iii)(c).

                 "NET SECURITIES PROCEEDS" has the meaning assigned to that term in subsection 2.4B(iii)(b).

                 "NON-U.S. LENDER" has the meaning assigned to that term in subsection 2.7B(iii).

                 "NOTES" means one or more of the Tender Notes, Tender Period Revolving Notes, Term Notes or Revolving Notes or any combination thereof.

                 "NOTICE OF BORROWING" means a notice substantially in the form of Exhibit I annexed hereto delivered by Company to Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

                 "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of Exhibit II annexed hereto delivered by Company to Agent pursuant to subsection

2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

                 "NOTICE OF ISSUANCE OF LETTER OF CREDIT" means a notice substantially in the form of Exhibit III annexed hereto delivered by Company to Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

                 "OBLIGATIONS" means all obligations of every nature of each Loan Party from time to time owed to Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

                 "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer, its treasurer or its secretary.

                 "ONTARIO ACQUISITION" means the acquisition after the date hereof by Ontario Subsidiary of real property and improvements consisting of a warehouse in the City of Ontario, California as described in the Ontario Purchase Agreement.

                 "ONTARIO GUARANTY" means the Guaranty executed and delivered by Company in the form of Exhibit C to the Reimbursement Agreement, guaranteeing all obligations of Ontario Subsidiary under the Reimbursement Agreement, as such Ontario Guaranty may be amended, supplemented or otherwise modified from time to time.

                 "ONTARIO LETTER OF CREDIT" means the Letter of Credit to be issued by the Issuing Lender with Ontario Subsidiary as the account party, in the form of Exhibit A to the Reimbursement Agreement, as such Ontario Letter of Credit may be amended, supplemented or otherwise modified from time to time.

                 "ONTARIO PURCHASE AGREEMENT" means that certain Purchase and Sale Agreement and Joint Escrow Instructions dated September 26, 1996 between Company and Brinkman.

                 "ONTARIO SUBSIDIARY" has the meaning assigned to that term in the introduction to this Agreement.

                 "OPERATING LEASE" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

                 "OTHER MILGRAY SHARES" has the meaning assigned to that term in the Preliminary Statements to this Agreement.

                 "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                 "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

                 "PERMITTED ENCUMBRANCES" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA and any such Lien relating to or imposed in connection with any Environmental Claim):

                          (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

                          (ii) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as (x) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (y) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

                          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds, netting arrangements in connection with cash management services provided to Company and its Subsidiaries, and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

                          (iv)    any attachment or judgment Lien not
         constituting an Event of Default under subsection 8.8;

                          (v) any (a) interest or title of a lessor or sublessor under any lease, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or
         (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

                          (vi) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

                          (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

                          (viii) a lease by Ontario Subsidiary to Brinkman of a portion of the property acquired by Ontario Subsidiary pursuant to the Ontario Purchase Agreement.

                 "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

                 "PLEDGED COLLATERAL" means, collectively, the "Pledged Collateral" as defined in Company Pledge Agreement.

                 "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

                 "PROCEEDINGS" has the meaning assigned to that term in subsection 6.1(ix).

                 "PRO RATA SHARE" means, with respect to each Lender, the percentage obtained by dividing (i) the sum of the Tender Loan Exposure of that Lender plus the Term Loan Exposure of that Lender plus the Revolving Loan Exposure of that Lender by (ii) the sum of the aggregate Tender Loan Exposure of all Lenders plus the aggregate Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders, as such percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender is set forth opposite the name of that Lender in
Schedule 2.1 annexed hereto.

                 "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                 "REIMBURSEMENT AGREEMENT" means the Letter of Credit and Reimbursement Agreement to be executed and delivered in connection with the Ontario Acquisition by UBOC, Company and Ontario Subsidiary and pursuant to which the Ontario Letter of Credit will be issued, substantially in the form of
Exhibit XXIII annexed hereto (with such changes as may be approved by Agent), as such Reimbursement Agreement may be amended, supplemented or otherwise modified from time to time.

                 "REIMBURSEMENT DATE" has the meaning assigned to that term in subsection 3.3B.

                 "RELATED AGREEMENTS" means, collectively, the Tender Agreement and the Merger Agreement.

                 "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

                 "REQUISITE LENDERS" means Lenders having or holding more than 66-2/3% of the sum of the aggregate Tender Loan Exposure of all Lenders plus the aggregate Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders.

                 "RESTRICTED JUNIOR PAYMENT" means, with respect to any Person,
(i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of such Person now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of such Person now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of such Person now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness of such Person.

                 "REVOLVING LOAN COMMITMENT" means the commitment of a Lender to make Revolving Loans to Company pursuant to subsection 2.1A(iv), and "REVOLVING LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

                 "REVOLVING LOAN COMMITMENT TERMINATION DATE" means December 31, 2001.

                 "REVOLVING LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (b) in the event that Lender is the Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit.

                 "REVOLVING LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.1A(iv).

                 "REVOLVING NOTES" means (i) the promissory notes of Company issued pursuant to subsection 2.1D(iii)(b) on the Merger Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Lenders, in each case substantially in the form of
Exhibit VII annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                 "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                 "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                 "SOLVENT" means, with respect to any Person, that as of the date of determination both (i) (a) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                 "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Company or any of its Subsidiaries, (iii) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of Company or any of its Subsidiaries, and (v) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry; provided that Standby Letters of Credit may not be issued for the purpose of supporting
(a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code) if the result is to create a preference under Section 547 of the Bankruptcy Code.

                 "SUBORDINATED INDEBTEDNESS" means, with respect to any Person, any Indebtedness of such Person subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to Agent and Requisite Lenders.

                 "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. Unless otherwise specified herein, Milgray shall be deemed a Subsidiary of Company from and after the Closing Date until the effective time of the Merger.

                 "SUBSIDIARY GUARANTOR" means any Domestic Subsidiary of Company that executes and delivers a counterpart of the Subsidiary Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 6.8.

                 "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty executed and delivered by (i) existing Domestic Subsidiaries of Company (other than Milgray and its Domestic Subsidiaries) on the Closing Date, (ii) Surviving Corporation and its Domestic Subsidiaries on the Merger Date and (iii) additional Domestic Subsidiaries of Company from time to time in accordance with subsection 6.8, substantially in the form of Exhibit XVIII annexed hereto, as such Subsidiary Guaranty may thereafter be amended, supplemented or otherwise modified from time to time.

                 "SUBSIDIARY PLEDGE AGREEMENT" means the Subsidiary Pledge Agreement executed and delivered by Surviving Corporation on the Merger Date, substantially in the form of Exhibit XX annexed hereto, as such Subsidiary Pledge Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

                 "SUBSIDIARY SECURITY AGREEMENT" means each Subsidiary Security Agreement executed and delivered by an existing Subsidiary Guarantor on the Closing Date (or the Merger Date in the case of Surviving Corporation and its Domestic Subsidiaries) or executed and delivered by any additional Subsidiary Guarantor from time to time thereafter in accordance with subsection 6.8, in each case substantially in the form of Exhibit XVII annexed hereto, as each such Subsidiary Security Agreement may be thereafter amended, supplemented or otherwise modified from time to time, and "SUBSIDIARY SECURITY AGREEMENTS" means all such Subsidiary Security Agreements, collectively.

                 "SURVIVING CORPORATION" has the meaning assigned to that term in the Preliminary Statements to this Agreement.

                 "SURVIVING CORPORATION COMMON STOCK" has the meaning assigned to that term in the Preliminary Statements to this Agreement.

                 "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "TAX ON THE OVERALL INCOME" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its lending office).

                 "TENDER AGREEMENT" means the Tender Agreement dated as of November 26, 1996 by and among Company, Merger Sub and Herbert S. Davidson.

                 "TENDER LOAN COMMITMENT" means the commitment of a Lender to make a Tender Loan to Company pursuant to subsection 2.1A(i) and "TENDER LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

                 "TENDER LOAN EXPOSURE" means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Tender Loan Commitments, that Lender's Tender Loan Commitment and (ii) after the termination of the Tender Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Tender Loans and the Tender Period Revolving Loans of that Lender plus (b) in the event that Lender is the Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender during the period beginning on the Closing Date and ending on the Merger Date (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit issued during the period beginning on the Closing Date and ending on the Merger Date.

                 "TENDER LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.1A(i).

                 "TENDER NOTES" means (i) the promissory notes of Company issued pursuant to subsection 2.1D(i)(a) on the Closing Date and subsection 2.1D(ii) on the date of any second disbursement of Tender Loans and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignment of the Tender Loan Commitments or Tender Loans of any Lenders, in each case substantially in the form of Exhibit IV annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                 "TENDER OFFER" means the offer to purchase for cash all of the outstanding shares of Milgray Common Stock by Company pursuant to the Tender Offer Materials.

                 "TENDER OFFER MATERIALS" means the Tender Offer Statement on
Schedule 14D-1 filed by Merger Sub on December 4, 1996 with the Securities and Exchange Commission pursuant to Section 14(d)(1) of the Exchange Act, together with all exhibits, supplements and amendments thereto and any other amendments prior to the date hereof that relate only to any extension of time during which the offer to purchase remains outstanding or to the results of the Tender Offer and other amendments that are approved by Requisite Lenders.

                 "TENDER PERIOD REVOLVING FACILITY" means the loan facility described in subsection 2.1A(ii).

                 "TENDER PERIOD REVOLVING FACILITY SUBLIMIT" means, on any date of determination, the lesser of (x) $50,000,000, or (y) the aggregate of the Tender Loan

Commitments minus the aggregate amount of the Tender Loans made under subsection 2.1A(i).

                 "TENDER PERIOD REVOLVING LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.1A(ii).

                 "TENDER PERIOD REVOLVING NOTES" means (i) the promissory notes of Company issued pursuant to subsection 2.1D(i)(b) on the Closing Date and
(ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignment of the Tender Period Revolving Loans of any Lenders, in each case substantially in the form of
Exhibit V annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                 "TENDERED MILGRAY SHARES" means all shares of Milgray Common Stock tendered to and purchased by Merger Sub pursuant to the Tender Offer.

                 "TERM LOAN COMMITMENT" means the commitment of a Lender to make a Term Loan to Company pursuant to subsection 2.1A(iii), and "TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

                 "TERM LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Term Loans, that Lender's Term Loan Commitment and (ii) after the funding of the Term Loans, the outstanding principal amount of the Term Loan of that Lender.

                 "TERM LOAN MATURITY DATE" means December 31, 2001.

                 "TERM LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.1A(iii).

                 "TERM NOTES" means (i) the promissory notes of Company issued pursuant to subsection 2.1D(iii)(a) on the Merger Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Term Loan Commitments or Term Loans of any Lenders, in each case substantially in the form of Exhibit VI annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                 "TOTAL UTILIZATION OF REVOLVING LOAN COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of reimbursing the Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) plus (ii) the Letter of Credit Usage.

                 "TOTAL UTILIZATION OF TENDER PERIOD REVOLVING FACILITY" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Tender Period Revolving Loans (other than Tender Period Revolving Loans made for the purpose of reimbursing the Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) plus (ii) the Letter of Credit Usage during the period beginning on the Closing Date and ending on the Merger Date.

                 "TRANSACTION COSTS" means the sum of all fees, costs and other payable by Company or Merger Sub in connection with the transactions contemplated by the Loan Documents, the Tender Offer Materials and the Related Agreements.

                 "UBOC" has the meaning assigned to that term in the introduction to this Agreement.

                 "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

                 Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i) and (ii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation. Calculations in connection with the definitions, covenants and other provisions of this Agreement shall be made in accordance with accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3.

1.3      OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION.

         A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

         B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

         C. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.


SECTION 2.       AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1      COMMITMENTS; MAKING OF LOANS; NOTES.

         A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees to make the Loans described in subsections 2.1A(i), 2.1A(ii), 2.1A(iii) and 2.1A(iv).

                          (i) Tender Loans. Each Lender severally agrees to lend to Company on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Tender Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Tender Loan Commitment is set forth opposite its name on
         Schedule 2.1 annexed hereto and the aggregate amount of the Tender Loan Commitments is $175,000,000; provided that the Tender Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Tender Loan Commitments pursuant to subsection 10.1B. Each Lender's Tender Loan Commitment shall expire immediately and without further action on January 31, 1997 if the Tender Loans are not made on or before that date. Except as provided in the next paragraph and in subsection 2.1A(ii), Company may make only two borrowings under the Tender Loan Commitments. Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed. Anything contained in this Agreement to the contrary notwithstanding, the Tender Loans shall be subject to the limitation that in no event shall the aggregate principal amount of the Tender Loans exceed the sum of (a) the consideration paid by Merger Sub to purchase the Tendered Milgray Shares in an aggregate amount not to exceed $101,000,000, (b) the Dollar amount required to repay all amounts of principal and accrued interest outstanding under the Existing Senior Notes (including any make-whole payments) in a total amount not to exceed $26,000,000, and (c) all Transaction Costs paid on or before the Closing Date in a total amount not to exceed $6,000,000.

                 Subject to the foregoing limitation on the aggregate principal amount of Tender Loans, Company may elect to request an additional disbursement of the Tender Loans on a date that is not later than five Business Days after the Closing Date in a total amount not exceeding $26,000,000 for the purpose of paying all amounts of principal and accrued interest outstanding under the Existing Senior Notes (including any make-whole payments).

                          (ii) Tender Period Revolving Loans. Each Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Tender Period Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Closing Date to but excluding the Merger Date an amount not exceeding its Pro Rata Share of the lesser of (a) the Tender Period Revolving Facility Sublimit, and (b) the Borrowing Base then in effect to be used for the purposes identified in subsection 2.5B. Except as expressly set forth herein, the Tender Period Revolving Loans shall be subject to all of the terms and provisions of this Agreement with respect to Revolving Loans and Letters of Credit. The parties hereto acknowledge that $5,000,000 of the Tender Period Revolving Loans made on the Closing Date shall consist of a LIBOR Rate Loan made for the purpose of refinancing a $5,000,000 loan made by UBOC under the Existing Loan Agreement and that the Interest Period for such LIBOR Rate Loan shall continue until its expiration on January 13, 1997.

                 The Tender Period Revolving Loans shall be subject to the limitation that in no event shall the Total Utilization of Tender Period Revolving Facility exceed the Tender Period Revolving Facility Sublimit.

                          (iii) Term Loans. Each Lender severally agrees to lend to Company on the Merger Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Term Loan Commitments to be used for the purposes identified in subsection 2.5C with respect to Term Loans. The amount of each Lender's Term Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate amount of the Term Loan Commitments is $50,000,000; provided that the Term Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Term Loan Commitments pursuant to subsection 10.1B. Each Lender's Term Loan Commitment shall expire immediately and without further action on the earlier of (a) January 31, 1997 if the Tender Loans are not made on or before that date and
         (b) the date that is 75 calendar days after the Closing Date. Company may make only one borrowing under the Term Loan Commitments. Amounts borrowed under this subsection 2.1A(iii) and subsequently repaid or prepaid may not be reborrowed.

                          (iv) Revolving Loans. Each Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Merger Date to but excluding the Revolving Loan Commitment Termination Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5C with respect to Revolving Loans. The original amount of each Lender's Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of the Revolving Loan Commitments is $200,000,000; provided that the Revolving Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B; and provided, further that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4B(ii) and 2.4B(iii). Each Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date; provided that each Lender's Revolving Loan Commitment shall expire immediately and without further action on the earlier of (a) January 31, 1997 if the Tender Loans are not made on or before that date and (b) the date that is 75 calendar days after the Closing Date. Amounts borrowed under this subsection 2.1A(iv) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

                 Anything contained in this Agreement (other than Section 10.11) to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the lesser of (x) the Revolving Loan Commitments then in effect and (y) the Borrowing Base then in effect.

         B. BORROWING MECHANICS. Loans made on any Funding Date (other than Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing the Issuing Lender for the amount of a drawing under a Letter of Credit issued by it) shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount; provided that Loans made on any Funding Date as LIBOR Rate Loans with a particular Interest Period shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount. Whenever Company desires that Lenders make Loans it shall deliver to Agent a Notice of Borrowing no later than 9:00 A.M. (Los Angeles time) at least three Business Days in advance of the proposed Funding Date (in the case of a LIBOR Rate Loan) or on the proposed Funding Date (in the case of a Base Rate Loan); provided, that the Company may deliver to Agent a Notice of Borrowing no later than 2:30 P.M. (Los Angeles time) on January 7, 1997 requesting a LIBOR Rate Loan in respect of the Tender Loans or the Tender Period Revolving Loans made on the Closing Date, which LIBOR Rate Loan(s) will have an Interest Period ending on January 24, 1997; provided further, that the Company may not request a LIBOR Rate Loan to be made during the period beginning on January 18, 1997 and ending on January 23, 1997. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and type of Loans requested, (iii) whether such Loans shall be Base Rate Loans or LIBOR Rate Loans, and (iv) in the case of any Loans requested to be made as LIBOR Rate Loans, the initial Interest Period requested therefor. Loans may be continued as or converted into Base Rate Loans and LIBOR Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Agent on or before the applicable Funding Date.

                 Neither Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Loans hereunder.

                 Company shall notify Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a recertification by Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

                 Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a LIBOR Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

         C. DISBURSEMENT OF FUNDS. All Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Loan available to Agent not later than 12:00 Noon (Los Angeles time) on the applicable Funding Date, in same day funds in Dollars, at the Funding and Payment Office. Except as provided in subsection 3.3B with respect to Revolving Loans used to reimburse the Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Tender Loans and Tender Period Revolving Loans made on the Closing Date), 4.2 (in the case of Term Loans and Revolving Loans made on the Merger Date) and 4.3 (in the case of all Loans), Agent shall make the proceeds of such Loans available to Company on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Agent from Lenders to be credited to the account of Company at the Funding and Payment Office.

                 Unless Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Agent the amount of such Lender's Loan requested on such Funding Date, Agent may assume that such Lender has made such amount available to Agent on such Funding Date and Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the customary rate set by Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Agent's demand therefor, Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

         D. NOTES. Company shall execute and deliver (i) on the Closing Date to each Lender (or to Agent for that Lender) (a) a Tender Note substantially in the form of Exhibit IV annexed hereto to evidence that Lender's Tender Loan, in the principal amount of that Lender's Tender Loan made on the Closing Date and with other appropriate insertions, and (b) a Tender Period Revolving Note substantially in the form of Exhibit V annexed hereto to evidence that Lender's Tender Period Revolving Loan, in the principal amount of that Lender's Tender Period Revolving Loan and with other appropriate insertions; (ii) on the date of any second disbursement of the Tender Loans pursuant to the second paragraph of Section 2.1A(i), a supplemental Tender Note substantially in the form of Exhibit IV annexed hereto to evidence that Lender's subsequent Tender Loan, in the principal amount of that Lender's subsequent Tender Loan and with other appropriate insertions; (iii) on the Merger Date to each Lender (or to Agent for that Lender) (a) a Term Note substantially in the form of Exhibit VI annexed hereto to evidence that Lender's Term Loan, in the principal amount of that Lender's Term Loan and with other appropriate insertions, and (b) a Revolving Note substantially in the form of Exhibit VII annexed hereto to evidence that Lender's Revolving Loans, in the principal amount of that Lender's Revolving Loan Commitment and with other appropriate insertions.

                 Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Agent as provided in subsection 10.1B(ii). Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, assignee or transferee of that Note or of any Note or Notes issued in exchange therefor.

2.2      INTEREST ON THE LOANS.

         A.      RATE OF INTEREST.  Subject to the provisions of subsections
2.6 and 2.7, each Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted LIBOR Rate. The applicable basis for determining the rate of interest with respect to any Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Loan is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

                 Subject to the provisions of subsections 2.2E and 2.7, the Loans shall bear interest through maturity as follows:

                         (a)      if a Base Rate Loan, then at the Base Rate; or

                         (b) if a LIBOR Rate Loan, then at the sum of the Adjusted LIBOR Rate plus the Applicable LIBOR Rate Margin per annum.

The Applicable LIBOR Rate Margin shall be determined on the Margin Determination Date by reference to the most recent Compliance Certificate delivered by Company prior to such Margin Determination Date (without regard to any subsequent corrections to reflect year-end audit adjustments); provided, that until the occurrence of the first Margin Determination Date, the Applicable LIBOR Rate Margin shall be 1.25%. The Applicable LIBOR Rate Margin shall apply to all LIBOR Rate Loans for any Interest Period commencing during the period from and including the Margin Determination Date to and excluding the first day of the calendar month following the delivery of the next Compliance Certificate; provided, however, that (x) if Company fails to deliver any Compliance Certificate in a timely manner pursuant to subsection 6.1(iii), or (y) upon the occurrence and during the continuation of any Event of Default, the highest percentage per annum set forth in the definition of Applicable LIBOR Rate Margin shall apply to all LIBOR Rate Loans for any Interest Period commencing during the period from and including the first day of the calendar month following the date on which such Compliance Certificate was required to be delivered to and excluding the date on which Agent receives such Compliance Certificate or during the continuation of such Event of Default, as the case may be.

         B. INTEREST PERIODS. In connection with each LIBOR Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at Company's option, either a one, two, three or six month period; provided that with respect to any LIBOR Rate Loans made (w) on the Closing Date, (x) on the date that is not later than five Business Days after the Closing Date, in the case of an additional disbursement of the Tender Loans for the purpose of paying all amounts outstanding under the Existing Senior Notes, (y) on the Merger Date if the Merger Date occurs on January 15, 1997 pursuant to Section 6.12, or (z) after the Closing Date and on or before January 17, 1997 as Tender Period Revolving Loans, such Interest Period shall end on January 24, 1997; provided further that:

                          (i) the initial Interest Period for any LIBOR Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a LIBOR Rate Loan, or on the date specified in the applicable Notice of Conversion/ Continuation, in the case of a Loan converted to a LIBOR Rate Loan;

                          (ii) in the case of immediately successive Interest Periods applicable to a LIBOR Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                          (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                          (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

                          (v) (a) no Interest Period with respect to any portion of the Tender Loans or the Tender Period Revolving Loans shall extend beyond the date that is 75 calendar days after the Closing Date, (b) no Interest Period with respect to any portion of the Term Loans shall extend beyond the Term Loan Maturity Date and (c) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

                          (vi) no Interest Period with respect to any portion of the Term Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of the Term Loans unless the sum of (a) the aggregate principal amount of Term Loans that are Base Rate Loans plus (b) the aggregate principal amount of Term Loans that are LIBOR Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Term Loans on such date;

                          (vii) there shall be no more than ten Interest Periods outstanding at any time;

                          (viii) in the event Company fails to specify an Interest Period for any LIBOR Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month; and

                          (ix) the Interest Period with respect to any LIBOR Rate Loan made after the Closing Date and on or before January 17, 1997 shall expire on January 24, 1997.

         C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity). Interest on each Tender Loan and Tender Period Revolving Loan shall also be payable in arrears on and to the earlier of (a) the date that is 75 calendar days after the Closing Date and (b) the Merger Date.

         D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding LIBOR Rate Loans in an amount equal to $1,000,000 and integral multiples of $1,000,000 in excess of that amount to Base Rate Loans so long as any LIBOR Rate Loans not so converted having an Interest Period which ends on the date of such conversion shall be in an amount not less than $5,000,000, (ii) to convert at any time all or any part of its outstanding Base Rate Loans equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount to LIBOR Rate Loans or (iii) upon the expiration of any Interest Period applicable to a LIBOR Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a LIBOR Rate Loan; provided, however, that a LIBOR Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

                 Company shall deliver a Notice of Conversion/Continuation to Agent no later than 9:00 A.M. (Los Angeles time) on the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a LIBOR Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a LIBOR Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Agent on or before the proposed conversion/ continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender.

                 Neither Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

                 Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a LIBOR Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

         E. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of LIBOR Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such LIBOR Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or any Lender.

         F. COMPUTATION OF INTEREST. Interest on the Loans shall be computed (i) in the case of Base Rate Loans, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of LIBOR Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Rate Loan, the date of conversion of such Base Rate Loan to such LIBOR Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3      FEES.

         A. COMMITMENT FEES. Company agrees to pay to Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, commitment fees (1) for the period from and including the Closing Date to and excluding the Merger Date equal to the average of the daily excess of the Tender Period Revolving Facility Sublimit over the sum of (i) the aggregate principal amount of outstanding Tender Period Revolving Loans plus (ii) the Letter of Credit Usage, and (2) for the period from and including the Merger Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the sum of (i) the aggregate principal amount of outstanding Revolving Loans plus (ii) the Letter of Credit Usage, in each case multiplied by (a) 0.375% per annum if the Consolidated Leverage Ratio is greater than or equal to 3.00 to 1.00, or
(b) 0.25% per annum if the Consolidated Leverage Ratio is less than 3.00 to 1.00, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date.

         B. OTHER FEES. Company agrees to pay to Agent the other fees set forth in that certain letter agreement dated as of October 2, 1996 between Company and Agent in the amounts and at the times specified in such letter agreement.

2.4 REPAYMENTS, PREPAYMENTS AND REDUCTIONS IN REVOLVING LOAN COMMITMENTS AND TENDER PERIOD REVOLVING LOAN SUBLIMIT; GENERAL PROVISIONS REGARDING PAYMENTS; APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS UNDER SUBSIDIARY GUARANTY.

         A. SCHEDULED PAYMENTS OF TENDER LOANS, TENDER PERIOD REVOLVING LOANS AND TERM LOANS.

                          (i) Scheduled Payment of Tender Loans and Tender Period Revolving Loans. All Tender Loans and all Tender Period Revolving Loans shall be paid in full on the earlier of (a) the date that is 75 calendar days after the Closing Date and (b) the Merger Date.

                          (ii) Scheduled Payments of Term Loans. Company shall make principal payments on the Term Loans in installments on the dates and in the amounts set forth below:

                                                                Scheduled Repayment
              Date                                                 of Term Loans
             ------                                           -----------------------
             March 31, 1997                                          $1,875,000
             June 30, 1997                                           $1,875,000
             September 30, 1997                                      $1,875,000
             December 31, 1997                                       $1,875,000

             March 31, 1998                                          $1,875,000
             June 30, 1998                                           $1,875,000
             September 30, 1998                                      $1,875,000
             December 31, 1998                                       $1,875,000

             March 31, 1999                                          $2,500,000
             June 30, 1999                                           $2,500,000
             September 30, 1999                                      $2,500,000
             December 31, 1999                                       $2,500,000

             March 31, 2000                                          $3,125,000
             June 30, 2000                                           $3,125,000
             September 30, 2000                                      $3,125,000
             December 31, 2000                                       $3,125,000

             March 31, 2001                                          $3,125,000
             June 30, 2001                                           $3,125,000
             September 30, 2001                                      $3,125,000
             December 31, 2001                                       $3,125,000

        ; provided that the scheduled installments of principal of the Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with subsection 2.4B(iv); and provided, further that the Term Loans and all other amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Term Loan Maturity Date, and the final installment payable by Company in respect of the Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Term Loans.

        B.      PREPAYMENTS AND UNSCHEDULED REDUCTIONS IN REVOLVING LOAN
COMMITMENTS.

                         (i) Voluntary Prepayments. Company may, upon not less than (a) three Business Days' prior written or telephonic notice, in the case of LIBOR Rate Loans, and (b) by notice given on the date of the proposed prepayment, in the case of Base Rate Loans, given to Agent by 9:00 A.M. (Los Angeles time) on the date required and, if given by telephone, promptly confirmed in writing to Agent (which original written or telephonic notice Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time, subject to subsection 2.6D, prepay the outstanding Loans on any Business Day in whole or in part in an aggregate minimum amount of
        (x) $1,000,000 and integral multiples of $1,000,000 in excess of that amount in the case of Base Rate Loans, and (y) $5,000,000 and integral multiples of $1,000,000 in excess of that amount in the case of LIBOR Rate Loans; provided that a LIBOR Rate Loan may only be prepaid on the expiration of the Interest Period applicable thereto. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied to prepay the Loans as specified in subsection 2.4B(iv).

                         (ii) Voluntary Reductions of Revolving Loan Commitments and Tender Period Revolving Facility Sublimit. Company may, upon not less than one Business Days' prior written or telephonic notice confirmed in writing to Agent (which original written or telephonic notice Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments or the Tender Period Revolving Facility Sublimit, as the case may be, in an amount up to the amount by which
        (a) the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments, or (b) the Tender Period Revolving Facility Sublimit exceeds the Total Utilization of Tender Period Revolving Facility, as the case may be, at the time of such proposed termination or reduction; provided that any such partial reduction of the

        Revolving Loan Commitments or the Tender Period Revolving Facility Sublimit, as the case may be, shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount. Company's notice to Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments or the Tender Period Revolving Facility Sublimit, as the case may be, shall be effective on the date specified in Company's notice and shall reduce the Revolving Loan Commitment of each Lender and the commitment of each Lender to make Tender Period Revolving Loans, as the case may be, proportionately to each Lender's Pro Rata Share.

                         (iii) Mandatory Prepayments and Mandatory Reductions of Revolving Loan Commitments and Tender Period Revolving Facility Sublimit. The Loans shall be prepaid and/or the Tender Period Revolving Facility Sublimit and/or the Revolving Loan Commitments shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4B(iv):

                                 (a)     Prepayments and Reductions From Net
                Asset Sale Proceeds. No later than the third Business Day following the date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale, Company shall prepay the Loans and/or the Tender Period Revolving Facility Sublimit and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to such Net Asset Sale Proceeds; provided, that if Company notifies the Agent in writing no later than the day following the date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any capital assets sold by Company or any of its Subsidiaries that Company or such Subsidiary intends to replace such assets sold with assets that are comparable in type and equal or superior in quality (such comparable assets being the "EXCHANGE ASSETS"), Company shall prepay the Loans and/or the Tender Period Revolving Facility Sublimit and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to the excess of (1) the aggregate amount of such Net Asset Sale Proceeds over (2) an amount equal to the amount of cash expected to be expended by Company and its Subsidiaries to acquire such Exchange Assets during the 180-day period following the date of receipt by Company or any of its Subsidiaries of such Net Asset Sale Proceeds. Any amounts not expended by Company and its Subsidiaries within such 180-day period shall be prepaid pursuant to clause (iv)(b) below. Nothing contained in this clause (a) shall be construed to permit any sale of assets prohibited by subsection 7.7.

                                 (b)     Prepayments and Reductions Due to
                Issuance of Debt or Equity Securities. No later than the third Business Day following the date of receipt by Company or any of its Subsidiaries of the Cash proceeds (any such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including, without limitation, reasonable legal fees and expenses, being "NET SECURITIES PROCEEDS") from the issuance of any debt (other than Indebtedness permitted pursuant to subsection 7.1) or equity Securities of Company or any of its Subsidiaries (other than (w) proceeds received pursuant to the exercise of employee stock options, (x) cash of any Person acquired by Company or any of its Subsidiaries in exchange for equity Securities of Company or any of its Subsidiaries, (y) proceeds received from the sale of capital stock of Company pursuant to stock purchase plans, or (z) proceeds received from the exercise of warrants issued in connection with the Existing Senior Notes) after the Closing Date, Company shall prepay the Loans and/or the Tender Period Revolving Facility Sublimit and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to (1) 75% of such Net Securities Proceeds received from such issuance of equity Securities and (2) 100% of such Net Securities Proceeds received from such issuance of debt Securities.

                                 (c) Calculations of Net Proceeds Amounts; Additional Prepayments and Reductions Based on Subsequent Calculations. Concurrently with any prepayment of the Loans and/or reduction of the Tender Period Revolving Facility Sublimit and/or the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a) and 2.4B(iii)(b), Company shall deliver to Agent an Officers' Certificate demonstrating the calculation of the amount (the "NET PROCEEDS AMOUNT") of the applicable Net Asset Sale Proceeds or Net Securities Proceeds, as the case may be, that gave rise to such prepayment and/or reduction. In the event that Company shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officers' Certificate, Company shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Tender Period Revolving Facility Sublimit and/or the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Agent an Officers' Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess.

                                 (d)     Prepayments Due to Reductions or
                Restrictions of Revolving Loan Commitments and/or Tender Period Revolving Facility Sublimit. Company shall (1) during the period from the Closing Date to but excluding the Merger Date, prepay the Tender Period

                Revolving Loans to the extent necessary so that the Total Utilization of Tender Period Revolving Facility does not at any time exceed the lesser of (x) the Tender Period Revolving Facility Sublimit then in effect and (y) the Borrowing Base then in effect, and (2) during the period from and including the Merger Date to and excluding the Revolving Loan Commitment Termination Date, prepay the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Loan Commitments does not at any time exceed the lesser of (x) the Revolving Loan Commitments then in effect and (y) the Borrowing Base then in effect.

                        (iv) Application of Prepayments and Unscheduled Reductions of Revolving Loan Commitments.

                                 (a)     Application of Voluntary Prepayments
                by Type of Loans and Order of Maturity. Any voluntary prepayments pursuant to subsection 2.4B(i) shall be applied to the Loans as specified by Company in the applicable notice of prepayment; provided that in the event Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied (i) during the period from the Closing Date to but excluding the Merger Date, first to repay outstanding Tender Period Revolving Loans, if any, to the full extent thereof, and second to repay outstanding Tender Loans, if any, to the full extent thereof; and (ii) during the period on and after the Merger date, first to repay outstanding Revolving Loans to the full extent thereof, and second to repay outstanding Term Loans to the full extent thereof in inverse order of maturity.

                                 (b)     Application of Mandatory Prepayments
                by Type of Loans. Any amount (the "APPLIED AMOUNT") required to be applied as a mandatory prepayment of the Loans and/or a reduction of the Tender Period Revolving Facility Sublimit and/or the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(d) shall be applied (1) during the period from the Closing Date to but excluding the Merger Date, first to prepay outstanding Tender Loans, if any, to the full extent thereof, second, to the extent of any remaining portion of the Applied Amount, to permanently reduce the Tender Period Revolving Facility Sublimit by the amount thereof, and if the Total Utilization of Tender Period Revolving Facility would exceed the Tender Period Revolving Facility Sublimit as so reduced, to repay outstanding Tender Period Revolving Loans and thereafter to cash collateralize the Letters of Credit to the full extent of such excess; and (2) during the period on and after the Merger date, first to prepay outstanding Term Loans to the full extent thereof in inverse order of maturity, second, to the extent of any remaining portion of the Applied Amount, to permanently reduce the Revolving Loan Commitments by the amount thereof, and if the Total Utilization of Revolving Loan

                Commitments would exceed the Revolving Loan Commitments as so reduced, to repay outstanding Revolving Loans to the full extent of such excess and thereafter to cash collateralize the Letters of Credit.

                                 (c)     Application of Prepayments to Base
                Rate Loans and LIBOR Rate Loans. Considering Term Loans and Revolving Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to LIBOR Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

        C.      GENERAL PROVISIONS REGARDING PAYMENTS.

                         (i) Manner and Time of Payment. All payments by Company of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Agent not later than 9:00 A.M. (Los Angeles time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes Agent to charge its accounts with Agent in order to cause timely payment to be made to Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

                         (ii) Application of Payments to Principal and Interest. All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

                         (iii) Apportionment of Payments. Aggregate principal and interest payments in respect of Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Agent and the commitment fees of such Lender when received by Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata

        Share of any LIBOR Rate Loans, Agent shall give effect thereto in apportioning payments received thereafter.

                         (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

                         (v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

        D. APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS UNDER SUBSIDIARY GUARANTY

                         (i) Application of Proceeds of Collateral. Except as provided in subsection 2.4B(iii)(a) with respect to prepayments from Net Asset Sale Proceeds, all proceeds received by Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of Agent, be held by Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Agent against, the applicable Secured Obligations (as defined in such Collateral Document) in the following order of priority:

                                 (a) To the payment of all reasonable costs and expenses of such sale, collection or other realization, including reasonable compensation to Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Agent in connection therewith, and all amounts for which Agent is entitled to indemnification under such Collateral Document and all advances made by Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Agent in connection with the exercise of any right or remedy under such Collateral Document, all in accordance with the terms of this Agreement and such Collateral Document;

                                 (b)     thereafter, to the extent of any
                excess of such proceeds, to the payment of all other such Secured Obligations for the ratable benefit of the holders thereof in a manner determined by Requisite Lenders; and

                                 (c)     thereafter, to the extent of any
                excess of such proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

                         (ii) Application of Payments Under Subsidiary Guaranty All payments received by Agent under the Subsidiary Guaranty shall be applied promptly from time to time by Agent in the following order of priority:

                                 (a) To the payment of the reasonable costs and expenses of any collection or other realization under the Subsidiary Guaranty, including reasonable compensation to Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Agent in connection therewith, all in accordance with the terms of this Agreement and the Subsidiary Guaranty;

                                 (b)     thereafter, to the extent of any
                excess of such payments, to the payment of all other Guarantied Obligations (as defined in the Subsidiary Guaranty) for the ratable benefit of the holders thereof; and

                                 (c)     thereafter, to the extent of any
                excess of such payments, to the payment to Company or the applicable Subsidiary Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

2.5     USE OF PROCEEDS.

        A. TENDER LOANS. The proceeds of the Tender Loans made on the Closing Date shall be applied by Company, together with other funds, as follows: (i) to provide the consideration for Merger Sub to purchase the Tendered Milgray Shares, to pay the purchase price of any shares of Milgray Common Stock that have been converted into the right to receive a cash payment pursuant to the Merger Agreement and to pay the purchase price of any other Shares of Milgray Common Stock purchased in any manner whatsoever, in an aggregate amount not to exceed $101,000,000; (ii) to repay all amounts of principal and accrued interest outstanding under the Existing Senior Notes (including any make-whole payments due upon the repayment of such amounts) in an amount not to exceed $26,000,000; and (iii) to pay Transaction Costs incurred as of the Closing Date in an aggregate amount not to exceed $6,000,000. The proceeds of the Tender Loans, if any, made after the Closing Date pursuant to the second paragraph of Section 2.1A(i) shall be applied by Company to repay all amounts of principal and accrued interest





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
outstanding under the Existing Senior Notes (including any make-whole payments due upon the repayment of such amounts) in an amount not to exceed $26,000,000.

        B. TENDER PERIOD REVOLVING LOANS. The proceeds of the Tender Period Revolving Loans shall be applied by Company as follows: (i) to repay all amounts of principal and accrued interest outstanding under the Existing Loan Agreement (including any prepayment fee due upon the repayment of such amounts); and (ii) for any other purposes described in the last sentence of subsection 2.5C below with respect to the proceeds of Revolving Loans.

        C. TERM LOANS AND REVOLVING LOANS. The proceeds of the Term Loans and the Revolving Loans shall be applied by Company as follows: (i) to repay the outstanding principal amount of the Tender Loans and the Tender Period Revolving Loans; (ii) to provide additional consideration for Merger Sub to pay the purchase price of any shares of Milgray Common Stock not purchased with the proceeds of the Tender Loan in an aggregate amount (including amounts paid pursuant to subsection 2.5A(i)) not to exceed $101,000,000; (iii) to repay Indebtedness of Milgray under existing bank facilities on the Merger Date; and
(iv) to pay additional Transaction Costs incurred as of the Merger Date in an aggregate amount (including amounts paid pursuant to subsection 2.5A(iii)) not to exceed $6,000,000. The proceeds of the Revolving Loans may also be applied by Company for working capital requirements and general corporate purposes of Company and its Subsidiaries.

        D. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6     SPECIAL PROVISIONS GOVERNING LIBOR RATE LOANS.

                Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Rate Loans as to the matters covered:

        A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 9:00 A.M. (Los Angeles time) on each Interest Rate Determination Date, Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

        B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted LIBOR Rate, Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, LIBOR Rate Loans until such time as Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

        C. ILLEGALITY OR IMPRACTICABILITY OF LIBOR RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Agent) that the making, maintaining or continuation of its LIBOR Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Agent of such determination (which notice Agent shall promptly transmit to each other Lender). Thereafter
(a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, LIBOR Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a LIBOR Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding LIBOR Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBOR Rate Loans in accordance with the terms of this Agreement.

        D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its LIBOR Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or reemployment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any LIBOR Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment (including, without limitation, any prepayment pursuant to subsection 2.4B(i)) or other principal payment or any conversion of any of its LIBOR Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its LIBOR Rate Loans when required by the terms of this Agreement.

        E. BOOKING OF LIBOR RATE LOANS. Any Lender may make, carry or transfer LIBOR Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender

        F.      ASSUMPTIONS CONCERNING FUNDING OF LIBOR RATE LOANS.
Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant LIBOR Rate Loans through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted LIBOR Rate in an amount equal to the amount of such LIBOR Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its LIBOR Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

        G. LIBOR RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default,
(i) Company may not
elect to have a Loan be made or maintained as, or converted to, a LIBOR Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

2.7     INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

        A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                         (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any franchise Tax or Tax on the overall income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

                         (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBOR Rate Loans that are reflected in the definition of Adjusted LIBOR Rate); or

                         (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an





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
increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

        B.      WITHHOLDING OF TAXES.

                         (i) Payments to Be Free and Clear. All sums payable by Company under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

                         (ii) Grossing-Up of Payments. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Agent or any Lender under any of the Loan Documents:

                                 (a) Company shall notify Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

                                 (b) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Agent or such Lender, as the case may be) on behalf of and in the name of Agent or such Lender;

                                 (c) the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                                 (d)     within 30 days after paying any sum
                from which it is required by law to make any deduction or withholding, and within 30 days





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
                after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

        provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

                         (iii)   Evidence of Exemption from U.S. Withholding
        Tax.

                                 (a)     Each Lender that is organized under
                the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Agent (each in the reasonable exercise of its discretion), (x) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (y) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (x) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.





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
                                 (b)     Each Lender required to deliver any
                forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (x) deliver to Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (y) notify Agent and Company of its inability to deliver any such forms, certificates or other evidence.

                                 (c)     Company shall not be required to pay
                any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or (b)(x) of this subsection 2.7B(iii); provided that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

        C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder





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
with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.8     OBLIGATION OF LENDERS AND ISSUING LENDER TO MITIGATE.

                Each Lender and the Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or the Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or the Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or the Issuing Lender to receive payments under subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or the Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or the Issuing Lender through another lending or letter of credit office of such Lender or the Issuing Lender, or
(ii) take such other measures as such Lender or the Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or the Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or the Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; provided that such Lender or the Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless Company agrees to pay all incremental expenses incurred by such Lender or the Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or the Issuing Lender to Company (with a copy to Agent) shall be conclusive absent manifest error.





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
SECTION 3.      LETTERS OF CREDIT

3.1     ISSUANCE OF LETTERS OF CREDIT AND LENDERS' PURCHASE OF PARTICIPATIONS
THEREIN.

        A. LETTERS OF CREDIT. In addition to Company requesting that Lenders make Revolving Loans pursuant to subsection 2.1A(iv), Company may request, in accordance with the provisions of this subsection 3.1, (x) as to Letters of Credit issued under the Tender Period Revolving Facility, from time to time during the period from the Closing Date to but excluding the Merger Date, and (y) as to all other Letters of Credit issued hereunder, from time to time during the period from the Merger Date to but excluding the Revolving Loan Commitment Termination Date, that the Issuing Lender issue Letters of Credit for the account of Company for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, the Issuing Lender shall issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Company shall not request that any Lender issue (and the Issuing Lender shall not issue):

                         (i) any Letter of Credit if, after giving effect to such issuance, (A) the Total Utilization of Tender Period Revolving Facility would exceed the Tender Period Revolving Facility Sublimit or
        (B) the Total Utilization of Revolving Loan Commitments would exceed the lesser of (x) the Revolving Loan Commitments then in effect and (y) the Borrowing Base then in effect;

                         (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $6,000,000 plus the outstanding amount of the Ontario Letter of Credit;

                         (iii) any Standby Letter of Credit having an expiration date later than the earlier of (a) the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Standby Letter of Credit; provided that the immediately preceding clause (b) shall not prevent the Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless the Issuing Lender elects not to extend for any such additional period; and provided, further that the Issuing Lender shall elect not to extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time the Issuing Lender must elect whether or not to allow such extension; or

                         (iv) any Commercial Letter of Credit having an expiration date later than the earlier of (a) the date which is 30 days prior to the Revolving Loan Commitment Termination Date and (b) the date which is 180 days from the date of issuance of such Commercial Letter of Credit.





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
        B.      MECHANICS OF ISSUANCE.

                         (i) Notice of Issuance. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to Agent a Notice of Issuance of Letter of Credit substantially in the form of Exhibit III annexed hereto (including Part A of the Issuing Lender's standard application for a letter of credit and the signature page to such Part A, it being understood that Part B of such application shall not be applicable) no later than 9:00 A.M., Los Angeles time) at least five Business Days (in the case of Standby Letters of Credit) or five Business Days (in the case of Commercial Letters of Credit), or in each case such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business Day), (b) whether the Letter of Credit is to be a Standby Letter of Credit or a Commercial Letter of Credit, (c) the face amount of the Letter of Credit, (d) in the case of a Letter of Credit which Company requests to be denominated in a currency other than Dollars, the currency in which Company requests such Letter of Credit to be issued, (e) the expiration date of the Letter of Credit, (f) the name and address of the beneficiary, and (g) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents.

                                 No Standby Letter of Credit (other than the
        Ontario Letter of Credit) shall require payment against a conforming draft to be made thereunder on a date earlier than (x) one Business Day after the date on which such draft is presented if such presentation is made before 9:00 A.M. (in the time zone of the Issuing Lender), or (y) two Business Days after the date on which such draft is presented if such presentation is made after 9:00 A.M. (in the time zone of the Issuing Lender). No Commercial Letter of Credit shall require payment against a conforming draft to be made thereunder on a date earlier than
        (x) three Business Days after the date on which such draft is presented if such presentation is made before 9:00 A.M. (in the time zone of the Issuing Lender), or (y) four Business Days after the date on which such draft is presented if such presentation is made after 9:00 A.M. (in the time zone of the Issuing Lender).

                                 Company shall notify the Issuing Lender prior
        to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to





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
        have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit.

                         (ii)    Issuance of Letter of Credit.  Upon
        satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.4, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

                         (iii) Notification to Lenders. Upon the issuance of any Letter of Credit the Issuing Lender shall promptly notify Agent and each other Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit, and shall notify each Lender of the amount of such Lender's respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

        C. LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

3.2     LETTER OF CREDIT FEES.

                Company agrees to pay the following amounts with respect to Letters of Credit issued hereunder or in replacement of any Existing Letters of Credit (it being understood that the fees payable by Company in respect of Existing Letters of Credit not replaced by Letters of Credit issued hereunder will remain as set forth in the terms pursuant to which such Existing Letters of Credit were originally issued):

                         (i)     with respect to each Standby Letter of Credit,
        (a) a fronting fee, payable directly to the Issuing Lender for its own account, equal to 0.25% per annum of the daily amount available to be drawn under such Standby Letter of Credit and (b) a letter of credit fee, payable to Agent for the account of Lenders, equal to the Applicable LIBOR Rate Margin per annum of the daily amount available to be drawn under such Standby Letter of Credit, each such fronting fee or letter of credit fee to be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date and on the Revolving Loan Commitment Termination Date, and computed on the basis of a 360-day year for the actual number of days; provided that, so long as no Potential Event of Default or Event of Default has occurred and is continuing, no fronting fee shall be payable in respect of any





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
        Standby Letter of Credit issued in connection with the Ontario Acquisition and the fees with respect thereto shall be as set forth in the Reimbursement Agreement;

                         (ii) with respect to each Commercial Letter of Credit, (a) an issuance fee in an amount equal to one-eighth of one percent (1/8 of 1%) of the face amount of such Commercial Letter of Credit, with the minimum issuance fee being an amount in accordance with the Issuing Lender's standard schedule for such charges in effect at the time of such issuance, payable to Issuing Lender upon the issuance of such Commercial Letter of Credit, (b) in the case of a sight draft presented to Issuing Lender, a negotiation commission in an amount equal to one-fourth of one percent (1/4 of 1%) of the face amount of such draft, with the minimum such commission being an amount in accordance with the Issuing Lender's standard schedule for such charges in effect at the time of such presentation, payable to Issuing Lender upon the giving of notice by the Issuing Lender to Company that Issuing Lender has paid such draft, and (c) in the case of any amendment requested by Company with respect to an outstanding Commercial Letter of Credit (other than an amendment that increases the face amount of such outstanding Commercial Letter of Credit, the fee with respect to which shall be computed in the same manner as an issuance fee under clause (a) above with respect to such incremental amount, with the minimum fee being an amount in accordance with the Issuing Lender's standard schedule for such charges in effect at the time of such amendment), an amendment fee in an amount in accordance with the Issuing Lender's standard schedule for such charges in effect at the time of such amendment, payable to Issuing Lender upon the issuance of such amendment;

                         (iii) with respect to the issuance, cancellation, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clauses (i) or (ii) above), documentary and processing charges and any other out-of-pocket costs and expenses incurred in connection therewith, payable directly to the Issuing Lender for its own account in accordance with the Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

For purposes of calculating any fees payable under clauses (i) or (ii) of this subsection 3.2, any amount which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination. The Applicable LIBOR Rate Margin shall be determined on the Margin Determination Date by reference to the most recent Compliance Certificate delivered by Company prior to such Margin Determination Date (without regard to any subsequent corrections to reflect year-end audit adjustments). The Applicable LIBOR Rate Margin shall apply to all Letters of Credit for the period from and including the Margin Determination Date to and excluding the first day of the calendar month following the





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
delivery of the next Compliance Certificate; provided, however, that (x) if Company fails to deliver any Compliance Certificate in a timely manner pursuant to subsection 6.1(iii), or (y) upon the occurrence and during the continuation of any Event of Default, the highest percentage per annum set forth in the definition of Applicable LIBOR Rate Margin shall apply for the period from and including the first day of the calendar month following the date on which such Compliance Certificate was required to be delivered to and excluding the date on which Agent receives such Compliance Certificate or during the continuation of such Event of Default, as the case may be. Promptly upon receipt by Agent of any amounts described in clauses (i)(b) or (ii)(b) of this subsection 3.2, Agent shall distribute to each Lender its Pro Rata Share of such amounts.

3.3     DRAWINGS AND REIMBURSEMENT OF AMOUNTS PAID UNDER LETTERS OF CREDIT.

        A. RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

        B. REIMBURSEMENT BY COMPANY OF AMOUNTS PAID UNDER LETTERS OF CREDIT. In the event the Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, the Issuing Lender shall immediately notify Company and Agent, and Company shall reimburse the Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) and in same day funds equal to the amount of such honored drawing; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Agent and the Issuing Lender prior to 9:00 A.M. (Los Angeles time) on the date such drawing is honored that Company intends to reimburse the Issuing Lender for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) equal to the amount of such honored drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.3B, Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Agent to reimburse the Issuing Lender for the amount of such honored drawing; and provided, further that if for any reason proceeds of Revolving Loans are not received by the Issuing Lender on the Reimbursement Date in an amount equal to the amount of such honored drawing, Company shall reimburse the Issuing Lender, on demand, in an amount in same





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
day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 3.3B.

        C. PAYMENT BY LENDERS OF UNREIMBURSED AMOUNTS PAID UNDER LETTERS OF CREDIT.

                         (i) Payment by Lenders. In the event that Company shall fail for any reason to reimburse the Issuing Lender as provided in subsection 3.3B in an amount (calculated, in the case of a drawing under a Letter of Credit denominated in a currency other than Dollars, by reference to the applicable Exchange Rate) equal to the amount of any drawing honored by the Issuing Lender under a Letter of Credit issued by it, the Issuing Lender shall promptly notify each other Lender of the unreimbursed amount of such honored drawing and of such other Lender's respective participation therein based on such Lender's Pro Rata Share. Each Lender shall make available to the Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of the Issuing Lender specified in such notice, not later than 12:00 Noon (Los Angeles time) on the first business day (under the laws of the jurisdiction in which such office of the Issuing Lender is located) after the date notified by the Issuing Lender. In the event that any Lender fails to make available to the Issuing Lender on such business day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, the Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by the Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by the Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of the Issuing Lender.

                         (ii) Distribution to Lenders of Reimbursements Received From Company. In the event the Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by the Issuing Lender under a Letter of Credit issued by it, the Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Lender's Pro Rata Share of all payments subsequently received by the Issuing





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
        Lender from Company in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

        D.      INTEREST ON AMOUNTS PAID UNDER LETTERS OF CREDIT.

                         (i) Payment of Interest by Company. Company agrees to pay to the Issuing Lender, with respect to drawings honored under any Letters of Credit issued by it, interest on the amount paid by the Issuing Lender in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

                         (ii) Distribution of Interest Payments by Issuing Lender. Promptly upon receipt by the Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing honored under a Letter of Credit issued by it, (a) the Issuing Lender shall distribute to each other Lender, out of the interest received by the Issuing Lender in respect of the period from the date such drawing is honored to but excluding the date on which the Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (b) in the event the Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such honored drawing, the Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Lender's Pro Rata Share of any interest received by the Issuing Lender in respect of that portion of such honored drawing so reimbursed by other Lenders for the period from the date on which the Issuing Lender was so reimbursed by other Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Company. Any such distribution shall be made to a Lender at its primary address set forth below its





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
        name on the appropriate signature page hereof or at such other address as such Lender may request.

3.4     OBLIGATIONS ABSOLUTE.

                The obligation of Company to reimburse the Issuing Lender for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, any of the following circumstances:

                         (i) any lack of validity or enforceability of any Letter of Credit;

                         (ii) the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

                         (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                         (iv) payment by the Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

                         (v)     any adverse change in the business,
        operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

                         (vi) any breach of this Agreement or any other Loan Document by any party thereto;

                         (vii)   any other circumstance or happening
        whatsoever, whether or not similar to any of the foregoing; or

                         (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;





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
provided, in each case, that payment by the Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of the Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5     INDEMNIFICATION; NATURE OF ISSUING LENDER'S DUTIES.

        A. INDEMNIFICATION. In addition to amounts payable as provided in subsection 3.6, Company hereby agrees to protect, indemnify, pay and save harmless the Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by the Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of the Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by the Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of the Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

        B. NATURE OF ISSUING LENDER'S DUTIES. As between Company and the Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
(ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender, including without limitation any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Lender's rights or powers hereunder.





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
                In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by the Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Lender under any resulting liability to Company.

                Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against the Issuing Lender for any liability arising out of the gross negligence or willful misconduct of the Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

3.6     INCREASED COSTS AND TAXES RELATING TO LETTERS OF CREDIT.

                Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that the Issuing Lender or Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by the Issuing Lender or Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                         (i) subjects the Issuing Lender or Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall income of the Issuing Lender or Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by the Issuing Lender;

                         (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by the Issuing Lender or participations therein purchased by any Lender; or

                         (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting the Issuing Lender or Lender (or its applicable lending or letter of credit office) regarding this
        Section 3 or any Letter of Credit or any participation therein;





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
and the result of any of the foregoing is to increase the cost to the Issuing Lender or Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by the Issuing Lender or Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Company shall promptly pay to the Issuing Lender or Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate the Issuing Lender or Lender for any such increased cost or reduction in amounts received or receivable hereunder. The Issuing Lender or Lender shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to the Issuing Lender or Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

3.7     EXISTING LETTERS OF CREDIT.

                Notwithstanding anything to the contrary herein, as of the Closing Date, all Existing Letters of Credit shall be deemed in all respects to be Letters of Credit issued by the Issuing Lender hereunder and shall be subject to all of the terms and provisions of this Agreement, including all terms and provisions applicable to Letters of Credit under this Agreement; provided, that the fees described in Section 3.2 with respect to Letters of Credit shall only apply to Existing Letters of Credit to the extent that Letters of Credit are actually issued hereunder in replacement of such Existing Letters of Credit. Each Lender agrees that its obligations with respect to Letters of Credit pursuant to subsection 3.1C, 3.3C and 3.4 shall, as of the Closing Date, include the Existing Letters of Credit.

3.8     ONTARIO LETTER OF CREDIT.

                The Ontario Letter of Credit shall be deemed to be a Standby Letter of Credit issued by the Issuing Lender hereunder; provided that all terms and provisions with respect to the Ontario Letter of Credit (including, without limitation, with respect to fees payable in connection therewith) set forth in the Reimbursement Agreement shall apply to the Ontario Letter of Credit notwithstanding anything to the contrary provided herein; provided further, that if an Event of Default has occurred and is continuing, the fronting fee described in Section 3.2(i) hereof shall be payable to Issuing Lender during the continuation of such Event of Default in respect of the Ontario Letter of Credit. Each Lender agrees that its obligations with respect to the Letters of Credit pursuant to subsections 3.1C, 3.3C and 3.4 shall include the Ontario Letter of Credit.


SECTION 4.      CONDITIONS TO LOANS AND LETTERS OF CREDIT

                The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions:





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
4.1     CONDITIONS TO TENDER LOANS AND OTHER AMOUNTS ADVANCED ON CLOSING DATE.

                The obligations of Lenders to make the Tender Loans and the Tender Period Revolving Loans and to deem Existing Letters of Credit to be Letters of Credit issued hereunder pursuant to Section 3.7 hereof are, in addition to the conditions precedent specified in subsection 4.3, subject to prior or concurrent satisfaction of the following conditions:

        A. LOAN PARTY DOCUMENTS. On or before the Closing Date, Company shall, and shall cause each Subsidiary Guarantor (other than Milgray and its Subsidiaries) to, deliver to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to Company or such Subsidiary Guarantor, as the case may be, each, unless otherwise noted, dated the Closing Date:

                         (i) Certified copies of the Certificate or Articles of Incorporation of such Person, together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

                         (ii) Copies of the Bylaws of such Person, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary;

                         (iii) Resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance of the Closing Date Loan Documents and the Related Agreements to which it is a party, and approving and authorizing the consummation of the Tender Offer (in the case of Company and Merger
        Sub) and the Merger (in the case of Company and Merger Sub) in the manner contemplated by the Tender Offer Materials, certified as of the Closing Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

                         (iv) Signature and incumbency certificates of the officers of such Person executing the Closing Date Loan Documents and the Related Agreements to which it is a party;

                         (v) Executed originals of the Closing Date Loan Documents to which such Person is a party; and

                         (vi) Such other documents as Agent may reasonably request.





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
        B. CAPITAL STRUCTURE AND OWNERSHIP. The capital structure and ownership of Company and its Subsidiaries, before and immediately after giving effect to the Tender Offer and after giving effect to the Merger, shall be as set forth on Schedule 4.1B annexed hereto.

        C. MILGRAY DOCUMENTS. On or before the Closing Date, Company shall, or shall cause Milgray to, deliver to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to Milgray, each dated the Closing
Date:

                         (i) Certified copies of the Certificate or Articles of Incorporation of Milgray, together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation and each other state in which Milgray is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

                         (ii) Copies of the Bylaws of Milgray, certified as of the Closing Date by its corporate secretary or an assistant secretary;

                         (iii) Resolutions of the Board of Directors of Milgray approving and authorizing the execution, delivery and performance of the Merger Agreement, and approving and authorizing the consummation of the Merger in the manner contemplated by the Tender Offer Materials, certified as of the Closing Date by the corporate secretary or an assistant secretary of Milgray as being in full force and effect without modification or amendment; and

                         (iv) Signature and incumbency certificates of the officers of Milgray executing the Merger Agreement.

        D.      TENDERED MILGRAY SHARES.  Company shall have delivered to Agent
(a) a certificate of Custodian certifying to the number of Tendered Milgray Shares, and (b) an Officers' Certificate of Company certifying that the Tendered Milgray Shares purchased with the proceeds of the Tender Loans represent, in the aggregate, not less than the Minimum Shares.

        E. MAXIMUM CONSIDERATION FOR TENDERED MILGRAY SHARES. Agent shall have received evidence satisfactory to it that the aggregate consideration paid by Merger Sub on the Closing Date to purchase the Tendered Milgray Shares, any shares of Milgray Common Stock that have been converted into the right to receive a cash payment pursuant to the Merger Agreement and any other shares of Milgray Common Stock acquired in any manner whatsoever, does not exceed $101,000,000.





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
        F. MAXIMUM TRANSACTION COSTS. Agent shall have received evidence satisfactory to it that the Transaction Costs incurred as of the Closing Date do not exceed $6,000,000.

        G.      TENDER OFFER MATERIALS AND RELATED AGREEMENTS.

                         (i) Tender Offer Materials. Agent shall have received a copy of all Tender Offer Materials and other documents in connection therewith filed with the Securities and Exchange Commission and the Tender Offer Materials shall be reasonably satisfactory in form and substance to Agent and Requisite Lenders. The Tender Offer shall have been consummated in all respects in accordance with the Tender Offer Materials.

                         (ii) Related Agreements. Agent shall have received a fully executed or conformed copy of the Tender Agreement and the Merger Agreement and any documents executed in connection therewith, and the Tender Agreement and the Merger Agreement shall each be reasonably satisfactory in form and substance to Agent and Requisite Lenders.

                         (iii) Related Agreements in Full Force and Effect. Each Related Agreement shall be in full force and effect and no provision thereof shall have been modified or waived in any respect determined by Agent to be material, in each case without the consent of Agent and Requisite Lenders, such consent not to be unreasonably withheld.

                         (iv) Officers' Certificates. Agent shall have received an Officers' Certificate from Milgray to the effect that the representations and warranties of Milgray in the Merger Agreement are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date. Agent shall have received Officers' Certificates from each of the parties to the Merger Agreement to the effect that (a) the Merger Agreement is in full force and effect and no provision thereof has been modified or waived in any respect without the consent of Agent and Requisite Lenders and (b) each such Person has complied with all agreements and conditions contained in the Merger Agreement and any agreements or documents referred to therein required to be performed or complied with by each of them on or before the Closing Date and none of such Persons are in default in their performance or compliance with any of the terms or provisions thereof.

                         (v) No Material Litigation. There shall be no material litigation pending which challenges the Tender Offer or the Merger in any respect.

        H. FORM U-1. Delivery to Agent of properly completed Form U-1 executed by Company.





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
        I. MATTERS RELATING TO EXISTING INDEBTEDNESS OF COMPANY AND ITS SUBSIDIARIES.

                         (i) Termination of Existing Credit Agreements and Related Liens. On the Closing Date, Company and its Subsidiaries shall have (a) repaid in full all Indebtedness outstanding under the Existing Loan Agreement (except with respect to any Existing Letters of Credit),
        (b) terminated any commitments to lend or make other extensions of credit thereunder and (c) taken all action necessary to terminate or release all Liens securing Indebtedness or other obligations of Company and its Subsidiaries thereunder, in each case on terms satisfactory to Agent.

                         (ii) Redemption of Existing Senior Notes. Company shall have given irrevocable notice providing for the redemption within five Business Days of the Closing Date of all of the Existing Senior Notes for aggregate consideration, including accrued interest, make-whole amounts and premiums, if any, not to exceed $26,000,000.

                         (iii) No Other Indebtedness. There shall be no existing Indebtedness of Company or its Subsidiaries outstanding on the Closing Date other than Indebtedness permitted under Section 7.1.

        J. SECURITY INTERESTS IN PROPERTY CONSTITUTING COLLATERAL. Agent shall have received evidence satisfactory to it that Company and Subsidiary Guarantors (other than Milgray and its Subsidiaries) shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (iii) and (iv) below) that may be necessary or, in the opinion of Agent, desirable in order to create in favor of Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in all the property of Company and such Subsidiary Guarantors constituting Collateral. Such actions shall include, without limitation, the following:

                         (i) Schedules to Collateral Documents. Delivery to Agent of accurate and complete schedules to all of the applicable Collateral Documents;

                         (ii) Stock Certificates. Delivery to Agent of certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Agent) representing all capital stock of Subsidiary Guarantors pledged by Company pursuant to the Company Pledge Agreement;

                         (iii) Lien Searches and UCC Termination Statements. Delivery to Agent of (a) the results of a recent search, by a Person satisfactory to Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of Company and Subsidiary Guarantors (other than Milgray and its Subsidiaries), together with copies of all such filings disclosed by such search, and
        (b) UCC termination statements duly executed by IBM Credit Corporation for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements listing IBM Credit Corporation as the secured party; provided, that such UCC termination statements may be delivered after the Closing Date in accordance with
        Section 6.9; and

                         (iv) UCC Financing Statements. Delivery to Agent of UCC financing statements duly executed by Company and Subsidiary Guarantors (other than Milgray) with respect to any property of such Persons constituting Collateral, for filing in all jurisdictions as may be necessary or, in the opinion of Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents.

        K. NECESSARY GOVERNMENTAL AUTHORIZATIONS AND CONSENTS; EXPIRATION OF WAITING PERIODS, ETC. Company shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the Tender Offer and the Merger, the other transactions contemplated by the Loan Documents and the Related Agreements, and the continued operation of the business conducted by Milgray and its Subsidiaries in substantially the same manner as conducted prior to the consummation of the Tender Offer and the Merger, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Tender Offer or the Merger or the financing thereof. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

        L. PRO FORMA BALANCE SHEET. On or before the Closing Date, Lenders shall have received from Company a pro forma consolidated balance sheet of Company and its Subsidiaries as at November 30, 1996 utilizing the historical cost basis of accounting as adjusted for the pro forma effects of the Merger, including the consummation of the Tender Offer and the Merger, the related financings and the other transactions contemplated by the Loan Documents, the Tender Offer Materials and the Related Agreements, which pro forma balance sheet shall show a consolidated net worth of not less than $120,000,000.

        M. NO MATERIAL ADVERSE EFFECT. Since September 30, 1996 there shall have occurred (i) no material adverse effect upon the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of Company and its Subsidiaries taken as a whole; and (ii) no material adverse effect upon the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of Milgray and its Subsidiaries taken as a whole, except as set forth in Schedule 3.8(a) of the Merger Agreement.

        N. SOLVENCY ASSURANCES. On the Closing Date, Agent and Lenders shall have received a Financial Condition Certificate dated the Closing Date, substantially in the form of Exhibit XIX annexed hereto.

        O. OPINION OF COUNSEL TO LOAN PARTIES. Lenders and their respective counsel shall have received originally executed copies of a written opinion of Irell & Manella LLP, counsel to Company, in form and substance satisfactory to Agent and Lenders, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit XXI annexed hereto.

        P. OPINION OF AGENT'S COUNSEL. Lenders and their respective counsel shall have received originally executed copies of a written opinion of O'Melveny & Myers LLP, counsel to Agent, substantially in the form of Exhibit XVI annexed hereto, dated as of the Closing Date.

        Q. FEES. Company shall have paid to Agent, for distribution (as appropriate) to Agent and Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

        R. DUE DILIGENCE. The results of Agent's continuing financial, legal, tax and accounting due diligence investigations with respect to Milgray and its Subsidiaries, the Tender Offer, the Merger and the other transactions contemplated hereby shall be satisfactory in all respects to Agent, and any supplemental business or financial due diligence that Agent reasonably determines has become necessary shall not have disclosed information not previously disclosed to Agent which causes the results of such investigations to not be satisfactory to Agent in all material respects. Agent shall have received any information reasonably necessary to conduct its continuing due diligence. Agent shall have received a copy of any fairness opinion rendered to the board of directors of Milgray in connection with the Tender Offer and the Merger.

        S. COMPLETION OF COLLATERAL AUDITS; OTHER INFORMATION. On or before the Closing Date, (i) Agent (or an independent auditor satisfactory to Agent) shall have completed audits of the Inventory and Accounts of (x) Company and its Subsidiaries and (y) Milgray and its Subsidiaries, and Agent and Requisite Lenders shall be satisfied with the results of such audits, and (ii) Agent shall have received such other reports and information concerning such Inventory and Accounts as Agent may request, all of which shall be in form and substance satisfactory to Agent and Requisite Lenders.

        T. BORROWING BASE CERTIFICATE. Company shall have delivered a Borrowing Base Certificate as of November 30, 1996 and the Total Utilization of Tender Period Revolving Facility, after giving effect to Tender Period Revolving Loans to be made on the Closing Date and Letters of Credit that are outstanding or to be issued on the Closing Date, shall be less than or equal to the Borrowing Base then in effect.

        U. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. Company shall have delivered to Agent an Officers' Certificate, in form and substance reasonably satisfactory to Agent, to the effect that the representations and warranties in Section 5 hereof are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Agent and Requisite Lenders.

        V. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

        W. LETTER AGREEMENT REGARDING PREPAYMENT OF EXISTING SENIOR NOTES. Company shall deliver to Agent a letter agreement substantially in the form of
Exhibit XXIV attached hereto signed by Majority Holders consenting to the prepayment by the Company of all amounts of principal and accrued interest under the Existing Senior Notes (including any make-whole payments) on a date not later than five Business Days after the Closing Date.

4.2     CONDITIONS TO TERM LOANS AND REVOLVING LOANS MADE ON MERGER DATE.

                The obligations of Lenders to make the Term Loans and any Revolving Loans to be made on the Merger Date (which shall be January 15, 1997 if so determined in accordance with Section 6.12) are, in addition to the conditions precedent specified in subsection 4.3, subject to the prior or concurrent satisfaction of the following conditions:

        A. MILGRAY DOCUMENTS. On or before the Merger Date, Company shall, or shall cause Surviving Corporation and its Domestic Subsidiaries to, as the case may be, deliver to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Merger Date:





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                         (i)     Certified copies of the Certificate or
        Articles of Incorporation of each of Surviving Corporation and its Domestic Subsidiaries, together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation and each other state in which Surviving Corporation or any of its Domestic Subsidiaries is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Merger Date;

                         (ii) Copies of the Bylaws of each of Surviving Corporation and its Domestic Subsidiaries, certified as of the Merger Date by such Person's corporate secretary or an assistant secretary;

                         (iii) Resolutions of the Board of Directors of Surviving Corporation and its Domestic Subsidiaries approving and authorizing the execution, delivery and performance of, as the case may be, a Subsidiary Security Agreement, the Subsidiary Guaranty and a Subsidiary Pledge Agreement, each certified as of the Merger Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

                         (iv) Signature and incumbency certificates of the officers of Surviving Corporation, its Domestic Subsidiaries and Company executing, as the case may be, a Subsidiary Security Agreement, the Subsidiary Guaranty, a Subsidiary Pledge Agreement, the Revolving Notes and the Term Notes;

                         (v) Originals of the Revolving Notes and Term Notes executed by Company;

                         (vi) Originals of a Subsidiary Security Agreement and the Subsidiary Guaranty, executed by Surviving Corporation and each of its Domestic Subsidiaries;

                         (vii) Originals of a Subsidiary Pledge Agreement executed by Surviving Corporation; and

                         (viii) Such other documents as Agent may reasonably request.

        B. SATISFACTION OF CONDITIONS IN SUBSECTION 4.1; TENDER LOANS. On or before the Merger Date, all conditions precedent set forth in subsection 4.1 shall have been satisfied or waived in writing by Requisite Lenders and (unless the Closing Date is also the Merger Date as determined in accordance with
Section 6.12) Lenders shall have made the Tender Loans.





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
        C. REFINANCING OF TENDER LOANS AND TENDER PERIOD REVOLVING LOANS. Concurrently with the making of the Term Loans and Revolving Loans to be made on the Merger Date, the Tender Loans, the Tender Period Revolving Loans, and all accrued interest thereon shall be repaid in full. Letters of Credit issued under the Tender Period Revolving Facility (including Existing Letters of Credit deemed to be Letters of Credit issued by the Issuing Lender pursuant to
Section 3.7) and in effect on the Merger Date shall continue in effect and shall be deemed on and after the Merger Date to be Letters of Credit issued pursuant to clause (y) of Section 3.1A.

        D. RELATED AGREEMENTS. The Merger Agreement and each other Related Agreement shall be in full force and effect and no provision thereof shall have been modified or waived in any respect determined by Agent to be material, in each case without the consent of Agent and Requisite Lenders.

        E.      CONSUMMATION OF MERGER.

                         (i) All conditions to the Merger set forth in the Merger Agreement shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of Agent and Requisite Lenders;

                         (ii) the Merger shall have become effective in accordance with the terms of the Merger Agreement and Section 906 of the New York Business Corporation Law;

                         (iii) Agent shall have received satisfactory evidence of the filing of the documents with the New York Department of State effecting the Merger on the Merger Date;

                         (iv) the aggregate cash consideration for the shares of Milgray Common Stock to be acquired in any manner whatsoever in connection with the Tender Offer and the Merger shall not exceed $101,000,000;

                         (v) Transaction Costs incurred as of the Merger Date (including any such amounts incurred on or before the Closing
        Date) shall not exceed $6,000,000; and

                         (vi) Agent shall have received an Officers' Certificate of Company to the effect set forth in clauses (i)-(v) above.

        F. CAPITAL STRUCTURE AND OWNERSHIP. The capital structure and ownership of Company and its Subsidiaries, before and immediately after giving effect to the Tender Offer and after giving effect to the Merger, shall be as set forth on Schedule 4.1B annexed hereto.





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        G.      SECURITY INTERESTS IN PROPERTY OF SURVIVING CORPORATION AND ITS
DOMESTIC SUBSIDIARIES CONSTITUTING COLLATERAL. Agent shall have received evidence satisfactory to it that Company, Surviving Corporation and Surviving Corporation's Domestic Subsidiaries, as the case may be, shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (iii), (iv) and (v) below) that may be necessary or, in the opinion of Agent, desirable in order to create in favor of Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in all the property of Surviving Corporation and its Domestic Subsidiaries constituting Collateral on and after the Merger Date. Such actions shall include, without limitation, the following:

                         (i) Amendment to Collateral Documents. Delivery to Agent of a pledge amendment to Company Pledge Agreement regarding all the capital stock of Surviving Corporation to be pledged by Company pursuant to the Company Pledge Agreement;

                         (ii) Stock Certificates. Delivery to Agent of certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Agent) representing all the capital stock of
        (a) Surviving Corporation to be pledged by Company pursuant to the Company Pledge Agreement, and (b) any Domestic Subsidiaries of Surviving Corporation to be pledged by Surviving Corporation pursuant to a Subsidiary Pledge Agreement;

                         (iii) Lien Searches and UCC Termination Statements. Delivery to Agent of (a) the results of a recent search, by a Person satisfactory to Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of Surviving Corporation and its Domestic Subsidiaries, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement); and

                         (iv) UCC Financing Statements. Delivery to Agent of UCC financing statements duly executed by each applicable Loan Party with respect to any property of Surviving Corporation and its Domestic Subsidiaries constituting Collateral, for filing in all jurisdictions as may be necessary or, in the opinion of Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents.





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        H.      MATTERS RELATING TO EXISTING INDEBTEDNESS OF SURVIVING
CORPORATION AND ITS SUBSIDIARIES.

                         (i) Termination of Existing Credit Agreements and Related Liens; Existing Letters of Credit. On the Merger Date, Company shall have, or shall have caused Milgray and its Subsidiaries to have,
        (i) repaid in full all Indebtedness outstanding under any bank facilities of Milgray and its Subsidiaries existing on or prior to the Merger Date, (ii) terminated any commitments to lend or make other extensions of credit under such bank facilities, and (iii) taken all action necessary to release all Liens securing Indebtedness or other obligations of Surviving Corporation and its Subsidiaries thereunder, in each case on terms satisfactory to Agent.

                         (ii) Existing Indebtedness to Remain Outstanding. Agent shall have received an Officers' Certificate of Company stating that, after giving effect to the transactions described in this subsection 4.2H, the aggregate amount of outstanding Indebtedness of Surviving Corporation and its Subsidiaries shall not exceed $1,000,000 in respect of certain mortgage Indebtedness and equipment financing Indebtedness described in Schedule 7.1 annexed hereto. The terms and conditions of all such outstanding Indebtedness shall be in form and in substance satisfactory to Agent.

        I. OPINIONS OF COUNSEL TO LOAN PARTIES. Lenders and their respective counsel shall have received originally executed copies of a written opinion of Irell & Manella LLP, counsel to Company, in form and substance satisfactory to Agent and Lenders, dated as of the Merger Date and setting forth substantially the matters in the opinions designated in Exhibit XXI annexed hereto.

        J. OPINIONS OF AGENT'S COUNSEL. Lenders shall have received originally executed copies of a written opinion of O'Melveny & Myers LLP, counsel to Agent, substantially in the form of Exhibit XXII annexed hereto, dated as of the Merger Date.

        K. BORROWING BASE CERTIFICATE. Company shall have delivered a Borrowing Base Certificate as of the end of the most recent month prior to the Merger Date and the Total Utilization of Revolving Loan Commitments, after giving effect to Revolving Loans to be made on the Merger Date and Letters of Credit that are outstanding or to be issued on the Merger Date, shall be less than or equal to the Borrowing Base then in effect.

        L. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. Company shall have delivered to Agent an Officers' Certificate, in form and substance satisfactory to Agent, to the effect that the representations and warranties in Section 5 hereof are true, correct and complete in all material respects on and as of the Merger Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties





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were true, correct and complete in all material respects on and as of such earlier date) and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Merger Date except as otherwise disclosed to and agreed to in writing by Agent and Requisite Lenders.

        M. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

4.3     CONDITIONS TO ALL LOANS.

                The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

        A. Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Agent.

        B.      As of that Funding Date:

                         (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

                         (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

                         (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;





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                         (iv)    No order, judgment or decree of any court,
        arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

                         (v) The making of the Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

                         (vi) There shall not be pending or, to the knowledge of Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that has not been disclosed by Company in writing pursuant to subsection 5.6 or 6.1(ix) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Agent or of Requisite Lenders, would be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

4.4     CONDITIONS TO LETTERS OF CREDIT.

                The issuance of any Letter of Credit hereunder is subject to the following conditions precedent:

        A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the Tender Loans shall have been made.

        B. On or before the date of issuance of such Letter of Credit, Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Issuance of Letter of Credit, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as the Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

        C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.3B shall be satisfied to the same extent as if the issuance of such





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Letter of Credit were the making of a Loan and the date of issuance of such
Letter of Credit were a Funding Date.

SECTION 5.      COMPANY'S REPRESENTATIONS AND WARRANTIES

                In order to induce Lenders to enter into this Agreement and to make the Loans, to induce the Issuing Lender to issue Letters of Credit and to induce other Lenders to purchase participations therein, Company represents and warrants to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

5.1     ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
        SUBSIDIARIES.

        A. ORGANIZATION AND POWERS. Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Loan Party has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and the Related Agreements to which it is a party and to carry out the transactions contemplated thereby.

        B. QUALIFICATION AND GOOD STANDING. Company is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

        C. CONDUCT OF BUSINESS. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.14.

        D. SUBSIDIARIES. All of the Subsidiaries of Company are identified in Schedule 5.1 annexed hereto as such Schedule 5.1 may be supplemented from time to time pursuant to the provisions of subsection 6.1(xviii). The capital stock of each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto (as so supplemented) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case





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except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and will not have a Material Adverse Effect.

        E. CAPITALIZATION. As of the Closing Date, Schedule 5.1 annexed hereto correctly sets forth the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein.
Schedule 5.1 correctly sets forth, as of the Closing Date, the authorized classes of capital stock of Company and each of its Subsidiaries, the par value of each share of such class, the number of authorized shares of each such class, and the number of outstanding shares of each such class. As of the Closing Date, no other class of capital stock of Company or its Subsidiaries is outstanding. The capital stock of Company and its Subsidiaries is duly authorized, validly issued, fully paid and nonassessable.

        F. REPURCHASE OBLIGATIONS, ETC.. Neither Company nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

5.2     AUTHORIZATION OF BORROWING, ETC.

        A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents and the Related Agreements have been duly authorized by all necessary corporate action on the part of each of Company and its Subsidiaries that is a party thereto.

        B. NO CONFLICT. The execution, delivery and performance by Loan Parties of the Loan Documents and the Related Agreements to which they are parties and the consummation of the transactions contemplated by the Loan Documents and such Related Agreements do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (other than a breach under the Existing Note Purchase Agreements arising on or after the Closing Date as a result of the borrowings contemplated by this Agreement, the Ontario Acquisition and the Merger, provided, that Company will pay all amounts of principal and accrued interest outstanding under the Existing Senior Notes and any make-whole payments required in connection therewith no later than five Business Days after the Closing Date), (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except





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for such approvals or consents which will be obtained on or before the Closing
Date and disclosed in writing to Lenders.

        C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Loan Parties of the Loan Documents and the Related Agreements to which they are parties and the consummation of the transactions contemplated by the Loan Documents and such Related Agreements do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for the effectiveness of the Hart Scott Rodino filing with respect to the Merger, which filing has been made and is effective.

        D. BINDING OBLIGATION. Each of the Loan Documents and the Related Agreements has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

5.3     FINANCIAL CONDITION.

                Company has heretofore delivered to Agent, at Agent's request, the following financial statements and information: (i) the audited consolidated balance sheet of Company and its Subsidiaries as at December 31, 1995 and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the Fiscal Year then ended;
(ii) the unaudited consolidated balance sheet of Company and its Subsidiaries as at September 30, 1996 and the related unaudited consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the Fiscal Quarter then ended; and (iii) the audited consolidated balance sheet of Milgray and its Subsidiaries as at September 30, 1996 and the related consolidated statements of income, stockholders' equity and cash flows of Milgray and its Subsidiaries for the fiscal year of Milgray then ended. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Neither Company nor Milgray had as of the relevant dates of such financial statements any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company, Milgray or any of their Subsidiaries.





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5.4     NO MATERIAL ADVERSE EFFECT; NO RESTRICTED JUNIOR PAYMENTS.

                Since September 30, 1996, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

5.5     TITLE TO PROPERTIES; LIENS; LEASES.

        A.      TITLE TO PROPERTIES; LIENS.  Company and its Subsidiaries have
(i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection
7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

        B. LEASES. Each lease of real property under which Company is a lessee is accounted for as an operating lease in conformity with GAAP.

5.6     LITIGATION; ADVERSE FACTS.

                Except as set forth on Schedule 5.6 annexed hereto, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including any Environmental Claims) that are pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Company nor any of its Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.





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5.7     PAYMENT OF TAXES.

                Except to the extent permitted by subsection 6.3, all tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Company knows of no proposed tax assessment against Company or any of its Subsidiaries which is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8     PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS; MATERIAL
        CONTRACTS.

        A. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

        B. Neither Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

        C. Schedule 5.8 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date. Except as described on
Schedule 5.8, all such Material Contracts are in full force and effect and no material defaults currently exist thereunder.

5.9     GOVERNMENTAL REGULATION.

                Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.





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
5.10    SECURITIES ACTIVITIES.

        A. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

        B. After giving effect to the Merger, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection 7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

5.11    EMPLOYEE BENEFIT PLANS.

        A.      No ERISA Event has occurred or is reasonably expected to occur.

        B. Except to the extent required under Section 4980B of the Internal Revenue Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

        C. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $50,000.

        D. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to
Section 4221(e) of ERISA, does not exceed $50,000.

5.12    CERTAIN FEES.

                No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.





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5.13    ENVIRONMENTAL PROTECTION.

                         (i) Neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                         (ii) Neither Company nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9604) or any comparable state law;

                         (iii) There are and, to Company's knowledge, have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

                         (iv) Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws will not, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect.

                Notwithstanding anything in this subsection 5.13 to the contrary, no event or condition has occurred or is occurring with respect to Company or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

5.14    EMPLOYEE MATTERS.

                There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

5.15    SOLVENCY.

                Each Loan Party is and, upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent.





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5.16    MATTERS RELATING TO COLLATERAL.

        A. CREATION, PERFECTION AND PRIORITY OF LIENS. The execution and delivery of the Collateral Documents by Loan Parties, together with (i) the actions taken on or prior to the Merger Date pursuant to subsections 4.1J, 4.2G and 6.8 and (ii) the delivery to Agent of any Pledged Collateral not delivered to Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral has been so delivered) are effective to create in favor of Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected First Priority Lien subject to Liens permitted in Section 7.2A on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Agent.

        B. GOVERNMENTAL AUTHORIZATIONS. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Agent pursuant to any of the Collateral Documents, (ii) the conditional assignment pursuant to any of the Collateral Documents or (iii) the exercise by Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 5.16A and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities.

        C. ABSENCE OF THIRD-PARTY FILINGS. Except such as may have been filed in favor of Agent as contemplated by subsection 5.16A or in connection with Liens permitted by this Agreement, no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

        D. MARGIN REGULATIONS. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

        E. INFORMATION REGARDING COLLATERAL. All information supplied to Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.





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5.17    RELATED AGREEMENTS.

        A. DELIVERY OF RELATED AGREEMENTS. Company has delivered to Lenders complete and correct copies of each Related Agreement and of all exhibits and schedules thereto.

        B. WARRANTIES. Subject to the qualifications set forth therein, each of the representations and warranties given by Company, Merger Sub and Milgray in the Merger Agreement is true and correct in all material respects as of the date hereof (or as of any earlier date to which such representation and warranty specifically relates) and will be true and correct in all material respects as of the Closing Date and the Merger Date (or such earlier date as the case may be).

        C. SURVIVAL. Notwithstanding anything in the Merger Agreement to the contrary, the representations and warranties of Company set forth in subsection 5.17B shall, solely for purposes of this Agreement, survive the Closing Date and the Merger Date for the benefit of Lenders.

5.18    DISCLOSURE.

        A. LOAN DOCUMENTS. No representation or warranty of Company or any of its Subsidiaries contained in any Loan Document or Related Agreement or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. As of the date hereof, there are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

        B. TENDER OFFER MATERIALS. The Tender Offer Materials do not contain any untrue statement of a material fact or omit to state a material fact (known to Company or any of its Subsidiaries, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.





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5.19    EXISTING LETTERS OF CREDIT.

                All Existing Letters of Credit are described on Schedule 5.19 annexed hereto.

SECTION 6.      COMPANY'S AFFIRMATIVE COVENANTS

                Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1     FINANCIAL STATEMENTS AND OTHER REPORTS.

                Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Agent (with sufficient copies for each Lender):

                         (i) Quarterly Reports on Form 10-Q: as soon as available and in any event within 45 days after the end of each Fiscal Quarter, the Company's Quarterly Report on Form 10-Q;

                         (ii) Annual Report on Form 10-K: as soon as available and in any event within 90 days after the end of each Fiscal Year, (a) the Company's Annual Report on Form 10-K; and (b) in the case of the consolidated financial statements included in such Form 10-K, a report thereon of independent certified public accountants of recognized national standing selected by Company and reasonably satisfactory to Agent, which report shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state without qualification that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                         (iii)   Financial Statement and Compliance
        Certificates: together with each delivery of financial statements of Company and its Subsidiaries pursuant





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
        to subdivisions (i) and (ii) above, a certificate of the chief financial officer of Company substantially in the form of Exhibit VIII annexed hereto;

                         (iv) Accountants' Certification: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (ii) above, a written statement by the independent certified public accountants giving the report thereon
        (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iii) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause
        (b) of subdivision (iii) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

                         (v) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including, without limitation, any management letter submitted by such accountants to management in connection with their annual audit;

                         (vi) Borrowing Base Certificate: within 20 days after the end of each month, a completed Borrowing Base Certificate for that month;

                         (vii) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the





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        public concerning material developments in the business of Company or any of its Subsidiaries;

                         (viii) Events of Default, etc.: promptly upon any officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

                         (ix) Litigation or Other Proceedings: promptly upon any officer of Company obtaining knowledge of (a) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by Company to Lenders or (b) any material development in any Proceeding that, in any case:

                                 (1)     if adversely determined, has a
                reasonable possibility of giving rise to a Material Adverse Effect; or

                                 (2)     seeks to enjoin or otherwise prevent
                the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

        written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;

                         (x) ERISA Events: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with





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
        respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

                         (xi) ERISA Notices: with reasonable promptness, copies of (a) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Agent shall reasonably request;

                         (xii) Financial Plans: as soon as practicable and in any event no later than 30 days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year (the "FINANCIAL PLAN" for such Fiscal Year), including, without limitation, (a) forecasted consolidated balance sheets and forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for such Fiscal Year, together with pro forma compliance calculations for such Fiscal Year and an explanation of the assumptions on which such forecasts are based, and (b) forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each quarter of such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based;

                         (xiii) Insurance: as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries;

                         (xiv)   Board of Directors:  with reasonable
        promptness, written notice of any change in the Board of Directors of Company;

                         (xv) Material Contracts: promptly, and in any event within ten Business Days after any Material Contract of Company or any of its Subsidiaries is terminated (other than by normal course expiration) or amended in a manner that is materially adverse to Company or such Subsidiary, as the case may be, or any new Material Contract is entered into, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto;

                         (xvi) Environmental Audits and Reports: as soon as practicable following receipt thereof by Company, copies of all environmental audits and reports, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, with respect to an Environmental Claim or any matter





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
        governed by or arising under applicable Environmental Laws which, in either case, could reasonably be expected to result in a Material Adverse Effect;

                         (xvii) UCC Search Report: As promptly as practicable after the date of delivery to Agent of any UCC financing statement executed by any Loan Party pursuant to subsections 4.1J(iv), 4.2G(iv) or 6.8A, copies of completed UCC searches evidencing the proper filing, recording and indexing of all such UCC financing statements and listing all other effective financing statements that name such Loan Party as debtor, together with copies of all such other financing statements not previously delivered to Agent by or on behalf of Company or such Loan Party;

                         (xviii) New Subsidiaries: promptly upon any Person becoming a Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company and (b) all of the data required to be set forth in Schedule 5.1 annexed hereto with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement Schedule 5.1 annexed hereto for all purposes of this Agreement); and

                         (xix)   Other Information:  with reasonable
        promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

6.2     CORPORATE EXISTENCE, ETC.

                Except as permitted under subsection 7.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business; provided, however, that neither Company nor any of its Subsidiaries shall be required to preserve any such right or franchise if the Board of Directors of Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Company or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Company, such Subsidiary or Lenders.

6.3     PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

        A. Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or





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claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (ii) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

        B. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

6.4     MAINTENANCE OF PROPERTIES; INSURANCE.

        A. MAINTENANCE OF PROPERTIES. Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries (including, without limitation, all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

        B. INSURANCE. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Without limiting the generality of the foregoing, Company will maintain or cause to be maintained replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times satisfactory to Agent in its commercially reasonable judgment. Each such policy of insurance shall (a) name Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Agent, that names Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $5,000,000 and provides for at least ten days prior written notice to Agent of any material modification or cancellation of such policy.





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6.5     INSPECTION RIGHTS; AUDITS OF INVENTORY AND ACCOUNTS RECEIVABLE; LENDER
        MEETING.

        A. INSPECTION RIGHTS. Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

        B. AUDITS OF INVENTORY AND ACCOUNTS RECEIVABLE. Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Agent to conduct audits from time to time of all Inventory and Accounts of Loan Parties after the Closing Date, all upon reasonable notice and at such reasonable times during normal business hours as may reasonably be requested.

        C. LENDER MEETING. Company will, upon the request of Agent or Requisite Lenders, participate in a meeting of Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or at such other location as may be agreed to by Company and Agent) at such time as may be agreed to by Company and Agent.

6.6     COMPLIANCE WITH LAWS, ETC.

                Company shall comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including all Environmental Laws), noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

6.7 ENVIRONMENTAL REVIEW, DISCLOSURE, ETC.; COMPANY'S ACTIONS REGARDING HAZARDOUS MATERIALS ACTIVITIES, ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS.

        A. ENVIRONMENTAL REVIEW. Company agrees that Agent may, from time to time and in its reasonable discretion, retain, at Company's expense, an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials prepared by or for Company.





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
        B. ENVIRONMENTAL DISCLOSURE. Company will deliver to Agent (with sufficient copies for each Lender):

                         (i) Environmental Audits and Reports. As soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or with respect to any Environmental Claims which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                         (ii) Notice of Certain Releases, Remedial Actions, Etc. Promptly upon the occurrence thereof, written notice describing in reasonable detail (a) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (b) any remedial action taken by Company or any other Person in response to (x) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (y) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (c) Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

                         (iii) Written Communications Regarding Environmental Claims, Releases, Etc. As soon as practicable following the sending or receipt thereof by Company or any of its Subsidiaries, a copy of any and all written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (b) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (c) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity which could reasonably be expected to have a Material Adverse Effect;

                         (iv) Notice of Certain Proposed Actions Having Environmental Impact. Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to
        (x) expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (y) affect the ability of Company or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by Company or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Company or any of its Subsidiaries to any additional obligations or requirements under any Environmental Laws that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and

                         (v)     Other Information.  With reasonable
        promptness, such other documents and information as from time to time may be reasonably requested by Agent in relation to any matters disclosed pursuant to this subsection 6.7.

        C. COMPANY'S ACTIONS REGARDING HAZARDOUS MATERIALS ACTIVITIES, ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS. Company shall promptly take, and shall cause each of its Subsidiaries promptly to take, (i) any and all abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) any and all actions necessary to (y) cure any violation of applicable Environmental Laws by Company or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (z) make an appropriate response to any Environmental Claim against Company or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

6.8 EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL DOCUMENTS BY CERTAIN SUBSIDIARIES AND FUTURE SUBSIDIARIES.

        A. EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL DOCUMENTS. In the event that any Person becomes a Domestic Subsidiary of Company after the date hereof, Company will promptly notify Agent of that fact and, at the request of Agent, cause such Subsidiary to execute and deliver to Agent a counterpart of the Subsidiary Guaranty and a Subsidiary Security Agreement and to take all such further actions and execute all such further documents and instruments (including, without limitation, actions, documents and instruments comparable to those described in subsections 4.1J and 4.2G) as may be necessary or, in the opinion of Agent, desirable to create in favor of Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on all of the property assets of such Subsidiary described in the applicable forms of Collateral Documents.

        B. SUBSIDIARY CHARTER DOCUMENTS, LEGAL OPINIONS, ETC. Company shall deliver to Agent, together with such Loan Documents, (i) certified copies of such Subsidiary's Certificate or Articles of Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Agent, (ii) a copy of such Subsidiary's Bylaws, certified by its corporate secretary or an assistant secretary as of a recent date prior to their delivery to Agent, (iii) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (a) the fact that the attached resolutions of the Board of Directors of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents, and (iv) if reasonably requested by Agent, a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary, (d) such other matters (including, without limitation, matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Agent and its counsel.

6.9     UCC TERMINATION STATEMENTS.

                Company shall use its best efforts to deliver to Agent all UCC termination statements referenced in Section 4.1J(iii) and duly executed by IBM Credit Corporation no later than 45 days after the Closing Date and in no event shall such UCC termination statements be delivered later than 120 days after the Closing Date.

6.10    CONDUCT OF BUSINESS OF MERGER SUB.

                Until consummation of the Merger, Merger Sub will engage in only those activities that are necessary or advisable to effect the Tender Offer upon the terms set forth in the Tender Offer Materials, to effect the Merger and to effect the transactions contemplated by this Agreement.

6.11    CONDUCT OF BUSINESS OF MILGRAY.

                Until consummation of the Merger, Merger Sub will cause Milgray and its Subsidiaries to conduct their respective businesses in a manner consistent with their past practices, and to comply with the terms of the Merger Agreement.

6.12    MERGER.

                Company shall comply with, and cause Milgray to comply with, all covenants set forth in the Merger Agreement applicable prior to the consummation of the Merger. During the period prior to consummation of the Merger, Company shall cause Merger Sub to retain the Minimum Shares. Company shall cause the Merger to be consummated in accordance with the terms and conditions of the Merger Agreement and the Tender Offer Materials and shall cause each of the conditions set forth in subsection 4.2 to be fulfilled as soon as practicable and, in any event, no later than 75 calendar days after the Closing Date. In the event that the Tendered Milgray Shares to be purchased concurrently with receipt of the proceeds of the Tender Loans on the Closing Date shall represent, in the aggregate, not less than 90% of the outstanding shares of Milgray Common Stock and, in any case, the number of shares of Milgray Common Stock required to permit Company to cause the Merger to occur in accordance with the terms of the Merger Agreement and Section 905 of the New York Business Corporation Law, Company shall cause the Merger to occur under
Section 905 of the New York Business Corporation Law on January 15, 1997.

6.13    REDEMPTION OF EXISTING SENIOR NOTES.

                Company shall redeem on a date which is not later than five Business Days after the Closing Date all of the Existing Senior Notes for aggregate consideration, including accrued interest, make-whole amounts and premiums, if any, not to exceed $26,000,000.

6.14    FLOORING AGREEMENTS.

                Company shall use its best efforts to remove all references to accounts, contract rights, chattel paper, instruments, reserves, and general intangibles from the collateral descriptions set forth in any security agreements and financing statements filed pursuant to any Flooring Agreements.

SECTION 7.      COMPANY'S NEGATIVE COVENANTS

                Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

7.1     INDEBTEDNESS.

                Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                         (i) Company may become and remain liable with respect to the Obligations;

                         (ii) Milgray and its Subsidiaries may remain liable with respect to its Indebtedness existing on the Closing Date until the Merger Date;

                         (iii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

                         (iv) Company and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases permitted by subsection 7.9;

                         (v) Company may become and remain liable with respect to Indebtedness to any of its wholly-owned Subsidiaries, and any wholly-owned Subsidiary of Company may become and remain liable with respect to Indebtedness to Company or any other wholly-owned Subsidiary of Company; provided that (a) all such intercompany Indebtedness shall be evidenced by promissory notes, (b) all such intercompany Indebtedness owed by Company to any of its Subsidiaries shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, and (c) any payment by any Subsidiary of Company under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made;

                         (vi) Milgray may remain liable with respect to mortgage Indebtedness and equipment financing Indebtedness not exceeding an aggregate amount of $1,000,000 and described in Schedule
        7.1 annexed hereto;

                         (vii) Ontario Subsidiary may become and remain liable with respect to Indebtedness of Brinkman existing prior to the consummation of the Ontario Acquisition and assumed by Ontario Subsidiary in connection with the Ontario Acquisition and pursuant to the terms of the Ontario Purchase Agreement;

                         (viii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness secured by Liens permitted under Section 7.2A(iv);

                         (ix) Company and its Subsidiaries may become and remain liable with respect to existing Indebtedness of a Person (or a division or line of business of such Person) acquired in compliance with Section 7.7(v) so long as such Indebtedness was not incurred in contemplation of such acquisition;

                         (x) Company and its Subsidiaries may become and remain liable with respect to Indebtedness secured by Liens permitted under Section 7.2A(vii);

                         (xi) Company may remain liable with respect to Indebtedness in respect of the Existing Senior Notes for a period of five Business Days after the Closing Date; and

                         (xii) Company may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any time outstanding.

7.2     LIENS AND RELATED MATTERS.

        A. PROHIBITION ON LIENS. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

                         (i)     Permitted Encumbrances;

                         (ii) Liens on the property of Milgray and its Subsidiaries securing Indebtedness of Milgray and its Subsidiaries existing on the Closing Date until the Merger Date;

                         (iii)   Liens granted pursuant to the Collateral
        Documents;

                         (iv) Other Liens securing Indebtedness in respect of the purchase price of property acquired by Company or any of its Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time outstanding; provided, that the principal amount of Indebtedness secured by any such Lien shall at no time exceed an amount equal to 100% of the purchase price of such property so acquired;

                         (v) any Liens on the property acquired by Ontario Subsidiary pursuant to the terms of the Ontario Purchase Agreement existing prior to the date of the consummation of the Ontario Acquisition or as a result of any refinancing of the Indebtedness secured by such Liens on terms no more restrictive than those existing prior to such refinancing;

                         (vi) Liens existing on the Closing Date and securing Indebtedness of Company or its Subsidiaries and described in
        Schedule 7.2 annexed hereto;

                         (vii) Liens created pursuant to Flooring Agreements and securing Indebtedness in an aggregate amount not exceeding $25,000,000; provided, that such Liens shall not extend to any assets of Company or its Subsidiaries other than the Inventory being financed pursuant to such Flooring Agreements and, with respect to the Flooring Agreements existing on the Closing Date and any replacements thereof, Accounts which are proceeds of such financed Inventory, subject to the covenant set forth in Section 6.14, and such Flooring Agreements shall be in form and substance satisfactory to Agent; and

                         (viii) Liens securing Indebtedness of Company or its Subsidiaries permitted under Section 7.1(ix).

Notwithstanding the foregoing, prior to the Merger Date, Merger Sub may directly or indirectly sell, assign, pledge or encumber any shares of Milgray Common Stock owned by it that are in excess of the Minimum Shares (but only to the extent of such excess) for cash and for fair market value.

        B. EQUITABLE LIEN IN FAVOR OF LENDERS. If Company or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

        C. NO FURTHER NEGATIVE PLEDGES. Except with respect to specific property encumbered to secure payment of particular Indebtedness (including Capital Leases permitted by subsection 7.9) or to be sold pursuant to an executed agreement with respect to an Asset Sale, neither Company nor any of its Subsidiaries shall enter into any agreement (other than an agreement prohibiting only the creation of Liens securing Subordinated Indebtedness) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

        D. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO COMPANY OR OTHER SUBSIDIARIES. Except as provided herein, Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company.

7.3     INVESTMENTS; JOINT VENTURES.

                Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

                         (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

                         (ii) Merger Sub may acquire and own the Tendered Milgray Shares;

                         (iii) Company and its Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iv);

                         (iv) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 7.8;

                         (v) Company may make acquisitions permitted by subsection 7.7(v);

                         (vi) Company and its Subsidiaries may make Investments in split dollar life insurance policies in an aggregate amount not exceeding $5,000,000; and

                         (vii) Company and its Subsidiaries may make and own other Investments in an aggregate amount not to exceed at any time $2,500,000.

7.4     CONTINGENT OBLIGATIONS.

                Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

                         (i) Subsidiaries of Company may become and remain liable with respect to Contingent Obligations in respect of the Subsidiary Guaranty;

                         (ii) Company may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit;

                         (iii) Company may become and remain liable with respect to Contingent Obligations under Hedge Agreements required under subsection 6.10;

                         (iv) Company may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Company or any of its Subsidiaries permitted by subsection 7.1; and

                         (v) Company and its Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the maximum aggregate liability, contingent or otherwise, of Company and its Subsidiaries in respect of all such Contingent Obligations shall at no time exceed $2,500,000.

7.5     RESTRICTED JUNIOR PAYMENTS.

                Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that Company may make regularly scheduled payments of interest in respect of any Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued, as such indenture or other agreement may be amended from time to time to the extent permitted under subsection 7.15B.

7.6     FINANCIAL COVENANTS.

        A. MINIMUM INTEREST COVERAGE RATIO. Company shall not permit the ratio of (i) Consolidated Adjusted EBITDA to (ii) Consolidated Interest Expense for any four-Fiscal Quarter period ending on or after the Closing Date to be less than 3.25:1.00; provided that for purposes of clause (ii) above Consolidated Interest Expense shall be calculated as follows: (i) for the four-Fiscal Quarter ending March 31, 1997, such amount for the Fiscal Quarter ending on such date times four, (ii) for the four-Fiscal Quarter period ending June 30, 1997, such amount for the two-Fiscal Quarter period ending on such date times two, (iii) for the four-Fiscal Quarter period ending September 30, 1997, such amount for the three-Fiscal Quarter period ending on such date times 1 1/3, and (iv) for the four-Fiscal Quarter period ending December 31, 1997 and any time thereafter, such amount for such four-Fiscal Quarter period.

        B. MINIMUM FIXED CHARGE COVERAGE RATIO. Company shall not permit the ratio of (i) Consolidated Adjusted EBITDA minus Consolidated Capital Expenditures other than Consolidated Capital Expenditures consisting of Capital Leases (such Consolidated Capital Expenditures to be calculated on a pro forma basis to give effect to the Merger and the acquisition of Milgray by Company) to (ii) Consolidated Fixed Charges for any four-Fiscal Quarter period ending during any of the periods set forth below to be less than the correlative ratio indicated:

                                                                               MINIMUM FIXED
                           PERIOD                                          CHARGE COVERAGE RATIO
        --------------------------------------------                       ---------------------
             Closing Date through 12/31/97                                        1.05:1.00
             1/1/98 through 6/30/98                                               1.10:1.00
             7/1/98 through 12/31/98                                              1.15:1.00
             1/1/99 through 6/30/99                                               1.20:1.00
             7/1/99 and thereafter                                                1.25:1.00

        C. MAXIMUM CONSOLIDATED LEVERAGE RATIO. Company shall not permit the ratio of (i) Consolidated Total Debt to (ii) Consolidated Adjusted EBITDA for any four-Fiscal Quarter period ending during any of the periods set forth below to exceed the correlative ratio indicated:

                           PERIOD                                         MAXIMUM LEVERAGE RATIO
        --------------------------------------------                      ----------------------
             Closing Date through 12/31/97                                        3.85:1.00
             1/1/98 through 12/31/98                                              3.50:1.00
             1/1/99 through 12/31/99                                              3.25:1.00
             1/1/2000 through 12/31/2000 and thereafter                           3.00:1.00


7.7     RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS.

                Company shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of Company or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

                (i) Merger Sub may be merged into Milgray, any Subsidiary of Company may be merged with or into Company or any wholly-owned Subsidiary

        Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary Guarantor; provided that, in the case of such a merger, Company or such wholly owned Subsidiary Guarantor shall be the continuing or surviving corporation;

                (ii) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted under subsection 7.8;

                (iii) Company and its Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business;

                (iv) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; provided further that on and after the Closing Date Company shall not sell, and shall not permit Merger Sub to sell, any shares of Milgray Common Stock unless (i) such sale is for cash in an amount at least equal to the fair market value of such shares of Milgray Common Stock at the time of such sale, and (ii) after giving effect to such sale, Merger Sub shall continue to own not less than 66-2/3% of the outstanding shares of Milgray Common Stock on a fully-diluted basis;

                (v) Company and its Subsidiaries may acquire the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person; provided that, except for the acquisition of Milgray as provided for herein, (a) the aggregate amount of cash and noncash consideration (including any Indebtedness assumed by Company or its Subsidiaries but excluding any equity Securities issued by Company in connection with such transaction) paid by Company and its Subsidiaries shall not exceed $25,000,000 for any single such acquisition or related series of acquisitions, (b) the aggregate amount of cash and noncash consideration (including any Indebtedness assumed by Company or its Subsidiaries but excluding any equity Securities issued by Company in connection with such transaction) paid by Company and its Subsidiaries during the period beginning on the Closing Date and continuing thereafter for all such acquisitions shall not exceed $50,000,000 (provided that the aggregate amount of cash and noncash consideration (including any Indebtedness assumed by Company or its Subsidiaries but excluding any equity Securities issued by Company in connection with such transaction) paid by Company and its Subsidiaries during the period beginning on the Closing Date and ending on the date that is 365 calendar days subsequent to the Closing Date shall not exceed $20,000,000), (c) after giving effect to each such acquisition, Company shall be in compliance with all provisions of subsection 7.6 on a pro forma basis, and (d) any business acquired in any such acquisition shall not be materially different from the lines of business engaged in by Company or its Subsidiaries as of the Closing Date.

7.8     CONSOLIDATED CAPITAL EXPENDITURES.

                Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount in excess of the corresponding amount (the "MAXIMUM CONSOLIDATED CAPITAL EXPENDITURES AMOUNT") set forth below opposite such Fiscal Year; provided that the Maximum Consolidated Capital Expenditures Amount for any Fiscal Year shall be increased by an amount equal to the excess, if any, of the Maximum Consolidated Capital Expenditures Amount as set forth in the table below for the previous Fiscal Year over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year:

                                                                           MAXIMUM CONSOLIDATED
                   FISCAL YEAR                                             CAPITAL EXPENDITURES
        ---------------------------------                                ------------------------
             Closing Date through 12/31/97                                       $20,000,000
             1/1/98 through 12/31/98                                             $15,000,000
             1/1/99 through 12/31/99 and thereafter                              $10,000,000


7.9     RESTRICTION ON LEASES.

                Company shall not, and shall not permit any of its Subsidiaries to, become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any Operating Lease (other than intercompany leases between Company and its wholly-owned Subsidiaries), unless, immediately after giving effect to the incurrence of liability with respect to such lease, the Consolidated Rental Payments at the time in effect during the then current Fiscal Year or any future period of 12 consecutive calendar months shall not exceed $15,000,000.

7.10    SALES AND LEASE-BACKS.

                Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) (other than an assignment of lease or sublease of such property in the ordinary course of business) or (ii) which Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of





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its Subsidiaries to any Person (other than Company or any of its Subsidiaries)
in connection with such lease.

7.11    SALE OR DISCOUNT OF RECEIVABLES.

                Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell Accounts with recourse, or sell Accounts at a discount or otherwise sell for less than the face value thereof, any of its notes or Accounts.

7.12    TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

                Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to compensation, incentive and option plans for directors, officers and employees as may be approved from time to time by the Company's Board of Directors.

7.13    DISPOSAL OF SUBSIDIARY STOCK.

                Company shall not:

                (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except (a) 100% of the capital stock or other equity Securities of any Subsidiary of Company in accordance with subsection 7.7(v) and (b) to qualify directors if required by applicable law; or

                (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to Company, another Subsidiary of Company, or to qualify directors if required by applicable law.

Notwithstanding the foregoing, prior to the Merger Date, Merger Sub may directly or indirectly sell, assign, pledge or encumber shares of Milgray Common Stock owned by it in excess of the Minimum Shares (but only to the extent of such excess) for cash and for fair market value.





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7.14    CONDUCT OF BUSINESS.

                From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company, Milgray and their respective Subsidiaries on the Closing Date and similar businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

7.15 AMENDMENTS OR WAIVERS OF MERGER AGREEMENT AND TENDER AGREEMENT; AMENDMENTS OF DOCUMENTS RELATING TO SUBORDINATED INDEBTEDNESS.

        A. AMENDMENTS OR WAIVERS OF MERGER AGREEMENT. Neither Company nor any of its Subsidiaries will agree to any material amendment to, or waive any of its material rights under, the Merger Agreement or the Tender Agreement, or terminate or agree to terminate the Merger Agreement or the Tender Agreement, after the Closing Date without in each case obtaining the prior written consent of Requisite Lenders to such amendment, waiver or termination.

        B. AMENDMENTS OF DOCUMENTS RELATING TO SUBORDINATED INDEBTEDNESS. Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any covenants, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to Company or Lenders.

7.16    FISCAL YEAR.

                Company shall not change its Fiscal Year-end from December 31 of each calendar year.

7.17    TRANSACTION COSTS.

                Company shall not pay aggregate Transaction Costs in excess of $6,000,000.





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SECTION 8.      EVENTS OF DEFAULT

                If any of the following conditions or events ("Events of Default") shall occur:

8.1     FAILURE TO MAKE PAYMENTS WHEN DUE.

                Failure by Company to pay any installment of principal of or interest on any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Company to pay when due any amount payable to the Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Company to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

8.2     DEFAULT IN OTHER AGREEMENTS.

                         (i) Failure of Company or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness in respect of the Existing Senior Notes for a period of five Business Days after the Closing Date and Indebtedness referred to in subsection 8.1) or Contingent Obligations in either an individual or aggregate principal amount of $5,000,000 or more, in each case beyond the end of any grace period provided therefor; or

                         (ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

8.3     BREACH OF CERTAIN COVENANTS.

                Failure of Company to perform or comply with any term or condition contained in subsection 2.5, 6.1(viii) (other than clause (c) thereof), or 6.2, 6.12 or Section 7 of this Agreement; or





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8.4     BREACH OF WARRANTY.

                Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5     OTHER DEFAULTS UNDER LOAN DOCUMENTS.

                Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this
Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an officer of Company or such Loan Party becoming aware of such default or (ii) receipt by Company and such Loan Party of notice from Agent or any Lender of such default; or

8.6     INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                         (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or

                         (ii) an involuntary case shall be commenced against Company or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7     VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                         (i) Company or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bank-





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        ruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or

                         (ii) Company or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.8     JUDGMENTS AND ATTACHMENTS.

                Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $5,000,000 or (ii) in the aggregate at any time an amount in excess of $5,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9     DISSOLUTION.

                Any order, judgment or decree shall be entered against Company or any of its Subsidiaries decreeing the dissolution or split up of Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

8.10    EMPLOYEE BENEFIT PLANS.

                There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $5,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $5,000,000; or





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8.11    CHANGE IN CONTROL.

                Any Person or any two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of Securities of Company (or other Securities convertible into such Securities) representing 25% or more of the combined voting power of all Securities of Company entitled to vote in the election of directors, other than Securities having such power only by reason of the happening of a contingency; or

8.12 INVALIDITY OF SUBSIDIARY GUARANTY; FAILURE OF SECURITY; REPUDIATION OF OBLIGATIONS.

                At any time after the execution and delivery thereof, (i) the Subsidiary Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (ii) any Collateral Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered thereby having a fair market value, individually or in the aggregate, exceeding $1,000,000, in each case for any reason other than the failure of Agent or any Lender to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including without limitation with respect to future advances by Lenders, under any Loan Document to which it is a party; or

8.13    UNWINDING OF MERGER.

                The Merger shall be unwound, reversed or otherwise rescinded in whole or in part for any reason or, prior to the Merger Date, any party to the Merger Agreement shall take any action to terminate the Merger Agreement or abandon the Merger;

THEN (i) upon the occurrence of any Event of Default described in subsection
8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan and





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the obligation of the Issuing Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan and the obligation of the Issuing Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Lenders under subsection 3.3C(i). In the event amounts under this Agreement become due and payable as set forth above, Company shall pay immediately to Agent for the benefit of the Lenders and Issuing Bank all amounts owing or payable by it and its Subsidiaries under this Agreement and the other Loan Documents and Company hereby acknowledges that it shall then have the obligation to pay to Agent all such amounts. Such payment by Company to Agent shall be deemed to have been made in discharge of Company's obligations hereunder (to the extent of amounts received) and Agent shall distribute such proceeds as provided herein.

                Any amounts described in clause (b) above, when received by Agent, shall be held by Agent pursuant to the terms of the Collateral Account Agreement and shall be applied as therein provided.

SECTION 9.      AGENT

9.1     APPOINTMENT.

        UBOC is hereby appointed Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents.
Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agent and Lenders, and Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries.

9.2     POWERS AND DUTIES; GENERAL IMMUNITY.

        A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Agent shall have only those duties and responsibilities





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that are expressly specified in this Agreement and the other Loan Documents.
Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

        B. NO RESPONSIBILITY FOR CERTAIN MATTERS. Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Agent to Lenders or by or on behalf of Company to Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

        C. EXCULPATORY PROVISIONS. Neither Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Agent under or in connection with any of the Loan Documents except to the extent caused by Agent's gross negligence or willful misconduct. Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no





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Lender shall have any right of action whatsoever against Agent as a result of
Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

        D. AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3 REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

                Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4     RIGHT TO INDEMNITY.

                Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Agent, to the extent that Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such





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liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5     SUCCESSOR AGENT.

                Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Agent, the provisions of this
Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

9.6     COLLATERAL DOCUMENTS AND SUBSIDIARY GUARANTY.

                Each Lender hereby further authorizes Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of Lenders under the Subsidiary Guaranty and each Lender agrees to be bound by the terms of each Collateral Document and the Subsidiary Guaranty; provided that Agent shall not
(i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or the Subsidiary Guaranty or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 10.6, all Lenders); provided further, however, that, without further written consent or authorization from Lenders, Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented or (b) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the capital stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented. Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, Agent and each Lender hereby agree that (x) no Lender shall





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have any right individually to realize upon any of the Collateral under any
Collateral Document or to enforce the Subsidiary Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Subsidiary Guaranty may be exercised solely by Agent for the benefit of Lenders in accordance with the terms thereof, and (y) in the event of a foreclosure by Agent on any of the Collateral pursuant to a public or private sale, Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Agent at such sale.

SECTION 10.     MISCELLANEOUS

10.1    ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND LETTERS OF CREDIT.

        A. GENERAL. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided, further that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Agent as provided in subsection 10.1B(ii); provided, further that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Lender effecting such sale, assignment, transfer or participation. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.

        B.      ASSIGNMENTS.

                         (i) Amounts and Terms of Assignments. Each Commitment, Loan, Letter of Credit or participation therein, or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning





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Lender or another Lender, with the giving of notice to Company and Agent or (b)
be assigned in an aggregate amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein, and other Obligations of the assigning Lender) to any other Eligible Assignee with the consent of Company and Agent (which consent of Company and Agent shall not be unreasonably withheld or delayed); provided that any such assignment in accordance with either clause (a) or (b) above shall effect a pro rata assignment of all Commitments and Loans of the assigning Lender. To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Agent, for its acceptance, an Assignment Agreement, together with a processing fee of $2,500 and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery and acceptance, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of the Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Agent for cancellation, and thereupon new Notes shall be issued to the assignee and to the assigning
Lender, substantially in the form of Exhibit IV, Exhibit V, Exhibit VI or
Exhibit VII annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Term Loans, as the case may be, of the assignee and the assigning Lender.





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                         (ii)    Acceptance by Agent.  Upon its receipt of an
        Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Agent pursuant to subsection 2.7B(iii)(a), Agent shall, if Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Agent to such assignment) and (b) give prompt notice thereof to Company. Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

        C. PARTICIPATIONS. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Company hereunder (including, without limitation, amounts payable to such Lender pursuant to subsections 2.6D, 2.7 and 3.6) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 10.4 and 10.5, (a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

        D. ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

        E. INFORMATION. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.20.

        F. REPRESENTATIONS OF LENDERS. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in





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clause (i) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

10.2    EXPENSES.

                Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Company (including, without limitation, any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including, without limitation, with respect to confirming compliance with environmental, insurance and solvency requirements;
(iii) the reasonable fees, expenses and disbursements of counsel to Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all the reasonable costs and expenses of creating and perfecting Liens in favor of Agent on behalf of Lenders pursuant to any Collateral Document, including, without limitation, filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Agent and of counsel providing any opinions that Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all the actual costs and reasonable expenses (including, without limitation, the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Agent or its counsel) of obtaining and reviewing any environmental audits or reports provided for under subsection 4.1C and any audits or reports provided for under subsection 6.5B with respect to Inventory and Accounts of Company and its Subsidiaries; (vi) the custody or preservation of any of the Collateral; (vii) all other actual and reasonable costs and expenses incurred by Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (viii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Agent and Lenders in
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collecting any payments due from any Loan Party hereunder or under the other
Loan Documents by reason of such Event of Default (including, without limitation, in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

10.3    INDEMNITY.

                In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Agent and Lenders, and the officers, directors, employees, agents and affiliates of Agent and Lenders (collectively called the "INDEMNITEES"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

                As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the Related Agreements or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty), (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.





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                To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

10.4    SET-OFF.

                In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to that Lender under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Notwithstanding the foregoing, each Lender agrees to give notice to Company promptly after any exercise by it of any such set off right, provided that the failure to give any such notice shall not affect any of Lenders' rights hereunder or otherwise.

10.5    RATABLE SHARING.

                Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such
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other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

10.6    AMENDMENTS AND WAIVERS.

                No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that any such amendment, modification, termination, waiver or consent which: increases the amount of any of the Commitments or reduces the principal amount of any of the Loans; increases the maximum amount of Letters of Credit; changes in any manner the definition of "Pro Rata Share" or the definition of "Requisite Lenders"; changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpones the date or reduces the amount of any scheduled payment (but not prepayment) of principal of any of the Loans; postpones the date on which any interest or any fees are payable; decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder; increases the maximum duration of Interest Periods permitted hereunder; reduces the amount or postpones the due date of any amount payable in respect of, or extends the required expiration date of, any Letter of Credit; changes in any manner the obligations of Lenders relating to the purchase of participations in Letters of Credit; releases any Lien granted in favor of Agent with respect to 25% or more in aggregate fair market value of the Collateral; releases any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty other than in accordance with the terms of the Loan Documents; or changes in any manner the provisions contained in subsection 8.1 or this subsection 10.6 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 4 shall be effective only if evidenced by a writing signed by or on behalf of Agent and Requisite Lenders,
(ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note and (iii) no amendment,





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modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Agent shall be effective without the written concurrence of Agent. Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

10.7    INDEPENDENCE OF COVENANTS.

                All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8    NOTICES.

                Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Agent.

10.9    SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

        A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

        B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4 and 10.5 shall survive the payment of the Loans, the
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Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

10.10   FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

                No failure or delay on the part of Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11   RELEASE OF SECURITY.

                Notwithstanding anything to the contrary contained in this Agreement (including any of the terms of Section 9.6 and 10.6 hereof), each of Agent and Lenders hereby agree and consent, subject to the satisfaction of each of the conditions described in the following sentence, to the execution by Agent, on behalf of Lenders, of any documents or instruments necessary to terminate or release all Liens granted by Company and its Subsidiaries in favor of Agent pursuant to the Collateral Documents as security for the Obligations. Such action shall be taken by Agent, on behalf of Lenders, upon the delivery by Company (i) to each of Agent and Lenders of an Officers' Certificate certifying and demonstrating in reasonable detail that Company has maintained a Consolidated Leverage Ratio of not more than 2.00 to 1.00 for the immediately preceding four-Fiscal Quarter period ending prior to the date of such Officers' Certificate and (ii) to Agent of any documents or instruments, in form and substance reasonably satisfactory to Agent, necessary to terminate or release such Liens. Notwithstanding anything to the contrary contained in this Agreement, upon the satisfaction of the conditions described in the foregoing sentence, (x) the Borrowing Base shall no longer have any effect under this Agreement or the other Loan Documents, (y) the limitations set forth in Sections 2.1A(iv), 2.4B(iii)(d) and 3.1A(i) hereof with respect to the Borrowing Base then in effect shall no longer apply for the purposes of the making of Revolving Loans, the repayment thereof or the issuance of Letters of Credit and (z) the Company shall no longer be required to deliver a Borrowing Base Certificate under Section 6.1(vi).

10.12   MARSHALLING; PAYMENTS SET ASIDE.

                Neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Agent or Lenders (or to Agent for the benefit of Lenders), or Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the





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proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.13   SEVERABILITY.

                In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.14   OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

                The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.15   HEADINGS.

                Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.16   APPLICABLE LAW.

                THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING, WITHOUT LIMITATION, SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.





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10.17   SUCCESSORS AND ASSIGNS.

                This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). Neither Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders.

10.18   CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

                ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, COUNTY AND CITY OF LOS ANGELES. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

                (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

                (II)     WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

                (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

                (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

                (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

                (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.18 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING





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        AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER CALIFORNIA CODE
        OF CIVIL PROCEDURE SECTION 410.40 OR OTHERWISE.

10.19   WAIVER OF JURY TRIAL.

                EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.19 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.20   CONFIDENTIALITY.

                Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Company that in any event a Lender may make disclosures to Affiliates of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

10.21   COUNTERPARTS; EFFECTIVENESS.

                This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof.

                [Remainder of page intentionally left blank]

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                COMPANY:

                                       BELL INDUSTRIES, INC.


                                       By:  TRACY A. EDWARDS
                                           -------------------------------
                                           Tracy A. Edwards
                                           Vice President

                                       Notice Address:

                                           Bell Industries, Inc.
                                           11812 San Vicente Boulevard
                                           Los Angeles, California  90049

                                           Attention:  Tracy A. Edwards
                                           Fax:  (310) 447-3265


                ONTARIO SUBSIDIARY:

                                           BELL ONTARIO HOLDING, INC.


                                           By:   TRACY A. EDWARDS
                                              -------------------------------
                                              Tracy A. Edwards
                                              Vice President

                                       Notice Address:

                                           Bell Industries, Inc.
                                           11812 San Vicente Boulevard
                                           Los Angeles, California  90049

                                           Attention:  Tracy A. Edwards
                                           Fax:  (310) 447-3265

                 LENDERS:

                                           UNION BANK OF CALIFORNIA, N.A.,
                                           individually and as Agent


                                           By:   ROBERT C. PETERSEN
                                               ---------------------------
                                                 Robert C. Petersen
                                                 Vice President

                                           NOTICE ADDRESS:

                                                  Union Bank of California, N.A.
                                                  Corporate Banking South
                                                  550 S. Hope Street, 3rd. Floor
                                                  P.O. Box 2330
                                                  Los Angeles, CA  90051

                                                  Attention: Bob Petersen
                                                  Fax:     (213) 243-3552


                        OPERATIONS NOTICE ADDRESSES:

Union Bank of California, N.A.         Union Bank of California, N.A.
CPA Specialized Finance-LA             Commercial Loan Operations
445 S. Figueroa St., 16th. Floor       1980 Saturn Street
Los Angeles, CA  90071                 Monterey Park, CA  91754
P.O. Box 3100                          P.O. Box 30115
Los Angeles, CA  90051-1100            Los Angeles, CA  90030-0115

Attention: Wade Winter                 Attention: Maria Flores
Fax:     (213) 236-7814                Fax:     (213) 724-6918
Tel:     (213) 236-6566                Tel:     (213) 720-2679

                   LETTER OF CREDIT NOTICE ADDRESSES:

Union Bank of California, N.A.         Union Bank of California, N.A.
CPA Specialized Finance-LA             Int'l Services - Liability Control
445 S. Figueroa St., 16th. Floor       1980 Saturn Street
Los Angeles, CA  90071                 Monterey Park, CA  91755-7417
P.O. Box 3100                          P.O. Box 60691
Los Angeles, CA  90051-1100            Los Angeles, CA  90060-0691

Attention: Wade Winter                 Attention: Evelyn Jaminal
Fax:     (213) 236-7814                Fax:     (213) 720-7993
Tel:     (213) 236-6566                Tel:     (213) 720-7974

                                  EXHIBIT I-A

                [FORM OF NOTICE OF BORROWING (PRE-MERGER DATE)]

                              NOTICE OF BORROWING


                 Pursuant to that certain Credit Agreement dated as of January 7, 1997 as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Bell Industries, Inc., a California corporation ("COMPANY"), the financial institutions listed therein as Lenders ("LENDERS"), and Union Bank of California, N.A., as Agent ("AGENT"), this represents Company's request to borrow as follows:

             1.    Funding Date:                 ___________________, _________

             2.    Amount of borrowing:          $__________________

             3.    Type of Loans:         [ ] a.    Tender Loans
                                          [ ] b.    Tender Period Revolving
                                                    Loans

             4.    Interest rate option:  [ ] a.    Base Rate Loan(s)
                                          [ ] b.    LIBOR Rate Loans with an
                                                    initial Interest Period of
                                                    ____________ month(s) and
                                                    with a maturity date of
                                                    ____________

                The undersigned officer, to the best of his or her knowledge, and Company certify that:

                (i) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date;

                (ii) No event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Potential Event of Default; and




                                     I-A-1

                (iii) Company has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof.



DATED: ____________________              BELL INDUSTRIES, INC.


                                         By: __________________________
                                         Title: _______________________

















                                     I-A-2

                                  EXHIBIT I-B

                [FORM OF NOTICE OF BORROWING (POST MERGER DATE]

                              NOTICE OF BORROWING


                Pursuant to that certain Credit Agreement dated as of January 7, 1997 as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Bell Industries, Inc., a California corporation ("COMPANY"), the financial institutions listed therein as Lenders ("LENDERS"), and Union Bank of California, N.A., as Agent ("AGENT"), this represents Company's request to borrow as follows:

             1.    Funding Date:          ___________________, _________

             2.    Amount of borrowing:   $___________________

             3.    Type of Loans:         [ ] a.    Term Loans
                                          [ ] b.    Revolving Loans

             4.    Interest rate option:  [ ] a.    Base Rate Loan(s)
                                          [ ] b.    LIBOR Rate Loans with an
                                                    initial Interest Period of
                                                    ____________ month(s) and
                                                    with a maturity date of
                                                    ___________

                The undersigned officer, to the best of his or her knowledge, and Company certify that:

                (i) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date;

                (ii) No event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Potential Event of Default; and





                                     I-B-1

                (iii) Company has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof.

DATED: ____________________              BELL INDUSTRIES, INC.


                                         By: __________________________
                                         Title: _______________________
















                                     I-B-2

                                  EXHIBIT II-A

         [FORM OF NOTICE OF CONVERSION/CONTINUATION (PRE-MERGER DATE)]

                       NOTICE OF CONVERSION/CONTINUATION


                Pursuant to that certain Credit Agreement dated as of January 7, 1997, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Bell Industries, Inc., a California corporation ("COMPANY"), the financial institutions listed therein as Lenders, and Union Bank of California, N.A., as Agent, this represents Company's request to convert or continue Loans as follows:

        1.      Date of conversion/continuation:    __________________, _______

        2.      Amount of Loans being converted/continued:  $___________________

        3.      Type of Loans being      [ ]  a.  Tender Loans
                converted/continued:     [ ]  b.  Tender Period Revolving Loans

        4.      Nature of conversion/continuation:
                       [ ]  a. Conversion of Base Rate Loans to LIBOR Rate Loans
                       [ ]  b. Conversion of LIBOR Rate Loans to Base Rate Loans
                       [ ]  c. Continuation of LIBOR Rate Loans as such

        5. If Loans are being continued as or converted to LIBOR Rate Loans, the duration of the new Interest Period that commences on the conversion/continuation date: _______________ month(s) and with a maturity date of _________.

                In the case of a conversion to or continuation of LIBOR Rate Loans, the undersigned officer, to the best of his or her knowledge, and Company certify that no Event of Default or Potential Event of Default has occurred and is continuing under the Credit Agreement.

DATED: _____________________             BELL INDUSTRIES, INC.


                                         By: __________________________
                                         Title: _______________________















                                     II-A-1

                                  EXHIBIT II-B

         [FORM OF NOTICE OF CONVERSION/CONTINUATION (POST MERGER DATE)]

                       NOTICE OF CONVERSION/CONTINUATION


                Pursuant to that certain Credit Agreement dated as of January 7, 1997, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Bell Industries, Inc., a California corporation ("COMPANY"), the financial institutions listed therein as Lenders, and Union Bank of California, N.A., as Agent, this represents Company's request to convert or continue Loans as follows:

        1.      Date of conversion/continuation:     __________________, _______

        2.      Amount of Loans being converted/continued: $___________________

        3.      Type of Loans being     [ ]  a. Term Loans
                                        [ ]  b. Revolving Loans

        4.      Nature of conversion/continuation:
                       [ ]  a. Conversion of Base Rate Loans to LIBOR Rate Loans
                       [ ]  b. Conversion of LIBOR Rate Loans to Base Rate Loans
                       [ ]  c. Continuation of LIBOR Rate Loans as such

        5. If Loans are being continued as or converted to LIBOR Rate Loans, the duration of the new Interest Period that commences
                on the conversion/continuation date:   _______________
                month(s) and with a maturity date of ______________.

                In the case of a conversion to or continuation of LIBOR Rate Loans, the undersigned officer, to the best of his or her knowledge, and Company certify that no Event of Default or Potential Event of Default has occurred and is continuing under the Credit Agreement.

DATED: _____________________             BELL INDUSTRIES, INC.


                                         By: __________________________
                                         Title: _______________________















                                     II-B-1

                                  EXHIBIT III

                [FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT]

                     NOTICE OF ISSUANCE OF LETTER OF CREDIT


                Pursuant to that certain Credit Agreement dated as of January 7, 1997, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Bell Industries, Inc., a corporation ("COMPANY"), the financial institutions listed therein as Lenders, and Union Bank of California, N.A., as Agent ("AGENT"), this represents Company's request for the issuance of a Letter of Credit by Agent as follows:

        1.      Date of issuance of Letter of Credit: ________________, ________

        2.      Type of Letter of Credit:   [ ]  a.  Commercial Letter of Credit
                                            [ ]  b.  Standby Letter of Credit

        3.      Face amount of Letter of Credit:  $________________________

        4.      Expiration date of Letter of Credit:  ________________, ________

        5.      Name and address of beneficiary:
                         ___________________________________________
                         ___________________________________________
                         ___________________________________________
                         ___________________________________________

        6. Attached hereto is Part A of Issuing Lender's standard application for a letter of credit and the executed signature page to such Part A (it being understood that Part B of such application is not applicable)

                The undersigned officer, to the best of his or her knowledge, and Company certify that:

                (i) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date;





                                     III-1

                (ii) No event has occurred and is continuing or would result from the issuance of the Letter of Credit contemplated hereby that would constitute an Event of Default or a Potential Event of Default; and

                (iii) Company has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof.

DATED: ____________________              BELL INDUSTRIES, INC.


                                         By: __________________________
                                         Title: _______________________











                                     III-2

                                   EXHIBIT IV

                             [FORM OF TENDER NOTE]

                             BELL INDUSTRIES, INC.

                     PROMISSORY NOTE DUE ____________, 199_

$[1]                                                                         [2]
                                                                  {Closing Date}

                FOR VALUE RECEIVED, BELL INDUSTRIES, INC., a California corporation ("COMPANY"), promises to pay to the order of [3] ("PAYEE") or its registered assigns on the earlier of (i) _______________, 199__ and (ii) the Merger Date, the lesser of (x) [4] ($[1]) and (y) the unpaid principal amount of all advances made by Payee to Company as Tender Loans under the Credit Agreement referred to below.

                Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of January 7, 1997 by and among Company, the financial institutions listed therein as Lenders, and Union Bank of California, N.A., as Agent (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined).

                This Note is one of Company's "Tender Notes" in the aggregate principal amount of $[5] and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid.

                All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment




__________________________________

[1] Insert amount of Lender's Tender Loan in numbers.

[2] Insert place of delivery of Note.

[3] Insert Lender's name in capital letters.

[4] Insert amount of Lender's Tender Loan in words.

[5] Insert aggregate amount of all Tender Loans in numbers.

Agreement effecting the assignment or transfer of this Note shall have been accepted by Agent as provided in subsection 10.1B(ii) of the Credit Agreement, Company and Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

                Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

                This Note is subject to mandatory prepayment as provided in subsection 2.4B(iii) of the Credit Agreement and to prepayment at the option of Company as provided in subsection 2.4B(i) of the Credit Agreement.

                THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING
SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

                This Note is subject to restrictions on transfer or assignment as provided in subsections 10.1 and 10.17 of the Credit Agreement.

                No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

                Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 10.2 of the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                        BELL INDUSTRIES, INC.


                                        By: __________________________
                                        Title: _______________________

                                   EXHIBIT V

                     [FORM OF TENDER PERIOD REVOLVING NOTE]

                             BELL INDUSTRIES, INC.

                     PROMISSORY NOTE DUE ____________, 199_

$[1]                                                                        [2]
                                                                 {Closing Date}

                FOR VALUE RECEIVED, BELL INDUSTRIES, INC., a California corporation ("COMPANY"), promises to pay to the order of [3] ("PAYEE") or its registered assigns on the earlier of (i) _________________, 199__ and (ii) the Merger Date, the lesser of (x) [4] ($[1]) and (y) the unpaid principal amount of all advances made by Payee to Company as Tender Period Revolving Loans under the Credit Agreement referred to below.

                Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of January 7, 1997 by and among Company, the financial institutions listed therein as Lenders, and Union Bank of California, N.A., as Agent (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined).

                This Note is one of Company's "Tender Period Revolving Notes" in the aggregate principal amount of $___________ and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Tender Period Revolving Loans evidenced hereby were made and are to be repaid.

                All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by





__________________________________

[1] Insert amount of Lender's Tender Period Revolving Loans in numbers.

[2] Insert place of delivery of Note.

[3] Insert Lender's name in capital letters.

[4] Insert amount of Lender's Tender Period Revolving Loans in words.

Agent as provided in subsection 10.1B(ii) of the Credit Agreement, Company and Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loans evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

                Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

                This Note is subject to mandatory prepayment as provided in subsection 2.4B(iii) of the Credit Agreement and to prepayment at the option of Company as provided in subsection 2.4B(i) of the Credit Agreement.

                THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING
SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

                This Note is subject to restrictions on transfer or assignment as provided in subsections 10.1 and 10.17 of the Credit Agreement.

                No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

                Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 10.2 of the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                        BELL INDUSTRIES, INC.


                                        By: __________________________
                                        Title: _______________________

                                  TRANSACTIONS
                                       ON
                          TENDER PERIOD REVOLVING NOTE


                                                                            Outstanding
                   Type of          Amount of           Amount of            Principal
                  Loan Made         Loan Made         Principal Paid          Balance          Notation
     Date         This Date         This Date           This Date            This Date          Made By
     ----        -----------      -------------      ---------------      ---------------       -------


                                   EXHIBIT VI

                              [FORM OF TERM NOTE]

                             BELL INDUSTRIES, INC.

                     PROMISSORY NOTE DUE ____________, 199_

$[1]                                                                        [2]
                                                                 {Closing Date}

                FOR VALUE RECEIVED, BELL INDUSTRIES, INC., a California corporation ("COMPANY"), promises to pay to the order of [3] ("PAYEE") or its registered assigns the principal amount of [4] ($[1]) in the installments referred to below.

                Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of January 7, 1997 by and among Company, the financial institutions listed therein as Lenders, and Union Bank of California, N.A., as Agent (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined).

                Company shall make principal payments on this Note in consecutive quarterly installments, commencing on March 31, 1997 and ending on December 31, 2001. Each such installment shall be due on the date specified in the Credit Agreement and in an amount determined in accordance with the provisions thereof; provided that the last such installment shall be in an amount sufficient to repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon.

                This Note is one of Company's "Term Notes" in the aggregate principal amount of $50,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid.





__________________________________

[1] Insert amount of Lender's Term Loan in numbers.

[2] Insert place of delivery of Note.

[3] Insert Lender's name in capital letters.

[4] Insert amount of Lender's Term Loan in words.

                All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Agent as provided in subsection 10.1B(ii) of the Credit Agreement, Company and Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

                Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

                This Note is subject to mandatory prepayment as provided in subsection 2.4B(iii) of the Credit Agreement and to prepayment at the option of Company as provided in subsection 2.4B(i) of the Credit Agreement.

                THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING
SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

                This Note is subject to restrictions on transfer or assignment as provided in subsections 10.1 and 10.17 of the Credit Agreement.

                No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

                Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 10.2 of the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                        BELL INDUSTRIES, INC.


                                        By: __________________________
                                        Title: _______________________

                                  EXHIBIT VII

                            [FORM OF REVOLVING NOTE]

                             BELL INDUSTRIES, INC.

                     PROMISSORY NOTE DUE ____________, 199_

$[1]                                                                        [2]
                                                                 {Closing Date}

                 FOR VALUE RECEIVED, BELL INDUSTRIES, INC., a California corporation ("COMPANY"), promises to pay to the order of [3] ("PAYEE") or its registered assigns, on or before the Revolving Loan Commitment Termination Date (as defined in the Credit Agreement referred to below), the lesser of (x) [4] ($[1]) and (y) the unpaid principal amount of all advances made by Payee to Company as Revolving Loans under the Credit Agreement referred to below.

                 Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of January 7, 1997 by and among Company, the financial institutions listed therein as Lenders, and Union Bank of California, N.A., as Agent (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined).

                 This Note is one of Company's "Revolving Notes" in the aggregate principal amount of $200,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid.

                 All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment





__________________________________

[1] Insert amount of Lender's Revolving Loan Commitment in numbers.

[2] Insert place of delivery of Note.

[3] Insert Lender's name in capital letters.

[4] Insert amount of Lender's Revolving Loan Commitment in words.




                                     VII-1

Agreement effecting the assignment or transfer of this Note shall have been accepted by Agent as provided in subsection 10.1B(ii) of the Credit Agreement, Company and Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loans evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

                 Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

                 This Note is subject to mandatory prepayment as provided in subsection 2.4B(iii) of the Credit Agreement and to prepayment at the option of Company as provided in subsection 2.4B(i) of the Credit Agreement.

                 THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING
SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                 Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                 The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

                 This Note is subject to restrictions on transfer or assignment as provided in subsections 10.1 and 10.17 of the Credit Agreement.

                 No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

                 Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 10.2 of the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to





                                     VII-2
the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                 IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.



                                                  BELL INDUSTRIES, INC.


                                                  By: _________________________
                                                  Title: ______________________





                                     VII-3

                                  TRANSACTIONS
                                       ON
                                 REVOLVING NOTE


                                                                            Outstanding
                   Type of          Amount of           Amount of            Principal
                  Loan Made         Loan Made         Principal Paid          Balance          Notation
     Date         This Date         This Date           This Date            This Date          Made By
     ----        -----------      -------------      ---------------      ---------------       -------


















                                     VII-4

                                  EXHIBIT VIII

            [FORM OF FINANCIAL STATEMENT AND COMPLIANCE CERTIFICATE]

                 FINANCIAL STATEMENT AND COMPLIANCE CERTIFICATE


THE UNDERSIGNED HEREBY CERTIFY THAT:

                 (1) I am the duly elected Vice President and Chief Financial Officer of Bell Industries, Inc., a California corporation ("COMPANY").

                 (2) The attached financial statements for the fiscal [quarter] [year] ended __________, have been prepared in accordance with GAAP and fairly present, in all material respects, the financial condition of Company and its Subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods indicated. In the case of quarterly financial statements, in the opinion of management, all adjustments consisting of normal recurring adjustments considered necessary for a fair presentation have been included. The operating results for interim periods presented are not necessarily indicative of results for the full fiscal year.

                 (3) I have reviewed the terms of the Credit Agreement dated as of January 7, 1997 as amended to the date hereof (said Credit Agreement, as so amended, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined in this Certificate (including Attachment No. 1 annexed hereto and made a part hereof) being used in this Certificate as therein defined), by and among Company, the financial institutions listed therein as Lenders, and Union Bank of California, N.A., as Agent, and the terms of the other Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by the attached financial statements.

                 (4) The review described in paragraph (3) above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Potential Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except for any such condition or event which no longer constitutes an Event of Default or Potential Event of Default as of the date of this Certificate and which was previously reported to the Lenders in accordance with subsection 6.1(xi) of the Credit Agreement[, except as set forth below].

                 [Set forth [below] [in a separate attachment to this Certificate] are all exceptions to paragraph (4) above listing, in detail, the nature of the condition or event, the





                                   VIII-1
period during which it has existed and the action which Company has taken, is taking, or proposes to take with respect to each such condition or event:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________]

                 The foregoing certifications, together with the computations set forth in Attachment No. 1 annexed hereto and made a part hereof and the financial statements delivered with this Certificate in support hereof, are made and delivered this __________ day of _____________, ____ pursuant to subsections 6.1(i) (quarterly financial statements), 6.1(ii) (year-end financial statements) and 6.1(iii) of the Credit Agreement.


                                                  BELL INDUSTRIES, INC.


                                                  By: __________________________
                                                      Vice President and
                                                      Chief Financial Officer













                                     VIII-2

                                ATTACHMENT NO. 1
                           TO COMPLIANCE CERTIFICATE



                 This Attachment No. 1 is attached to and made a part of a Compliance Certificate dated as of ____________, 199_ and pertains to the period from ____________, 199_ to ____________, 199_. Subsection references herein relate to subsections of the Credit Agreement.

SECTION 7.1   INDEBTEDNESS

      1.      Indebtedness permitted under subsection 7.1(viii):    $___________

      2.      Maximum permitted under subsection 7.1(viii):         $  5,000,000

      3.      Indebtedness permitted under subsection 7.1(x):       $___________

      4.      Maximum permitted under subsection 7.1(x):            $ 25,000,000

      5.      Indebtedness permitted under subsection 7.1(xii):     $___________

      6.      Maximum permitted under subsection 7.1(xii):          $  5,000,000

SECTION 7.3   INVESTMENTS

      1.      Investments permitted under subsection 7.3(vii):      $___________

      2.      Maximum permitted under subsection 7.3(vii):          $  2,500,000

SECTION 7.4   CONTINGENT OBLIGATIONS

      1.      Contingent Obligations permitted under
              subsection 7.4(v):                                    $___________

      2.      Maximum permitted under subsection 7.4(v):            $  2,500,000

SECTION 7.6A MINIMUM INTEREST COVERAGE RATIO (for the four-Fiscal Quarter period ending _____________, 199_)

      1.      Consolidated Net Income:                              $___________

      2.      Consolidated Interest Expense:                        $___________





                                     VIII-3

      3.      Provisions for taxes based on income:                 $___________

      4.      Total depreciation expense:                           $___________

      5.      Total amortization expense:                           $___________

      6.      Other extraordinary or non-recurring non-cash
              items reducing Consolidated Net Income:               $___________

      7.      Cash expenditures reducing net income not
              exceeding an aggregate amount of $5,000,000
              which are incurred during the Fiscal Years
              ending 12/31/96, 12/31/97 and 12/31/98 in
              connection with employee-related matters,
              compliance with ERISA requirements or the
              acquisition of Milgray by Company                     $___________

      8.      Other extraordinary or non-recurring non-cash
              items increasing Consolidated Net Income:             $___________

      9.      Consolidated Adjusted EBITDA
              (1+2+3+4+5+6+7-8):                                    $___________

      10.     Consolidated Interest Expense (calculated as
              set forth in the proviso in subsection 7.6A):         $___________

      11.     Interest Coverage Ratio (9):(10):                     ____:1.00

      12.     Minimum ratio required under subsection 7.6A:         3.25:1.00

SECTION 7.6B MINIMUM FIXED CHARGE COVERAGE RATIO (for the four-Fiscal Quarter period ending _____________, 199_)

      1.      Consolidated Adjusted EBITDA (E.9 above):             $___________

      2.      Consolidated Capital Expenditures other than
              Consolidated Capital Expenditures consisting
              of Capital Leases (calculated on a pro-forma
              basis to give effect to the acquisition of
              Milgray by Company):                                  $___________

      3.      Consolidated Interest Expense (calculated as
              set forth in the definition of Consolidated
              Fixed Charges):                                       $___________





                                     VIII-4

      4.      Consolidated Scheduled Principal Payments
              (calculated as set forth in the definition of
              Consolidated Fixed Charges):                          $___________

      5.      Provisions for taxes based on income
              (calculated as set forth in the definition of
              Consolidated Fixed Charges):                          $___________

      6.      Dividends or distributions made to
              shareholders of Company in respect of shares
              of capital stock of Company (calculated as
              set forth in the definition of Consolidated
              Fixed Charges):                                       $___________

      7.      Consolidated Fixed Charges (3+4+5+6):                 $___________

      8.      Fixed Charge Coverage Ratio (1-2):(7):                ____:1.00

      9.      Minimum ratio required under subsection 7.6B:         ____:1.00

SECTION 7.6C  MAXIMUM CONSOLIDATED LEVERAGE RATIO (as of _____________,
199_)

      1.      Consolidated Total Debt:                              $___________

      2.      Consolidated Adjusted EBITDA (E.9 above):             $___________

      3.      Leverage Ratio (1):(2):                               ____:1.00

      4.      Maximum ratio permitted under subsection 7.6C:        ____:1.00

SECTION 7.7(V)   ACQUISITIONS

      1.      Aggregate amount of cash and non-cash
              consideration (including any Indebtedness             $___________
              assumed by Company or its Subsidiaries but excluding any equity Securities issued by Company in connection with such transaction) paid by Company and its Subsidiaries during the period beginning on the Closing Date and ending on the date 365 calendar days subsequent to the Closing Date:

      2.      Maximum permitted under subsection 7.7(v):            $ 20,000,000





                                     VIII-5

      3.      Aggregate amount of cash and non-cash
              consideration (including any Indebtedness             $___________
              assumed by Company or its Subsidiaries but excluding any equity Securities issued by Company in connection with such transaction) paid by Company and its Subsidiaries after the Closing Date in one or more transactions for acquisitions permitted under subsection 7.7(v):

      4.      Maximum permitted under subsection 7.7(v):            $ 50,000,000

      5.      Aggregate amount of cash and non-cash
              consideration (including any Indebtedness             $___________
              assumed by Company or its Subsidiaries but excluding any equity Securities issued by Company in connection with such transaction) paid by Company and its Subsidiaries after the Closing Date for any single acquisition transaction or related series of such transactions:

      6.      Maximum permitted under subsection 7.7(v):            $ 25,000,000

SECTION 7.8   CONSOLIDATED CAPITAL EXPENDITURES

      1.      Consolidated Capital Expenditures for Fiscal
              Year-to-date:                                         $___________

      2.      Maximum amount of Consolidated Capital
              Expenditures permitted under subsection 7.8
              for Fiscal Year:                                      $___________

SECTION 7.9   LEASES

      1.      Consolidated Rental Payments in effect during
              current Fiscal Year or any future period of
              12 consecutive calendar months:                       $___________

      2.      Maximum permitted under subsection 7.9:               $___________





                                     VIII-6

                                   EXHIBIT IX

                      [FORM OF BORROWING BASE CERTIFICATE]

                           BORROWING BASE CERTIFICATE


                Pursuant to that certain Credit Agreement dated as of January 7, 1997, 1996, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined in this Certificate (including Attachment No. 1 annexed hereto) being used in this Certificate as therein defined), by and among Bell Industries, Inc., a California corporation ("COMPANY"), the financial institutions listed therein as Lenders, and Union Bank of California, N.A., as Agent, Company hereby submits this Borrowing Base Certificate, together with the computations in the Attachment annexed hereto, which sets forth the Company's current calculations of the Borrowing Base.

                The undersigned officer and Company certify that (i) the computations set forth in Attachment No. 1 annexed hereto have been computed in good faith by Company in accordance with the terms of the Credit Agreement and, to the best of Company's knowledge, are true, accurate and complete as of the date hereof; (ii) no item included in the calculation of the Borrowing Base presently fails to qualify for such inclusion pursuant to the terms and conditions of the Credit Agreement and (iii) all Inventory included in the calculation of Eligible Inventory set forth in Attachment No. 1 annexed hereto which is Inventory in the possession of any Person other than Company or one of its wholly-owned Subsidiaries is (x) segregated from the Inventory of such Person and subject to the control of Company or its Subsidiaries, in the case of Inventory described in clause (iii)(x) of the definition of Eligible Inventory set forth in the Credit Agreement, or (y) segregated from all other goods held by such Person in the case of Inventory described in clause (iii)(y) of the definition of Eligible Inventory set forth in the Credit Agreement.


DATED:                                   BELL INDUSTRIES, INC.


                                         By:___________________________________
                                         Title:________________________________

                                ATTACHMENT NO. 1
                         TO BORROWING BASE CERTIFICATE


                The computations set forth in this Attachment No. 1 relate to the Eligible Accounts and Eligible Inventory of Bell Industries, Inc., as of _______________, 199_.


A.      ELIGIBLE ACCOUNTS

        1.a     Total Accounts                              $___________

        1.b     Less:
                (i)      Unauthentic Accounts               $___________
                (ii)     Conditional Accounts               $___________
                (iii)    Chattel Accounts                   $___________
                (iv)     Past Due Accounts                  $___________
                (v)      Non-Invoiced Accounts              $___________
                (vi)     Affiliate Accounts                 $___________
                (vii)    Concentrated Accounts              $___________
                (viii)   Late-Payor Accounts                $___________
                (ix)     Bankrupt Accounts                  $___________
                (x)      Impaired Accounts                  $___________
                (xi)     Unperfected Accounts               $___________
                (xii)    Rebilling Accounts                 $___________

        1.c     Total Exclusions                            $___________

        1.d     Eligible Accounts                           $___________

        1.e     85% of Eligible Accounts                    $___________


B.      ELIGIBLE INVENTORY

        1.a     Total Inventory                             $___________

        1.b     Less:
                 (i)     Obsolete and Unmerchantable        $___________
                 (ii)    Inventory Not Held for Sale        $___________
                 (iii)   Inventory Not in Possession        $___________
                 (iv)    Unperfected Inventory              $___________
                 (v)     Labelled or Custom Inventory       $___________
                 (vi)    Foreign Inventory                  $___________
                 (vii)   Unacceptable Inventory             $___________
                 (viii)  Supplies/Packaging/Shipping        $___________

        1.c     Total Exclusions                            $___________

        1.d     Eligible Inventory (1.a - 1.c)              $___________

        1.e     50% of Eligible Inventory                   $___________

C.      75% of the aggregate principal amount of all
        obligations of Company and its
        Subsidiaries under Flooring
        Agreements                                          $___________


D.      TOTAL AMOUNT OF ELIGIBLE ACCOUNTS
        AND ELIGIBLE INVENTORY INCLUDABLE IN
        THE BORROWING BASE (A.1.E + B.L.E - C)              $___________

                                   EXHIBIT X

                         [FORM OF ASSIGNMENT AGREEMENT]

                              ASSIGNMENT AGREEMENT


                This ASSIGNMENT AGREEMENT (this "AGREEMENT") is entered into by and between the parties designated as Assignor ("ASSIGNOR") and Assignee ("ASSIGNEE") above the signatures of such parties on the Schedule of Terms attached hereto and hereby made an integral part hereof (the "SCHEDULE OF TERMS") and relates to that certain Credit Agreement described in the Schedule of Terms (said Credit Agreement, as amended, supplemented or otherwise modified to the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined).

                IN CONSIDERATION of the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

                SECTION 1.  ASSIGNMENT AND ASSUMPTION.

                (a) Effective upon the Settlement Date specified in Item 4 of the Schedule of Terms (the "SETTLEMENT DATE"), Assignor hereby sells and assigns to Assignee, without recourse, representation or warranty (except as expressly set forth herein), and Assignee hereby purchases and assumes from Assignor, that percentage interest in all of Assignor's rights and obligations as a Lender arising under the Credit Agreement and the other Loan Documents with respect to Assignor's Commitments and outstanding Loans, if any, which represents, as of the Settlement Date, the percentage interest specified in
Item 3 of the Schedule of Terms of all rights and obligations of Lenders arising under the Credit Agreement and the other Loan Documents with respect to the Commitments and any outstanding Loans (the "ASSIGNED SHARE"). Without limiting the generality of the foregoing, the parties hereto hereby expressly acknowledge and agree that any assignment of all or any portion of Assignor's rights and obligations relating to Assignor's Commitments shall include (i) in the event Assignor is an Issuing Lender with respect to any outstanding Letters of Credit (any such Letters of Credit being "ASSIGNOR LETTERS OF CREDIT"), the sale to Assignee of a participation in the Assignor Letters of Credit and any drawings thereunder as contemplated by subsection 3.1C of the Credit Agreement and (ii) the sale to Assignee of a ratable portion of any participations previously purchased by Assignor pursuant to said subsection 3.1C with respect to any Letters of Credit other than the Assignor Letters of Credit.

                (b) In consideration of the assignment described above, Assignee hereby agrees to pay to Assignor, on the Settlement Date, the principal amount of any outstanding Loans included within the Assigned Share, such payment to be made by wire transfer of immediately available funds in accordance with the applicable payment instructions set forth in Item 5 of the Schedule of Terms.

                (c) Assignor hereby represents and warrants that Item 3 of the Schedule of Terms correctly sets forth the amount of the Commitments, the outstanding Loans and the Pro Rata Share of such Commitments and Loans corresponding to the Assigned Share.

                (d) Assignor and Assignee hereby agree that, upon giving effect to the assignment and assumption described above, (i) Assignee shall be a party to the Credit Agreement and shall have all of the rights and obligations under the Loan Documents, and shall be deemed to have made all of the covenants and agreements contained in the Loan Documents, arising out of or otherwise related to the Assigned Share, and (ii) Assignor shall be absolutely released from any of such obligations, covenants and agreements assumed or made by Assignee in respect of the Assigned Share. Assignee hereby acknowledges and agrees that the agreement set forth in this Section 1(d) is expressly made for the benefit of Company, Agent, Assignor and the other Lenders and their respective successors and permitted assigns.

                (e) Assignor and Assignee hereby acknowledge and confirm their understanding and intent that (i) this Agreement shall effect the assignment by Assignor and the assumption by Assignee of Assignor's rights and obligations with respect to the Assigned Share, (ii) any other assignments by Assignor of a portion of its rights and obligations with respect to the Commitments and any outstanding Loans shall have no effect on the Commitments and the Pro Rata Share corresponding to the Assigned Share as set forth in the Schedule of Terms or on the interest of Assignee in any outstanding Loans corresponding thereto, and (iii) from and after the Settlement Date, Agent shall make all payments under the Credit Agreement in respect of the Assigned Share (including all payments of principal and accrued but unpaid interest, commitment fees and letter of credit fees with respect thereto) (A) in the case of any such interest and fees that shall have accrued prior to the Settlement Date, to Assignor, and (B) in all other cases, to Assignee; provided that Assignor and Assignee shall make payments directly to each other to the extent necessary to effect any appropriate adjustments in any amounts distributed to Assignor and/or Assignee by Agent under the Loan Documents in respect of the Assigned Share in the event that, for any reason whatsoever, the payment of consideration contemplated by Section 1(b) occurs on a date other than the Settlement Date.

                SECTION 2.  CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

                (a) Assignor represents and warrants that it is the legal and beneficial owner of the Assigned Share, free and clear of any adverse claim.

                (b) Assignor shall not be responsible to Assignee for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Documents or for any representations, warranties, recitals or statements made therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Assignor to Assignee or by or on behalf of Company or any of its Subsidiaries to Assignor or Assignee in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Assignor be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default.

                (c) Assignee represents and warrants that it is an Eligible Assignee; that it has experience and expertise in the making of loans such as the Loans; that it has acquired the Assigned Share for its own account in the ordinary course of its business and without a view to distribution of the Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of subsection 10.1 of the Credit Agreement, the disposition of the Assigned Share or any interests therein shall at all times remain within its exclusive control); and that it has received, reviewed and approved a copy of the Credit Agreement (including all Exhibits and Schedules thereto).

                (d) Assignee represents and warrants that it has received from Assignor such financial information regarding Company and its Subsidiaries as is available to Assignor and as Assignee has requested, that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the assignment evidenced by this Agreement, and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Assignor shall have no duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any other credit or other information with respect thereto, whether coming into its possession before the making of the initial Loans or at any time or times thereafter, and Assignor shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Assignee.

                (e) Each party to this Agreement represents and warrants to the other party hereto that it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the provisions hereof, that this Agreement has been duly authorized, executed and delivered by such party and that this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

                SECTION 3.  MISCELLANEOUS.

                (a) Each of Assignor and Assignee hereby agrees from time to time, upon request of the other such party hereto, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Agreement.

                (b) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought.

                (c) Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the notice address of each of Assignor and Assignee shall be as set forth on the Schedule of Terms or, as to either such party, such other address as shall be designated by such party in a written notice delivered to the other such party. In addition, the notice address of Assignee set forth on the Schedule of Terms shall serve as the initial notice address of Assignee for purposes of subsection 10.8 of the Credit Agreement.

                (d) In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                (e) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING
SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                (f) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

                (g) This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                (h) This Agreement shall become effective upon the date (the "EFFECTIVE DATE") upon which all of the following conditions are satisfied: (i) the execution of a counterpart hereof by each of Assignor and Assignee, (ii) the execution of a counterpart hereof by Company and Agent as evidence of their consent hereto to the extent required under subsection 10.1B(i) of the Credit Agreement, (iii) the receipt by Agent of the processing and recordation fee referred to in subsection 10.1B(i) of the Credit Agreement,
(iv) in the event Assignee is a Non-US Lender (as defined in subsection 2.7B(iii)(a) of the Credit Agreement), the delivery by Assignee to Agent of such forms, certificates or other evidence with respect to United States federal income tax withholding matters as Assignee may be required to deliver to Agent pursuant to said subsection 2.7B(iii)(a), (v) the execution of a counterpart hereof by Agent as evidence of its acceptance hereof in accordance with subsection 10.1B(ii) of the Credit Agreement, and (vi) the receipt by Agent of originals or telefacsimiles of the counterparts described above and authorization of delivery thereof.





                  [Remainder of page intentionally left blank]

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, such execution being made as of the Effective Date in the applicable spaces provided on the Schedule of Terms.

                               SCHEDULE OF TERMS

1.      Borrower:   Bell Industries, Inc.

2. Name and Date of Credit Agreement: Credit Agreement dated as of January 7, 1997 by and among Bell Industries, Inc., the financial institutions listed therein as Lenders, and Union Bank of California, N.A., as Agent.

3.      Amounts:



        (a)     Aggregate Commitments of all Lenders:           $________
        (b)     Aggregate outstanding Loans:                    $________
        (c)     Assigned Share/Pro Rata Share:                    _____%
        (d)     Amount of Assigned Share of Commitments:        $________
        (e)     Amount of Assigned Share of Loans:              $________

4.      Settlement Date:   ____________, 199_


5.      Payment Instructions:
        ASSIGNOR:                                ASSIGNEE:
        ----------------------------             ----------------------------
        ----------------------------             ----------------------------
        Attention: -----------------             Attention: -----------------
        Reference: -----------------             Reference: -----------------

6.      Notice Addresses:
        ASSIGNOR:                                ASSIGNEE:
        ----------------------------             ----------------------------
        ----------------------------             ----------------------------
        ----------------------------             ----------------------------

7.      Signatures:

[NAME OF ASSIGNOR],                          [NAME OF ASSIGNEE],
as Assignor                                  as Assignee

By:                                          By:
   -------------------------                    -------------------------
Title:                                       Title:
      ----------------------                       ----------------------



[Consented to in accordance with subsection    [Consented to and] accepted in
10.1B(i) of the Credit Agreement]              accordance with subsection[s] [
                                               10.1B(i) and] 10.1B(ii)
                                               of the Credit Agreement

BELL INDUSTRIES, INC.                          UNION BANK OF CALIFORNIA, N.A.,
                                               as Agent

By:                                            By:
    -------------------                           -------------------
Title:                ]                        Title:
      -----------------                              ----------------

                                   EXHIBIT XI

                    [FORM OF CERTIFICATE RE NON-BANK STATUS]


                         CERTIFICATE RE NON-BANK STATUS


          Reference is hereby made to that certain Credit Agreement dated as of January 7, 1997 (said Credit Agreement, as amended, supplemented or otherwise modified to the date hereof, being the "CREDIT AGREEMENT") by and among Bell Industries, Inc., a California corporation, the financial institutions listed therein as Lenders, and Union Bank of California, N.A., as Agent. Pursuant to subsection 2.7B(iii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code of 1986, as amended.






                                                      [NAME OF LENDER]

                                                      By: ____________________
                                                      Title: _________________

                                   EXHIBIT XII

                      [FORM OF COMPANY SECURITY AGREEMENT]

                           COMPANY SECURITY AGREEMENT


          This COMPANY SECURITY AGREEMENT (this "AGREEMENT") is dated as of January __, 1997 and entered into by and between BELL INDUSTRIES, INC., a California corporation ("GRANTOR"), and UNION BANK OF CALIFORNIA, N.A., as agent for and representative of (in such capacity herein called "SECURED PARTY") the financial institutions ("LENDERS") party to the Credit Agreement referred to below and any Interest Rate Exchangers (as hereinafter defined).


                             PRELIMINARY STATEMENTS

          A. Secured Party and Lenders have entered into a Credit Agreement dated as of January 7, 1997 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Grantor pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Grantor.

          B. Grantor may from time to time enter into one or more Interest Rate Agreements (collectively, the "LENDER INTEREST RATE AGREEMENTS") with one or more Lenders (in such capacity, collectively, "INTEREST RATE EXCHANGERS") in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Grantor under the Lender Interest Rate Agreements, including the obligation of Grantor to make payments thereunder in the event of early termination thereof, together with all obligations of Grantor under the Credit Agreement and the other Loan Documents, be secured hereunder.

          C. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Grantor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

          NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement and to induce Interest Rate Exchangers to enter into the Lender Interest Rate Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor hereby agrees with Secured Party as follows:




                                      XII-1

          SECTION 1. GRANT OF SECURITY. Grantor hereby assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "COLLATERAL"):

          (a) all inventory in all of its forms (including (i) all goods held by Grantor for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in Grantor's business, (iii) all goods in which Grantor has an interest in mass or a joint or other interest or right of any kind, and (iv) all goods which are returned to or repossessed by Grantor) and all accessions thereto and products thereof (all such inventory, accessions and products being the "INVENTORY") and all negotiable documents of title (including warehouse receipts, dock receipts and bills of lading) issued by any Person covering any Inventory (any such negotiable document of title being a "NEGOTIABLE DOCUMENT OF TITLE");

          (b) all accounts, contract rights, chattel paper, documents, instruments, general intangibles and other rights and obligations of any kind and all rights in, to and under all security agreements, leases and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, documents, instruments, general intangibles or other obligations (any and all such accounts, contract rights, chattel paper, documents, instruments, general intangibles and other obligations being the "ACCOUNTS", and any and all such security agreements, leases and other contracts being the "RELATED CONTRACTS");

          (c) all trademarks, tradenames, tradesecrets, business names, patents, patent applications, licenses, copyrights, registrations and franchise rights, and all goodwill associated with any of the foregoing; and

          (d) all proceeds, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

          SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss.362(a)), of all obligations and liabilities of every nature of Grantor now or hereafter existing under or



                                      XII-2
arising out of or in connection with the Credit Agreement and the other Loan Documents and the Lender Interest Rate Agreements and all extensions or renewals thereof, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to Grantor, would accrue on such obligations), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Lender Interest Rate Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender or Interest Rate Exchanger as a preference, fraudulent transfer or otherwise and all obligations of every nature of Grantor now or hereafter existing under this Agreement (all such obligations of Grantor being the "SECURED OBLIGATIONS").

          SECTION 3. GRANTOR REMAINS LIABLE. Anything contained herein to the contrary notwithstanding, (a) Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and
(c) Secured Party shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

          SECTION 4. REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants as follows:

          (a) Ownership of Collateral. Except for the security interest created by this Agreement and the Liens permitted under Section 7.2A of the Credit Agreement, Grantor owns the Collateral free and clear of any Lien.

          (b) Location of Inventory. All of the Inventory is, as of the date hereof, located at the places specified in Schedule I annexed hereto.

          (c) Negotiable Documents of Title. No Negotiable Documents of Title are outstanding with respect to any of the Inventory (other than in respect of (i) Inventory with an aggregate value not in excess of $1,000,000 or (ii) Inventory which, in the ordinary course of business, is in transit either (A) from a supplier to Grantor, (B) between the locations specified in Schedule I hereto, or (C) to customers of Grantor).

                                     XII-3

          (d) Office Locations; Other Names. The chief place of business, the chief executive office and the office where Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts is, and has been for the four month period preceding the date hereof, located at 11812 San Vicente Boulevard, Suite 300, Los Angeles, California 90049. Grantor has not in the past done, and does not now do, business under any name other than Bell Industries, Inc. (including any trade-name or fictitious business name).

          (e) Delivery of Certain Collateral. All notes and other instruments (excluding checks) comprising any and all items of Collateral have been delivered to Secured Party duly endorsed and accompanied by duly executed instruments of transfer or assignment in blank.

                         SECTION 5. FURTHER ASSURANCES.

          (a) Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantor will: (i) mark conspicuously each item of chattel paper included in the Accounts, each Related Contract and, at the request of Secured Party, each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby, (ii) at the request of Secured Party, deliver and pledge to Secured Party hereunder all promissory notes and other instruments (including checks) and all original counterparts of chattel paper constituting Collateral, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party, (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iv) at any reasonable time, upon request by Secured Party, exhibit the Collateral to and allow inspection of the Collateral by Secured Party, or persons designated by Secured Party, and (v) at Secured Party's request, appear in and defend any action or proceeding that may affect Grantor's title to or Secured Party's security interest in all or any part of the Collateral.

          (b) Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor. Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.




                                      XII-4

          (c) Grantor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

          SECTION 6. CERTAIN COVENANTS OF GRANTOR. Grantor shall:

          (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

          (b) notify Secured Party of any change in Grantor's name, identity or corporate structure within 15 days of such change;

          (c) give Secured Party 30 days' prior written notice of any change in Grantor's chief place of business, chief executive office or residence or the office where Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts;

          (d) if Secured Party gives value to enable Grantor to acquire rights in or the use of any Collateral, use such value for such purposes; and

          (e) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided that Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment entered or filed against Grantor or any of the Collateral as a result of the failure to make such payment.

          SECTION 7. SPECIAL COVENANTS WITH RESPECT TO INVENTORY. Grantor shall:

          (a) keep the Inventory at the locations therefor specified on Schedule I annexed hereto or, with written notice to Secured Party as soon as practicable and, in any event, within 30 days after the placing of Inventory in a location not listed on Schedule I, at such other locations in jurisdictions where all action that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Inventory shall have been taken within ten days of the giving of the notice referred to above;

          (b) keep correct and accurate records of the Inventory, itemizing and describing the kind, type and quantity of Inventory, Grantor's cost therefor and (where applicable) the current list prices for the Inventory;



                                      XII-5

          (c) if any Inventory is in possession or control of any of Grantor's agents or processors, if the aggregate book value of all such Inventory exceeds $1,000,000, and in any event upon the occurrence of an Event of Default (as defined in the Credit Agreement) or the occurrence of an Early Termination Date (as defined in a Master Agreement or an Interest Rate Swap Agreement or Interest Rate and Currency Exchange Agreement in the form prepared by the International Swap and Derivatives Association Inc. or a similar event under any similar swap agreement) under any Lender Interest Rate Agreement (either such occurrence being an "EVENT OF DEFAULT" for purposes of this Agreement), instruct such agent or processor to hold all such Inventory for the account of Secured Party and subject to the instructions of Secured Party; and

          (d) promptly upon the issuance and delivery to Grantor of any Negotiable Document of Title (other than any one or more Negotiable Documents of Title covering (i) Inventory with an aggregate value not in excess of $1,000,000 or (ii) Inventory which, in the ordinary course of business, is in transit either (A) from a supplier to Grantor, (B) between the locations specified in
Schedule I hereto, or (C) to customers of Grantor), deliver such Negotiable Document of Title to Secured Party.

          SECTION 8. INSURANCE. Grantor shall, at its own expense, maintain insurance with respect to the Inventory in accordance with the terms of the Credit Agreement.

          SECTION 9. SPECIAL COVENANTS WITH RESPECT TO ACCOUNTS AND RELATED CONTRACTS.

          (a) Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts and Related Contracts, and all originals of all chattel paper that evidence Accounts, at the location therefor specified in Section 4 or, upon 30 days' prior written notice to Secured Party, at such other location in a jurisdiction where all action that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Accounts and Related Contracts shall have been taken. Grantor will hold and preserve such records and chattel paper and will permit representatives of Secured Party at any time during normal business hours to inspect and make abstracts from such records and chattel paper, and Grantor agrees to render to Secured Party, at Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Promptly upon the request of Secured Party, Grantor shall deliver to Secured Party complete and correct copies of each Related Contract.

          (b) Grantor shall, for not less than one year from the date on which such Account arose, maintain (i) complete records of each Account, including records of all payments received and credits granted, and (ii) all documentation relating thereto.




                                      XII-6

          (c) Except as otherwise provided in this subsection (c), Grantor shall continue to collect, at its own expense, all amounts due or to become due to Grantor under the Accounts and Related Contracts. In connection with such collections, Grantor may take (and, at Secured Party's direction, shall take) such action as Grantor or Secured Party may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; provided, however, that Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to Grantor of its intention to do so, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to Grantor thereunder directly to Secured Party, to notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Secured Party and, upon such notification and at the expense of Grantor, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done. After receipt by Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including checks and other instruments) received by Grantor in respect of the Accounts and the Related Contracts shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 18, and (ii) Grantor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

          SECTION 10. LICENSE OF PATENTS, TRADEMARKS, COPYRIGHTS, ETC. Grantor hereby assigns, transfers and conveys to Secured Party, effective upon the occurrence of any Event of Default, the nonexclusive right and license to use all trademarks, tradenames, copyrights, patents or technical processes owned or used by Grantor that relate to the Collateral and any other collateral granted by Grantor as security for the Secured Obligations, together with any goodwill associated therewith, all to the extent necessary to enable Secured Party to use, possess and realize on the Collateral and to enable any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Secured Party and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to Grantor.



                                      XII-7

          SECTION 11. TRANSFERS AND OTHER LIENS. Grantor shall not:

          (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by the Credit Agreement; or

          (b) except for the security interest created by this Agreement or as expressly permitted with respect to Collateral under Section 7.2A of the Credit Agreement, create or suffer to exist any Lien upon or with respect to any of the Collateral to secure the indebtedness or other obligations of any Person.

          SECTION 12. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Upon the occurrence of an Event of Default, Grantor hereby irrevocably appoints Secured Party as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including:

          (a) to obtain and adjust insurance required to be maintained by Grantor or paid to Secured Party pursuant to Section 8;

          (b) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clauses (a) and (b) above;

          (d) to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

          (e) to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of Grantor to Secured Party, due and payable immediately without demand;

          (f) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and

          (g) upon the occurrence and during the continuation of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or

                                      XII-8
otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Grantor's expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

          SECTION 13. SECURED PARTY MAY PERFORM. If Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement in order to protect Secured Party's interests in the Collateral, and the expenses of Secured Party incurred in connection therewith shall be payable by Grantor under subsection 10.2 of the Credit Agreement.

          SECTION 14. STANDARD OF CARE. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

          SECTION 15. REMEDIES. If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected Collateral), and also may (a) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, (b) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (c) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (d) take possession of Grantor's premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Grantor's equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (c) and collecting any Secured Obligation, and (e) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable. Secured Party or any Lender or Interest Rate




                                      XII-9

Exchanger may be the purchaser of any or all of the Collateral at any such sale and Secured Party, as agent for and representative of Lenders and Interest Rate Exchangers (but not any Lender or Lenders or Interest Rate Exchanger or Interest Rate Exchangers in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

          SECTION 16. APPLICATION OF PROCEEDS. Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied as provided in subsection 2.4D of the Credit Agreement.

          SECTION 17. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Grantor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest


                                     XII-10
granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination Secured Party will, at Grantor's expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

          SECTION 18. SECURED PARTY AS AGENT.

          (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders and, by their acceptance of the benefits hereof, Interest Rate Exchangers. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement. Agent shall act upon instructions from the Lenders as provided in the Credit Agreement, it being understood that Interest Rate Exchangers are beneficiaries of this Agreement but shall not have the right to direct the actions of Agent or vote with respect to actions to be taken by Agent until such time as all Loans outstanding under the Credit Agreement have been repaid.

          (b) Secured Party shall at all times be the same Person that is Agent under the Credit Agreement. Written notice of resignation by Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Agent under subsection 9.5 of the Credit Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

          SECTION 19. AMENDMENTS; ETC. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Grantor therefrom, shall in any event be effective unless the same shall be




                                     XII-11
in writing and signed by Secured Party and, in the case of any such amendment or modification, by Grantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

          SECTION 20. NOTICES. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or five Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as provided in subsection 10.8 of the Credit Agreement.

          SECTION 21. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          SECTION 22. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          SECTION 23. GOVERNING LAW; TERMS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of California are used herein as therein defined.

          SECTION 24. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


                  [Remainder of page intentionally left blank]





                                     XII-12

          IN WITNESS WHEREOF, Grantor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.




                                         BELL INDUSTRIES, INC.



                                         By: ____________________
                                         Title:


                                         UNION BANK OF CALIFORNIA, N.A.,
                                         as Agent, as Secured Party



                                         By: ____________________
                                         Title:

                                   SCHEDULE I
                              TO SECURITY AGREEMENT

Locations of Inventory:

                                  EXHIBIT XIII

                       [FORM OF COMPANY PLEDGE AGREEMENT]

                            COMPANY PLEDGE AGREEMENT



          This COMPANY PLEDGE AGREEMENT (this "AGREEMENT") is dated as of January __, 1997 and entered into by and between BELL INDUSTRIES, INC., a California corporation ("PLEDGOR"), and UNION BANK OF CALIFORNIA, N.A., as agent for and representative of (in such capacity herein called "SECURED PARTY") the financial institutions ("LENDERS") party to the Credit Agreement referred to below and any Interest Rate Exchangers (as hereinafter defined).


                             PRELIMINARY STATEMENTS


          A. Pledgor is the legal and beneficial owner of the shares of stock (the "PLEDGED SHARES") described in Schedule I annexed hereto and issued by the corporations named therein.

          B. Secured Party and Lenders have entered into a Credit Agreement dated as of January 7, 1997 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Pledgor pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Pledgor.

          C. Pledgor may from time to time enter into one or more Interest Rate Agreements (collectively, the "LENDER INTEREST RATE AGREEMENTS") with one or more Lenders (in such capacity, collectively, "INTEREST RATE EXCHANGERS") in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Pledgor under the Lender Interest Rate Agreements, including the obligation of Pledgor to make payments thereunder in the event of early termination thereof, together with all obligations of Pledgor under the Credit Agreement and the other Loan Documents, be secured hereunder.

          D. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Pledgor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.





                                     XIII-1

          NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement and to induce Interest Rate Exchangers to enter into the Lender Interest Rate Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

          SECTION 1. PLEDGE OF SECURITY. Pledgor hereby pledges and assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of Pledgor's right, title and interest in and to the following (the "PLEDGED COLLATERAL"):

          (a) the Pledged Shares and the certificates representing the Pledged Shares and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

          (b) all additional shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any issuer of the Pledged Shares from time to time acquired by Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such additional shares, securities, warrants, options or other rights and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares, securities, warrants, options or other rights;

          (c) all shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of Pledgor (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such shares, securities, warrants, options or other rights and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, securities, warrants, options or other rights; and

          (d) to the extent not covered by clauses (a) through (c) above, all proceeds of any or all of the foregoing Pledged Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Pledged Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any



                                     XIII-2
indemnity or guaranty payable to Pledgor or Secured Party from time to time with respect to any of the Pledged Collateral.

          SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss.362(a)), of all obligations and liabilities of every nature of Pledgor now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and the Lender Interest Rate Agreements and all extensions or renewals thereof, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to Pledgor, would accrue on such obligations), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Lender Interest Rate Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender or Interest Rate Exchanger as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Pledgor now or hereafter existing under this Agreement (all such obligations of Pledgor being the "SECURED OBLIGATIONS").

          SECTION 3. DELIVERY OF PLEDGED COLLATERAL. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by Pledgor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Upon the occurrence and during the continuance of an Event of Default (as defined in the Credit Agreement) or the occurrence of an Early Termination Date (as defined in a Master Agreement or an Interest Rate Swap Agreement or Interest Rate and Currency Exchange Agreement in the form prepared by the International Swap and Derivatives Association Inc. or a similar event under any similar swap agreement) under any Lender Interest Rate Agreement (either such occurrence being an "EVENT OF DEFAULT" for purposes of this Agreement), Secured Party shall have the right, without notice to Pledgor, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 7(a). In addition, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.



                                     XIII-3

          SECTION 4. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants as follows:

          (a) Due Authorization, etc. of Pledged Collateral. All of the Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

          (b) Description of Pledged Collateral. The Pledged Shares constitute all of the issued and outstanding shares of stock of each issuer thereof, and there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Shares.

          (c) Ownership of Pledged Collateral. Pledgor is the legal, record and beneficial owner of the Pledged Collateral free and clear of any Lien except for the security interest created by this Agreement.

          SECTION 5. TRANSFERS AND OTHER LIENS; ADDITIONAL PLEDGED COLLATERAL; ETC. Pledgor shall:

          (a) not, except as expressly permitted by the Credit Agreement, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or suffer to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement, or (iii) permit any issuer of Pledged Shares to merge or consolidate unless all the outstanding capital stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; and

          (b) (i) cause each issuer of Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to Pledgor, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of Pledged Shares, and (iii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock of any Person (other than Milgray) that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Domestic Subsidiary of Pledgor; provided, that Pledgor will pledge all issued and outstanding shares of stock of Milgray on the Merger Date (and not before).

          SECTION 6. FURTHER ASSURANCES; PLEDGE AMENDMENTS.

          (a) Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may




                                     XIII-4
request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, Pledgor will: (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby and (ii) at Secured Party's request, appear in and defend any action or proceeding that may affect Pledgor's title to or Secured Party's security interest in all or any part of the Pledged Collateral.

          (b) Pledgor further agrees that it will, upon obtaining any additional shares of stock or other securities required to be pledged hereunder as provided in Section 5(b), promptly (and in any event within five Business Days) deliver to Secured Party a Pledge Amendment, duly executed by Pledgor, in substantially the form of Schedule II annexed hereto (a "PLEDGE AMENDMENT"), in respect of the additional Pledged Shares to be pledged pursuant to this Agreement. Pledgor hereby authorizes Secured Party to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares listed on any Pledge Amendment delivered to Secured Party shall for all purposes hereunder be considered Pledged Collateral; provided that the failure of Pledgor to execute a Pledge Amendment with respect to any additional Pledged Shares pledged pursuant to this Agreement shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

          SECTION 7. VOTING RIGHTS; DIVIDENDS; ETC.

          (a) So long as no Event of Default shall have occurred and be continuing:

          (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, however, that Pledgor shall not exercise or refrain from exercising any such right if Secured Party shall have notified Pledgor that, in Secured Party's judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof; and provided, further, that, subject to the next following sentence, Pledgor shall give Secured Party at least five Business Days' prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right. It is understood, however, that neither (A) the voting by Pledgor of any Pledged Shares for or Pledgor's consent to the election of directors at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting nor (B) Pledgor's consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement shall be deemed



                                     XIII-5
     inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section 7(a)(i), and no notice of any such voting or consent need be given to Secured Party;

          (ii) Pledgor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all dividends and interest paid in respect of the Pledged Collateral; provided, however, that any and all

               (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

               (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

               (C) cash paid, payable or otherwise distributed in respect of principal or in redemption of or in exchange for any Pledged Collateral,

     shall be, and shall forthwith be delivered to Secured Party to hold as, Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Pledgor and be forthwith delivered to Secured Party as Pledged Collateral in the same form as so received (with all necessary indorsements); and

          (iii) Secured Party shall promptly execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies, dividend payment orders and other instruments as Pledgor may from time to time reasonably request for the purpose of enabling Pledgor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends, principal or interest payments which it is authorized to receive and retain pursuant to paragraph
     (ii) above.

          (b) Upon the occurrence and during the continuation of an Event of
     Default:

          (i) upon written notice from Secured Party to Pledgor, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights;





                                     XIII-6

          (ii) all rights of Pledgor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

          (iii) all dividends, principal and interest payments which are received by Pledgor contrary to the provisions of paragraph (ii) of this
     Section 7(b) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Pledgor and shall forthwith be paid over to Secured Party as Pledged Collateral in the same form as so received (with any necessary indorsements).

          (c) In order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 7(b)(i) and to receive all dividends and other distributions which it may be entitled to receive under Section 7(a)(ii) or Section 7(b)(ii), (i) Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, dividend payment orders and other instruments as Secured Party may from time to time reasonably request and (ii) without limiting the effect of the immediately preceding clause (i), Pledgor hereby grants to Secured Party an irrevocable proxy to vote the Pledged Shares and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Shares would be entitled (including giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Shares on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Shares or any officer or agent thereof), upon the occurrence of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

          SECTION 8. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including:

          (a) to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Pledged Collateral without the signature of Pledgor;

          (b) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;



                                     XIII-7

          (c) to receive, endorse and collect any instruments made payable to Pledgor representing any dividend, principal or interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same; and

          (d) to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Pledged Collateral.

          SECTION 9. SECURED PARTY MAY PERFORM. If Pledgor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Pledgor under Section 14(b).

          SECTION 10. STANDARD OF CARE. The powers conferred on Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Pledged Collateral, it being understood that Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Collateral) to preserve rights against any parties with respect to any Pledged Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Pledged Collateral, or (d) initiating any action to protect the Pledged Collateral against the possibility of a decline in market value. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which Secured Party accords its own property consisting of negotiable securities.

          SECTION 11. REMEDIES.

          (a) If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Pledged Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected Pledged Collateral), and Secured Party may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or



                                     XIII-8
times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. Secured Party or any Lender or Interest Rate Exchanger may be the purchaser of any or all of the Pledged Collateral at any such sale and Secured Party, as agent for and representative of Lenders and Interest Rate Exchangers (but not any Lender or Lenders or Interest Rate Exchanger or Interest Rate Exchangers in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Pledged Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Pledged Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay all the Secured Obligations, Pledgor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

          (b) Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Pledged Collateral conducted without prior registration or qualification of such Pledged Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances and the registration rights granted to Secured Party by Pledgor pursuant to Section 12, Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for


                                     XIII-9
the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

          (c) If Secured Party determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, Pledgor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

          SECTION 12. REGISTRATION RIGHTS. If Secured Party shall determine to exercise its right to sell all or any of the Pledged Collateral pursuant to
Section 11, Pledgor agrees that, upon request of Secured Party (which request may be made by Secured Party in its sole discretion), Pledgor will, at its own expense:

          (a) execute and deliver, and cause each issuer of the Pledged Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Secured Party, advisable to register such Pledged Collateral under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

          (b) use its best efforts to qualify the Pledged Collateral under all applicable state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by Secured Party;

          (c) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act;

          (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law; and

          (e) bear all costs and expenses, including reasonable attorneys' fees, of carrying out its obligations under this Section 12.



                                    XIII-10

          Pledgor further agrees that a breach of any of the covenants contained in this Section 12 will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 12 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section 12 shall in any way alter the rights of Secured Party under Section 11.

          SECTION 13. APPLICATION OF PROCEEDS. All proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied as provided in subsection 2.4D of the Credit Agreement.

          SECTION 14. INDEMNITY AND EXPENSES. Without limiting the generality of subsections 10.2 and 10.3 of the Credit Agreement, in the event of any public sale described in Section 12, Pledgor agrees to indemnify and hold harmless Secured Party, and each Lender and each Interest Rate Exchanger and each of their respective directors, officers, employees and agents from and against any loss, fee, cost, expense, damage, liability or claim, joint or several, to which any such Persons may become subject or for which any of them may be liable, under the Securities Act or otherwise, insofar as such losses, fees, costs, expenses, damages, liabilities or claims (or any litigation commenced or threatened in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, registration statement, prospectus or other such document published or filed in connection with such public sale, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Secured Party and such other Persons for any legal or other expenses reasonably incurred by Secured Party and such other Persons in connection with any litigation, of any nature whatsoever, commenced or threatened in respect thereof (including any and all fees, costs and expenses whatsoever reasonably incurred by Secured Party and such other Persons and counsel for Secured Party and such other Persons in investigating, preparing for, defending against or providing evidence, producing documents or taking any other action in respect of, any such commenced or threatened litigation or any claims asserted). This indemnity shall be in addition to any liability which Pledgor may otherwise have and shall extend upon the same terms and conditions to each Person, if any, that controls Secured Party or such Persons within the meaning of the Securities Act.

          SECTION 15. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of


                                    XIII-11
all outstanding Letters of Credit, (b) be binding upon Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to Pledgor. Upon any such termination Secured Party will, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Secured Party, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

          SECTION 16. SECURED PARTY AS AGENT.

          (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders and, by their acceptance of the benefits hereof, Interest Rate Exchangers. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Pledged Collateral), solely in accordance with this Agreement and the Credit Agreement.

          (b) Secured Party shall at all times be the same Person that is Agent under the Credit Agreement. Written notice of resignation by Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Agent under subsection 9.5 of the Credit Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or



                                    XIII-12
removed Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

          SECTION 17. AMENDMENTS; ETC. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Pledgor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

          SECTION 18. NOTICES. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as provided in subsection 10.8 of the Credit Agreement.

          SECTION 19. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          SECTION 20. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          SECTION 21. GOVERNING LAW; TERMS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of California are used herein as therein defined.

          SECTION 22. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which



                                    XIII-13
when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


                  [Remainder of page intentionally left blank]














                                     XIII-14

          IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                      BELL INDUSTRIES, INC.



                                      By: __________________________
                                      Title:



                                      UNION BANK OF CALIFORNIA, N.A.,
                                      as Agent, as Secured Party



                                      By: __________________________
                                      Title:

                                   SCHEDULE I


                  Attached to and forming a part of the Pledge Agreement dated as of January __, 1997 between Bell Industries, Inc., as Pledgor, and Union Bank of California, N.A., as Secured Party.



                        Class of     Stock Certi-      Par      Number of
Stock Issuer             Stock       ficate Nos.       Value      Shares
------------            --------     ------------      -----    ---------


                                   SCHEDULE II


                                PLEDGE AMENDMENT


          This Pledge Amendment, dated ____________, 199__, is delivered pursuant to Section 6(b) of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement dated January __, 1997, between the undersigned and Union Bank of California, N.A., as Secured Party (the "PLEDGE AGREEMENT," capitalized terms defined therein being used herein as therein defined), and that the Pledged Shares listed on this Pledge Amendment shall be deemed to be part of the Pledged Shares and shall become part of the Pledged Collateral and shall secure all Secured Obligations.


                                          BELL INDUSTRIES, INC.



                                          By: ___________________________
                                          Title:




                  Class of     Stock Certi-     Par          Number of
Stock Issuer       Stock       ficate Nos.      Value          Shares
------------      --------     ------------     -----        ---------


                                   EXHIBIT XIV

                     [FORM OF COLLATERAL ACCOUNT AGREEMENT]

                          COLLATERAL ACCOUNT AGREEMENT


          This COLLATERAL ACCOUNT AGREEMENT (this "AGREEMENT") is dated as of January __, 1997 and entered into by and between BELL INDUSTRIES, INC., a California corporation ("PLEDGOR"), and UNION BANK OF CALIFORNIA, N.A., as agent for and representative of (in such capacity herein called "SECURED PARTY") the financial institutions ("LENDERS") party to the Credit Agreement referred to below and any Interest Rate Exchangers (as hereinafter defined).


                             PRELIMINARY STATEMENTS

          A. Secured Party and Lenders have entered into a Credit Agreement dated as of January 7, 1997 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Pledgor pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Pledgor.

          B. Pledgor may from time to time enter into one or more Interest Rate Agreements (collectively, the "LENDER INTEREST RATE AGREEMENTS") with one or more Lenders (in such capacity, collectively, "INTEREST RATE EXCHANGERS") in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Pledgor under the Lender Interest Rate Agreements, including without limitation the obligation of Pledgor to make payments thereunder in the event of early termination thereof, together with all obligations of Pledgor under the Credit Agreement and the other Loan Documents, be secured hereunder.

          C. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Pledgor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

          NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and issue Letters of Credit under the Credit Agreement and to induce Interest Rate Exchanges to enter into the Lender Interest Rate Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:



                                      XIV-1

          SECTION 1. CERTAIN DEFINITIONS. The following terms used in this Agreement shall have the following meanings:

          "COLLATERAL" means (i) the Collateral Account, (ii) all amounts on deposit from time to time in the Collateral Account, (iii) all interest, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral, and (iv) to the extent not covered by clauses (i) through
(iii) above, all proceeds of any or all of the foregoing Collateral.

          "COLLATERAL ACCOUNT" means the restricted deposit account established and maintained by Secured Party pursuant to Section 2(a).

          "SECURED OBLIGATIONS" means all obligations and liabilities of every nature of Pledgor now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and the Lender Interest Rate Agreements and all extensions or renewals thereof, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to Pledgor, would accrue on such obligations), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Lender Interest Rate Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party, any Lender or any Interest Rate Exchanger as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Pledgor now or hereafter existing under this Agreement.

          SECTION 2. ESTABLISHMENT AND OPERATION OF COLLATERAL ACCOUNT.

          (a) Secured Party is hereby authorized to establish and maintain at its office at 1980 Saturn Street, Monterey Park, California 91755, as a blocked account in the name of Secured Party and under the sole dominion and control of Secured Party, a restricted deposit account designated as "Bell Industries Collateral Account".

          (b) The Collateral Account shall be operated in accordance with the terms of this Agreement.

          (c) All amounts at any time held in the Collateral Account shall be beneficially owned by Pledgor but shall be held in the name of Secured Party hereunder, for the benefit of Lenders, as collateral security for the Secured Obligations upon the terms and conditions set forth herein. Pledgor shall have no right to withdraw, transfer or, except as expressly set forth herein, otherwise receive any funds deposited into the Collateral Account.




                                     XIV-2

          (d) Anything contained herein to the contrary notwithstanding, the Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

          SECTION 3. DEPOSITS OF CASH COLLATERAL.

          (a) All deposits of funds in the Collateral Account shall be made by wire transfer (or, if applicable, by intra-bank transfer from another account of Pledgor) of immediately available funds, in each case addressed as set forth in a notice from Secured Party to Pledgor regarding the establishment of such Collateral Account. Pledgor shall, promptly after initiating a transfer of funds to the Collateral Account, give notice to Secured Party by telefacsimile of the date, amount and method of delivery of such deposit.

          (b) If an Event of Default has occurred and is continuing and, in accordance with Section 8 of the Credit Agreement, Pledgor is required to pay to Secured Party an amount (the "AGGREGATE AVAILABLE AMOUNT") equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding under the Credit Agreement, Pledgor shall deliver funds in such an amount for deposit in the Collateral Account in accordance with Section 3(a). If for any reason the aggregate amount delivered by Pledgor for deposit in the Collateral Account as aforesaid is less than the Aggregate Available Amount, the aggregate amount so delivered by Pledgor shall be apportioned among all outstanding Letters of Credit for purposes of this Section 3(b) in accordance with the ratio of the maximum amount available for drawing under each such Letter of Credit (as to such Letter of Credit, the "MAXIMUM AVAILABLE AMOUNT") to the Aggregate Available Amount. Upon any drawing under any outstanding Letter of Credit in respect of which Pledgor has deposited in the Collateral Account any amounts described above, Secured Party shall apply such amounts to reimburse the Issuing Lender for the amount of such drawing. In the event of cancellation or expiration of any Letter of Credit in respect of which Pledgor has deposited in the Collateral Account any amounts described above, or in the event of any reduction in the Maximum Available Amount under such Letter of Credit, Secured Party shall apply the amount then on deposit in the Collateral Account in respect of such Letter of Credit (less, in the case of such a reduction, the Maximum Available Amount under such Letter of Credit immediately after such reduction) first, to the payment of any amounts payable to Secured Party pursuant to Section 13, second, to the extent of any excess, to the cash collateralization pursuant to the terms of this Agreement of any outstanding Letters of Credit in respect of which Pledgor has failed to pay all or a portion of the amounts described above (such cash collateralization to be apportioned among all such Letters of Credit in the manner described above), third, to the extent of any further excess, to the payment of any other outstanding Secured Obligations in such order as Secured Party shall elect, and fourth, to the extent of any further excess, to the payment to whomsoever shall be lawfully entitled to receive such funds.





                                     XIV-3

          SECTION 4. PLEDGE OF SECURITY FOR SECURED OBLIGATIONS. Pledgor hereby pledges and assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of Pledgor's right, title and interest in and to the Collateral as collateral security for the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss.362(a)), of all Secured Obligations.

          SECTION 5. NO INVESTMENT OF AMOUNTS IN THE COLLATERAL ACCOUNT; INTEREST ON AMOUNTS IN THE COLLATERAL ACCOUNT.

          (a) Cash held by Secured Party in the Collateral Account shall not be invested by Secured Party but instead shall be maintained as a cash deposit in the Collateral Account pending application thereof as elsewhere provided in this Agreement.

          (b) To the extent permitted under Regulation Q of the Board of Governors of the Federal Reserve System, any cash held in the Collateral Account shall bear interest at the standard rate paid by Secured Party to its customers for deposits of like amounts and terms.

          (c) Subject to Secured Party's rights under Section 12, any interest earned on deposits of cash in the Collateral Account in accordance with Section 5(b) shall be deposited directly in, and held in the Collateral Account.

          SECTION 6. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants as follows:

          (a) Ownership of Collateral. Pledgor is (or at the time of transfer thereof to Secured Party will be) the legal and beneficial owner of the Collateral from time to time transferred by Pledgor to Secured Party, free and clear of any Lien except for the security interest created by this Agreement.

          (b) Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the grant by Pledgor of the security interest granted hereby, (ii) the execution, delivery or performance of this Agreement by Pledgor, or (iii) the perfection of or the exercise by Secured Party of its rights and remedies hereunder (except as may have been taken by or at the direction of Pledgor).

          (c) Perfection. The pledge and assignment of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations.

                                     XIV-4

          (d) Other Information. All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Pledgor with respect to the Collateral is accurate and complete in all respects.

          SECTION 7. FURTHER ASSURANCES. Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor will: (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby and (b) at Secured Party's request, appear in and defend any action or proceeding that may affect Pledgor's beneficial title to or Secured Party's security interest in all or any part of the Collateral.

          SECTION 8. TRANSFERS AND OTHER LIENS. Pledgor agrees that it will not
(a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral or (b) create or suffer to exist any Lien upon or with respect to any of the Collateral, except for the security interest under this Agreement.

          SECTION 9. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Upon the occurrence of an Event of Default, Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Collateral without the signature of Pledgor.

          SECTION 10. SECURED PARTY MAY PERFORM. If Pledgor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement in order to protect Secured Party's interest in the Collateral, and the expenses of Secured Party incurred in connection therewith shall be payable by Pledgor under Section 13.

          SECTION 11. STANDARD OF CARE. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral, it being understood that Secured Party shall have no responsibility for (a) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral) to preserve rights against any parties with respect

                                     XIV-5
to any Collateral or (b) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property of like kind.

          SECTION 12. REMEDIES. Subject to the provisions of Section 3(b), Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected Collateral).

          SECTION 13. INDEMNITY AND EXPENSES.

          (a) Pledgor agrees to indemnify Secured Party and each Lender from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party's or such Lender's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

          (b) Pledgor shall pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

          SECTION 14. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination Secured Party shall, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and Pledgor shall be entitled to the return, upon its request and at its


                                     XIV-6
expense, against receipt and without recourse to Secured Party, of such of the Collateral as shall not have been otherwise applied pursuant to the terms hereof.

          SECTION 15. SECURED PARTY AS AGENT.

          (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders and, by their acceptance of the benefits hereof, Interest Rate Exchangers. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement.

          (b) Secured Party shall at all times be the same Person that is Agent under the Credit Agreement. Written notice of resignation by Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Agent under subsection 9.5 of the Credit Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums held by Secured Party hereunder (which shall be deposited in a new Collateral Account established and maintained by such successor Secured Party), together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

          SECTION 16. AMENDMENTS; ETC. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Pledgor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

          SECTION 17. NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in




                                     XIV-7
writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or five Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as provided in subsection 10.8 of the Credit Agreement.

          SECTION 18. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          SECTION 19. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          SECTION 20. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          SECTION 21. GOVERNING LAW; TERMS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of California are used herein as therein defined.

          SECTION 22. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS


                                     XIV-8

PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Pledgor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Pledgor at its address provided in Section 17, such service being hereby acknowledged by Pledgor to be sufficient for personal jurisdiction in any action against Pledgor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Secured Party to bring proceedings against Pledgor in the courts of any other jurisdiction.

          SECTION 23. WAIVER OF JURY TRIAL. PLEDGOR AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all- encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Pledgor and Secured Party each acknowledge that this waiver is a material inducement for Pledgor and Secured Party to enter into a business relationship, that Pledgor and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Pledgor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 23 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

          SECTION 24. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


                  [Remainder of page intentionally left blank]








                                     XIV-9

          IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                         BELL INDUSTRIES, INC.


                                         By: __________________________________
                                         Title:



                                         UNION BANK OF CALIFORNIA, N.A.,
                                         as Agent, as Secured Party


                                         By: __________________________________
                                         Title:

                                   EXHIBIT XV

             [FORM OF CLOSING DATE OPINION OF IRELL & MANELLA LLP]


                             (begins on next page)

                [I R E L L  &  M A N E L L A  L L P  LETTERHEAD]



                                January 8, 1997

Union Bank of California, N.A., as Lender and Agent
550 South Hope Street, 3rd Floor
Los Angeles, California 90071

Ladies and Gentlemen:

         We have acted as counsel to Bell Industries, Inc., a California corporation (the "COMPANY"), Bell Ontario Holding, Inc., a California corporation ("ONTARIO SUBSIDIARY"), and each corporation listed on the signature pages of the Subsidiary Guaranty referred to below (such corporations being collectively the "DOMESTIC SUBSIDIARIES" and individually a "DOMESTIC SUBSIDIARY", and together with the Company and Ontario Subsidiary, collectively the "LOAN PARTIES" and individually a "LOAN PARTY") in connection with the transactions contemplated by the Credit Agreement dated as of the date hereof (the "CREDIT AGREEMENT") among the Company, certain banks, financial institutions and other institutional lenders party thereto as Lenders, Union Bank of California, N.A. ("UBOC"), as Agent, and we have acted as counsel to the Company, the Domestic Subsidiaries and Ontario Subsidiary in connection with the Merger (as defined in the Credit Agreement). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement or, where not defined in the Credit Agreement, in the Collateral Documents (as defined below). References in this opinion to the "CALIFORNIA U.C.C." are to the Uniform Commercial Code currently in effect in the State of California.

         For the purpose of rendering this opinion, we have reviewed the following documents:

         (a)     the Credit Agreement;

         (b) the Tender Notes and the Tender Period Revolving Notes to the order of the respective Lenders;

         (c)     the Collateral Account Agreement;

Union Bank of California, N.A.,
as Agent and Lender
January 8, 1997
Page 2



         (d)     the Company Security Agreement;

         (e)     the Company Pledge Agreement;

         (f)     the Subsidiary Guaranty;

         (g)     the Subsidiary Security Agreements;

         (h)     the Subsidiary Pledge Agreement;

         (i) executed copies of financing statements ("FINANCING STATEMENTS") naming the Loan Parties as debtors and the Agent as a secured party, which will be filed in the office of the Secretary of State of California (the "FILING OFFICE");

         (j)     the Merger Agreement;

         (k)     the Tender Agreement;

         (l) the articles or certificates of incorporation of each "LOAN PARTY" (as defined below) and all amendments thereto (each Loan Party's "CHARTER"); and

         (m) the by-laws of each Loan Party and all amendments thereto (such Loan Party's "BYLAWS").

         For purposes of this opinion: (i) the documents listed in clauses (a) through (i) above are referred to herein as the "CLOSING DATE LOAN DOCUMENTS;"
(ii) the documents listed in clauses (d), (e), (f), (h) and (i) above are referred to herein as the "COLLATERAL DOCUMENTS;" (iii) the documents listed in clauses (k) and (1) above are referred to herein as the "RELATED AGREEMENTS;"
(iv) the Closing Date Loan Documents and the Related Documents are collectively referred to herein as the "DOCUMENTS."

         We have also reviewed the records of the corporate proceedings of each of the Loan Parties in relation to the Documents, and the transactions contemplated thereby, and such other matters of fact and law and documents as we have deemed necessary or relevant as a basis for this opinion. In our review, we have assumed, without investigation, the legal capacity of all natural persons signing documents in their respective individual capacities, the genuineness of all

Union Bank of California, N.A.,
as Agent and Lender
January 8, 1997
Page 3

signatures not witnessed by us on or before the Closing Date or at the time of the execution of the Related Documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or telecopied copies, and the authenticity of the originals of such copies. In addition, we have examined, relied upon and assumed to be complete and correct the representations and warranties contained in the Documents and in certificates delivered to you in connection therewith as to matters of fact (other than facts constituting conclusions of law) and the covenants contained in the Documents as to the application of the proceeds of the Tender Loans or the Tender Period Revolving Loans.

         Our opinions expressed herein are limited to the laws of the State of California, and the federal law of the United States, in each case to the extent not specifically excluded herein and as in effect on the date hereof, and we do not express herein any opinion as to any other laws. In addition to all other qualifications and limitations set forth in this letter with respect to our opinions expressed herein, no opinion is expressed herein with respect to the antitrust laws of the State of California or the United States (other than the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT")).

         Based upon the foregoing, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

         1. Each Loan Party is a corporation duly incorporated, validly existing and in good standing under the laws of its respective state of incorporation. Each Loan Party has the corporate power and authority to enter into the Closing Date Loan Documents and the Related Agreements to which it is a party, to perform its obligations thereunder and to issue the Tender Notes (in the case of the Company) and the Tender Period Revolving Notes (in the case of the Company).

         2. The execution, delivery and performance by each Loan Party of the Closing Date Loan Documents and Related Documents to which it is a party and the issuance and payment of the Tender Notes (in the case of the Company) and the Tender Period Revolving Notes (in the case of the Company) have been duly authorized by all necessary corporate action on the part

Union Bank of California, N.A.,
as Agent and Lender
January 8, 1997
Page 4

of such Loan Party, and each of the Closing Date Loan Documents and the Related Agreements to which such Loan Party is a party has been duly executed and delivered by such Loan Party.

         3. The Closing Date Loan Documents and the Related Agreements to which each Loan Party is a party constitute legally valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms.

         4. The execution and delivery of, and performance of its respective obligations under, the Closing Date Loan Documents and the Related Agreements to which a Loan Party is a party, and the issuance and payment of the Tender Notes (in the case of the Company) and the Tender Period Revolving Notes (in the case of the Company) do not and will not (i) violate such Loan Party's Charter or Bylaws, (ii) violate, breach, or result in a default under any other material agreement of such Loan Party known to us (other than the Existing Senior Notes, the repayment of which is contemplated to be made following the Closing Date in accordance with Section 2.1A(i) of the Credit Agreement), or (iii) breach or otherwise violate any existing obligation of such Loan Party under any order, judgment or decree known to us of any California or federal court or governmental authority binding on such Loan Party, or (iv) result in the creation of any Lien upon any of the properties or assets of such Loan Party under any agreement or order referred to in clauses
(ii) and (iii) above (other than Liens created pursuant to the Credit
Agreement).

         5. The execution and delivery by a Loan Party of, and performance of its respective obligations under, the Closing Date Loan Documents and the Related Agreements to which it is a party do not violate any California or federal statute or regulation that we have, in the exercise of customary professional diligence, recognized as applicable to such Loan Party or to transactions of the type contemplated by the Closing Date Loan Documents and the Related Agreements to which such Loan Party is a party.

         6. No order, consent, permit or approval of any California or federal governmental authority that we have, in the exercise of customary professional diligence, recognized as applicable to a Loan Party or to transactions of the type contemplated by the Closing Date Loan Documents and the

Union Bank of California, N.A.,
as Agent and Lender
January 8, 1997
Page 5

Related Agreements to which such Loan Party is a party is required on the part of such Loan Party for the execution and delivery of, and performance of its respective obligations under, the Closing Date Loan Documents and the Related Agreements to which it is a party.

         7. Neither the extension of credit nor the use of proceeds provided in the Credit Agreement will violate Regulation G, T, U, or X of the Board of Governors of the Federal Reserve System.

         8. Neither the Company nor any of the Subsidiary Guarantors is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         9. Neither the Company nor any of the Subsidiary Guarantors is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         10. It is not necessary in connection with the execution and delivery of the Tender Notes and the Tender Period Revolving Notes to Lenders to register such Notes or the Loans under the Securities Act of 1933, as amended, or to qualify any indenture in respect thereof under the Trust Indenture Act of 1939, as amended.

         11. Each of the Company Security Agreement and the Subsidiary Security Agreements creates in favor of Agent a security interest in such of the Collateral (as defined in the Company Security Agreement and the Subsidiary Security Agreements, as the case may be) as is of a type in which a security interest can be created under Division 9 of the California U.C.C.

         12. Upon the filing of each UCC-1 Financing Statements with the Office of the Secretary of State of the State of California (the "CALIFORNIA FILING OFFICE"), Agent will have a perfected security interest in the Collateral described therein of the Loan Party that signed such UCC-1 Financing Statement, but only to the extent a security interest in such Collateral can be perfected under the California U.C.C. by the filing of a financing statement with the Filing Office.

Union Bank of California, N.A.,
as Agent and Lender
January 8, 1997
Page 6

         13. Assuming that the California U.C.C. exclusively governs the perfection of the security interests in the Pledged Securities (as defined below), the Company Pledge Agreement, together with delivery of the certificates representing the shares of stock identified on Schedule I to the Company Pledge Agreement (the "PLEDGED SECURITIES") to the Agent in the State of California, create in favor of the Agent a perfected security interest under the California U.C.C. in the Pledged Securities, and assuming that the Agent and the Lenders acquire their respective interests in the Pledged Securities in good faith, and neither the Agent nor any of the Lenders has notice of any adverse claim (within the meaning of Division 8 of the California U.C.C.), Agent will hold such Pledged Securities free of any adverse claim.

         14. To the best of our knowledge, (i) there are no actions, suits or proceedings pending or threatened against the Company or any of its Subsidiaries which have a significant likelihood of materially and adversely affecting either the ability of the Company to perform its obligations under any of the Closing Date Loan Documents and the Related Agreements or the financial condition or operations of the Company and its Subsidiaries, taken as a whole, and (ii) there are no actions, suits or proceedings pending against the Company or any of its Subsidiaries that seek to enjoin the Merger.

         15. Upon payment for and delivery of the Tendered Milgray Shares in accordance with the Tender Agreement and the Tender Offer Materials, assuming Merger Sub is acquiring them in good faith without notice of any adverse claim, Merger Sub will own the Tendered Milgray Shares free and clear of any adverse claim.

                 The opinions set forth above are subject to and limited by the following:

                 (a) the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws and legal and equitable principles relating to, limiting or affecting the enforcement of creditors' rights generally including, without limitation, preferences and fraudulent conveyances and distributions by a corporation to its stockholders;

                 (b) the discretion of any court of competent jurisdiction in awarding equitable remedies (regardless of

Union Bank of California, N.A.,
as Agent and Lender
January 8, 1997
Page 7

whether considered in a proceeding in equity or at law), including, but not limited to, specific performance or injunctive relief;

         (c) we note that a California court might not permit the exercise or attempted exercise of any right or remedy provided in the Credit Agreement, any Related Document or any of the Collateral Documents if such exercise or attempted exercise is deemed to be in breach of the covenant of good faith and fair dealing implied under California law to exist in all agreements, or if the party seeking to exercise same fails to act in a reasonable manner or fails to fulfill any duty imposed by statute or by legal or equitable principles;

         (d) the effect of Section 1670.5 of the California Civil Code, which provides that if a court as a matter of law finds a contract or any clause of a contract to have been "unconscionable" at the time it was made, the court may refuse to enforce the contract or clause, as the case may be, or the court may enforce the remainder of the contract without the "unconscionable" clause so as to avoid an "unconscionable" result (we advise you that, in our view, a court properly applying said Section 1670.5 should conclude that said
Section 1670.5 is inapplicable to transactions negotiated at arm's-length between commercially sophisticated parties represented by experienced outside counsel, such as the transactions contemplated by the Loan Documents and the Related Documents);

         (e) the unenforceability under certain circumstances of provisions waiving vaguely or broadly stated rights or unknown future rights and of provisions stating that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that the election of some particular remedy or remedies does not preclude recourse to one or more others;

         (f) the unenforceability under certain circumstances of provisions imposing an increase in interest rate upon delinquency in payment or the occurrence of a default;

         (g) the effect of Section 1717 of the California Civil Code, which, in essence specifies that, where a contract

Union Bank of California, N.A.,
as Agent and Lender
January 8, 1997
Page 8

provides that attorneys' fees and costs incurred to enforce that contract shall be awarded to one of the parties, then the party who is determined to be the prevailing party shall be entitled to reasonable attorneys' fees and costs, whether or not such party is the party specified in the contract as the party entitled to attorneys' fees and costs;

         (h) the effect of Section 9504(3) of the California U.C.C., which requires that a secured party act in good faith and in a commercially reasonable manner in any sale or lease of collateral;

         (i) in the case of Collateral consisting of proceeds, the perfection of a security interest therein is limited to the extent set forth in
Section 9306 of the California U.C.C.;

         (j) we note that the California U.C.C. sets forth certain actions required to be taken by a secured party to maintain the continuity of perfection of a security interest and we express no opinion herein as to the applicability, effect or satisfaction by or on behalf of the Lender Parties of those requirements with respect to any security interest provided for in any of the Loan Documents;

         (k) with respect to the Subsidiary Guaranty, we advise you of California statutory provisions and case law to the effect that, in certain circumstances, a surety may be exonerated if the creditor materially alters the original obligation of the principal without the consent of the surety, elects remedies for default that impair the subrogation rights of the surety against the principal, or otherwise takes any action that materially prejudices the surety. See, e.g., Cal. Civ. Code Section 2810; Union Bank v. Gradsky, 265 Cal. App. 2d 40, 71 Cal. Rptr. 6 (1968); Sumitomo Bank v. Iwasaki, 70 Cal. 2d 81, 447 P.2d 956, 73 Cal. Rptr. 564 (1968). However,
there is also authority to the effect that a surety may validly waive such rights if the waivers are expressly set forth in the agreement creating the suretyship obligation. Krueger v. Bank of America, 145 Cal. App. 3d 204, 193 Cal. Rptr. 322 (1983). While we believe that the explicit waivers of such rights contained in the Subsidiary Guaranty should be enforceable (see California Civil Code Sections 2856 and 3268), we express no opinion with respect to the effect of: (i) any modification to or amendment of the obligations of any Loan Party, as principal, that materially increases

Union Bank of California, N.A.,
as Agent and Lender
January 8, 1997
Page 9

such obligations; (ii) any election of remedies by the Agent or any other Lender following the occurrence of an Event of Default; or (iii) any other action by the Agent or any other Lender that materially prejudices any Person in its capacity as such surety under a Subsidiary Guaranty; nor do we express any opinion with respect to the meaning or scope of such explicit waivers as are contained in the Subsidiary Guaranty;

         (l) we express no opinion on the enforceability of the waiver of jury trial contained in any of the Loan Documents or the Related Documents;

         (m) the effect of Sections 1668 and 2773 of the California Civil Code, and judicially created rules of public policy under federal and California law, limiting the extent to which indemnity agreements and exculpatory clauses will be enforced;

         (n) we express no opinion concerning the enforceability or effect of various provisions of the Loan Documents purporting to appoint the Agent or any of the Lenders as the attorney-in-fact of any of the Loan Parties;

         (o) the effect of Section 2889 of the California Civil Code, which provides, among other things, that all contracts in restraint of the right of redemption from a lien are void; and

         (p) we note that certain provisions in the Loan Documents purport to require the Loan Parties to enforce the terms of all agreements affecting or pertaining to the Collateral and the obligations of the other parties thereto arising thereunder. Such provisions may be unenforceable to the extent that they purport to require the Loan Parties to enforce provisions which may not be enforceable under applicable law; and

         In rendering the opinions expressed herein, we have assumed with your permission that no agreements or understandings exist between you and any third parties which would modify, supplement or amend any Loan Document or which would subordinate, modify, release or terminate the Lien granted to the Agent for the benefit of the Lenders pursuant to any Collateral Document in whole or in part.

Union Bank of California, N.A.,
as Agent and Lender
January 8, 1997
Page 10

         Whenever our opinion herein with respect to the existence or nonexistence of facts is qualified by the phrase "TO OUR KNOWLEDGE", or any similar phrase implying a limitation on the basis of knowledge, such phrase means only that the individual attorneys in this firm who devoted substantive attention to the transactions contemplated by the Loan Documents and/or the Related Documents do not have actual knowledge that the facts as stated herein are untrue. Unless otherwise expressly stated herein, such persons have not undertaken any investigation to determine the existence or nonexistence of such facts, and no inference as to the extent of their knowledge should be drawn from the fact of their representation of the Loan Parties in this or any other instance.

         In rendering this opinion, we have assumed that each of the Loan Parties has an interest sufficient for a security interest to attach to all property covered by the Collateral Documents covering such party's property. We have made no examination and express no opinion as to title to any property now or hereafter constituting a part of the Collateral.

         In rendering this opinion, to the extent that the obligations of the Loan Parties under the Loan Documents, or the enforcement thereof, may be dependent upon such matters, we have assumed without investigation that: (a) pursuant to due authorization, each Lender has duly and validly executed the Loan Documents to be executed by it and that such Loan Documents are legal, valid and binding obligations of such Lender, enforceable against it in accordance with their respective terms; and (b) for the purpose of the opinion rendered in paragraph 3 above insofar as such sentence covers the California usury laws, each Lender (as well as any other person, firm or entity to whom any interest or right in any of the Loans, including any undivided interest therein granted as a participation, is assigned) is an exempt lender under the California usury laws.

         In rendering this opinion, to the extent that the obligations of the Loan Parties under the Related Documents, or the enforcement thereof, may be dependent upon such matters, we have assumed without investigation that pursuant to due authorization, each party to any of the Related Documents other than a Loan Party (an "OTHER PARTY") has duly and validly executed the Related Documents to be executed by it and that such Related Documents are legal, valid and

Union Bank of California, N.A.,
as Agent and Lender
January 8, 1997
Page 11

binding obligations of such Other Party, enforceable against it in accordance with their respective terms.

         This opinion is rendered only to you pursuant to Section 4.1(O) of, and is solely for your benefit in connection with the transactions contemplated by, the Credit Agreement. This opinion may not be relied upon by any other person for any other purpose or in any other context without our prior written consent; provided, however that you may furnish this opinion to an Eligible Assignee in connection with a proposed assignment of an interest or grant of a participation in the Commitments.




                              Very truly yours,


                              /s/ Irell & Manella LLP
                              --------------------------------
                              IRELL & MANELLA LLP

                                   EXHIBIT XVI

             [FORM OF CLOSING DATE OPINION OF O'MELVENY & MYERS LLP]
                               [O'M&M Letterhead]

                                 {Closing Date}

                                     1 9 9 _


                                                                 [file number]
                                                                      [doc ID]


Union Bank of California, N.A.
[Address
 of Agent]

     and

The Lenders Party to the Credit
  Agreement Referenced Below

                 Re:      Loans to Bell Industries, Inc.

Ladies and Gentlemen:

          We have acted as counsel to Union Bank of California, N.A., as Agent (in such capacity, "Agent"), in connection with the preparation and delivery of a Credit Agreement dated as of January __, 1997 (the "Credit Agreement") among Bell Industries, Inc., a California corporation ("Company"), the financial institutions listed therein as lenders, and Agent and in connection with the preparation and delivery of certain related documents. Capitalized terms used herein and not otherwise defined have the same meanings as in the Credit Agreement.

          We have participated in various conferences with representatives of Company and Agent and conferences and telephone calls with Irell & Manella LLP, counsel to Company, and with your representatives, during which the Credit Agreement and related matters have been discussed, and we have also participated in the meeting held on the date hereof (the "Closing") incident to the funding of the Tender Loans and the Tender Period Revolving Loans made under the Credit Agreement. We have reviewed the forms of the Credit Agreement and the exhibits thereto, including the Tender Notes and the Tender Period Revolving Notes, and the opinion of Irell &




                                      XVI-1

Page 2 - [Agent] - [Date]

Manella LLP (the "Opinion") and the officers' certificates and other documents delivered at the Closing. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or copies and the due authority of all persons executing the same, and we have relied as to factual matters on the documents that we have reviewed.

          Although we have not independently considered all of the matters covered by the Opinion to the extent necessary to enable us to express the conclusions therein stated, we believe that the Credit Agreement and the exhibits thereto are in substantially acceptable legal form and that the Opinion and the officers' certificates and other documents delivered in connection with the execution and delivery of, and as conditions to the making of the Tender Loans and the Tender Period Revolving Loans under, the Credit Agreement and the Tender Notes and the Tender Period Revolving Notes are substantially responsive to the requirements of the Credit Agreement.



                                         Respectfully submitted,













                                      XVI-2

                                  EXHIBIT XVII

                     [FORM OF SUBSIDIARY SECURITY AGREEMENT]

                          SUBSIDIARY SECURITY AGREEMENT


          This SUBSIDIARY SECURITY AGREEMENT (this "AGREEMENT") is dated as of January __, 1997 and entered into by and between [INSERT NAME OF GRANTOR IN CAPS], a _____________________ corporation, [INSERT NAME OF ADDITIONAL GRANTOR IN CAPS], a ____________ corporation (each of the foregoing being hereinafter referred to as "GRANTOR"), and UNION BANK OF CALIFORNIA, N.A., as agent for and representative of (in such capacity herein called "SECURED PARTY") the financial institutions ("LENDERS") party to the Credit Agreement referred to below and any Interest Rate Exchangers (as hereinafter defined).


                             PRELIMINARY STATEMENTS

          A. Secured Party and Lenders have entered into a Credit Agreement dated as of January 7, 1997 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Bell Industries, Inc., California corporation ("COMPANY"), pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company.

          B. Company may from time to time enter, or may from time to time have entered, into one or more Interest Rate Agreements (collectively, the "LENDER INTEREST RATE AGREEMENTS") with one or more Lenders (in such capacity, collectively, "INTEREST RATE EXCHANGERS").

          C. Grantor has executed and delivered that certain Subsidiary Guaranty dated as of January __, 1997 (said Subsidiary Guaranty, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "GUARANTY") in favor of Secured Party for the benefit of Lenders and any Interest Rate Exchangers, pursuant to which Grantor has guarantied the prompt payment and performance when due of all obligations of Company under the Credit Agreement and the other Loan Documents and all obligations of Company under the Lender Interest Rate Agreements, including the obligation of Company to make payments thereunder in the event of early termination thereof.

          D. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Grantor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.





                                      XVII-1

          NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement and to induce Interest Rate Exchangers to enter into the Lender Interest Rate Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor hereby agrees with Secured Party as follows:

          SECTION 1. GRANT OF SECURITY. Grantor hereby assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "COLLATERAL"):

          (a) all inventory in all of its forms (including (i) all goods held by Grantor for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in Grantor's business, (iii) all goods in which Grantor has an interest in mass or a joint or other interest or right of any kind, and (iv) all goods which are returned to or repossessed by Grantor) and all accessions thereto and products thereof (all such inventory, accessions and products being the "INVENTORY") and all negotiable documents of title (including warehouse receipts, dock receipts and bills of lading) issued by any Person covering any Inventory (any such negotiable document of title being a "NEGOTIABLE DOCUMENT OF TITLE");

          (b) all accounts, contract rights, chattel paper, documents, instruments, general intangibles and other rights and obligations of any kind and all rights in, to and under all security agreements, leases and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, documents, instruments, general intangibles or other obligations (any and all such accounts, contract rights, chattel paper, documents, instruments, general intangibles and other obligations being the "ACCOUNTS", and any and all such security agreements, leases and other contracts being the "RELATED CONTRACTS");

          (c) all trademarks, tradenames, tradesecrets, business names, patents, patent applications, licenses, copyrights, registrations and franchise rights, and all goodwill associated with any of the foregoing; and

          (d) all proceeds, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "PROCEEDS"






                                      XVII-2
includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

          SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of all obligations and liabilities of every nature of Grantor now or hereafter existing under or arising out of or in connection with the Guaranty and all extensions or renewals thereof, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to Company, would accrue on such obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Lender Interest Rate Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender or Interest Rate Exchanger as a preference, fraudulent transfer or otherwise and all obligations of every nature of Grantor now or hereafter existing under this Agreement (all such obligations of Grantor being the "SECURED OBLIGATIONS").

          SECTION 3. GRANTOR REMAINS LIABLE. Anything contained herein to the contrary notwithstanding, (a) Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and
(c) Secured Party shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

          SECTION 4. REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants as follows:

          (a) Ownership of Collateral. Except for the security interest created by this Agreement and the Liens permitted under Section 7.2A of the Credit Agreement, Grantor owns the Collateral free and clear of any Lien.


                                      XVII-3

          (b) Location of Inventory. All of the Inventory is, as of the date hereof, located at the places specified in Schedule I annexed hereto.

          (c) Negotiable Documents of Title. No Negotiable Documents of Title are outstanding with respect to any of the Inventory (other than in respect of (i) Inventory with an aggregate value not in excess of $1,000,000 or (ii) Inventory which, in the ordinary course of business, is in transit either (A) from a supplier to Grantor, (B) between the locations specified in Schedule I hereto, or (C) to customers of Grantor).

          (d) Office Locations; Other Names. The chief place of business, the chief executive office and the office where Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts is, and has been for the four month period preceding the date hereof, located at the address(es) set forth with respect to Grantor on Schedule I annexed hereto. Grantor has not in the past done, and does not now do, business under any other name (including any trade-name or fictitious business name).

          (e) Delivery of Certain Collateral. All notes and other instruments (excluding checks) comprising any and all items of Collateral have been delivered to Secured Party duly endorsed and accompanied by duly executed instruments of transfer or assignment in blank.

          SECTION 5. FURTHER ASSURANCES.

          (a) Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantor will: (i) mark conspicuously each item of chattel paper included in the Accounts, each Related Contract and, at the request of Secured Party, each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby, (ii) at the request of Secured Party, deliver and pledge to Secured Party hereunder all promissory notes and other instruments (including checks) and all original counterparts of chattel paper constituting Collateral, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party, (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iv) at any reasonable time, upon request by Secured Party, exhibit the Collateral to and allow inspection of the Collateral by Secured Party, or persons designated by Secured Party, and (v) at Secured


                                      XVII-4

Party's request, appear in and defend any action or proceeding that may affect Grantor's title to or Secured Party's security interest in all or any part of the Collateral.

          (b) Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor. Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

          (c) Grantor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

          SECTION 6. CERTAIN COVENANTS OF GRANTOR. Grantor shall:

          (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

          (b) notify Secured Party of any change in Grantor's name, identity or corporate structure within 15 days of such change;

          (c) give Secured Party 30 days' prior written notice of any change in Grantor's chief place of business, chief executive office or residence or the office where Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts;

          (d) if Secured Party gives value to enable Grantor to acquire rights in or the use of any Collateral, use such value for such purposes; and

          (e) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided that Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment entered or filed against Grantor or any of the Collateral as a result of the failure to make such payment.

          SECTION 7. SPECIAL COVENANTS WITH RESPECT TO INVENTORY. Grantor shall:

          (a) keep the Inventory at the locations therefor specified on Schedule I annexed hereto or, with written notice to Secured Party as soon as practicable and, in any event, within 30 days after the placing of Inventory in a location not listed in



                                      XVII-5

Schedule I, at such other locations in jurisdictions where all action that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Inventory shall have been taken with ten days of the giving of the notice referred to above;

          (b) keep correct and accurate records of the Inventory, itemizing and describing the kind, type and quantity of Inventory, Grantor's cost therefor and (where applicable) the current list prices for the Inventory;

          (c) if any Inventory is in possession or control of any of Grantor's agents or processors, if the aggregate book value of all such Inventory exceeds $1,000,000, and in any event upon the occurrence of an Event of Default (as defined in the Credit Agreement) or the occurrence of an Early Termination Date (as defined in a Master Agreement or an Interest Rate Swap Agreement or Interest Rate and Currency Exchange Agreement in the form prepared by the International Swap and Derivatives Association Inc. or a similar event under any similar swap agreement) under any Lender Interest Rate Agreement (either such occurrence being an "EVENT OF DEFAULT" for purposes of this Agreement), instruct such agent or processor to hold all such Inventory for the account of Secured Party and subject to the instructions of Secured Party; and

          (d) promptly upon the issuance and delivery to Grantor of any Negotiable Document of Title (other than any one or more Negotiable Documents of Title covering (i) Inventory with an aggregate value not in excess of $1,000,000 or (ii) Inventory which, in the ordinary course of business, is in transit either (A) from a supplier to Grantor, (B) between the locations specified in
Schedule I hereto, or (C) to customers of Grantor), deliver such Negotiable Document of Title to Secured Party.

          SECTION 8. INSURANCE. Grantor shall, at its own expense, maintain insurance with respect to the Inventory in accordance with the terms of the Credit Agreement.

          SECTION 9. SPECIAL COVENANTS WITH RESPECT TO ACCOUNTS AND RELATED CONTRACTS.

          (a) Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts and Related Contracts, and all originals of all chattel paper that evidence Accounts, at the location therefor specified in Section 4 or, upon 30 days' prior written notice to Secured Party, at such other location in a jurisdiction where all action that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Accounts and Related Contracts shall have been taken. Grantor will hold and preserve such records and chattel paper and will permit representatives of Secured Party at any time during normal


                                      XVII-6
business hours to inspect and make abstracts from such records and chattel paper, and Grantor agrees to render to Secured Party, at Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Promptly upon the request of Secured Party, Grantor shall deliver to Secured Party complete and correct copies of each Related Contract.

          (b) Grantor shall, for not less than one year from the date on which such Account arose, maintain (i) complete records of each Account, including records of all payments received and credits granted, and (ii) all documentation relating thereto.

          (c) Except as otherwise provided in this subsection (c), Grantor shall continue to collect, at its own expense, all amounts due or to become due to Grantor under the Accounts and Related Contracts. In connection with such collections, Grantor may take (and, at Secured Party's direction, shall take) such action as Grantor or Secured Party may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; provided, however, that Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to Grantor of its intention to do so, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to Grantor thereunder directly to Secured Party, to notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Secured Party and, upon such notification and at the expense of Grantor, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done. After receipt by Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including checks and other instruments) received by Grantor in respect of the Accounts and the Related Contracts shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 18, and (ii) Grantor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

          SECTION 10. LICENSE OF PATENTS, TRADEMARKS, COPYRIGHTS, ETC. Grantor hereby assigns, transfers and conveys to Secured Party, effective upon the occurrence of any Event of Default, the nonexclusive right and license to use all trademarks, tradenames, copyrights, patents or technical processes owned or used by Grantor that relate to the Collateral and any other collateral granted by Grantor as security for the Secured Obligations, together with any goodwill associated therewith, all to the extent necessary to enable Secured Party to use, possess and realize on the Collateral and to




                                      XVII-7
enable any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Secured Party and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to Grantor.

          SECTION 11. TRANSFERS AND OTHER LIENS. Grantor shall not:

          (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by the Credit Agreement; or

          (b) except for the security interest created by this Agreement or as expressly permitted with respect to Collateral under Section 7.2A of the Credit Agreement, create or suffer to exist any Lien upon or with respect to any of the Collateral to secure the indebtedness or other obligations of any Person.

          SECTION 12. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Upon the occurrence of an Event of Default, Grantor hereby irrevocably appoints Secured Party as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including:

          (a) to obtain and adjust insurance required to be maintained by Grantor or paid to Secured Party pursuant to Section 8;

          (b) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clauses (a) and (b) above;

          (d) to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

          (e) to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of Grantor to Secured Party, due and payable immediately without demand;


                                      XVII-8

          (f) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and


          (g) upon the occurrence and during the continuation of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Grantor's expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

          SECTION 13. SECURED PARTY MAY PERFORM. If Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement in order to protect Secured Party's interest in the Collateral, and the expenses of Secured Party incurred in connection therewith shall be payable by Grantor under Section 17.

          SECTION 14. STANDARD OF CARE. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

          SECTION 15. REMEDIES. If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected Collateral), and also may (a) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, (b) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (c) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (d) take possession of Grantor's premises or place custodians in exclusive control thereof, remain


                                      XVII-9
on such premises and use the same and any of Grantor's equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (c) and collecting any Secured Obligation, and (e) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable. Secured Party or any Lender or Interest Rate Exchanger may be the purchaser of any or all of the Collateral at any such sale and Secured Party, as agent for and representative of Lenders and Interest Rate Exchangers (but not any Lender or Lenders or Interest Rate Exchanger or Interest Rate Exchangers in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

          SECTION 16. APPLICATION OF PROCEEDS. Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied as provided in subsection 2.4D of the Credit Agreement.

          SECTION 17. INDEMNITY AND EXPENSES.

          (a) Grantor agrees to indemnify Secured Party, and each Lender and each Interest Rate Exchanger from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including enforcement of this Agreement), except to



                                      XVII-10
the extent such claims, losses or liabilities result solely from Secured Party's or such Lender's or Interest Rate Exchanger's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

          (b) Grantor shall pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by Grantor to perform or observe any of the provisions hereof.

          SECTION 18. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Grantor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination Secured Party will, at Grantor's expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

          SECTION 19. SECURED PARTY AS AGENT.

          (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders and, by their acceptance of the benefits hereof, Interest Rate Exchangers. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement. Agent shall act upon instructions from the Lenders as provided in the Credit Agreement, it being understood that Interest Rate Exchangers are beneficiaries of this Agreement but shall not have the right to direct the actions of Agent or vote with respect to actions to be taken by Agent until such time as all Loans outstanding under the Credit Agreement have been repaid.

          (b) Secured Party shall at all times be the same Person that is Agent under the Credit Agreement. Written notice of resignation by Agent pursuant to



                                      XVII-11
subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Agent under subsection 9.5 of the Credit Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

          SECTION 20. AMENDMENTS; ETC. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Grantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

          SECTION 21. NOTICES. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or five Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

          SECTION 22. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this





                                      XVII-12

Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          SECTION 23. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          SECTION 24. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          SECTION 25. GOVERNING LAW; TERMS; RULES OF CONSTRUCTION. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of California are used herein as therein defined. The rules of construction set forth in subsection 1.3 of the Credit Agreement shall be applicable to this Agreement mutatis mutandis.

          SECTION 26. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, COUNTY AND CITY OF LOS ANGELES. BY EXECUTING AND DELIVERING THIS AGREEMENT, GRANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY


          (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

          (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

          (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO GRANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 23;



                                      XVII-13

          (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III)
     ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER GRANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

          (V) AGREES THAT SECURED PARTY RETAINS THE RIGHT TO
     SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

          (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 26 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 410.40 OR OTHERWISE.

          SECTION 27. WAIVER OF JURY TRIAL. GRANTOR AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all- encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Grantor and Secured Party each acknowledge that this waiver is a material inducement for Grantor and Secured Party to enter into a business relationship, that Grantor and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Grantor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 27 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

          SECTION 28. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be



                                      XVII-14
detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


                  [Remainder of page intentionally left blank]























                                     XVII-15

          IN WITNESS WHEREOF, Grantor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                      [NAME OF GRANTOR]



                                      By: _________________________________
                                      Title:

                                      Notice Address: _____________________
                                                      _____________________
                                                      _____________________


                                      UNION BANK OF CALIFORNIA, N.A.,
                                      as Agent, as Secured Party



                                      By: _________________________________
                                      Title:

                                      Notice Address: _____________________
                                                      _____________________
                                                      _____________________

                                   SCHEDULE I
                        TO SUBSIDIARY SECURITY AGREEMENT


Locations of Inventory:













Locations of chief place of business, the chief executive office and the office where records are kept regarding Accounts and chattel paper:

                                  EXHIBIT XVIII

                          [FORM OF SUBSIDIARY GUARANTY]

                               SUBSIDIARY GUARANTY


          This SUBSIDIARY GUARANTY is entered into as of January __, 1997 by THE UNDERSIGNED (each a "GUARANTOR" and collectively, "GUARANTORS") in favor of and for the benefit of UNION BANK OF CALIFORNIA, N.A., as agent for and representative of (in such capacity herein called "GUARANTIED PARTY") the financial institutions ("LENDERS") party to the Credit Agreement referred to below and any Interest Rate Exchangers (as hereinafter defined), and, subject to subsection 3.12, for the benefit of the other Beneficiaries (as hereinafter defined).

                                    RECITALS

          A. Bell Industries, Inc., a California corporation ("COMPANY"), has entered into that certain Credit Agreement dated as of January 7, 1997 with Guarantied Party and Lenders (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined).

          B. Pursuant to the Merger Agreement, Merger Sub merged with and into Milgray, the surviving entity being Surviving Corporation.

          C. Company may from time to time enter, or may from time to time have entered, into one or more Interest Rate Agreements (collectively, the "LENDER INTEREST RATE AGREEMENTS") with or one or more Lenders (in such capacity, collectively, "INTEREST RATE EXCHANGERS") in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Company under the Lender Interest Rate Agreements, including the obligation of Company to make payments thereunder in the event of early termination thereof (all such obligations being the "INTEREST RATE OBLIGATIONS"), together with all obligations of Company under the Credit Agreement and the other Loan Documents, be guarantied hereunder.

          D. A portion of the proceeds of the Loans may be advanced to Guarantors and thus the Guarantied Obligations (as hereinafter defined) are being incurred for and will inure to the benefit of Guarantors (which benefits are hereby acknowledged).

          E. It is a condition precedent to the making of the initial Loans under the Credit Agreement that Company's obligations thereunder be guarantied by Guarantors.





                                      XVIII-1

          F. Guarantors are willing irrevocably and unconditionally to guaranty such obligations of Company.

          NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lenders and Guarantied Party to enter into the Credit Agreement and to make Loans and other extensions of credit thereunder and to induce Interest Rate Exchangers to enter into the Lender Interest Rate Agreements, Guarantors hereby agree as follows:

SECTION 1. DEFINITIONS

          1.1 CERTAIN DEFINED TERMS. As used in this Guaranty, the following terms shall have the following meanings unless the context otherwise requires:

              "BENEFICIARIES" means Guarantied Party, and Lenders and any Interest Rate Exchangers.

              "GUARANTIED OBLIGATIONS" has the meaning assigned to that term in subsection 2.1.

              "GUARANTY" means this Subsidiary Guaranty dated as of January __, 1996, as it may be amended, supplemented or otherwise modified from time to time.

              "PAYMENT IN FULL", "PAID IN FULL" or any similar term means payment in full of the Guarantied Obligations, including all principal, interest, costs, fees and expenses (including reasonable legal fees and expenses) of Beneficiaries as required under the Loan Documents and the Lender Interest Rate Agreements.

          1.2 INTERPRETATION.

              (a) References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Guaranty unless otherwise specifically provided.

              (b) In the event of any conflict or inconsistency between the terms, conditions and provisions of this Guaranty and the terms, conditions and provisions of the Credit Agreement, the terms, conditions and provisions of this Guaranty shall prevail.

SECTION 2. THE GUARANTY

          2.1 GUARANTY OF THE GUARANTIED OBLIGATIONS. Subject to the provisions of subsection 2.2(a), Guarantors jointly and severally hereby irrevocably and unconditionally guaranty the due and punctual payment in full of all Guarantied Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for



                                      XVIII-2
the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)). The term "GUARANTIED OBLIGATIONS" is used herein in its most comprehensive sense and includes:

              (a) any and all Obligations of Company and any and all Interest Rate Obligations, in each case now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Credit Agreement and the other Loan Documents and the Lender Interest Rate Agreements, including those arising under successive borrowing transactions under the Credit Agreement which shall either continue the Obligations of Company or from time to time renew them after they have been satisfied and including interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on any Guarantied Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding; and

              (b) those expenses set forth in subsection 2.9 hereof.

          2.2 LIMITATION ON AMOUNT GUARANTIED; CONTRIBUTION BY GUARANTORS. (a) Anything contained in this Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor under this Guaranty, such obligations of such Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to Company or other affiliates of Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (y) under any guaranty of Subordinated Indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this subsection 2.2(a), pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including any such right of contribution under subsection 2.2(b).

          (b) Guarantors under this Guaranty together desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by any Guarantor under this Guaranty (a "FUNDING GUARANTOR") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contri-





                                      XVIII-3
bution from each of the other Guarantors in the amount of such other Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "FAIR SHARE" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Guarantors multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations guarantied. "FAIR SHARE SHORTFALL" means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor. "ADJUSTED MAXIMUM AMOUNT" means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty, determined as of such date in accordance with subsection 2.2(a); provided that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Guarantor for purposes of this subsection 2.2(b), any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. "AGGREGATE PAYMENTS" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including in respect of this subsection 2.2(b)) minus
(ii) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this subsection 2.2(b). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Guarantors of their obligations as set forth in this subsection 2.2(b) shall not be construed in any way to limit the liability of any Guarantor hereunder.

          2.3 PAYMENT BY GUARANTORS; APPLICATION OF PAYMENTS. Subject to the provisions of subsection 2.2(a), Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guarantied Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)), Guarantors will upon demand pay, or cause to be paid, in cash, to Guarantied Party for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on such Guarantied Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding) and all other Guarantied Obligations then owed to Beneficiaries as aforesaid. All such payments shall




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be applied promptly from time to time by Guarantied Party as provided in subsection 2.4D of the Credit Agreement.

          2.4 LIABILITY OF GUARANTORS ABSOLUTE. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

              (a) This Guaranty is a guaranty of payment when due and not of collectibility.

              (b) Guarantied Party may enforce this Guaranty upon the occurrence of an Event of Default under the Credit Agreement or the occurrence of an Early Termination Date (as defined in a Master Agreement or an Interest Rate Swap Agreement or Interest Rate and Currency Exchange Agreement in the form prepared by the International Swap and Derivatives Association Inc. or a similar event under any similar swap agreement) under any Lender Interest Rate Agreement (either such occurrence being an "EVENT OF DEFAULT" for purposes of this Guaranty) notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such Event of Default.

              (c) The obligations of each Guarantor hereunder are independent of the obligations of Company under the Loan Documents or the Lender Interest Rate Agreements and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company under the Loan Documents or the Lender Interest Rate Agreements, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions.

              (d) Payment by any Guarantor of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guarantied Obligations which has not been paid. Without limiting the generality of the foregoing, if Guarantied Party is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guarantied Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guarantied Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guarantied Obligations.

              (e) Any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or





                                      XVIII-5
          termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guarantied Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent with the Credit Agreement or the applicable Lender Interest Rate Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guarantied Obligations; and (vi) exercise any other rights available to it under the Loan Documents or the Lender Interest Rate Agreements.

              (f) This Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guarantied Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents or the Lender Interest Rate Agreements, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) of the Credit Agreement, any of the other Loan Documents, any of the Lender Interest Rate Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, in each case whether or not in accordance with the terms of the Credit Agreement or such Loan Document, such Lender Interest Rate Agreement




                                      XVIII-6

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          or any agreement relating to such other guaranty or security; (iii)
          the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or any of the Lender Interest Rate Agreements or from the proceeds of any security for the Guarantied Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guarantied Obligations) to the payment of indebtedness other than the Guarantied Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guarantied Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Subsidiaries and to any corresponding restructuring of the Guarantied Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations; (vii) any defenses, set-offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Guarantied Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guarantied Obligations.

          2.5 WAIVERS BY GUARANTORS. Each Guarantor hereby waives, for the benefit of Beneficiaries:

              (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever;

              (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company including any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company from any cause other than payment in full of the Guarantied Obligations;

              (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;





                                      XVIII-7

              (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guarantied Obligations, except behavior which amounts to bad faith;

              (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto;

              (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Credit Agreement, the Lender Interest Rate Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in subsection 2.4 and any right to consent to any thereof; and

              (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

          2.6 CERTAIN CALIFORNIA LAW WAIVERS. As used in this subsection 2.6, any reference to "the principal" includes Company, and any reference to "the creditor" includes each Beneficiary. In accordance with Section 2856 of the California Civil Code:

              (a) each Guarantor agrees (i) to waive any and all rights of subrogation and reimbursement against Company or against any collateral or security granted by Company for any of the Guarantied Obligations and (ii) to withhold the exercise of any and all rights of contribution against any other guarantor of any of the Guarantied Obligations and against any collateral or security granted by any such other guarantor for any of the Guarantied Obligations until the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, all as more fully set forth in subsection 2.7;

              (b) each Guarantor waives any and all other rights and defenses available to such Guarantor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code, including any and all rights or defenses such Guarantor may have by reason of protection afforded to the principal with respect to any of the Guarantied Obligations, or to any other guarantor (including any other Guarantor) of any of the Guarantied Obligations with respect to any of




                                      XVIII-8
          such guarantor's obligations under its guaranty, in either case pursuant to the antideficiency or other laws of the State of California limiting or discharging the principal's indebtedness or such guarantor's obligations, including Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure; and

              (c) each Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for any Guarantied Obligation, has destroyed such Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise; and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any other guarantor (including any other Guarantor) of any of the Guarantied Obligations, has destroyed such Guarantor's rights of contribution against such other guarantor.

No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this subsection 2.6.

          2.7 GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC. Each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute (including, without limitation, under California Civil Code Section 2847, 2848 or 2849), under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and
(c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guarantied Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guarantied Obligations (including any such right of contribution under California Civil Code Section 2848 or under subsection 2.2(b)). Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guarantied Obligations shall



                                      XVIII-9
not have been paid in full, such amount shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.

          2.8 SUBORDINATION OF OTHER OBLIGATIONS. Any indebtedness of Company, or any Guarantor now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of Company to such Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations but without affecting, impairing or limiting in any manner the liability of such Guarantor under any other provision of this Guaranty.

          2.9 EXPENSES. Guarantors jointly and severally agree to pay, or cause to be paid, on demand, and to save Beneficiaries harmless against liability for, any and all costs and expenses (including fees and disbursements of counsel and allocated costs of internal counsel) incurred or expended by any Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty.

          2.10 CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Each Guarantor hereby irrevocably waives any right (including any such right arising under California Civil Code Section
2815) to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

          2.11 AUTHORITY OF GUARANTORS OR COMPANY. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

          2.12 FINANCIAL CONDITION OF COMPANY. Any Loans may be granted to Company or continued from time to time, and any Lender Interest Rate Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation or at the time such Lender Interest Rate Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Loan Documents and the Lender Interest Rate Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to



                                      XVIII-10
disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary.

          2.13 RIGHTS CUMULATIVE. The rights, powers and remedies given to Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiaries by virtue of any statute or rule of law or in any of the other Loan Documents, any of the Lender Interest Rate Agreements or any agreement between any Guarantor and any Beneficiary or Beneficiaries or between Company and any Beneficiary or Beneficiaries. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

          2.14 BANKRUPTCY; POST-PETITION INTEREST; REINSTATEMENT OF GUARANTY.
(a) So long as any Guarantied Obligations remain outstanding, no Guarantor shall, without the prior written consent of Guarantied Party acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Company. The obligations of Guarantors under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or by any defense which Company may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

          (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guarantied Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations because it is the intention of Guarantors and Beneficiaries that the Guarantied Obligations which are guarantied by Guarantors pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guarantied Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Guarantied Party, or allow the claim of Guarantied Party in respect of, any such interest accruing after the date on which such proceeding is commenced.

          (c) In the event that all or any portion of the Guarantied Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Guaranty.



                                      XVIII-11

          2.15 NOTICE OF EVENTS. As soon as any Guarantor obtains knowledge thereof, such Guarantor shall give Guarantied Party written notice (unless Company has already provided such written notice) of any condition or event which has resulted in (a) a material adverse change in the financial condition of any Guarantor or Company or (b) a breach of or noncompliance with any term, condition or covenant contained herein or in the Credit Agreement, any other Loan Document, any Lender Interest Rate Agreement or any other document delivered pursuant hereto or thereto.

          2.16 SET OFF. In addition to any other rights any Beneficiary may have under law or in equity, if any amount shall at any time be due and owing by any Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Beneficiary owing to such Guarantor and any other property of such Guarantor held by any Beneficiary to or for the credit or the account of such Guarantor against and on account of the Guarantied Obligations and liabilities of such Guarantor to any Beneficiary under this Guaranty.

          2.17 DISCHARGE OF GUARANTY UPON SALE OF GUARANTOR. If all of the stock of any Guarantor or any of its successors in interest under this Guaranty shall be sold or otherwise disposed of (including by merger or consolidation) in an Asset Sale not prohibited by subsection 7.7 of the Credit Agreement or otherwise consented to by Requisite Lenders, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale; provided that, as a condition precedent to such discharge and release, Guarantied Party shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery to Guarantied Party of the applicable Net Asset Sale Proceeds.

SECTION 3.  MISCELLANEOUS

          3.1 SURVIVAL OF WARRANTIES. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty and the other Loan Documents and the Lender Interest Rate Agreements and any increase in the Commitments under the Credit Agreement.

          3.2 NOTICES. Any communications between Guarantied Party and any Guarantor and any notices or requests provided herein to be given may be given by mailing the same, postage prepaid, or by telex, facsimile transmission or cable to each such party at its address set forth in the Credit Agreement, on the signature pages hereof or to such other addresses as each such party may in writing hereafter indicate. Any notice, request or demand to or upon Guarantied Party or any Guarantor shall not be effective until received.






                                      XVIII-12

          3.3 SEVERABILITY. In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          3.4 AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall in any event be effective without the written concurrence of Guarantied Party and, in the case of any such amendment or modification, each Guarantor against whom enforcement of such amendment or modification is sought. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

          3.5 HEADINGS. Section and subsection headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

          3.6 APPLICABLE LAW; RULES OF CONSTRUCTION. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTORS AND BENEFICIARIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The rules of construction set forth in subsection 1.3 of the Credit Agreement shall be applicable to this Guaranty mutatis mutandis.

          3.7 SUCCESSORS AND ASSIGNS. This Guaranty is a continuing guaranty and shall be binding upon each Guarantor and its respective successors and assigns. This Guaranty shall inure to the benefit of Beneficiaries and their respective successors and assigns. No Guarantor shall assign this Guaranty or any of the rights or obligations of such Guarantor hereunder without the prior written consent of all Lenders. Any Beneficiary may, without notice or consent, assign its interest in this Guaranty in whole or in part. The terms and provisions of this Guaranty shall inure to the benefit of any transferee or assignee of any Loan, and in the event of such transfer or assignment the rights and privileges herein conferred upon such Beneficiary shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

          3.8 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, COUNTY AND CITY OF LOS ANGELES. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GUARANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY



                                      XVIII-13

              (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

              (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

              (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH GUARANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 3.2;

              (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH GUARANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

              (V) AGREES THAT BENEFICIARIES RETAIN THE RIGHT TO SERVE PROCESS IN

          ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

              (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 3.8 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 410.40] OR OTHERWISE.

          3.9 WAIVER OF TRIAL BY JURY. EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, EACH BENEFICIARY EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each Guarantor and, by its acceptance of the benefits hereof, each Beneficiary, each
(i) acknowledges that this waiver is a material inducement for such Guarantor and Beneficiaries to enter into a business relationship, that such Guarantor and Beneficiaries have already relied on this waiver in entering into this Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 3.9 AND EXECUTED





                                      XVIII-14

BY GUARANTIED PARTY AND EACH GUARANTOR), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

          3.10 NO OTHER WRITING. This writing is intended by Guarantors and Beneficiaries as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Guaranty. There are no conditions to the full effectiveness of this Guaranty.

          3.11 FURTHER ASSURANCES. At any time or from time to time, upon the request of Guarantied Party, Guarantors shall execute and deliver such further documents and do such other acts and things as Guarantied Party may reasonably request in order to effect fully the purposes of this Guaranty.

          3.12 ADDITIONAL GUARANTORS. The initial Guarantors hereunder shall be such of the Subsidiaries of Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of Company may become parties hereto, as additional Guarantors (each an "ADDITIONAL GUARANTOR"), by executing a counterpart of this Guaranty. Upon delivery of any such counterpart to Agent, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of Agent not to cause any Subsidiary of Company to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

          3.13 COUNTERPARTS; EFFECTIVENESS. This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and receipt by Guarantied Party of written or telephonic notification of such execution and authorization of delivery thereof.

          3.14 GUARANTIED PARTY AS AGENT.

          (a) Guarantied Party has been appointed to act as Guarantied Party hereunder by Lenders and, by their acceptance of the benefits hereof, Interest Rate Exchangers. Guarantied Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to


                                      XVIII-15
take or refrain from taking any action, solely in accordance with this Guaranty and the Credit Agreement.

          (b) Guarantied Party shall at all times be the same Person that is Agent under the Credit Agreement. Written notice of resignation by Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Guarantied Party under this Guaranty; removal of Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute removal as Guarantied Party under this Guaranty; and appointment of a successor Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Guarantied Party under this Guaranty. Upon the acceptance of any appointment as Agent under subsection 9.5 of the Credit Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Guarantied Party under this Guaranty, and the retiring or removed Guarantied Party under this Guaranty shall promptly (i) transfer to such successor Guarantied Party all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Guarantied Party under this Guaranty, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Guarantied Party of the rights created hereunder, whereupon such retiring or removed Guarantied Party shall be discharged from its duties and obligations under this Guaranty. After any retiring or removed Guarantied Party's resignation or removal hereunder as Guarantied Party, the provisions of this Guaranty shall inure to its benefit as to any actions taken or omitted to be taken by it under this Guaranty while it was Guarantied Party hereunder.



                  [Remainder of page intentionally left blank]













                                      XVIII-16

                 IN WITNESS WHEREOF, each of the undersigned Guarantors has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

                                           [NAME OF GUARANTOR]

                                           By___________________________
                                           Title________________________

                                           Address:_____________________



                                           [NAME OF GUARANTOR]

                                           By___________________________
                                           Title________________________

                                           Address:_____________________

                 IN WITNESS WHEREOF, the undersigned Additional Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of ______________, 199_.

                                    ___________________________________
                                       (Name of Additional Guarantor)

                                    By___________________________
                                    Title________________________

                                    Address:_____________________
                                            _____________________
                                            _____________________

                                   EXHIBIT XIX

                    [FORM OF FINANCIAL CONDITION CERTIFICATE]

                         FINANCIAL CONDITION CERTIFICATE

          This FINANCIAL CONDITION CERTIFICATE (this "CERTIFICATE") is delivered in connection with that certain Credit Agreement dated as of January 7, 1997 (the "CREDIT AGREEMENT") by and among Bell Industries, Inc., a California corporation ("COMPANY"), the financial institutions referred to therein as Lenders ("LENDERS") and Union Bank of California, N.A., as Agent ("AGENT"). Capitalized terms used herein without definition have the same meanings as in the Credit Agreement.

          A. The Company hereby certifies that Tracy A. Edwards is, and at all pertinent times mentioned herein has been, the duly qualified and acting Vice President and Chief Financial Officer of Company. In such capacity he has participated in the management of the Company's financial affairs and is familiar with its financial statements and those of its Subsidiaries. He has, together with other of our officers, acted on our behalf in connection with the evaluation and negotiation of the Tender Offer and the Merger and the negotiation of the Credit Agreement, and is familiar with the terms and conditions thereof.

          B. Mr. Edwards has reviewed the contents of this Certificate, and has conferred with counsel for Company for the purpose of discussing the meaning of its contents.

          C. In connection with preparing for the consummation of the Tender Offer and the Merger transactions and financing contemplated by the Credit Agreement (the "PROPOSED TRANSACTIONS"), Mr. Edwards has participated in the preparation of, and has reviewed, pro forma projections of net income and cash flows for the Company and its Subsidiaries for the fiscal years of the Company ending December 31, 1996 through December 31, 2001, inclusive (the "PROJECTED FINANCIAL STATEMENTS"). The Projected Financial Statements, attached hereto as Exhibit A, give effect to the consummation of the Proposed Transactions and assume that the debt obligations of the Company will be paid from the cash flow generated by the operations of the Company and its Subsidiaries and other cash resources. The Projected Financial Statements were prepared on the basis of information available at September 30, 1996. There are no known facts that have occurred since such date that would indicate that the Projected Financial Statements are inaccurate in any material respect. The Projected Financial Statements do not reflect (i) any potential changes in interest rates from those assumed in the Projected Financial Statements, (ii) any potential material, adverse changes in general business conditions, or (iii) any potential changes in income tax laws.

          D. Mr. Edwards has also participated in the preparation of, and has reviewed, a pro forma summary balance sheet of the Company and its Subsidiaries (the "PRO FORMA BALANCE SHEET") as of November 30, 1996, giving effect to the Proposed






                                      XIX-1

Transactions. The Pro Forma Balance Sheet is attached hereto as Exhibit B and has been prepared utilizing the historical cost basis of accounting as adjusted for the pro forma effects of the Proposed Transaction.

          E. In connection with the preparation of the Projected Financial Statements, Mr. Edwards has made such investigations and inquiries as he has deemed necessary and prudent therefor and, specifically, has relied on historical information with respect to revenues, expenses and other relevant items supplied by the supervisory personnel of the Company and its Subsidiaries directly responsible for the various operations involved. The assumptions upon which the Projected Financial Statements are based are stated therein. Although any assumptions and any projections by necessity involve uncertainties and approximations, based on discussions with Mr. Edwards and other members of management, there is no reason to believe that the assumptions on which the Projected Financial Statements are based are not reasonable. Based thereon, there is no reason to believe that the projections for the Company and its Subsidiaries, taken as a whole, reflected in the Projected Financial Statements do not provide reasonable estimations of future performance, subject, as stated above, to the uncertainties and approximations inherent in any projections.

          F. The Pro Forma Balance Sheet has been prepared in a manner that reflects the reported value of the net tangible assets of the Company and its Subsidiaries on a consolidated basis. For purposes of this Certificate, the "reported value" of the net tangible assets is no less than the aggregate amount which may be realized, after settlement of related liabilities, within a reasonable time, either through collection of such assets or through sale of such assets at the regular market value thereof, conceiving of the latter as the amount which could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions.

          G. Based on the foregoing, the Company hereby certifies as follows:

              1. The Company is not now, nor will the incurrence of the Obligations under the Credit Agreement and the incurrence of the other obligations contemplated by the Proposed Transactions render the Company "insolvent" as defined in this paragraph 1. For purposes of this Certificate, "insolvent" means that the present reported value of tangible assets is less than the amount that will be required to pay the probable liability on existing debts as they become absolute and matured. This conclusion expressed above is supported by the Pro Forma Balance Sheet. Valuation of the Company on the basis thereof would reflect the reported net tangible assets of the Company as $_______.

              2. By the incurrence of the Obligations under the Credit Agreement and the incurrence of the other obligations contemplated by the Proposed Transactions, the Company does not intend, nor does it believe that it will incur debts beyond its ability to pay as such debts mature. This conclusion is based, in part, on the Projected Financial Statements, which demonstrate that the Company






                                      XIX-2
          will have positive cash flow after paying the scheduled anticipated indebtedness (including scheduled payments under the Credit Agreement, the other obligations contemplated by the Proposed Transactions and other permitted indebtedness).

              3. The incurrence of the Obligations under the Credit Agreement and the incurrence of the other obligations contemplated by the Proposed Transactions is not expected to leave the Company with net tangible assets constituting "unreasonably small capital." In reaching this conclusion, the Company understands that "unreasonably small capital" depends upon the nature of the particular business or businesses conducted or to be conducted, and the above conclusion is based on the needs and anticipated needs for capital of the businesses conducted or anticipated to be conducted by Company and its Subsidiaries in light of the Projected Financial Statements and available credit capacity.

              4. The Company has not executed the Credit Agreement or any documents mentioned therein, or made any transfer or incurred any obligations thereunder, with actual intent to hinder, delay or defraud either present or future creditors.

          It is understood that Agent and Lenders are relying on the receipt of this Certificate in connection win the extension of credit to the Company pursuant to the Credit Agreement.

          The foregoing information is true and correct and this Certificate has been signed, this ___ day of January, 1997.



                                             BELL INDUSTRIES, INC.


                                             By
                                             Name:  Tracy A. Edwards
                                             Title: Vice President and
                                                    Chief Financial Officer










                                      XIX-3

                                   EXHIBIT XX

                      [FORM OF SUBSIDIARY PLEDGE AGREEMENT]

                           SUBSIDIARY PLEDGE AGREEMENT



          This SUBSIDIARY PLEDGE AGREEMENT (this "AGREEMENT") is dated as of January __, 1997 and entered into by and between [INSERT NAME OF PLEDGOR IN CAPS], a corporation, [INSERT NAME OF ADDITIONAL PLEDGOR IN CAPS], a ____________ corporation (each of the foregoing being hereinafter referred to as "PLEDGOR"), and UNION BANK OF CALIFORNIA, N.A., as agent for and representative of (in such capacity herein called "SECURED PARTY") the financial institutions ("LENDERS") party to the Credit Agreement referred to below and any Interest Rate Exchangers (as hereinafter defined).


                             PRELIMINARY STATEMENTS


          A. Pledgor is the legal and beneficial owner of the shares of stock (the "PLEDGED SHARES") described in Part A of Schedule I annexed hereto and issued by the corporations named therein.

          B. Secured Party and Lenders have entered into a Credit Agreement dated as of January 7, 1997 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Bell Industries, Inc., a California corporation ("COMPANY"), pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company.

          C. Company may from time to time enter, or may from time to time have entered, into one or more Interest Rate Agreements (collectively, the "LENDER INTEREST RATE AGREEMENTS") with one or more Lenders (in such capacity, collectively, "INTEREST RATE EXCHANGERS").

          D. Pledgor has executed and delivered that certain Subsidiary Guaranty dated as of January __, 1997 (said Subsidiary Guaranty, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "GUARANTY") in favor of Secured Party for the benefit of Lenders and any Interest Rate Exchangers, pursuant to which Pledgor has guarantied the prompt payment and performance when due of all obligations of Company under the Credit Agreement and all obligations of Company under the Lender Interest Rate Agreements, including the obligation of Company to make payments thereunder in the event of early termination thereof.

          E. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Pledgor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

          NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement and to induce Interest Rate Exchangers to enter into Lender Interest Rate Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

          SECTION 1. PLEDGE OF SECURITY. Pledgor hereby pledges and assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of Pledgor's right, title and interest in and to the following (the "PLEDGED COLLATERAL"):

          (a) the Pledged Shares and the certificates representing the Pledged Shares and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

          (b) all additional shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any issuer of the Pledged Shares from time to time acquired by Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such additional shares, securities, warrants, options or other rights and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares, securities, warrants, options or other rights;

          (c) all shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of Pledgor (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such shares, securities, warrants, options or other rights and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, securities, warrants, options or other rights; and

          (d) to the extent not covered by clauses (a) through (c) above, all proceeds of any or all of the foregoing Pledged Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Pledged Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to Pledgor or Secured Party from time to time with respect to any of the Pledged Collateral.

          SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss.362(a)), of all obligations and liabilities of every nature of Pledgor now or hereafter existing under or arising out of or in connection with the Guaranty and all extensions or renewals thereof, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to Company, would accrue on such obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Lender Interest Rate Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender or Interest Rate Exchanger as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Pledgor now or hereafter existing under this Agreement (all such obligations of Pledgor being the "SECURED OBLIGATIONS").

          SECTION 3. DELIVERY OF PLEDGED COLLATERAL. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by Pledgor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Upon the occurrence and during the continuation of an Event of Default (as defined in the Credit Agreement) or the occurrence of an Early Termination Date (as defined in a Master Agreement or an Interest Rate Swap Agreement or Interest Rate and Currency Exchange Agreement in the form prepared by the International Swap and Derivatives Association Inc. or a similar event under any similar swap agreement) under any Lender Interest Rate Agreement (either such occurrence being an "EVENT OF DEFAULT" for purposes of this Agreement), Secured Party shall have the right, without notice to Pledgor, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 7(a). In addition, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

          SECTION 4. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants as follows:

          (a) Due Authorization, etc. of Pledged Collateral. All of the Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

          (b) Description of Pledged Collateral. The Pledged Shares constitute all of the issued and outstanding shares of stock of each issuer thereof, and there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Shares.

          (c) Ownership of Pledged Collateral. Pledgor is the legal, record and beneficial owner of the Pledged Collateral free and clear of any Lien except for the security interest created by this Agreement.

          SECTION 5. TRANSFERS AND OTHER LIENS; ADDITIONAL PLEDGED COLLATERAL; ETC. Pledgor shall:

          (a) not, except as expressly permitted by the Credit Agreement, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or suffer to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement, or (iii) permit any issuer of Pledged Shares to merge or consolidate unless all the outstanding capital stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; and

          (b) (i) cause each issuer of Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to Pledgor, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of Pledged Shares, and (iii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Domestic Subsidiary of Pledgor.

          SECTION 6. FURTHER ASSURANCES; PLEDGE AMENDMENTS.

          (a) Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, Pledgor will: (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby and (ii) at Secured Party's request, appear in and defend any action or proceeding that may affect Pledgor's title to or Secured Party's security interest in all or any part of the Pledged Collateral.

          (b) Pledgor further agrees that it will, upon obtaining any additional shares of stock or other securities required to be pledged hereunder as provided in Section 5(b), promptly (and in any event within five Business Days) deliver to Secured Party a Pledge Amendment, duly executed by Pledgor, in substantially the form of Schedule II annexed hereto (a "PLEDGE AMENDMENT"), in respect of the additional Pledged Shares to be pledged pursuant to this Agreement. Pledgor hereby authorizes Secured Party to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares listed on any Pledge Amendment delivered to Secured Party shall for all purposes hereunder be considered Pledged Collateral; provided that the failure of Pledgor to execute a Pledge Amendment with respect to any additional Pledged Shares pledged pursuant to this Agreement shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

          SECTION 7. VOTING RIGHTS; DIVIDENDS; ETC.

          (a) So long as no Event of Default shall have occurred and be continuing:

          (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, however, that Pledgor shall not exercise or refrain from exercising any such right if Secured Party shall have notified Pledgor that, in Secured Party's judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof; and provided, further, that, subject to the next following sentence, Pledgor shall give Secured Party at least five Business Days' prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right. It is under-stood, however, that neither (A) the voting by Pledgor of any Pledged Shares for or Pledgor's consent to the election of directors at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting nor (B) Pledgor's consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section 7(a)(i), and no notice of any such voting or consent need be given to Secured Party;

          (ii) Pledgor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all dividends and interest paid in respect of the Pledged Collateral; provided, however, that any and all

               (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

               (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

               (C) cash paid, payable or otherwise distributed in respect of principal or in redemption of or in exchange for any Pledged Collateral,

     shall be, and shall forthwith be delivered to Secured Party to hold as, Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Pledgor and be forthwith delivered to Secured Party as Pledged Collateral in the same form as so received (with all necessary indorsements); and


          (iii) Secured Party shall promptly execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies, dividend payment orders and other instruments as Pledgor may from time to time reasonably request for the purpose of enabling Pledgor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends, principal or interest payments which it is authorized to receive and retain pursuant to paragraph
     (ii) above.

          (b) Upon the occurrence and during the continuation of an Event of
Default:

          (i) upon written notice from Secured Party to Pledgor, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights;

          (ii) all rights of Pledgor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

          (iii) all dividends, principal and interest payments which are received by Pledgor contrary to the provisions of paragraph (ii) of this
     Section 7(b) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Pledgor and shall forthwith be paid over to Secured Party as Pledged Collateral in the same form as so received (with any necessary indorsements).

          (c) In order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 7(b)(i) and to receive all dividends and other distributions which it may be entitled to receive under Section 7(a)(ii) or Section 7(b)(ii), (i) Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, dividend payment orders and other instruments as Secured Party may from time to time reasonably request and (ii) without limiting the effect of the immediately preceding clause (i), Pledgor hereby grants to Secured Party an irrevocable proxy to vote the Pledged Shares and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Shares would be entitled (including giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Shares on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Shares or any officer or agent thereof), upon the occurrence of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

          SECTION 8. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including:

          (a) to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Pledged Collateral without the signature of Pledgor;

          (b) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

          (c) to receive, endorse and collect any instruments made payable to Pledgor representing any dividend, principal or interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same; and

          (d) to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Pledged Collateral.

          SECTION 9. SECURED PARTY MAY PERFORM. If Pledgor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement in order to protect Secured Party's interests in the Collateral, and the expenses of Secured Party incurred in connection therewith shall be payable by Pledgor under Section 14(b).

          SECTION 10. STANDARD OF CARE. The powers conferred on Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Pledged Collateral, it being understood that Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Collateral) to preserve rights against any parties with respect to any Pledged Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Pledged Collateral, or (d) initiating any action to protect the Pledged Collateral against the possibility of a decline in market value. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which Secured Party accords its own property consisting of negotiable securities.

          SECTION 11. REMEDIES.

          (a) If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Pledged Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected Pledged Collateral), and Secured Party may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. Secured Party or any Lender or Interest Rate Exchanger may be the purchaser of any or all of the Pledged Collateral at any such sale and Secured Party, as agent for and representative of Lenders and Interest Rate Exchangers (but not any Lender or Lenders or Interest Rate Exchanger or Interest Rate Exchangers in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Pledged Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Pledged Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay all the Secured Obligations, Pledgor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

          (b) Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Pledged Collateral conducted without prior registration or qualification of such Pledged Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances and the registration rights granted to Secured Party by Pledgor pursuant to Section 12, Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

          (c) If Secured Party determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, Pledgor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

          SECTION 12. REGISTRATION RIGHTS. If Secured Party shall determine to exercise its right to sell all or any of the Pledged Collateral pursuant to
Section 11, Pledgor agrees that, upon request of Secured Party (which request may be made by Secured Party in its sole discretion), Pledgor will, at its own expense:

          (a) execute and deliver, and cause each issuer of the Pledged Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Secured Party, advisable to register such Pledged Collateral under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

          (b) use its best efforts to qualify the Pledged Collateral under all applicable state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by Secured Party;

          (c) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act;

          (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law; and

          (e) bear all costs and expenses, including reasonable attorneys' fees, of carrying out its obligations under this Section 12.

          Pledgor further agrees that a breach of any of the covenants contained in this Section 12 will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 12 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section 12 shall in any way alter the rights of Secured Party under Section 11.

          SECTION 13. APPLICATION OF PROCEEDS. All proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied as provided in subsection 2.4D of the Credit Agreement.

          SECTION 14. INDEMNITY AND EXPENSES.

          (a) Pledgor agrees to indemnify Secured Party, and each Lender and each Interest Rate Exchanger from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party's or such Lender's or Interest Rate Exchanger's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

          (b) Pledgor shall pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

          (c) In the event of any public sale described in Section 12, Pledgor agrees to indemnify and hold harmless Secured Party, and each Lender and each Interest Rate Exchanger and each of their respective directors, officers, employees and agents from and against any loss, fee, cost, expense, damage, liability or claim, joint or several, to which any such Persons may become subject or for which any of them may be liable, under the Securities Act or otherwise, insofar as such losses, fees, costs, expenses, damages, liabilities or claims (or any litigation commenced or threatened in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, registration statement, prospectus or other such document published or filed in connection with such public sale, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Secured Party and such other Persons for any legal or other expenses reasonably incurred by Secured Party and such other Persons in connection with any litigation, of any nature whatsoever, commenced or threatened in respect thereof (including any and all fees, costs and expenses whatsoever reasonably incurred by Secured Party and such other Persons and counsel for Secured Party and such other Persons in investigating, preparing for, defending against or providing evidence, producing documents or taking any other action in respect of, any such commenced or threatened litigation or any claims asserted). This indemnity shall be in addition to any liability which Pledgor may otherwise have and shall extend upon the same terms and conditions to each Person, if any, that controls Secured Party or such Persons within the meaning of the Securities Act.

          SECTION 15. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to Pledgor. Upon any such termination Secured Party will, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Secured Party, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

          SECTION 16. SECURED PARTY AS AGENT.

          (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders and, by their acceptance of the benefits hereof, Interest Rate Exchangers. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Pledged Collateral), solely in accordance with this Agreement and the Credit Agreement.

          (b) Secured Party shall at all times be the same Person that is Agent under the Credit Agreement. Written notice of resignation by Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Agent under subsection 9.5 of the Credit Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

          SECTION 17. AMENDMENTS; ETC. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Pledgor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

          SECTION 18. NOTICES. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

          SECTION 19. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          SECTION 20. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          SECTION 21. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          SECTION 22. GOVERNING LAW; TERMS; RULES OF CONSTRUCTION. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of California are used herein as therein defined. The rules of construction set forth in subsection 1.3 of the Credit Agreement shall be applicable to this Agreement mutatis mutandis.

          SECTION 23. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, COUNTY AND CITY OF LOS ANGELES. BY EXECUTING AND DELIVERING THIS AGREEMENT, PLEDGOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

          (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

          (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

          (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO PLEDGOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 18;

          (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER PLEDGOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

          (V) AGREES THAT SECURED PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

          (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 23 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 410.40 OR OTHERWISE.

          SECTION 24. WAIVER OF JURY TRIAL. PLEDGOR AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Pledgor and Secured Party each acknowledge that this waiver is a material inducement for Pledgor and Secured Party to enter into a business relationship, that Pledgor and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Pledgor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 24 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

          SECTION 25. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

          IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                    [NAME OF PLEDGOR]



                                    By:__________________________
                                    Title:

                                    Notice Address:  __________________________
                                                     __________________________
                                                     __________________________


                                    UNION BANK OF CALIFORNIA, N.A.
                                    as Agent, as Secured Party



                                    By:__________________________
                                    Title:

                                    Notice Address:  __________________________
                                                     __________________________
                                                     __________________________

                                   SCHEDULE I


                 Attached to and forming a part of the Subsidiary Pledge Agreement dated as of January __, 1997 between _______________, each as Pledgor, and Union Bank of California, N.A., as Secured Party.




                   Class of     Stock Certi-       Par        Number of
Stock Issuer        Stock       ficate Nos.        Value        Shares
------------       --------     ------------       -----      ---------


                                   SCHEDULE II

                                PLEDGE AMENDMENT


                 This Pledge Amendment, dated ____________, 199__, is delivered pursuant to Section 6(b) of the Subsidiary Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement dated January __, 1997, between the undersigned and Union Bank of California, N.A., as Secured Party (the "SUBSIDIARY PLEDGE AGREEMENT," capitalized terms defined therein being used herein as therein defined), and that the Pledged Shares listed on this Pledge Amendment shall be deemed to be part of the Pledged Shares and shall become part of the Pledged Collateral and shall secure all Secured Obligations.





                                     [NAME OF PLEDGOR]



                                     By: ___________________________
                                     Title:





                    Class of      Stock Certi-      Par        Number of
Stock Issuer         Stock        ficate Nos.       Value        Shares
------------        --------      ------------      -----      ---------


                                   EXHIBIT XXI

              [FORM OF MERGER DATE OPINION OF IRELL & MANELLA LLP]


          1. Each of Company, Surviving Corporation and the Domestic Subsidiaries of Surviving Corporation (hereinafter the "Domestic Subsidiaries") has been duly incorporated, and is validly existing in good standing under the laws of its jurisdiction of incorporation, with corporate power to enter into a Subsidiary Security Agreement, the Subsidiary Guaranty, a Subsidiary Pledge Agreement, the Revolving Notes and the Term Notes (hereinafter, the "Merger Date Closing Documents") to which it is a party, to perform its obligations thereunder and to issue the Revolving Notes and the Term Notes (in the case of Company).

          2. The execution, delivery and performance of the Merger Date Loan Documents to which Company, Surviving Corporation or any Domestic Subsidiary is a party, and the issuance and payment of the Revolving Notes and the Term Notes (in the case of Company) have been duly authorized by all necessary corporate action on the part of Company, Surviving Corporation and each such Domestic Subsidiary (as the case may be), and each of the Merger Date Loan Documents to which Company, Surviving Corporation or any Domestic Subsidiary is a party has been duly executed and delivered by Company, Surviving Corporation and each such Domestic Subsidiary (as the case may be).

          3. The Merger Date Loan Documents to which Company, Surviving Corporation or any Domestic Subsidiary is a party constitute legally valid and binding obligations of Company, Surviving Corporation and each such Domestic Subsidiary (as the case may be), enforceable against Company, Surviving Corporation and each such Domestic Subsidiary (as the case may be) in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

          4. Company's, Surviving Corporation's and each Domestic Subsidiary's execution and delivery of, and performance of their respective obligations under, the Merger Date Loan Documents to which they are a party, and the issuance and payment of the Revolving Notes and the Term Notes (in the case of Company) do not and will not (i) violate Company's, Surviving Corporation's or such Domestic Subsidiary's Articles or Certificate of Incorporation or Bylaws,
(ii) violate, breach, or result in a default under any other material agreement, or (iii) breach or otherwise violate any existing obligation of Company, Surviving Corporation or such Domestic Subsidiary under any order, judgment or decree known to us of any California, New York or federal court or governmental authority binding on Company, Surviving Corporation, or such Domestic



                                      XXI-1

Subsidiary, or (iv) result in the creation of any Lien upon any of the properties or assets of Company, Surviving Corporation or any Domestic Subsidiary under any agreement or order referred to in clauses (ii) and (iii) above (other than Liens created pursuant to the Collateral Account Agreement).

          5. The execution and delivery by Company, Surviving Corporation or any Domestic Subsidiary of, and performance of their respective obligations under, the Merger Date Loan Documents to which they are a party do not violate any California, New York, or federal statute or regulation that we have, in the exercise of customary professional diligence, recognized as applicable to Company, Surviving Corporation or such Domestic Subsidiary or to transactions of the type contemplated by the Merger Date Loan Documents to which they are a party.

          6. No order consent, permit or approval of any California, New York or federal governmental authority that we have, in the exercise of customary professional diligence, recognized as applicable to Company, Surviving Corporation or any Subsidiary or to transactions of the type contemplated by the Merger Date Loan Documents to which they are a party is required on the part of Company, Surviving Corporation or any Domestic Subsidiary for the execution and delivery of, and performance of their respective obligations under, the Merger Date Loan Documents to which they are a party.

          7. Neither Surviving Corporation nor any of the Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          8. Neither Surviving Corporation nor any of the Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          9. It is not necessary in connection with the execution and delivery of the Revolving Notes and the Term Notes to Lenders to register such Notes or the Loans under the Securities Act of 1933, as amended, or to qualify any indenture in respect thereof under the Trust Indenture Act of 1939, as amended.

          10. Each of the Subsidiary Security Agreements executed by Surviving Corporation or the Domestic Subsidiaries creates in favor of Agent a security interest in such of the Collateral (as defined in the Subsidiary Security Agreements, as the case may be) that is of a type in which a security interest can be created under Article 9 of the Uniform Commercial Code as in effect in the State of California (the "Uniform Commercial Code").

          11. The Agent [has] [upon the filing of the UCC-1 Financing Statements with the filing offices listed on Schedule ___ hereto (the "Filing Offices") will have] a perfected security interest in Surviving Corporation's and each Domestic Subsidiary's






                                      XXI-2
interest in the Collateral described therein, to the extent a security interest in such Collateral can be perfected by the filing of a financing statement with the Filing Offices under the Uniform Commercial Code.

          14. The Subsidiary Pledge Agreement, together with delivery of the certificates representing the shares of stock identified on Schedule I to the Subsidiary Pledge Agreement (the "Pledged Securities") to the Agent in the State of California, create in favor of the Agent a perfected security interest under the Uniform Commercial Code in the Pledged Securities free of adverse claims.

          15. To the best of our knowledge after due inquiry, there are no actions, suits or proceedings pending or threatened against Company, Surviving Corporation or any of the Subsidiaries which have a significant likelihood of materially and adversely affecting either the ability of Company, Surviving Corporation or any Subsidiary to perform their respective obligations under any of the Merger Date Loan Documents or the financial condition or operations of Company and its Subsidiaries, taken as a whole.

          16. Upon the filing of the Merger Agreement with the New York Department of State in accordance with the Merger Agreement, (i) the Merger will be validly consummated in accordance with the Merger Agreement and New York law, and (ii) each outstanding share of common stock of Milgray will be converted as provided in the Merger Agreement.














                                      XXI-3

                                  EXHIBIT XXII

             [FORM OF MERGER DATE OPINION OF O'MELVENY & MYERS LLP]

                               [O'M&M Letterhead]

                                  {Merger Date}

                                     1 9 9 _

                                                                  [file number]
                                                                       [doc ID]


Union Bank of California, N.A.
[Address
  of Agent]

    and

The Lenders Party to the Credit
  Agreement Referenced Below

                 Re:      Loans to Bell Industries, Inc.

Ladies and Gentlemen:

          We have acted as counsel to Union Bank of California, N.A., as Agent (in such capacity, "Agent"), in connection with the preparation and delivery of a Credit Agreement dated as of January __, 1997 (the "Credit Agreement") among Bell Industries, Inc., a California corporation ("Company"), the financial institutions listed therein as lenders, and Agent and in connection with the preparation and delivery of certain related documents. Capitalized terms used herein without definition have the same meanings as in the Credit Agreement.

          We have participated in various conferences with representatives of Company and Agent and conferences and telephone calls with Irell & Manella LLP, counsel to Company, and with your representatives, during which the Credit Agreement and related matters have been discussed, and we have also participated in the meeting held on the date hereof (the "Closing") incident to the funding of the initial Revolving Loans and Term Loans made under the Credit Agreement. We have reviewed the forms of the Credit Agreement and the exhibits thereto, including the forms of the Revolving Notes and the Term Notes, and the opinion of Irell & Manella LLP (the "Opinion") and the officers' certificates and other documents delivered at the Closing. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as





                                      XXII-1
originals or copies and the due authority of all persons executing the same, and we have relied as to factual matters on the documents that we have reviewed.

          Although we have not independently considered all of the matters covered by the Opinion to the extent necessary to enable us to express the conclusions therein stated, we believe that the Credit Agreement and the exhibits thereto are in substantially acceptable legal form and that the Opinion and the officers' certificates and other documents delivered in connection with the execution and delivery of, and as conditions to the making of the Revolving Loans and the Term Loans under, the Credit Agreement and the Revolving Notes and the Term Notes are substantially responsive to the requirements of the Credit Agreement.

                                       Respectfully submitted,






















                                      XXII-2

                                  EXHIBIT XXIII

             [FORM OF LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT]

                            (begins on the next page)






















                                     XXIII-1

================================================================================

                              LETTER OF CREDIT AND
                            REIMBURSEMENT AGREEMENT


                           Dated as of ________, 1997


                                     among

                          BELL ONTARIO HOLDING, INC.,

                             BELL INDUSTRIES, INC.


                                      and


                         UNION BANK OF CALIFORNIA, N.A.

                                    covering


                                   $9,000,000



                    Ontario Industrial Development Authority
             Adjustable Tender Industrial Development Revenue Bonds
                   (L.D. Brinkman & Co. - West Coast Project)
                                  Series 1985


================================================================================

                               TABLE OF CONTENTS


                                                            ARTICLE I

                                                           DEFINITIONS

         SECTION 1.01.    Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                          ---------------------
         SECTION 1.02.    Computation of Time Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                          ---------------------------
         SECTION 1.03.    Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                          ----------------
         SECTION 1.04.    Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                          --------------

                                                           ARTICLE II

                                            AMOUNT AND TERMS OF THE LETTER OF CREDIT

         SECTION 2.01.    The Letter of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                          --------------------
         SECTION 2.02.    Issuing the Letter of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                          ----------------------------
         SECTION 2.03.    Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                          ----
         SECTION 2.04.    Reimbursement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                          -------------
         SECTION 2.05.    Tender Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                          ---------------
         SECTION 2.06.    Interest on Tender Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                          ---------------------------
         SECTION 2.07.    Prepayments; Reinstatement of Letter of Credit Amounts  . . . . . . . . . . . . . . . . . . . . .   9
                          ------------------------------------------------------
         SECTION 2.08.    Increased Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          ---------------
         SECTION 2.09.    Payments and Computations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          -------------------------
         SECTION 2.10.    Evidence of Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          ------------------------
         SECTION 2.11.    Obligations Absolute  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          --------------------
         SECTION 2.12.    Extension of the Stated Termination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          ----------------------------------------
         SECTION 2.13.    Deed of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          -------------


                                                          ARTICLE III

                                                     CONDITIONS OF ISSUANCE

         SECTION 3.01.    Condition Precedent to Issuance of the Letter of Credit . . . . . . . . . . . . . . . . . . . . .  13
                          -------------------------------------------------------
         SECTION 3.02.    Additional Conditions Precedent to Issuance of the Letter of Credit . . . . . . . . . . . . . . .  15
                          -------------------------------------------------------------------

                                                           ARTICLE IV

                                                 REPRESENTATIONS AND WARRANTIES

         SECTION 4.01.    Representations and Warranties of the Company . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          ---------------------------------------------
         SECTION 4.02.    Representations and Warranties of the Guarantor . . . . . . . . . . . . . . . . . . . . . . . . .  17
                          -----------------------------------------------

                                                           ARTICLE V

                                                           COVENANTS

         SECTION 5.01.    Affirmative Covenants of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                          ------------------------------------
         SECTION 5.02.    Negative Covenants of Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                          -----------------------------
         SECTION 5.03.    Guarantor Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          -------------------

                                                           ARTICLE VI

                                                       EVENTS OF DEFAULT

         SECTION 6.01.    Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          -----------------
         SECTION 6.02.    Upon an Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          ------------------------

                                                          ARTICLE VII

                                                         MISCELLANEOUS

         SECTION 7.01.    Amendments, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          ---------------
         SECTION 7.02.    Notices, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          ------------
         SECTION 7.03.    No Waiver; Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          -------------------
         SECTION 7.04.    Right of Set-off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          ----------------
         SECTION 7.05.    Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          ---------------
         SECTION 7.06.    Liability of the Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          ---------------------
         SECTION 7.07.    Costs, Expenses and Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                          -------------------------
         SECTION 7.08.    Binding Effect, Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                          --------------------------------------
         SECTION 7.09.    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                          ------------
         SECTION 7.10.    CONSENT TO JURISDICTION: WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          ---------------------------------------------
         SECTION 7.11.    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          -------------
         SECTION 7.12.    Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          --------
         SECTION 7.13.    Removal of Remarketing Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                          ----------------------------
         SECTION 7.14.    Prior Agreements Superseded . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                          ---------------------------

                                    EXHIBITS

Exhibit A        Form of Letter of Credit
Exhibit B        Form of Pledge Agreement
Exhibit C        Form of Guaranty
Exhibit D        Description of Ontario Property

                  LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT


                 THIS LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT is dated as of January ___, 1997 and entered into between BELL ONTARIO HOLDING, INC., a California corporation (the "COMPANY"), UNION BANK OF CALIFORNIA, N.A., as agent for and representative of the Lenders (as defined below) (in such capacity, the "BANK"), and BELL INDUSTRIES, INC., a California corporation and wholly-owning parent of Company (the "GUARANTOR").

                            PRELIMINARY STATEMENTS:

                 (1) Ontario Industrial Development Authority (the "ISSUER"), pursuant to an Indenture of Trust, dated as of April 1, 1985 (the "INDENTURE"), between the Issuer and Mellon Bank, N.A., as trustee (the "TRUSTEE"), has issued $9,000,000 in aggregate principal amount of the Issuer's Adjustable Tender Industrial Development Revenue Bonds (L.D. Brinkman & Co. - West Coast Project) Series 1985 (the "BONDS").

                 (2) L.D. Brinkman & Co. - West Coast, a California corporation ("BRINKMAN 1"), and the Issuer entered into a Loan Agreement, dated as of April 1, 1985 (the "LOAN AGREEMENT"), under the terms of which the Issuer lent the proceeds of the sale of the Bonds to Brinkman 1 to provide funds to finance the cost of the Project (as defined in the Loan Agreement). Effective November 6, 1989, L.D. Brinkman Co. (Texas), Inc., a Texas corporation ("BRINKMAN 2"), merged with Brinkman 1, with Brinkman 2 being the surviving corporation and Brinkman 2 succeeded to all the rights, duties and obligations of Brinkman 1 under the Loan Agreement.

                 (3) Pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated September 26, 1996 (the "ASSET PURCHASE AGREEMENT") between Guarantor and Brinkman 2, the Company will purchase from Brinkman 2 concurrently herewith certain improved real property located in the City of Ontario, County of San Bernardino, and more particularly described on Exhibit D attached hereto (the "ONTARIO PROPERTY"). Pursuant to the Asset Purchase Agreement, the Company will succeed to all the rights, duties and obligations of Brinkman 2 under the Loan Agreement.

                 (4) Prior to the purchase by the Company of the Ontario Property, certain payment obligations of Brinkman 2 in connection with the Bonds have been supported by a letter of credit issued by Barclays Bank Plc, New York Branch (the "BARCLAYS LETTER OF CREDIT"). Concurrent with the purchase by the Company of the Ontario Property and in order to replace the Barclays Letter of Credit, the Company and the Guarantor have requested the Bank to issue its irrevocable, transferable direct-pay letter of credit in substantially the form of Exhibit A (such letter of credit as amended or supplemented from time to time and any successor letter of credit as provided for or contemplated in such letter of credit or this Agreement being the "LETTER OF CREDIT"), in the amount of $9,663,000 (the "COMMITMENT"), of which (a) $9,000,000 shall support the payment of principal or portion of the purchase price corresponding to principal of the Bonds, (b) $618,000 shall support the payment of interest or portion of the purchase price corresponding to interest on the Bonds computed at the assumed rate of 12% per annum, and (c) $45,000 shall support the payment of the remarketing discount on the Bonds.

                 (5) The Guarantor and the Company have entered into a Credit Agreement dated as of January 7, 1997 (as amended from time to time, the "CREDIT AGREEMENT") with the Bank and certain financial institutions as lenders (collectively, the "LENDERS"). The Letter of Credit provided for under this Agreement shall be deemed a letter of credit outstanding under the Credit Agreement and shall be included in Letter of Credit Usage as defined in the Credit Agreement.

                 NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to issue the Letter of Credit, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

                 SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                 "ALTERNATE CREDIT FACILITY" has the meaning assigned to that term in the Loan Agreement.

                 "AVAILABLE AMOUNT" in effect at any time means the maximum amount available to be drawn at such time under the Letter of Credit, the determination of such maximum amount to assume compliance with all conditions for drawing and no reduction for (i) any amount drawn by an Interest Draft (unless such amount is not reinstated), (ii) any amount drawn by a Tender Draft, Discount Draft or Purchase Draft, or (iii) any amount not available to be drawn because Bonds are held by or for the account of the Company.

                 "BANK" has the meaning assigned to that term in the first paragraph of this Agreement.

                 "BARCLAYS LETTER OF CREDIT" has the meaning assigned to that term in Preliminary Statement (4).

                 "BASE RATE" means, at any time, the per annum rate publicly announced by the Bank from time to time at its head office as its "reference rate." The "reference rate" is determined by the Bank from time to time as a means of pricing credit extensions to some customers and is neither directly tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by the Bank at any given time for any particular class of customers or credit extensions.

                 "BONDS" has the meaning assigned to that term in Preliminary Statement (1).

                 "BRINKMAN 1" has the meaning assigned to that term in Preliminary Statement (2).

                 "BRINKMAN 2" has the meaning assigned to that term in Preliminary Statement (2).

                 "BUSINESS DAY" means a day of the year on which (i) commercial banks in Los Angeles, California or the cities in which the principal offices of the Trustee and the Remarketing Agent are located are not required or authorized by law to close, and (ii) the New York Stock Exchange is not closed.

                 "CODE" means the United States Internal Revenue Code of 1986.

                 "COMMITMENT" has the meaning assigned to that term in Preliminary Statement (4).

                 "COMMITMENT TERMINATION DATE" has the meaning assigned to that term in Section 2.01.

                 "COMPANY" has the meaning assigned to that term in the first paragraph of this Agreement.

                 "CREDIT AGREEMENT" has the meaning assigned to that term in Preliminary Statement (5).

                 "CREDIT TERMINATION DATE" means the date on which the Letter of Credit expires in accordance with its terms, provided, however, that for purposes of Section 2.03(a), "Credit Termination Date" shall mean the date on which the Letter of Credit shall have been surrendered to the Bank for cancellation and the Reimbursement Obligations shall have been paid in full.

                 "DATE OF ISSUANCE" means the date on which the Letter of Credit is issued.

                 "DEED OF TRUST" means _____.

                 "DEFAULT" means an Event of Default or any other event that with notice or lapse of time or both would become an Event of Default.

                 "DEFAULT RATE" means a fluctuating interest rate equal to 2% per annum above the Base Rate in effect from time to time.

                 "DETERMINATION OF TAXABILITY" means the occurrence of any event that would require the redemption of the Bonds pursuant to
         Section 3.01(g) of the Indenture no later than the 180th day after such event.

                 "DISCOUNT DRAFT" has the meaning assigned to that term in the Letter of Credit.

                 "EVENT OF DEFAULT" has the meaning assigned to that term in
         Section 6.01.

                 "FINAL DRAFT" has the meaning assigned to that term in the Letter of Credit.

                 "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

                 "GUARANTOR" has the meaning assigned to that term in the first paragraph of this Agreement.

                 "GUARANTY" means the Guaranty in the form of Exhibit C hereto, executed and delivered by the Guarantor.

                 "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to any lease of property (whether real, personal or mixed) by such Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services, which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and
         (v) all indebtedness secured by any lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of that Person.

                 "INDENTURE" has the meaning assigned to that term in Preliminary Statement (1).

                 "INTEREST DRAFT" has the meaning assigned to that term in the Letter of Credit.

                 "ISSUER" has the meaning assigned to that term in Preliminary Statement (1).

                 "LENDERS" has the meaning assigned to that term in Preliminary Statement (5).

                 "LETTER OF CREDIT" has the meaning assigned to that term in Preliminary Statement (4).

                 "LOAN AGREEMENT" has the meaning assigned to that term in Preliminary Statement (2).

                 "OBLIGATIONS" means (a) the obligations of the Company under this Agreement (as it may hereafter be amended, modified, extended or restated from time to time) with respect to the due and punctual payment of (i) the principal amount of the Reimbursement Obligations, when due, whether at maturity, by acceleration or otherwise, (ii) the interest on the Reimbursement Obligations, when due, and (iii) any costs and expenses of collection of the monetary obligations referred to in this clause (a), and (b) the due and punctual payment and performance of all other obligations of the Company under this Agreement (as it may be amended, modified, extended or restated from time to time) other than with respect to the payment of principal of and interest on the Reimbursement Obligations, including, without limitation, in respect of fees, indemnification and the like.

                 "OFFICIAL STATEMENT" means the Official Statement, dated April 24, 1985, relating to the initial offering and sale of the Bonds, together with the documents incorporated therein by reference, and any amendments thereof or supplements thereto.

                 "ONTARIO PROPERTY" has the meaning assigned to that term in Preliminary Statement (3).

                 "PARTIAL REDEMPTION DRAFT" has the meaning assigned to that term in the Letter of Credit.

                 "PERSON" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, government (or an agency or political subdivision thereof) or any entity of any kind.

                 "PLEDGE AGREEMENT" means the Pledge Agreement, dated as of __________, 1997, made by the Company to the Bank, on its behalf and as agent for the Lenders under the Credit Agreement, and acknowledged by the Trustee, in substantially the form of Exhibit B.

                 "PLEDGED BONDS" has the meaning assigned to that term in the Pledge Agreement.

                 "PROJECT" has the meaning assigned to that term in Preliminary Statement (2).

                 "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                 "PURCHASE DRAFT" has the meaning assigned to that term in the Letter of Credit.

                 "REIMBURSEMENT OBLIGATIONS" means the obligations of the Company under Sections 2.04 and 2.05, including, without limitation, the obligations of the Company with respect to the Tender Advances.

                 "RELATED DOCUMENTS" has the meaning assigned to that term in
         Section 2.11.

                 "REMARKETING AGENT" means First Chicago Capital Markets, Inc., or its successor as Remarketing Agent, as appointed pursuant to the Indenture and in accordance with Section 5.02(c).

                 "REMARKETING AGREEMENT" means the Remarketing Agent's Agreement, dated as of June 1, 1993, between Brinkman 2 and the Remarketing Agent, and any similar agreement between any successor Remarketing Agent and the Company, the terms of which are satisfactory to the Bank.

                 "STATED TERMINATION DATE" means _______________, 199_ as the same may be extended pursuant to Section 2.12.

                 "TENDER ADVANCE" has the meaning assigned to that term in
         Section 2.05.

                 "TENDER DRAFT" has the meaning assigned to that term in the Letter of Credit.

                 "TRUSTEE" has the meaning assigned to that term in Preliminary Statement (1).

                 SECTION 1.02. Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, the word

"from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                 SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistently applied, except as otherwise stated herein.

                 SECTION 1.04. Interpretation. The following rules shall apply to the construction of this Agreement unless the context requires otherwise: (a) the singular includes the plural and the plural, the singular;
(b) words importing any gender include the other genders; (c) references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made, and all regulations adopted and publications promulgated pursuant to such statutes; (d) references to "writing" include printing, photocopy, typing, lithography and other means of reproducing words in a tangible visible form;
(e) the words "including, "includes" and "include" shall be deemed to be followed by the words "without limitation"; (f) references to articles, sections (or sub-divisions of sections), exhibits, appendices, annexes or schedules are to those of this Agreement unless otherwise indicated; (g) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent that such amendments and other modifications are permitted or not limited by the terms of this Agreement; and (h) references to Persons include their respective permitted successors and assigns.

                                   ARTICLE II

                    AMOUNT AND TERMS OF THE LETTER OF CREDIT

                 SECTION 2.01. The Letter of Credit. The Bank agrees, on the terms and conditions hereinafter set forth, to issue and deliver the Letter of Credit in favor of the Trustee at any time during the period from the date hereof to ____________, 1998 (the "COMMITMENT TERMINATION DATE") in the amount of the Commitment and expiring on or before the Stated Termination Date.

                 SECTION 2.02. Issuing the Letter of Credit. The Letter of Credit shall be issued on at least five Business Days' notice from the Company to the Bank specifying the proposed date of issuance. On the date specified by the Company in such notice and upon fulfillment of the applicable conditions set forth in Article III, the Bank will issue and deliver the Letter of Credit to the Trustee. The Bank agrees that any and all payments made under the Letter of Credit will be made with the Bank's own funds.

                 SECTION 2.03. Fees. (a) The Company agrees to pay to the Bank for the account of the Lenders a Letter of Credit fee equal to the Applicable Eurodollar Rate Margin (as defined in the Credit Agreement) per annum, in each case on the Available

Amount from the Date of Issuance through and including the Credit Termination Date, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year commencing on the first such date to occur after the Date of Issuance and on the Credit Termination Date.

                 (b) The Company agrees to pay to the Bank for its own account, upon each transfer of the Letter of Credit in accordance with its terms, a transfer commission equal to $2,000.

                 (c) The Company agrees to pay to the Bank for its own account, upon each drawing under the Letter of Credit by an Interest Draft, Tender Draft or Discount Draft, a negotiation fee in an amount as determined in accordance with the Bank's standard schedule for such charges in effect at the time of such drawing.

                 (d) The Company agrees to pay to the Bank for the account of the Lenders, upon each drawing under the Letter of Credit by a Partial Redemption Draft, Purchase Draft or Final Draft, a fee equal to one quarter of one percent (0.25%) of the principal amount of Bonds to be redeemed, paid or purchased with the proceeds of any such Draft.

                 (e) The Company agrees to pay to the Bank for its own account, upon the issuance of and each amendment to the Letter of Credit, a fee in an amount as determined in accordance with the Bank's standard schedule for such charges in effect at the time of such issuance or amendment.

                 (f) Any amount of fees payable by the Company to the Bank that is not paid when due shall bear interest, from the date such amount of fees was due until the date of payment in full, at the Default Rate, payable on demand and on the date of payment in full.

                 (g) The parties hereto acknowledge that the fees payable by the Company hereunder may be paid by the Guarantor and in such event the Bank shall credit such payments to the obligations of the Company hereunder.

                 SECTION 2.04. Reimbursement. The Company hereby agrees to pay to the Bank (a)(i) on the date that any amount is drawn under the Letter of Credit pursuant to any Interest Draft, Discount Draft, Purchase Draft, Partial Redemption Draft or Final Draft, a sum equal to such amount, (ii) on the date that any amount is drawn under the Letter of Credit pursuant to any Tender Draft for accrued and unpaid interest on the Bonds, a sum equal to such amount, and (iii) on the date that any amount is drawn under the Letter of Credit pursuant to a Tender Draft corresponding to principal of the Bonds, a sum equal to such amount if the Guarantor has not paid to the Bank the amount of such Draft on such date as set forth herein, plus (b) on demand, interest on any amounts unpaid by the

Company when due under this Agreement (including, without limitation, under clauses (a)(i), (ii) and (iii) above), whether at maturity, by acceleration, on the date demanded or otherwise, including post-petition interest in any proceeding under the United States Bankruptcy Code or other applicable bankruptcy laws, from and including the date such amounts become due until payment in full, whether before or after judgment, at the Default Rate.
Payment or acceptance of interest provided for herein is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Bank.
The parties hereto acknowledge that payment hereunder may be made directly by the Guarantor to the Bank and in such event the Bank shall credit such payments to the obligations of the Company hereunder.

                 SECTION 2.05. Tender Advances. If the Bank shall make any payment of that portion of the purchase price corresponding to principal of the Bonds drawn under the Letter of Credit pursuant to a Tender Draft, the Guarantor shall, from the proceeds of Loans (as defined in the Credit Agreement) requested by it pursuant to the Credit Agreement or from other funds of the Guarantor, reimburse the Bank in full for the amount of such Tender Draft, and such payment shall constitute an intercompany loan made by the Guarantor to the Company on the date and in the amount of such payment, each such intercompany loan being a "TENDER ADVANCE". The Company shall repay to the Guarantor the unpaid principal amount of each Tender Advance on the earliest of (i) such date as provided in Section 2.07(b), or (ii) the Credit Termination Date. The Company may prepay such amount on an earlier date as provided in Section 2.07(a). All such repayments or prepayments by the Company of Tender Advances shall be made to the Bank and applied by the Bank to the repayment of outstanding Loans of the Guarantor under the Credit Agreement until all such Loans are paid in full and thereafter shall be paid over by the Bank to the Guarantor.

                 SECTION 2.06. Interest on Tender Advances. The Company shall pay interest to the Guarantor on the unpaid principal amount of each Tender Advance from the date of such Tender Advance until such principal amount is paid in full at the rates and times as agreed upon between the Company and the Guarantor.

                 SECTION 2.07. Prepayments; Reinstatement of Letter of Credit Amounts.

                 (a) The Company, upon same-day notice to the Bank (stating the amount to be prepaid), may prepay the outstanding principal amount of any Tender Advance in whole or in part, together with accrued interest to the date of such prepayment on the amount prepaid.

                 (b) Simultaneously with the successful remarketing and resale of Pledged Bonds, the Company shall prepay the then outstanding Tender Advances relating to such Pledged Bonds, together with accrued interest to the date of such prepayment on the amount prepaid. The Company shall receive a credit against such prepayments in the amount of the purchase price of Pledged Bonds delivered to the Bank by the Remarketing Agent or otherwise. In addition, the Company shall, forthwith, prepay or cause to be prepaid any Tender Advance, together with accrued and unpaid interest thereon to the date of such prepayment, if the Remarketing Agent or Trustee failed, for any reason, to use the proceeds of such Tender Advance to pay or tender payment of the purchase price of a Bond when due and such failure is continuing or any other Person shall assert that such Person has a lien on or security interest in such Bond.

                 (c) Any prepayment to the Guarantor or to the Bank on behalf of the Guarantor of the principal amount of Tender Advances shall be accompanied by notice from the Company or its designee requesting the Bank to release Pledged Bonds pursuant to Section 4 of the Pledge Agreement, and specifying the principal amount thereof. Such notice may be given by telephone (promptly confirmed in writing) but shall not be effective unless received by the Bank prior to [____] A.M. (Los Angeles Time) on the day of the proposed prepayment. The Bank shall not release any Pledged Bonds for sale or otherwise until the Bank shall have received the amount of such prepayment. The Company and the Guarantor each hereby authorizes the Bank to reinstate the Letter of Credit at the times and in the manner specified in the Letter of Credit.

                 (d) Pledged Bonds pledged to secure any Tender Advances shall be pledged to the Bank, for its benefit and as agent for the Lenders under the Credit Agreement, in accordance with the Pledge Agreement.

                 SECTION 2.08. Increased Costs. If any law, regulation or change in any law or regulation or in the interpretation thereof or any ruling, decree, judgment, guideline, directive or recommendation (whether or not having the force of law) by any regulatory body, court, central bank or any administrative or governmental authority charged or claiming to be charged with the administration hereof (including, without limitation, a request or requirement that affects the manner in which the Bank allocates capital resources to its commitments, including its obligations hereunder or under the Letter of Credit) shall either (i) impose upon, modify, require, make or deem applicable to the Bank or any of its participants any reserve requirement, special deposit requirement, insurance assessment or similar requirement against or affecting the Letter of Credit or (ii) subject the Bank or any of its participants to any tax, charge, fee, deduction or withholding of any kind whatsoever in connection with the Letter of Credit or change the basis of taxation of the Bank or any of its participants (other than a change in the rate of tax based on the overall net income of the Bank or such participant), or (iii) impose any condition upon or cause in any manner the addition of any supplement to or increase of any kind to the Bank's or any participant's capital or cost base for issuing, maintaining, or participating in the Letter of Credit that results in an increase in the capital requirement supporting the Letter of Credit, or (iv) impose upon, modify, require, make or deem applicable to the Bank or any of its participants any capital requirement, increased capital requirement or similar requirement, such as the deeming of the Letter of Credit to be an asset held by the Bank or any of its participants for capital adequacy calculation or other purposes (including, without limitation, a request or requirement that affects the manner in which the Bank allocates capital resources to its commitments including its obligations hereunder or under the Letter of Credit), and the result of any events referred to in (i), (ii), (iii) or (iv) above shall be to increase the costs in any way to the Bank or any participant of issuing, maintaining, or participating in the Letter of Credit or reduce the amounts payable by the Company hereunder or reduce the rate of return on capital, as a consequence of the issuing or maintaining or participating in the Letter of Credit, to a level below that which the Bank or its participants could have achieved but for such events; then and in such event the Company shall, promptly upon receipt of written notice to the Company by the Bank of such increased costs and/or decreased benefits, pay to the Bank all such additional amounts as, in the Bank's or any participant's sole good faith calculation as allocated to the Letter of Credit or any participation therein, shall be sufficient to compensate it for all such increased costs and/or decreased benefits, all as certified by the Bank in said written notice to the Company. Such certification shall be conclusive and binding on the parties hereto absent manifest error. In determining such amount, the Bank or any participant may use any reasonable averaging or attribution methods.

                 SECTION 2.09. Payments and Computations. [The Company shall make each payment hereunder (a) representing reimbursement pursuant to
Section 2.04 to the Bank of drawings made under the Letter of Credit not earlier than [____] P.M. (Los Angeles time) but before the close of business (Los Angeles time), and (b) not later than [_____] P.M. (Los Angeles time) for all other payments, on the day when due in lawful money of the United States of America to the Bank (i) at its address referred to in Section 7.02 in same day funds, or (ii) by federal funds transfer to the Bank's ABA Account No. _____________ at the Federal Reserve Bank of ___________________ for credit to
_______________________, referencing Letter of Credit No. __________________.
The Company hereby authorizes the Bank, if and to the extent payment is not made when due hereunder, to charge from time to time against any of the Company's accounts with the Bank any amount so due. Computations of the Base Rate, the Default Rate and of any fees or commissions hereunder shall be made by the Bank on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, fee or commission, as the case may be.]

                 SECTION 2.10. Evidence of Indebtedness. The Bank shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Company and the Guarantor resulting from each drawing under the Letter of Credit and the amounts of principal, interest and fees payable and paid from time to time hereunder. In any legal action or proceeding in respect of this Agreement, the entries made in such account or accounts shall be conclusive evidence of the existence and amounts of the obligations of the Company and the Guarantor therein recorded.

                 SECTION 2.11. Obligations Absolute. The payment obligations of the Company to the Bank under this Agreement and the other Related Documents shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

                          (i) any lack of validity or enforceability of the Letter of Credit, the Bonds, the Remarketing Agreement, the Indenture, the Loan Agreement, the Pledge Agreement, the Guaranty, the Credit Agreement, or any other agreement or instrument relating thereto (collectively, the "RELATED DOCUMENTS");

                          (ii) any amendment or waiver of or any consent to departure from all or any of the Related Documents;

                          (iii) the existence of any claim, set-off, defense or other right that the Company or any other Person may have at any time against the Trustee or any other beneficiary, or any transferee, of the Letter of Credit (or any Persons for whom the Trustee, any such beneficiary or any such transferee may be acting), the Bank, or any other Person, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents, or any unrelated transaction;

                          (iv) any statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                          (v) payment by the Bank under the Letter of Credit against presentation of a draft or certificate that does not comply with the terms of the Letter of Credit; or

                          (vi)    any other circumstances or happening
                 whatsoever, whether or not similar to any of the foregoing, other than indefeasible payment in full of the payment obligations of the Company to the Bank under this Agreement and the other Related Documents;

provided, in each case, that payment by the Bank under the Letter of Credit shall not have constituted gross negligence or willful misconduct of the Bank under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

                 SECTION 2.12.    Extension of the Stated Termination Date.
Not less than 90 days before the Stated Termination Date then in effect, the Company may request the Bank in writing to extend the Stated Termination Date for purposes of this Agreement and the Letter of Credit. Prior to or simultaneously with any such request, the Company shall furnish the written consent of the Guarantor to any such extension. If the Company shall make such a request, the Bank shall, within 45 days after receipt of such request, notify the Company, in writing, whether or not the Bank consents to such request and, if the Bank does so consent, the conditions of such consent (including conditions relating to the length of such extension, legal documentation and pricing). If the Bank shall not so notify the Company, the Bank shall be deemed not to have consented to such request.

                 SECTION 2.13. Deed of Trust. Notwithstanding anything to the contrary contained herein or in any Related Document, the obligations of the Guarantor hereunder shall not be secured by the Deed of Trust, it being understood that the Deed of Trust secures only the obligations of the Company hereunder and no other obligations of any party.

                                  ARTICLE III

                             CONDITIONS OF ISSUANCE

                 SECTION 3.01. Condition Precedent to Issuance of the Letter of Credit. The obligation of the Bank to issue the Letter of Credit is subject to the condition precedent that the Bank shall have received on or before the Date of Issuance the following, each dated such date, in form and substance satisfactory to the Bank:

                 (a) Corporate Documents: With respect to each of the Company and the Guarantor, (i) a copy of the Articles of Incorporation of such Person, certified as of the Date of Issuance by the Secretary or Assistant Secretary of such Person; (ii) a good standing certificate from the Secretary of State of the State of California and each other jurisdiction where such Person is qualified as a foreign corporation to do business, dated no earlier than 10 days prior to the Date of Issuance; (iii) a copy of the By-laws of such Person, certified as of the Date of Issuance by the Secretary or an Assistant Secretary of such Person as being complete, correct and in full force and effect; and (iv) copies of the resolutions of the Board of Directors of such Person evidencing authorization and approval of this Agreement and any other Related Document to which such Person is a party and the transactions contemplated thereby, certified by the Secretary or an Assistant Secretary of such Person (which certificate shall state that such resolutions are in full force and effect on the Date of Issuance).

                 (b) Pledge Agreement and Guaranty: Originals of (i) the Pledge Agreement executed by the Company and (ii) the Guaranty executed by the Guarantor.

                 (c) Governmental Approvals: Originals (or copies certified to be true copies by the Secretary or Assistant Secretary of the Company or the Guarantor, as appropriate, or, in the case of the Issuer, by an authorized officer of the Issuer) of all governmental and regulatory approvals (including, without limitation, approvals or orders of the Issuer) necessary for the Company, the Guarantor or the Issuer with respect to this Agreement, the Bonds, and the transactions contemplated hereby and thereby.

                 (d) Company Incumbency Certificate: A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement, the Related Documents to which the Company is a party and the other documents contemplated hereby and thereby.

                 (e) Guarantor Incumbency Certificates: A certificate of the Secretary or an Assistant Secretary of the Guarantor certifying the names and true signatures of the officers of the Guarantor authorized to sign this Agreement and the other documents to be delivered on behalf of such Guarantor in connection herewith.

                 (f) Company Counsel Opinion: An opinion of counsel to the Company, addressed to and in form and substance satisfactory to the Bank, as to such matters as the Bank may reasonably request.

                 (g) Guarantor Counsel Opinion: An opinion of counsel to the Guarantor, addressed to and in form and substance satisfactory to the Bank, as to such matters as the Bank shall reasonably request.

                 (h) Bond Counsel Opinions, Etc.: Opinions of [Sabo & Green], Bond Counsel, in connection with the transactions contemplated hereby, addressed to and in form and substance satisfactory to the Bank, and as to such other matters as the Bank may reasonably request.

                 (i) Reliance Letters: Reliance letters addressed to the Bank with respect to each of the other opinions of counsel rendered in connection with the transactions contemplated hereby.

                 (j) Indenture and Loan Agreement, Etc.: Certified copies of the Indenture and the Loan Agreement and each other Related Document, and such other documents or instruments delivered by the Issuer, the Trustee, the Company or the Guarantor in connection with the issuance of the Bonds or the transactions contemplated hereby, and a certificate of the Trustee as to the cancellation of the Barclays Letter of Credit and such other matters as the Bank may reasonably request.

                 (k) Fees Payable: Payment by the Company to (i) the Bank of any unpaid balance of the issuance fee payable pursuant to Section 2.03(e), and its costs and expenses pursuant to Section 7.07, and (ii) O'Melveny & Myers LLP, counsel to the Bank of their fees and disbursements incurred in connection with this transaction.

                 (l) Title Policy: An ALTA extended coverage title insurance policy issued by Chicago Title Insurance Company or other title insurer reasonably satisfactory to the Bank.

                 (m) Environmental Report: A phase I environmental report covering the Ontario Property in form and substance reasonably satisfactory to the Bank.

                 (n) Amendment to Deed of Trust, etc.: An amendment to the Deed of Trust listing the Bank as the beneficiary thereunder.

                 (o) Official Statement: An executed copy of the Official Statement, as supplemented to the Date of Issuance.

                 (p) Such other documents, instruments, approvals (and, if requested by the Bank, certified duplicates of executed copies thereof) or opinions as the Bank may reasonably request.

                 SECTION 3.02. Additional Conditions Precedent to Issuance of the Letter of Credit. The obligation of the Bank to issue the Letter of Credit shall be subject to the further conditions precedent that on the Date of Issuance that:

                 (a) the following statements shall be true and the Bank shall have received certificates signed by an authorized officer of each of Company and the Guarantor dated the Date of Issuance, stating that:

                 (i) The representations and warranties contained in Sections 4.01 and 4.02 of this Agreement are correct on and as of the Date of Issuance as though made on and as of such date; and

                 (ii) No event has occurred and is continuing, or would result from the issuance of the Letter of Credit, that constitutes a Default; and

                 (b) there shall have been no introduction of or change in or in the interpretation of any law or regulation that would make it unlawful or unduly burdensome for the Bank to issue the Letter of Credit, no outbreak or escalation of hostilities or other calamity or crisis materially affecting the free market for securities or the extension of credit by banks, no suspension of or material limitation on trading on the New York Stock Exchange or any other national securities exchange, no declaration of a general banking moratorium by United States or California banking authorities, and no establishment of any new restrictions on transactions in securities or on banks materially affecting the free market for securities or the extension of credit by banks.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                 SECTION 4.01. Representations and Warranties of the Company. The Company represents and warrants as follows:

                 (a) The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of California, and the Company is in good standing as a foreign corporation and is authorized to do business in every jurisdiction where such qualification or authorization is required, except where the failure so to qualify would not have a material adverse effect on the business, assets, operations, prospects or financial condition of the Company. The Company has all requisite power and authority to conduct its business, to own its properties, and to execute and deliver and perform all of its obligations under this Agreement and each of the Related Documents to which it is a party.

                 (b) The execution, delivery and performance by the Company of this Agreement and the Related Documents to which the Company is a party have been duly authorized by all necessary corporate and, if required, stockholder action, and do not contravene
         (i) any provision of the Articles of Incorporation or By-laws of the Company, (ii) law, or (iii) any contractual restriction binding on or affecting the Company, and do not result in or require the creation of any lien, security interest or other charge or encumbrance (except as provided in or contemplated by this Agreement or the Related Documents) upon or with respect to any of the properties or assets of the Company.

                 (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of this Agreement or any Related Document, except as have been duly obtained or made and are in full force and effect.

                 (d) This Agreement and each of the Related Documents to which the Company is a party are, or when delivered hereunder will be, the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.

                 (e) There is no pending or threatened action, investigation or proceeding before any court, governmental agency or arbitrator against or affecting the Company as to which there is a reasonable possibility of an adverse determination and which, if adversely determined could, individually or in the aggregate, materially impair the ability of the Company to conduct business substantially as now conducted, or materially and adversely affect the financial condition or operations of the Company or the ability of the Company to perform its obligations hereunder or under any of the Related Documents or that purports to affect the legality, validity or enforceability of this Agreement or any Related Document.

                 (f) There has been no material adverse change in the business, assets, operations, prospects or financial condition of the Company since its incorporation.

                 (g) In addition to the representations and warranties contained in this Section 4.01, all statements contained in any Related Document or in any agreement, document, instrument or certificate delivered by or on behalf of the Company in connection with the transactions contemplated hereby or thereby shall constitute representations and warranties made by the Company hereunder.

                 (h) None of the Company, Brinkman 1, Brinkman 2 or any other user of the Project has taken any action that, if taken, or has omitted to take any action that, if not taken, would impair the tax-exempt status of the Bonds.

                 (i)      No Determination of Taxability has occurred.

                 (j) The Official Statement is, and any supplement or amendment to the Official Statement shall be, accurate in all material respects for the purposes for which its use is, or shall be, authorized; and the Official Statement does not, and any such supplement or amendment shall not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances under which they are or were made, not misleading.

                 SECTION 4.02. Representations and Warranties of the Guarantor. The Guarantor hereby represents and warrants as follows:

                 (a) Organization and Qualification. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

                 (b) Authority and Authorization. The Guarantor has the corporate power and authority to execute, deliver and carry out the provisions of this Agreement and the Guaranty and to perform its obligations hereunder and thereunder, and all such action has been duly and validly authorized by all necessary corporate proceedings on its part.

                 (c) Execution and Binding Effect. This Agreement and the Guaranty have been duly and validly executed and delivered by the Guarantor and constitute the legal, valid and binding obligations of the Guarantor enforceable in accordance with the terms hereof and thereof, except as the enforceability of this Agreement or the Guaranty may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors, rights or by general principles of equity limiting the availability of equitable remedies.

                 (d) Authorization and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any governmental authority or any other entity is or will be necessary or advisable in connection with the execution and delivery of this Agreement or the Guaranty, consummation of the transactions contemplated herein or therein, or performance of or compliance with the terms and conditions hereof or thereof.

                 (e) Absence of Conflicts. Neither the execution and delivery of this Agreement or the Guaranty nor consummation of the transactions contemplated herein or therein, nor performance of or compliance with the terms and conditions hereof or thereof will (i) violate any law, regulation, rule, order, writ, injunction or decree of any court or governmental authority, agency or instrumentality,
         (ii) conflict with or result in a breach of or a default under the Articles of Incorporation or By-laws of the Guarantor or any agreement or instrument to which the Guarantor is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound or (iii) result in the creation or imposition of any security interest, lien, charge or encumbrance of any nature whatsoever (other than pursuant to the Credit Agreement) upon any property (now owned or hereafter acquired) of the Guarantor.

                 (f) No Material Adverse Change. There has been no material adverse change in the business, operations or financial condition of the Guarantor since the date of the most recent financial statements of the Guarantor.

                                   ARTICLE V

                                   COVENANTS

                 SECTION 5.01. Affirmative Covenants of the Company. So long as a drawing is available under the Letter of Credit, or the Bank shall have any Commitment hereunder, or the Company or the Guarantor shall have any obligation to pay any amount to the Bank hereunder or under the Guaranty, the Company agrees that it will, unless the Bank shall otherwise consent in writing:

                 (a) Performance and Compliance with Other Covenants. Perform and comply in all material respects, and subject to the applicable grace periods, with each of the covenants, as in effect on the Date of Issuance or as such covenants may thereafter be amended or supplemented, set forth in the Loan Agreement and the other Related Documents that are binding on it.

                 (b) Registration of Bonds. Cause all Bonds that it acquires, or that it has had acquired for its account, to be registered forthwith in accordance with the Indenture in the name of the Company or, if acquired with the proceeds of any drawing under the Letter of Credit, to be registered and delivered in accordance with the Indenture and the Pledge Agreement.

                 (c) Reporting Requirements. Furnish or cause to be furnished to the Bank the following:

                          (i) as soon as possible and in any event within five days after the Company knows or has reason to know of the occurrence of a Default, an officer's certificate of the Company, setting forth details of such Default and the action that the Company proposes to take with respect thereto; and

                          (ii) such other information respecting the business, property or the condition or operations, financial or otherwise, of the Company as the Bank may from time to time reasonably request.

                 (d) Rating on the Bonds. Cause Standard & Poor's Rating Group or Moody's Investors Service, Inc. to maintain ratings on the Bonds reflecting the support provided by the Letter of Credit.

                 SECTION 5.02. Negative Covenants of Company. So long as a drawing is available under the Letter of Credit, or the Bank shall have any Commitment hereunder, or the Company shall have any obligation to pay any amount to the Bank hereunder, the Company agrees that it will not, without the prior written consent of the Bank:

                 (a) Amendment of Any Related Document. Enter into or consent to any amendment or modification of the Indenture, the Loan Agreement, or any other Related Document, as in effect on the Date of Issuance.

                 (b) Tax Status. Take any action or suffer any action to be taken by others that will impair the tax-exempt status of the Bonds.

                 (c) Appointment of Agents. Appoint, or consent to any appointment of, a successor Remarketing Agent or Trustee.

                 (d) Alternate Credit Facility, Etc. Cause a Letter of Credit (as defined in the Loan Agreement) not issued by the Bank or an Alternate Credit Facility to be delivered to the Trustee or take any action to terminate the Letter of Credit without payment in full to the Bank of all obligations hereunder through the Credit Termination Date, or take any action to cause an optional redemption of the Bonds, or take any action to cause the Bonds to bear interest at a Term Interest Rate if the related Term Interest Rate Period (as such terms are defined in the Indenture) would end on or after the second Business Day preceding the Stated Termination Date.

                 SECTION 5.03. Guarantor Covenants. So long as any Obligations shall remain unpaid or the Bank shall have any liability or commitment under the Letter of Credit, the Guarantor covenants to the Bank as follows:

                 (a) Compliance with Credit Agreement. The Guarantor shall comply with each provision of the Credit Agreement.

                 (b) Government Authorizations etc. The Guarantor shall at all times obtain and maintain in force all authorizations, consents, approvals, licenses, exemptions and other actions by, and all registrations, qualifications, designations, declarations and other filings with, any governmental authority or other entity necessary or advisable in connection with the execution and delivery of this Agreement, consummation of the transactions herein contemplated, and performance of or compliance with the terms and conditions hereof or to ensure the legality, validity, enforceability and admissibility in evidence hereof.

                                   ARTICLE VI

                               EVENTS OF DEFAULT

                 SECTION 6.01. Events of Default. The occurrence of any of the following events shall be an "EVENT OF DEFAULT" hereunder:

                 (a) The Company or the Guarantor shall fail to pay any amount payable hereunder or under any of the Related Documents on the date when due; or

                 (b) Any representation or warranty made or deemed made by the Company or the Guarantor (or any of their respective officers) herein or by the Company or the Guarantor (or any of their respective officers) in connection with this Agreement or any of the Related Documents shall prove to have been false or misleading in any material respect when made or deemed made; or

                 (c) The Company or the Guarantor shall fail to perform or observe any of the covenants and agreements contained in Section 5.01(c)(i), Section 5.02 or Section 5.03; or

                 (d) The Company or the Guarantor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for 15 days after the Company or the Guarantor knows or has reason to know of such failure; or

                 (e) The Company shall fail to pay any principal of or premium or interest on any Indebtedness (excluding Indebtedness under this Agreement) when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                 (f) Any Event of Default shall have occurred under the Credit Agreement; or

                 (g) The Company or the Guarantor shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or the Guarantor seeking to adjudicate it as a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it and, if instituted against the Company or the Guarantor, shall remain undismissed for a period of 60 days or an "order for relief" as defined in the United States Bankruptcy Reform Act of 1978, as amended, shall be rendered prior to the expiration of that 60-day period; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against any substantial part of the property of the Company or the Guarantor and shall not be released, vacated or fully bonded within 30 days after its issue or levy, or the Company or the Guarantor shall take any action to authorize any of the actions set forth above in this subsection (g); or

                 (h) One or more judgments, decrees or orders for the payment of money in excess of $500,000 in the case of the Company (which amount is not indisputably covered by insurance) in the aggregate shall be rendered against the Company and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, decree or order, or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment, decree or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                 (i) An event shall have occurred that in the opinion of the Bank materially adversely affects the financial condition, business or operations of the Company, the Guarantor or the Project; or

                 (j) This Agreement or the Guaranty shall at any time for any reason cease to be valid and binding on the Company or the Guarantor, as the case may be, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Company or the Guarantor, as the case may be, or a proceeding shall be commenced by any governmental agency or authority having jurisdiction over the Company or the Guarantor, as the case may be, seeking to establish the invalidity or unenforceability thereof, or the Company or the Guarantor, as the case may be, shall deny that it has any or further liability or obligation under this Agreement or the Guaranty; or

                 (k) Any event of default, however defined, under the Loan Agreement, the Indenture or any other Related Document shall have occurred and be continuing; or

                 (l) The Bonds for any reason shall be determined to be invalid or a Determination of Taxability shall have occurred; or

                 (m) Any Related Document shall for any reason cease to be in full force and effect.

                 SECTION 6.02. Upon an Event of Default. If any Event of Default shall have occurred and be continuing the Bank may exercise any or all of the following remedies: (i) if the Letter of Credit has not yet been issued, terminate the obligation of the Bank to issue the Letter of Credit hereunder, (ii) if the Letter of Credit has been issued, (a) notify the Trustee in writing that an Event of Default has occurred and is continuing and of the Bank's determination to terminate the Letter of Credit on an Event of Default under Section 9.01(f) of the Indenture, resulting in an acceleration of the Bonds pursuant to Section 9.01 of the Indenture or (b) notify the Trustee in writing in accordance with the

Letter of Credit that an Event of Default has occurred and is continuing and that the Letter of Credit will not be reinstated with respect to amounts drawn by any Interest Draft, resulting in an acceleration of the Bonds pursuant to
Section 9.01 of the Indenture, whereupon in each instance specified in this clause (ii) all Reimbursement Obligations and all other amounts payable hereunder or in respect hereof shall automatically be forthwith due and payable, without presentment, demand, protest or further notice of any kind (including, without limitation, notice of intent to accelerate and notice of acceleration), all of which are hereby expressly waived by the Company, (iii) declare any unpaid Reimbursement Obligation not otherwise then due and payable to be due and payable whereupon the same shall, without further action or notice, be and be deemed to be due and payable for all purposes hereunder, (iv) by written notice to the Company, require the Company to pay to the Bank in immediately available funds an amount equal to the Available Amount (prior to giving effect to any drawing on the Letter of Credit in connection with an Event of Default) to be held as cash collateral for the Obligations (it being agreed by the Bank that no such cash collateral shall be applied to the Company's obligations to reimburse the Bank for a drawing under the Letter of Credit until after the Bank has paid such Letter of Credit drawing), and/or (v) proceed to enforce all other remedies available to it under this Agreement, the Related Documents and applicable law and equity.

                                  ARTICLE VII

                                 MISCELLANEOUS

                 SECTION 7.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Company or the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Company, the Guarantor and the Bank and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                 SECTION 7.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including required copies) and sent by receipted hand delivery (including Federal Express or other receipted courier service), telex or regular mail, if to the Company, at its address at 11812 San Vicente Boulevard, Los Angeles, California 90049,
Attention: Chief Financial Officer; if to the Bank, at its address at ____________________________________________________________________,
Attention: _________________________; and if to the Trustee, at its address specified in the Indenture, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when delivered or telexed, be effective when deposited with the courier, telexed or mailed respectively, addressed as aforesaid, except that notices to the Bank pursuant to the provisions of
Article II shall not be effective until received by the Bank.

                 SECTION 7.03. No Waiver; Remedies. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                 SECTION 7.04. Right of Set-off. (a) Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Company or the Guarantor against any and all of the obligations of the Company now or hereafter existing under this Agreement, irrespective of whether or not the Bank shall have made any demand hereunder and although such obligations may be contingent or unmatured.

         (b) The Bank agrees promptly to notify the Company or the Guarantor, as appropriate, after any such set-off and application referred to in subsection (a) above, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Bank may have.

                 SECTION 7.05. Indemnification. The Company hereby indemnifies and holds the Bank and its agents harmless from and against any and all claims, damages, losses, liabilities, costs or expenses that the Bank may incur or that may be claimed against the Bank by any person or entity:

                 (a) by reason of or in connection with the initial offering and sale of the Bonds or the subsequent remarketing and transfer from time to time of the Bonds, provided, however, that, in the case of any action or proceeding alleging an inaccuracy in a material respect, or an untrue statement, with respect to [information supplied by and describing the Bank in Appendix B to the Supplement, dated ___________, 199_, to the Official Statement] (the "Bank Information"), or an omission or alleged omission to state therein a material fact necessary to make the statements in the Bank Information, in the light of the circumstances under which they were made, not misleading, (i) indemnification by the Company pursuant to this Section 8.05(a) shall be limited to the costs and expenses of the Bank (including fees and expenses of the Bank's counsel) of defending itself against such allegation, (ii) if in any such action or proceeding it is finally determined that the Bank Information contained an inaccuracy in a material respect or an untrue statement, or omitted to state therein a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, then the Company shall not be required to indemnify the Bank pursuant to this Section

         8.05(a) for any claims, damages, losses, liabilities, costs or expenses to the extent caused by such inaccuracy, untrue statement or omission, and (iii) if any such action or proceeding shall be settled by the Bank without there being a final determination to the effect described in the preceding clause (ii), then the Company shall be required to indemnify the Bank pursuant to this Section 8.05(a) only if such action or proceeding is settled with the Company's consent; or

                 (b) by reason of or in connection with the execution, delivery or performance of this Agreement, the Bonds, the Indenture, the Loan Agreement, or any Related Document, or any transaction contemplated thereby; or

                 (c) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to make payment under, the Letter of Credit; provided, however, that the Company shall not be required to indemnify the Bank pursuant to this Section 8.05(c) for any claims, damages, losses, liabilities, costs or expenses to the extent caused by the Bank's gross negligence or willful misconduct in failing to make lawful payment under the Letter of Credit after the presentation to it by the Trustee or a successor trustee under the Indenture of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit.

Nothing in this Section 7.05 is intended to limit the Company's obligations contained in Article II. Without prejudice to the survival of any other obligation of the Company hereunder, the indemnities and obligations of the Company contained in this Section 8.05 shall survive the payment in full of amounts payable pursuant to Article II and the termination of the Letter of Credit.

                 SECTION 7.06. Liability of the Bank. The Company assumes all risks of the acts or omissions of the Trustee and any other beneficiary or transferee of the Letter of Credit with respect to its use of the Letter of Credit. Neither the Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of the Letter of Credit or any acts or omissions of the Trustee and any other beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Bank against presentation of documents that do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit, except that the Company shall have a claim against the Bank, and the Bank shall be liable to the Company, to the extent of any direct, as opposed to consequential, damages suffered by the Company that the Company proves were caused by the Bank's gross negligence or willful misconduct. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                 SECTION 7.07. Costs, Expenses and Taxes. The Company agrees to pay immediately when due all costs and expenses in connection with the preparation, execution, delivery, filing, recording, and administration and enforcement of or monitoring of compliance with this Agreement and the Related Documents and any other documents that may be delivered in connection with this Agreement or the transactions contemplated hereby, and any amendment to or waiver or consent under this Agreement, the Letter of Credit or any Related Document, including, without limitation, the reasonable fees and out-of-pocket expenses of the Bank and of its counsel, with respect to advising the Bank as to its rights and responsibilities under this Agreement, and all reasonable costs and expenses (including counsel fees and expenses) in connection with (i) the enforcement of this Agreement, the Related Documents and such other documents that may be delivered in connection herewith or therewith or (ii) any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain the Bank from paying any amount under the Letter of Credit. In addition, the Company shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Related Documents and such other documents, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

                 SECTION 7.08. Binding Effect, Successors and Assigns. (a) This Agreement shall become effective when it shall have been executed by the Company, the Guarantor and the Bank and thereafter shall be binding upon and inure to the benefit of the Company, the Guarantor and the Bank and their respective successors and assigns, except that neither the Company nor the Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the Bank.

                 (b) Pursuant to the terms and conditions set forth in Section
10.1 of the Credit Agreement, the Bank may assign, or sell participations to one or more banks or other entities in, all or a portion of its rights and obligations under this Agreement; provided, however, that (i) the Bank's obligations under this Agreement and the Letter of Credit shall remain unchanged, (ii) the Bank shall remain solely responsible to the Company for the performance of its obligations hereunder, and (iii) the participants or other entities shall be entitled to the benefit of the cost protection provisions contained in Section 2.08.

                 SECTION 7.09. Severability. Any provision of this Agreement that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

                 SECTION 7.10. CONSENT TO JURISDICTION: WAIVER OF JURY TRIAL. (A) EACH OF THE COMPANY AND THE GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF CALIFORNIA, LOS ANGELES COUNTY OR THE UNITED STATES OF AMERICA SITTING IN LOS ANGELES, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE RELATED DOCUMENTS, AND THE COMPANY AND THE GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH OF THE COMPANY AND THE GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. EACH OF THE COMPANY AND THE GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SECTION 7.02. EACH OF THE COMPANY AND THE GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

                 (B) NOTHING IN THIS SECTION 7.10 SHALL AFFECT THE RIGHT OF THE BANK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE COMPANY, THE GUARANTOR OR THEIR RESPECTIVE PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

                 (C) EACH OF THE COMPANY, THE GUARANTOR AND THE BANK HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE RELATED DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                 SECTION 7.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

                 SECTION 7.12. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                 SECTION 7.13. Removal of Remarketing Agent. Upon the written direction of the Bank to remove the Remarketing Agent stating the reasons therefor, and after the Bank consults with the Company concerning the reasons therefor, the Company hereby agrees to remove the Remarketing Agent and to appoint such successor Remarketing Agent as shall be mutually acceptable to the Bank and the Company.

                 SECTION 7.14. Prior Agreements Superseded. This Agreement shall completely and fully supersede all prior undertakings or agreements, both written and oral, between the Company, the Guarantor and the Bank relating to the issuance of the Letter of Credit, including those contained in any commitment letter between or among the Bank, the Company and the Guarantor executed in anticipation of the issuance of the Letter of Credit.


                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                  [BELL ONTARIO HOLDING, INC.]

                                  By:
                                      -----------------------------
                                  Title:



                                  BELL INDUSTRIES, INC.

                                  By:
                                     ------------------------------
                                  Title: Chief Financial Officer



                                  UNION BANK OF CALIFORNIA, N.A.

                                  By:
                                     ------------------------------
                                  Title:

                                   EXHIBIT A

                           [FORM OF LETTER OF CREDIT]


                          IRREVOCABLE LETTER OF CREDIT

                            No. ___________________


                                                            ______________, 1997

Mellon Bank, N.A.,
 as Trustee
Two Mellon Bank Center
Room 325
Pittsburgh, PA 152459

Attention:  Corporate Trust Department

Ladies and Gentlemen:

                 We hereby establish, at the request and for the account of _________________ (the "COMPANY"), in your favor, as Trustee under the Indenture of Trust, dated as of April 1, 1985 (the "INDENTURE"), between Ontario Industrial Development Authority (the "ISSUER") and you, pursuant to which $9,000,000 in aggregate principal amount of the Issuer's Adjustable Tender Industrial Development Revenue Bonds (L.D. Brinkman & Co. - West Coast Project) Series 1985 (the "BONDS") have been issued, our Irrevocable Letter of Credit No. ________ in the amount of $9,663,000, of which up to $9,000,000 may be drawn to pay principal or the portion of the purchase price corresponding to principal on the Bonds, up to $618,000 may be drawn to pay accrued interest or the portion of the purchase price corresponding to accrued interest on the Bonds (as more fully described below), and up to $45,000 may be drawn to pay the remarketing discount on the Bonds, effective immediately and expiring at 5 P.M. (Los Angeles time) on _________, 1998 (the "STATED TERMINATION DATE") or earlier as hereinafter provided. All drawings under this Letter of Credit will be paid with our own funds.

                 We hereby irrevocably authorize you to draw on us in an aggregate amount not to exceed the amount of this Letter of Credit set forth above and in accordance with the terms and conditions and subject to the reductions in amount as hereinafter set forth, (1) in a single drawing (subject to the provisions contained in the next following paragraph) by your draft referring thereon to the number of this Letter of Credit, payable at sight on a day of the year on which banks are not required or authorized to close in Los Angeles,





                                 Exhibit A - 1

California or in the city in which your principal office, or the principal office of the Remarketing Agent (as defined in the Indenture), is located and on which the New York Stock Exchange is not closed (a "Business Day"), and accompanied by your written and completed certificate signed by you in substantially the form of Annex A attached hereto (such draft accompanied by such certificate being your "INTEREST DRAFT"), an amount not exceeding $618,000 representing 206 days of accrued interest on the Bonds, computed at an assumed rate of 12% per annum and on the basis of a 360-day year; (2) in one or more drawings by one or more of your drafts referring thereon to the number of this Letter of Credit, payable at sight on a Business Day, and accompanied by your written and completed certificate signed by you in substantially the form of Annex B attached hereto (any such draft accompanied by such certificate being your "TENDER DRAFT"), an aggregate amount not exceeding $9,618,000, representing the purchase price of the Bonds; (3) in one or more drawings by one or more of your drafts referring thereon to the number of this Letter of Credit, payable at sight on a Business Day, and accompanied by your written and completed certificate signed by you in substantially the form of Annex C attached hereto (any such draft accompanied by such certificate being your "PARTIAL REDEMPTION DRAFT"), an aggregate amount not exceeding $9,618,000, representing principal and accrued interest on the Bonds; (4) in one or more drawings by your drafts referring thereon to the number of this Letter of Credit, payable at sight on a Business Day, and accompanied by your written and completed certificate signed by you in substantially the form of Annex D hereto (any such draft accompanied by such certificate being your "PURCHASE DRAFT") an amount not exceeding $9,618,000, representing the purchase price of the Bonds;
(5) in one or more drawings by one or more of your drafts referring thereon to the number of this Letter of Credit, payable at sight on a Business Day, and accompanied by your written and completed certificate signed by you in substantially the form of Annex E hereto (any such draft accompanied by such certificate being your "DISCOUNT DRAFT"), an amount not exceeding $45,000 representing the remarketing discount on Bonds, and (6) in a single drawing by your draft referring thereon to the number of this Letter of Credit, payable at sight on a Business Day, and accompanied by your written and completed certificate signed by you in substantially the form of Annex F attached hereto (such draft accompanied by such certificate being your "FINAL DRAFT" and any draft referred to in this paragraph being a "DRAFT"), an amount not exceeding $9,618,000, representing principal and accrued interest on the Bonds.

                 If you shall draw on us by your Interest Draft under clause
(1) of the immediately preceding paragraph and you shall not have received from us within fifteen (15) calendar days from the date of such drawing a written notice to the effect that an Event of Default has occurred under the Letter of Credit and Reimbursement Agreement dated as of ___________, 1997 (the "REIMBURSEMENT AGREEMENT") among the Company, Bell Industries, Inc., as Guarantor (the "Guarantor"), and us, which notice states it is being sent pursuant to Section 9.01(e) of the Indenture, and that we are not reinstating your right to draw by your Interest Draft hereunder, your right to draw on us in a single drawing by your Interest Draft under said clause (1) shall be automatically reinstated and, effective the sixteenth (16th) calendar day from the date of such drawing, you shall again be authorized





                                 Exhibit A - 2
to draw on us by your Interest Draft in accordance with said clause (1). This automatic reinstatement of your right to draw on us by your Interest Draft shall be applicable to successive drawings by your Interest Drafts under clause
(1) of the immediately preceding paragraph so long as this Letter of Credit shall not have terminated as set forth below. Upon our honoring any Tender Draft or Purchase Draft presented by you hereunder, the amount available to be drawn hereunder by you by any subsequent Interest Draft shall be automatically decreased by the amount of any such Draft corresponding to accrued interest on the Bonds, subject to reinstatement as provided in the next following paragraph. Upon our honoring any Partial Redemption Draft presented by you hereunder, the amount available to be drawn by you by any subsequent Interest Draft shall be automatically and permanently decreased by an amount equal to 206 days' interest on the principal amount of Bonds to be redeemed with the proceeds of such Partial Redemption Draft, computed at an assumed rate of 12% per annum and on the basis of a 360-day year.

                 Upon our honoring any Tender Draft, Purchase Draft or Partial Redemption Draft presented by you hereunder, the amount of this Letter of Credit and the amounts available to be drawn hereunder by you by any subsequent Tender Draft, Purchase Draft, Partial Redemption Draft and Final Draft shall be automatically decreased by an amount equal to the amount of such Tender Draft or Purchase Draft and, in the case of a drawing by your Partial Redemption Draft, by an amount equal to the principal amount of Bonds to be redeemed with the proceeds of such Partial Redemption Draft plus 206 days' interest on such principal amount, computed at an assumed rate of 12% per annum and on the basis of a 360-day year, subject to reinstatement (if any) as follows:

                 (i) with respect to amounts decreased on payment of any Tender Draft or Purchase Draft, the amount of this Letter of Credit shall be increased when and to the extent, but only when and to the extent, that (a) we are reimbursed by or on behalf of the Company in accordance with the Reimbursement Agreement for any amount drawn hereunder by such Tender Draft or Purchase Draft, and (b) we give you notice in writing of such reinstatement. Any amount received by us on behalf of the Company from you in reimbursement of amounts drawn hereunder by any Tender Draft or Purchase Draft shall, if accompanied by your completed and signed certificate signed by you in substantially the form of Annex G attached hereto, be applied to the extent of the amount indicated therein to reimburse us for amounts drawn hereunder by your Tender Drafts or Purchase Drafts; and

                 (ii) with respect to amounts decreased on payment of any Partial Redemption Draft, the amount of this Letter of Credit shall not be reinstated.

                 Upon our honoring any Discount Draft presented by you hereunder, the amount of this Letter of Credit and the amount available to be drawn by you hereunder by any subsequent Discount Draft shall be decreased by an amount equal to the amount of such Discount Draft, subject to reinstatement when and to the extent, but only when and





                                 Exhibit A - 3
to the extent, that we are reimbursed for such amount and we give you written notice of such reinstatement.

                 Pursuant to the terms of a Pledge Agreement, dated as of ___________, 1997 made by the Company to us, the Company has granted us a security interest in Bonds purchased with the proceeds of any Tender Draft or Purchase Draft, and we have designated you, as Trustee, to hold such Bonds on our behalf. We hereby agree that our written notice to you to the effect that we are reinstating the Letter of Credit with respect to amounts drawn hereunder to purchase such Bonds shall constitute a release of our security interest in such Bonds.

                 Funds from us under this Letter of Credit are available to you against your Interest Drafts, your Tender Drafts, your Partial Redemption Drafts, your Discount Drafts, your Purchase Drafts, and your Final Draft. Drafts may be presented to us in the form of telecopy transmission c/o _______________________, Attention: __________________ (telecopy no.
____________________) with prior telephone notice to such office (telephone no.
_____________________) (or such other numbers as we shall advise you in writing) that such presentation is to be made by telecopy, and with original executed Drafts, prominently marked to indicate that they are confirmations, to follow thereafter. Each such Draft shall be dated the date of its presentation, and each such Draft shall be presented to us c/o _______________________ located at _________________________, Attention:
_________________ (or at any other office that may be designated by us by written notice delivered to you at least three Business Days prior to a date on which a drawing is made hereunder) on or before [____] A.M. (Los Angeles time), or [____] A.M. (Los Angeles time) in the case of any Tender Draft, on the day (which shall be a Business Day) of our making funds available to you hereunder. If we receive any of your Drafts at such office, all in strict conformity with the terms and conditions of this Letter of Credit, not later than [____] A.M. (Los Angeles time) on a Business Day prior to the termination hereof, we will honor the same by [___] P.M. (Los Angeles time) on the same day in accordance with your payment instructions, provided that if any Tender Draft is so received not later than [____] A.M. (Los Angeles time) on a Business Day prior to termination hereof, we will honor the same by [___] P.M. (Los Angeles time) on the same day in accordance with your payment instructions. If we receive any of your Drafts at such office, all in strict conformity with the terms and conditions of this Letter of Credit, after [____] A.M. (Los Angeles time) (or after [____] A.M. (Los Angeles time) in the case of any Tender Draft), on a Business Day prior to the termination hereof, we will honor the same on the next succeeding Business Day by [____] P.M. (Los Angeles time) in accordance with your payment instructions. If requested by you, payment under this Letter of Credit may be made by wire transfer of Federal Reserve Bank of __________________ funds to your account in a bank on the Federal Reserve wire system or by deposit of same day funds into a designated account that you maintain with us.





                                 Exhibit A - 4

                 Upon the earliest of (i) our honoring your Final Draft presented hereunder, (ii) the date on which we receive a certificate signed by you stating that the Company has provided and you have accepted a replacement Letter of Credit or an Alternate Credit Facility in accordance with and as defined in the Indenture that is effective on the date of such certificate and that you are surrendering this Letter of Credit for termination, accompanied by this Letter of Credit, (iii) the tenth (10th) Business Day following your actual receipt of a notice in writing from us that an Event of Default has occurred and is continuing under the Reimbursement Agreement, which notice states that it is being sent pursuant to Section 9.01(f) of the Indenture, and that the Letter of Credit will terminate on such 10th Business Day, and (v) the Stated Termination Date, this Letter of Credit shall terminate.

                 This Letter of Credit is transferable in its entirety to any transferee whom you certify to us has succeeded you as Trustee under the Indenture, and may be successively transferred. Transfer of the available balance under this Letter of Credit to such transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a certificate in substantially the form of Annex H attached hereto. Upon such presentation we shall forthwith transfer the same to your transferee or, if so requested by your transferee, issue a letter of credit to your transferee with provisions therein consistent with this Letter of Credit.

                 This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Bonds), except only the certificates and the Drafts referred to herein which are hereby incorporated by reference; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificates and such Drafts.

                 This Letter of Credit shall be governed by the laws of the State of California, including the Uniform Commercial Code as in effect in the State of California, except that Articles 16 and 20(b) of the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, shall govern solely with respect to the presentation of Drafts by telecopy transmission. Communications to us with respect to this Letter of Credit other than presentations of Drafts and certificates hereunder shall be in writing and shall be addressed to us c/o _________________________________ at ____________________, Attention:
______________________ (or telecopied to ___________________ with originals addressed to us in accordance with the foregoing to follow thereafter), with a copy to us at ______________________________________, Attention:
____________________________________, specifically referring to the number of this Letter of Credit. Communications to you with respect to this Letter of Credit shall be





                                 Exhibit A - 5
in writing and shall be addressed to you at your address set forth above, specifically referring to the number of this Letter of Credit and the Bonds.

                                       Very truly yours,

                                       UNION BANK OF CALIFORNIA, N.A.


                                       By _____________________________
                                             Title:





                                 Exhibit A - 6

                                    Annex A

                    [Form of Certificate for Interest Draft]


         CERTIFICATE FOR DRAWING IN CONNECTION WITH THE PAYMENT OF UP TO 206 DAYS' INTEREST ON ONTARIO INDUSTRIAL DEVELOPMENT AUTHORITY ADJUSTABLE TENDER INDUSTRIAL DEVELOPMENT REVENUE BONDS (L.D. BRINKMAN & CO. - WEST COAST PROJECT) SERIES 1985 (THE "BONDS")

                 Irrevocable Letter of Credit No.

                 The undersigned, a duly authorized officer of the undersigned Trustee (the "TRUSTEE"), hereby certifies on behalf of the Trustee to Union Bank of California, N.A. (the "BANK"), with reference to Irrevocable Letter of Credit No. __________ (the "LETTER OF CREDIT", the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Trustee, as follows:

                 (1)      The Trustee is the Trustee under the Indenture.

                 (2) The Trustee is making a drawing under the Letter of Credit with respect to a payment of accrued and unpaid interest on the Bonds on an Interest Payment Date under and as defined in the Indenture (other than Bonds held of record by the Company, or by the undersigned for the account of the Company pursuant to the Indenture), which payment is due and payable on such Interest Payment Date or on the immediately succeeding Business Day.

                 (3) [The Interest Draft accompanying this Certificate is the first Interest Draft presented by the Trustee under the Letter of Credit.(1) [The Interest Draft last presented by the Trustee under the Letter of Credit was honored and paid by the Bank on ________________________, 19__, and the Trustee has not received a notice within fifteen days of presentation of such Interest Draft from the Bank that the Trustee's right to draw on the Letter of Credit by an Interest Draft will not be reinstated.(2)

                 (4) The amount of the Interest Draft accompanying this Certificate is $__________. It was computed in compliance with the terms and conditions of the





__________________

(1) To be used in the Certificate relating to the first Interest Draft only.

(2) To be used in each Certificate relating to each Interest Draft other than the first Interest Draft.

                                  Annex A - 1

         Bonds and the Indenture and does not exceed the amount available to be drawn by the Trustee under the Letter of Credit.

                 (5) The amount demanded hereby does not include any amount in respect of the payment of interest on, or portion of purchase price corresponding to interest on, Bonds being redeemed, paid or purchased, respectively, on the Interest Payment Date to which this drawing relates for which a drawing is being, or was, made by the Trustee under the Letter of Credit pursuant to a Tender Draft, Partial Redemption Draft, Purchase Draft or Final Draft.

                 (6) Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will deposit such amount in a segregated account under the Indenture or will apply the same directly to the payment when due of the interest amount owing on account of the Bonds pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose, and (c) no portion of said amount shall be commingled with other funds held by the undersigned other than amounts drawn under the Letter of Credit.

                 IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the _____ day of _________, 19__.



                                       _____________________________
                                               as Trustee



                                       By _________________________________
                                             Name:
                                             Title:





                                  Annex A - 2

                                    Annex B

                     [Form of Certificate for Tender Draft]


         CERTIFICATE FOR DRAWING IN CONNECTION WITH THE PAYMENT OF PRINCIPAL OF AND UP TO 206 DAYS' INTEREST ON ONTARIO INDUSTRIAL DEVELOPMENT AUTHORITY ADJUSTABLE TENDER INDUSTRIAL DEVELOPMENT REVENUE BONDS (L.D. BRINKMAN & CO. - WEST COAST PROJECT) SERIES 1985 (THE "BONDS") IN SUPPORT OF A TENDER

                 Irrevocable Letter of Credit No.

                 The undersigned, a duly authorized officer of the undersigned Trustee (the "TRUSTEE"), hereby certifies on behalf of the Trustee to Union Bank of California, N.A. (the "BANK"), with reference to Irrevocable Letter of Credit No. ___________ (the "LETTER OF CREDIT", the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Trustee, as follows:

                 (1)      The Trustee is the Trustee under the Indenture.

                 (2) The Trustee is making a drawing under the Letter of Credit with respect to a payment, upon a tender of all or less than all of the Bonds that are Outstanding (as defined in the Indenture), of the purchase price of such Bonds in an amount equal to the unpaid principal amount of and up to 206 days' accrued and unpaid interest on Bonds to be purchased as a result of such tender pursuant to the terms of Section 2.02 of the Indenture (other than Bonds presently held of record by the Company, or by the undersigned for the account of the Company pursuant to the Indenture), which payment is due either on the date on which this Certificate and the Tender Draft it accompanies are being presented to the Bank or on the immediately succeeding Business Day.

                 (3) The amount of the Tender Draft accompanying this Certificate is equal to the sum of (i) $_______ being drawn in respect of the payment of that portion of the purchase price corresponding to unpaid principal on the Bonds (other than Bonds presently held of record by the Company, or by the undersigned for the account of the Company pursuant to the Indenture), and (ii) $_______ being drawn in respect of the payment of that portion of the purchase price corresponding to up to 206 days' accrued and unpaid interest on Bonds to be purchased as a result of a tender.





                                  Annex B - 1

                 (4) The Trustee shall hold the Bonds to be purchased with the proceeds of this drawing in accordance with the Indenture and to perfect the Banks security interest therein.

                 (5) The amount of the Tender Draft accompanying this Certificate was computed in compliance with the terms and conditions of the Bonds and the Indenture and does not exceed the amount available to be drawn by the Trustee under the Letter of Credit. The amount demanded hereby does not include any amount in respect of the payment of interest, or portion of purchase price corresponding to interest, on Bonds being purchased for which a drawing is being, or was, made by the Trustee under the Letter of Credit by an Interest Draft.

                 (6) Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will immediately cause the same to be used for the payment when due of the portion of the purchase price of Bonds corresponding to unpaid principal and accrued interest in accordance with the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose and (c) no portion of said amount shall be commingled with other funds held by the undersigned other than amounts drawn under the Letter of Credit.

                 The Trustee acknowledges that, pursuant to the terms of the Letter of Credit, upon the Bank's honoring of the Tender Draft accompanying this Certificate, the amount of the Letter of Credit and the amounts available to be drawn by the Trustee thereunder by any subsequent Interest Draft, Tender Draft, Purchase Draft, Partial Redemption Draft and Final Draft are automatically decreased as set forth in the Letter of Credit, subject to reinstatement, if any, as set forth therein.

                 IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the _____ day of __________, 19__.




                                       _______________________________,
                                                 as Trustee



                                       By____________________________
                                              Name:
                                              Title:





                                  Annex B - 2

                                    Annex C

               [Form of Certificate for Partial Redemption Draft]


         CERTIFICATE FOR DRAWING IN CONNECTION WITH THE PAYMENT OF PRINCIPAL OF AND UP TO 206 DAYS' INTEREST ON ONTARIO INDUSTRIAL DEVELOPMENT AUTHORITY ADJUSTABLE TENDER INDUSTRIAL DEVELOPMENT REVENUE BONDS (L.D. BRINKMAN & CO. - WEST COAST PROJECT) SERIES 1985 (THE "BONDS") UPON PARTIAL REDEMPTION

                 Irrevocable Letter of Credit No.

                 The undersigned, a duly authorized officer of the undersigned Trustee (the "TRUSTEE"), hereby certifies on behalf of the Trustee to Union Bank of California, N.A. (the "BANK"), with reference to Irrevocable Letter of Credit No. __________ (the "LETTER OF CREDIT", the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Trustee, as follows:

                 (1)      The Trustee is the Trustee under the Indenture.

                 (2) The Trustee is making a drawing under the Letter of Credit with respect to a payment, upon redemption of less than all of the Bonds that are Outstanding (as defined in the Indenture), of the unpaid principal amount of, and up to 206 days, accrued and unpaid interest on, the Bonds to be redeemed pursuant to Section 3.01(b),
         (c), (d) or (f) of the Indenture (other than Bonds presently held of record by the Company, or by the undersigned for the account of the Company pursuant to the Indenture).

                 (3) The amount of the Partial Redemption Draft accompanying this Certificate is equal to the sum of (i) $_________ being drawn in respect of the payment of unpaid principal of Bonds (other than Bonds presently held of record by the Company, or by the undersigned for the account of the Company pursuant to the Indenture), to be redeemed, and (ii) $_________ being drawn in respect of the payment of up to 206 days' accrued and unpaid interest on such Bonds.

                 (4) The amount of the Partial Redemption Draft accompanying this Certificate was computed in accordance with the terms and conditions of the Bonds and the Indenture and does not exceed the amount available to be drawn by the Trustee under the Letter of Credit. The amount being demanded hereby does not include any amount in respect of the payment of interest on Bonds for which a





                                  Annex C - 1
         drawing has been, or is being, made by the Trustee under the Letter of Credit by an Interest Draft.

                 (5) This Certificate and the Partial Redemption Draft it accompanies are dated, and are being presented to the Bank on, the date not more than one Business Day prior to the date on which the unpaid principal amount of, and accrued and unpaid interest on, Bonds to be redeemed are due and payable under the Indenture upon redemption of less than all of the Bonds that are Outstanding (as defined in the Indenture).

                 (6) Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the principal amount of and accrued and unpaid interest on the Bonds pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose and (c) no portion of said amount shall be commingled with other funds held by the undersigned other than amounts drawn under the Letter of Credit.

                 The Trustee acknowledges that, pursuant to the terms of the Letter of Credit, upon the Bank's honoring the Partial Redemption Draft accompanying this Certificate, the amount of the Letter of Credit and the amounts available to be drawn by the Trustee thereunder with respect to principal and interest of the Bonds are automatically and permanently decreased by an amount equal to the principal amount of Bonds that are the subject of this drawing plus 206 days' interest on such principal amount of Bonds computed at the rate of 12% per annum (based upon a 360 day year).

                 IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the ______ day of _____ , 19__.



                                       __________________________________,
                                                as Trustee



                                       By _______________________________
                                                 Name:
                                                 Title:





                                  Annex C - 2

                                    Annex D

                    [Form of Certificate for Purchase Draft]


         CERTIFICATE FOR DRAWING IN CONNECTION WITH THE PAYMENT OF AN AMOUNT EQUAL TO PRINCIPAL OF AND UP TO 206 DAYS' INTEREST ON ONTARIO INDUSTRIAL DEVELOPMENT AUTHORITY ADJUSTABLE TENDER INDUSTRIAL DEVELOPMENT REVENUE BONDS (L.D.BRINKMAN & CO. - WEST COAST PROJECT) SERIES 1985 (THE "BONDS") IN SUPPORT OF PURCHASE IN LIEU OF REDEMPTION

                  Irrevocable Letter of Credit No.

                 The undersigned, a duly authorized officer of the undersigned Trustee (the "TRUSTEE"), hereby certifies on behalf of the Trustee to Union Bank of California, N.A. (the "BANK"), with reference to Irrevocable Letter of Credit No. __________ (the "LETTER OF CREDIT", the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Trustee, as follows:

                 (1)      The Trustee is the Trustee under the Indenture.

                 (2) The Trustee is making a drawing under the Letter of Credit with respect to a payment, upon a purchase in lieu of redemption pursuant to Section 13.03(c) of the Indenture of Bonds that are Outstanding (as defined in the Indenture) (other than Bonds presently held of record by the Company, or by the undersigned for the account of the Company pursuant to the Indenture), of the purchase price of such Bonds in an amount equal to the unpaid principal amount of, and up to 206 days' accrued and unpaid interest on, the Bonds to be so purchased, which payment is due on the Business Day on which this Certificate and the Purchase Draft it accompanies are being presented to the Bank or the immediately succeeding Business Day.

                 (3) The amount of the Purchase Draft accompanying this Certificate is equal to the sum of (i) $_________________ being drawn in respect of the payment of that portion of the purchase price corresponding to unpaid principal of Bonds (other than Bonds presently held of record by the Company, or by the undersigned for the account of the Company pursuant to the Indenture) to be purchased, and (ii) $_____________ being drawn in respect of that portion of the purchase price corresponding to the payment of up to 206 days' accrued and unpaid interest on such Bonds.

                 (4) The amount of the Purchase Draft accompanying this Certificate was computed in compliance with the terms and conditions of the Bonds and the Indenture and





                                  Annex D - 1
does not exceed the amount available to be drawn by the Trustee under the Letter of Credit. The amount demanded hereby does not include any amount in respect of the payment of interest, or portion of purchase price corresponding to interest, on Bonds being purchased for which a drawing is being, or was made, by the Trustee under the Letter of Credit by an Interest Draft.

                 (5) Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment of the portion of the purchase price corresponding to the principal amount of, and interest accrued and unpaid on, the Bonds pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose and (c) no portion of said amount shall be commingled with other funds held by the undersigned other than amounts drawn under the Letter of Credit.

                 (6) The Trustee shall hold the Bonds to be purchased with the proceeds of this drawing under the Letter of Credit in accordance with the Indenture and to perfect the Bank's security interest therein.

                 The Trustee acknowledges that, pursuant to the terms of the Letter of Credit, upon the Bank's honoring of the Purchase Draft accompanying this Certificate, the amount of the Letter of Credit and the amounts available to be drawn by the Trustee thereunder by any subsequent Interest Draft, Tender Draft, Purchase Draft, Redemption Draft and Final Draft are automatically decreased as set forth in the Letter of Credit, subject to reinstatement, if any, as set forth therein.

                 IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the _______ day of ___________, 19__.



                                       __________________________________,
                                                  as Trustee



                                       By _______________________________
                                                  Name:
                                                  Title:





                                  Annex D - 2

                                    Annex E

                    [Form of Certificate for Discount Draft]

         CERTIFICATE FOR DRAWING IN CONNECTION WITH THE PAYMENT OF DISCOUNT ON ONTARIO INDUSTRIAL DEVELOPMENT AUTHORITY ADJUSTABLE TENDER INDUSTRIAL DEVELOPMENT REVENUE BONDS (L.D. BRINKMAN & CO. - WEST COAST PROJECT) SERIES 1985 (THE "BONDS")

                  Irrevocable Letter of Credit No.

                 The undersigned, a duly authorized officer of the undersigned Trustee (the "TRUSTEE"), hereby certifies on behalf of the Trustee to Union Bank of California, N.A. (the "BANK"), with reference to Irrevocable Letter of Credit No. __________ (the "LETTER OF CREDIT", the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Trustee, as follows:

                 (1)      The Trustee is the Trustee under the Indenture.

                 (2) The Trustee is making a drawing under the Letter of Credit with respect to a payment of a discount equal to the excess of the principal amount of the Bonds tendered pursuant to Section 2.02 of the Indenture over the amount to be received by the Trustee upon the remarketing thereof as the portion of the purchase price corresponding to the principal of such Bonds, which payment is due on the date on which this Certificate and the Discount Draft it accompanies are being presented to the Bank. None of such Bonds is held of record by the Company or by the undersigned for the account of the Company pursuant to the Indenture.

                 (3) The amount of the Discount Draft accompanying this Certificate is $___________ and does not include any amount of discount that is included in any other Discount Draft presented on the date of this Certificate.

                 (4) The amount of the Discount Draft accompanying this Certificate was computed in compliance with the terms and conditions of the Bonds and the Indenture and does not exceed the amount available to be drawn by the Trustee under the Letter of Credit.





                                  Annex E - 1

                 The Trustee acknowledges that, pursuant to the terms of the Letter of Credit, upon the Bank's honoring of the Discount Draft accompanying this Certificate, the amount of the Letter of Credit and the amounts available to be drawn by the Trustee thereunder by any subsequent Discount Draft are automatically decreased by an amount equal to the amount set forth in paragraph 3 above, subject to reinstatement, if any, as set forth in the Letter of Credit.

                 IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the __________ day of ____________, 19__.




                                       __________________________________,
                                                  as Trustee



                                       By _______________________________
                                                  Name:
                                                  Title:





                                  Annex E - 2

                                    Annex F

                     [Form of Certificate for Final Draft]


         CERTIFICATE FOR DRAWING IN CONNECTION WITH THE PAYMENT OF PRINCIPAL OF AND UP TO 206 DAYS' INTEREST ON ONTARIO INDUSTRIAL DEVELOPMENT AUTHORITY ADJUSTABLE TENDER INDUSTRIAL DEVELOPMENT REVENUE BONDS (L.D. BRINKMAN & CO. - WEST COAST PROJECT) SERIES 1985 (THE "BONDS") UPON STATED OR ACCELERATED MATURITY OR OPTION OR MANDATORY REDEMPTION AS A WHOLE

                  Irrevocable Letter of Credit No.

                 The undersigned, a duly authorized officer of the undersigned Trustee (the "TRUSTEES"), hereby certifies on behalf of the Trustee to Union Bank of California, N.A. (the "BANK"), with reference to Irrevocable Letter of Credit No. ___________ (the "LETTER OF CREDIT", the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Trustee, as follows:

                 (1)      The Trustee is the Trustee under the Indenture.

                 (2) The Trustee is making a drawing under the Letter of Credit with respect to a payment, either at stated maturity, upon acceleration pursuant to Section 9.01 of the Indenture, or as a result of a redemption as a whole pursuant to Section 3.01(a), (b), (c), (d),
         (e), (f) or (g) of the Indenture, or a redemption in part pursuant to
         Section 3.01(a) of the Indenture, of the unpaid principal amount of and up to 206 days' accrued and unpaid interest on Bonds that are "Outstanding" within the meaning of the Indenture (other than Bonds presently held of record by the Company, or by the undersigned pursuant to the Indenture).

                 (3) The amount of the Final Draft accompanying this Certificate is equal to the sum of (i) $____________ being drawn in respect of the payment of unpaid principal of Bonds (other than Bonds presently held of record by the Company, or by the undersigned pursuant to the Indenture) (ii) $____________ being drawn in respect of the payment of up to 206 days' accrued and unpaid interest on such Bonds.

                 (4) The amount of the Final Draft accompanying this Certificate was computed in compliance with the terms and conditions of the Bonds and the Indenture and does not exceed the amount available to be drawn by the Trustee under the Letter of Credit. The amount demanded hereby does not include any





                                  Annex F - 1
         amount in respect of the payment of interest on Bonds for which a drawing is being, or was, made by the Trustee under the Letter of Credit by an Interest Draft.

                 (5) Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the principal amount of, and accrued and unpaid interest on, Bonds pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose and (c) no portion of said amount shall be commingled with other funds held by the undersigned other than amounts drawn under the Letter of Credit.

                 IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the ______ day of _______________, 19__.



                                        __________________________________,
                                                  as Trustee



                                       By _______________________________
                                                  Name:
                                                  Title:





                                  Annex F - 2

                                    Annex G

                     [Form of Reimbursement Certificate for
                        Tender Draft or Purchase Draft]


             CERTIFICATE FOR THE REINSTATEMENT OF AMOUNTS AVAILABLE

                  Irrevocable Letter of Credit No.

         The undersigned, a duly authorized officer or agent of the undersigned Trustee (the "TRUSTEE"), hereby certifies on behalf of the Trustee to Union Bank of California, N.A. (the "BANK"), with reference to Irrevocable Letter of Credit No. __________ (the "LETTER OF CREDIT", the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Trustee, as follows:

                 (1)      The Trustee is the Trustee under the Indenture.

                 (2) The amount of $___________ being transferred to you today by us on behalf of the Company is a payment made to reimburse you, pursuant to the Letter of Credit and Reimbursement Agreement dated as of ___________, 1997 (the "Reimbursement Agreement") among the Company and the Bank, for amounts drawn under the Letter of Credit by Tender Drafts or Purchase Drafts. The Trustee hereby requests that you reinstate the Letter of Credit upon receipt of such payment in an amount equal to the amount specified in paragraph (3) of the payment so received and that you reinstate the interest portion of the Letter of Credit with respect to amounts drawn to pay interest in connection with the purchase of such Bonds.

                 (3) Of the amount referred to in paragraph (2), $__________ represents the aggregate principal amount of Bonds resold or to be resold on behalf of the Company.

                 (4) Of the amount referred to in paragraph (2), $__________ represents accrued and unpaid interest on the Bonds.





                                  Annex G - 1

                 IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the __________ day of , 19__.


                                       __________________________________,
                                                  as Trustee



                                       By _______________________________
                                                  Name:
                                                  Title:





                                  Annex G - 2

                                    Annex H


                         [Form of Transfer Certificate]


                            INSTRUCTION TO TRANSFER

                                                                          [Date]

Union Bank of California, N.A.
[Address]
Attention:  _____________________________

Re:  Your Irrevocable Letter of Credit No.

Gentlemen:

                 For value received, the undersigned beneficiary hereby irrevocably transfers to:

                        _______________________________
                              [Name of Transferee]

                        _______________________________
                                   [Address]

all rights of the undersigned beneficiary to draw under the above-captioned Letter of Credit (the "LETTER OF CREDIT"). The transferee has succeeded the undersigned as Trustee under the Indenture (as defined in the Letter of Credit).

                 By this transfer, all rights of the undersigned beneficiary in the Letter of Credit are transferred to the transferee and the transferee shall hereafter have the sole rights as beneficiary thereof; provided, however, that no right shall be deemed to have been transferred to the transferee until such transfer complies with the requirements of the Letter of Credit pertaining to transfers.





                                  Annex H - 1

                 The Letter of Credit is returned herewith and in accordance therewith we ask that this transfer be effective and that you transfer the Letter of Credit to our transferee or that, if so requested by the Transferee, you issue a new irrevocable letter of credit in favor of the transferee with provisions consistent with the Letter of Credit.

                               Very truly yours,



                                       __________________________________,
                                              as predecessor Trustee



                                       By _______________________________
                                              Name:
                                              Title:





                                  Annex H - 2

                                   EXHIBIT B

                           [FORM OF PLEDGE AGREEMENT]

                                PLEDGE AGREEMENT

                 THIS PLEDGE AGREEMENT, dated as of ____________, 1997 and made by BELL ONTARIO HOLDING, INC., a California corporation (the "PLEDGOR"), to UNION BANK OF CALIFORNIA, N.A., for its benefit and as agent for the Lenders under the Credit Agreement (as defined in the Reimbursement Agreement referenced below) (the "BANK"), as contemplated by the Letter of Credit and Reimbursement Agreement, dated as of _________________, 1997 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "REIMBURSEMENT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), among the Pledgor and the Bank.

                            PRELIMINARY STATEMENTS:

                 (1) Ontario Industrial Development Authority (the "ISSUER"), pursuant to the Indenture, has issued $9,000,000 in aggregate principal amount of its Adjustable Tender Industrial Development Revenue Bonds (L.D. Brinkman & Co. - West Coast Project) Series 1985 (the "BONDS"). Mellon Bank, N.A., is the trustee under the Indenture (in such capacity, the "TRUSTEE").

                 (2) The Indenture provides that under certain circumstances Bonds tendered by the holders thereof shall be purchased with the proceeds of drawings under the Letter of Credit issued by the Bank pursuant to the Reimbursement Agreement (such Bonds being the "PLEDGED BONDS").

                 (3) It is a condition precedent to the obligation of the Bank to issue the Letter of Credit that the Pledgor shall have executed and delivered this Pledge Agreement to the Bank.

                 NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the Pledgor hereby agrees with the Bank as follows:

                 SECTION 1. Pledge. The Pledgor hereby pledges to the Bank, for its benefit and as agent for the Lenders under the Credit Agreement, and grants to the Bank, for its benefit and as agent for the Lenders under the Credit Agreement, a security interest in, (i) all of the Pledgor's right, title and interest in, to and under the Indenture, including, without limitation, the Trust Estate described therein and all amounts on deposit in or credited to any Fund or Account created under the Indenture (the "INDENTURE COLLATERAL") and
(ii) all





                                 Exhibit B - 1
of the Pledgor's right, title and interest in and to the Pledged Bonds and the certificates, if any, representing the Pledged Bonds, as the same may be from time to time tendered by the holders thereof, and any interest of the Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Bonds, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Indenture Collateral and/or the Pledged Bonds, and all proceeds of any and all of the foregoing (the "PLEDGED COLLATERAL").

                 SECTION 2. Security for Obligations. This Agreement and the pledge and security interest granted by the Pledgor to the Bank hereunder secures the payment and performance of all obligations of the Pledgor to the Bank and the Guarantor now or hereafter existing under or in connection with the Reimbursement Agreement and the Related Documents (including, without limitation, with respect to any Tender Advances that have been made as set forth in Section 2.05 of the Reimbursement Agreement) whether for principal, interest, fees, expenses or otherwise, and whether direct or indirect, absolute or contingent, or due or to become due, and all obligations of the Pledgor now or hereafter existing under this Agreement (all such obligations of the Pledgor being the "OBLIGATIONS").

                 SECTION 3. Delivery of Pledged Bonds. In connection with the presentation of any Tender Draft or Purchase Draft, Pledged Bonds in aggregate principal amount equal to the principal amount of such Tender Draft or Purchase Draft shall be delivered to and held by the Trustee for the account of the Pledgor in accordance with the Indenture and to perfect the Bank's security interest therein (or if in book-entry form the appropriate entries will be made on the books of a financial intermediary showing the interest of the Trustee on behalf of the Pledgor and the Bank) and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Bank. Pledged Bonds shall not be entitled to the benefits of, and shall not be presented for payment under, the Letter of Credit.

                 SECTION 4. Release of Pledged Bonds. While the Letter of Credit is in effect, the Pledgor hereby agrees that the Trustee shall not release any of the Pledged Bonds:

                 (a) in connection with Pledged Bonds purchased with the proceeds of any Tender Draft, until (i) the Bank is reimbursed in full pursuant to Sections 2.04 or 2.05 of the Reimbursement Agreement with respect to such Tender Draft drawing and (ii) the Bank has given the Trustee written notice of the reinstatement of the Letter of Credit; and

                 (b) in connection with Pledged Bonds purchased with the proceeds of any Purchase Draft, until the Bank (i) is reimbursed in full for all amounts owed under the Reimbursement Agreement and (ii) has reinstated the Letter of Credit with respect to such Pledged Bonds.





                                 Exhibit B - 2

While the Letter of Credit is in effect, the Bank's written notice to the Trustee to the effect that it is reinstating the Letter of Credit with respect to amounts drawn thereunder to purchase Pledged Bonds shall constitute a release by the Bank of its security interest in such Bonds.

                 SECTION 5. Representations and Warranties. The Pledgor represents and warrants that:

                 (a) Upon delivery of the Pledged Bonds to the Bank or the Trustee on behalf of the Bank in accordance with this Pledge Agreement and the Indenture, the Pledgor will be the legal and beneficial owner of the Pledged Bonds free and clear of any lien, security interest or encumbrance of any kind or nature except for the security interest created by this Agreement, and on the date of transfer to the Bank or the Trustee on behalf of the Bank of Pledged Bonds described herein, neither the Issuer, the Remarketing Agent nor the Trustee will have any right, title or interest in or to the Pledged Bonds.

                 (b) The Pledgor has, and on the date of delivery or transfer to the Bank or the Trustee on behalf of the Bank of the Pledged Bonds will have, full power and authority to pledge all of its right, title and interest in and to the Pledged Bonds pursuant to this Pledge Agreement.

                 (c) Upon the delivery or transfer of the Pledged Bonds to the Bank or the Trustee on behalf of the Bank, the pledge of the Pledged Bonds pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Bonds securing the payment of the Obligations, and is subject to no prior lien, security interest or encumbrance of any kind or nature, or to any agreement of the Pledgor purporting to grant to any third party a security interest in the property or assets of the Pledgor that would include the Pledged Bonds.

                 (d) The Pledgor is the legal beneficial owner of the Indenture Collateral free and clear of any lien, security interest or encumbrance of any kind or nature except for the security interest and lien of the Indenture with respect to the Indenture Collateral and the security interest created by this Pledge Agreement.

                 (e) This Pledge Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, subject, however, to the application by a court of general principles of equity and to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

                 (f) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the





                                 Exhibit B - 3
pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or
(ii) for the execution, delivery or performance of this Agreement by the Pledgor.

                 (g) The execution, delivery and performance of this Pledge Agreement does not and will not violate any provision of any law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the Articles of Incorporation or By-laws of the Pledgor, or of any mortgage, indenture, lease, contract, or agreement to which the Pledgor is a party or which is binding upon the Pledgor or upon any of its assets, and will not result in the creation or imposition of any Lien on any of the assets of the Pledgor, except as contemplated by the Reimbursement Agreement and hereby.

                 (h) There is no pending action or proceeding before any court, governmental agency or arbitrator against or involving the Pledgor and there is no threatened action or proceeding affecting the Pledger before any court, governmental agency or arbitrator that, in any case, is likely to impair the Pledgor's ability to perform its obligations under this Pledge Agreement.

                 SECTION 6. Affirmative Covenants. So long as the Letter of Credit is in effect, or the Bank has any Commitment under the Reimbursement Agreement, or the Pledgor shall have any obligation, contingent or otherwise, to pay any amount to the Bank under the Reimbursement Agreement, the Pledgor covenants and agrees that, unless the Bank shall otherwise consent in writing:

                 (a) Upon delivery or transfer of any Pledged Bond to the Bank or the Trustee on behalf of the Bank, and payment of the proceeds of the related Letter of Credit drawing, if any, to or for the account of the holder who delivered such Bond pursuant to the Indenture, the Pledgor will own the same free and clear of all liens, security interest or encumbrance of any kind or nature, except for the lien and security interest provided for hereby.

                 (b) The Pledgor will defend the Bank's position as pledgee of the Pledged Bonds against the claims and demands of all persons whomsoever.

                 (c) The Pledgor will have like title to and right to pledge any other property at any time hereafter pledged to the Bank as Pledged Collateral hereunder and will likewise defend the Bank's right thereto and security interest therein.

                 SECTION 7. Negative Covenant. So long as the Letter of Credit is in effect, or the Bank has any obligation under the Reimbursement Agreement, or the Pledgor shall have any obligation, contingent or otherwise, to pay any amount to the Bank or the Guarantor under the Reimbursement Agreement, the Pledgor will not, without the written consent of the Bank, sell, assign, transfer, exchange, or otherwise dispose of, or grant any





                                 Exhibit B - 4
option with respect to, the Pledged Bonds, nor will it create, incur or permit to exist any affirmative pledge, lien, mortgage, hypothecation, security interest, charge, option or any other affirmative encumbrance with respect to any of the Pledged Bonds or Pledged Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Pledge Agreement and the Indenture and except to the extent Pledged Bonds have been released from the lien of this Agreement pursuant to Section 4 hereof.

                 SECTION 8. Further Assurances. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Bank may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Bank to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

                 SECTION 9. Voting Rights; Interest; Etc. (a) So long as no Event of Default or event which, with the giving of notice or time elapse, or both, would become an Event of Default shall have occurred and be continuing:

                 (i) The Pledgor shall be entitled to exercise, or refrain from exercising, any and all voting and other consensual rights pertaining to the Pledged Bonds or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Reimbursement Agreement; provided, however, that the Pledgor shall not exercise or refrain from exercising any such right if, in the Bank's judgment, such action would have a material adverse effect on the value of the Pledged Bonds or any part thereof, and provided further, that the Pledgor shall give the Bank at least two days' written notice prior to such exercise or refrain from exercising of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right.

                 (ii) The Pledgor shall be entitled to receive and retain any and all interest paid in respect of the Pledged Bonds, provided, however, that any and all

                          (A) interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Bonds, and

                          (B) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Bonds,

         shall be, and shall be forthwith delivered to the Bank to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Bank, be segregated from the other property or funds of the Pledgor, and be forthwith





                                 Exhibit B - 5
         delivered to the Bank as Pledged Collateral in the same form as so received (with any necessary endorsement).

                 (iii) The Bank shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

         (b) Upon the occurrence and during the continuance of an Event of Default or an event which, with the giving of notice or time elapse, or both, would become an Event of Default:

                 (i) All rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 9(a)(i) and to receive the interest payments which it would otherwise be authorized to receive and retain pursuant to Section 9(a)(ii) shall cease, and all such rights shall thereupon become vested in the Bank who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such interest payments.

                 (ii) All interest payments which are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 9(b) shall be received in trust for the benefit of the Bank, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Bank as Pledged Collateral in the same form as so received (with any necessary endorsement).

                 SECTION 10. Bank Appointed Attorney-in-Fact. The Pledgor hereby appoints the Bank the Pledgor's attorney-in-fact, said appointment being coupled with an interest, with full authority in the place and stead of the Pledgor upon the occurrence and during the continuance of an Event of Default, and in the name of the Pledgor or otherwise, from time to time in the Bank's discretion to take any action and to execute any instrument that the Bank may deem necessary or advisable to assure that Pledged Bonds are pledged to the Bank and the Pledgor's agreements and Obligations hereunder are performed and satisfied, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same. The Pledgor hereby agrees that the Trustee and any other Person who receives written notice from the Bank of the occurrence and continuance of an Event of Default shall have the right to rely upon any such notice without any obligation or right to inquire as to whether any such Event of Default actually exists and notwithstanding any notice from or claim of the Pledgor to the contrary.





                                 Exhibit B - 6

                 SECTION 11. Bank May Perform. If the Pledgor fails to perform any agreement contained herein, the Bank, upon notice to the Pledgor, may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Bank incurred in connection therewith shall be payable by the Pledgor under Section 15.

                 SECTION 12. Reasonable Care. The Bank and the Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in their possession if the Pledged Collateral is accorded treatment substantially equal to that which the Bank or the Trustee accords its own property, it being understood that the Bank and Trustee shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Bank or Trustee has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

                 SECTION 13. Sale of Collateral. (a) The Pledgor recognizes that the Bank may be unable to effect a public sale of any or all of the Pledged Bonds by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who may be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale. The Bank shall be under no obligation to delay a sale of any of the Pledged Bonds for the period of time necessary to permit the issuer of such securities to register such securities for public sale under applicable Federal securities laws, or under applicable state securities laws, even if the issuer would agree to do so.

                 (b) The Pledgor agrees to do or cause to be done all such other acts and things as may be necessary to make any sale or sales of any portion or all of the Pledged Bonds contemplated by Section 14 hereof valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Pledgor's expense. The Pledgor further agrees that a breach of any of the covenants contained in this
Section 13 will cause irreparable injury to the Bank, that the Bank has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section shall be specifically enforceable against the Pledgor and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred. The Pledgor further acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Bank by reason of a breach of any of such covenants and, consequently, agrees that, if the Bank shall sue for damages for breach, the Pledgor shall pay, as liquidated damages and not as a





                                 Exhibit B - 7
penalty, against release to it of the Pledged Bonds, an amount equal to the principal amount of the Pledged Bonds, plus accrued interest as provided in the Reimbursement Agreement on all amounts drawn under a Letter of Credit and Tender Advances with respect to the Pledged Bonds, on the date the Bank shall demand compliance with this Section.

                 SECTION 14. Remedies upon Default. If any Event of Default shall have occurred and be continuing:

                 (a) The Bank may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "UCC") in effect in the State of California at that time, and the Bank may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Bank's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Bank may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Bank shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                 (b) Any cash held by the Bank or on its behalf as Pledged Collateral and all cash proceeds received by the Bank in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Bank, be held by the Bank or on its behalf as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Bank pursuant to Section 15) in whole or in part by the Bank against, all or any part of the Obligations in such order as the Bank shall elect. Any surplus of such cash or cash proceeds held by the Bank or on its behalf and remaining after payment and performance in full of all the Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus promptly, but in any event within two Business Days of the receipt thereof.

                 SECTION 15. Expenses. The Pledgor will upon demand pay to the Bank the amount of any and all expenses, including the reasonable fees and expenses of its counsel and of any agents, that the Bank may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of





                                 Exhibit B - 8
the rights of the Bank hereunder, or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

                 SECTION 16. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank and Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, no amendment hereto affecting the rights or obligations of the Trustee hereunder shall be effective without the consent of the Trustee. The Bank shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Bank, and then only to the extent therein set forth. A waiver by the Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Bank would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Bank, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

                 SECTION 17. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and, if to the Pledgor, mailed, telecopied, telexed or delivered to it, addressed to it at the address of the Pledgor specified in the Reimbursement Agreement; if to the Bank, mailed, telecopied, telexed or delivered to it, addressed to it at the address of the Bank specified in the Reimbursement Agreement; if to the Trustee, mailed, telecopied, telexed or delivered to it, addressed to it at the address of the Trustee specified in the Indenture; or as to any party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, telecopied, telexed or delivered, as the case may be, be effective upon receipt.

                 SECTION 18. Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall
(i) remain in full force and effect until payment and performance in full of the Obligations, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure to the benefit of the Bank and its successors, transferees and assigns. Upon the payment and performance in full of the Obligations, the Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.





                                 Exhibit B - 9

                 SECTION 19. Severability. Any provision of this Pledge Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 SECTION 20. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Unless otherwise defined herein or in the Reimbursement Agreement, terms defined in Article 9 of the Uniform Commercial Code in effect from time to time in the State of California are used herein as therein defined.

                 IN WITNESS WHEREOF, the Pledgor caused this Pledge Agreement to be duly executed and delivered by its officers thereunto duly authorized as of the date and year first above written.



                                       ___________________________, as Pledgor

                                       By: ___________________________________
                                              Title





                                 Exhibit B - 10

                           ACKNOWLEDGEMENT OF TRUSTEE

                 MELLON BANK, N.A., as Trustee under the Indenture of Trust, dated as of April 1, 1985, between Ontario Industrial Development Authority and the Trustee, relating to $9,000,000 Ontario Industrial Development Authority Adjustable Tender Industrial Development Revenue Bonds (L.D. Brinkman & Co. - West Coast Project) Series 1985 (the "BONDS"), hereby acknowledges receipt of a copy of the Pledge Agreement, dated as of __________, 1997 (the "PLEDGE AGREEMENT"), made by Bell Ontario Holding, Inc. to Union Bank of California, N.A. (the "BANK"), and the Bank's Irrevocable Letter of Credit No. ___________ (the "LETTER OF CREDIT"), and agrees to hold Bonds purchased with the proceeds of drawings under the Letter of Credit and the Indenture Collateral described in the Pledge Agreement in accordance with the Indenture and as agent and bailee for the Bank to perfect the Bank's security interest therein.



                                       MELLON BANK, N.A., as Trustee




                                       By: ___________________________________
                                                   Title:

                                   EXHIBIT C

                               [FORM OF GUARANTY]

                                    GUARANTY


                 This GUARANTY is entered into as of January ___, 1997 by BELL INDUSTRIES, INC., a California corporation ("GUARANTOR"), in favor of and for the benefit of UNION BANK OF CALIFORNIA, N.A., as agent for and representative of the Lenders (as defined in the Reimbursement Agreement described below) (in such capacity, the "GUARANTIED PARTY"), and, subject to subsection 5.12, for the benefit of the other Beneficiaries (as hereinafter defined).

                                    RECITALS

                 A. [BELL ONTARIO HOLDING, INC.], a California corporation and a wholly-owned subsidiary of Guarantor ("COMPANY"), has entered into that certain Letter of Credit and Reimbursement Agreement dated as of January ___, 1997 with Guarantied Party and Guarantors (said Letter of Credit and Reimbursement Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "REIMBURSEMENT AGREEMENT"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined).

                 B. It is a condition precedent to the issuance of the Letter of Credit by Guarantied Party under the Reimbursement Agreement that Company's obligations thereunder be guarantied by Guarantor.

                 C. Guarantor is willing irrevocably and unconditionally to guaranty such obligations of Company.

                 NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Guarantied Party to enter into the Reimbursement Agreement and to issue the Letter of Credit thereunder, Guarantor hereby agrees as follows:


SECTION 1.  DEFINITIONS

         1.1 CERTAIN DEFINED TERMS. As used in this Guaranty, the following terms shall have the following meanings unless the context otherwise requires:

                 "BENEFICIARIES" means Guarantied Party and Lenders.





                                 Exhibit C - 1

                 "GUARANTIED OBLIGATIONS" has the meaning assigned to that term in subsection 2.1.

                 "GUARANTY" means this Guaranty dated as of January ___, 1997, as it may be amended, supplemented or otherwise modified from time to time.

                 "PAYMENT IN FULL", "PAID IN FULL" or any similar term means payment in full of the Guarantied Obligations, including without limitation all principal, interest, costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) of Beneficiaries as required under the Reimbursement Agreement or the Credit Agreement in connection with the Letter of Credit.

         1.2     INTERPRETATION.

                 (a) References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Guaranty unless otherwise specifically provided.

                 (b) In the event of any conflict or inconsistency between the terms, conditions and provisions of this Guaranty and the terms, conditions and provisions of the Reimbursement Agreement, the terms, conditions and provisions of this Guaranty shall prevail.

SECTION 2.  THE GUARANTY

         2.1 GUARANTY OF THE GUARANTIED OBLIGATIONS. Guarantor hereby irrevocably and unconditionally guaranties, as primary obligor and not merely as surety, the due and punctual payment in full of all Guarantied Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)). The term "GUARANTIED OBLIGATIONS" is used herein in its most comprehensive sense and includes:

                 (a) any and all Obligations of Company now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Reimbursement Agreement, and including interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on any Guarantied Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding; and

                 (b)      those expenses set forth in subsection 2.8 hereof.





                                 Exhibit C - 2

         2.2 PAYMENT BY GUARANTOR; APPLICATION OF PAYMENTS. Guarantor hereby agrees, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guarantied Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), Guarantor will upon demand pay, or cause to be paid, in cash, to Guarantied Party for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on such Guarantied Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding) and all other Guarantied Obligations then owed to Beneficiaries as aforesaid. All such payments shall be applied promptly from time to time by Guarantied Party:

                 First, to the payment of the costs and expenses of any collection or other realization under this Guaranty, including reasonable compensation to Guarantied Party and its agents and counsel, and all expenses, liabilities and advances made or incurred by Guarantied Party in connection therewith;

                 Second, to the payment of all other Guarantied Obligations;
         and

                 Third, after payment in full of all Guarantied Obligations, to the payment to Guarantor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such payments.

         2.3 LIABILITY OF GUARANTOR ABSOLUTE. Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees as follows:

                 (a) This Guaranty is a guaranty of payment when due and not of collectibility.

                 (b) Guarantied Party may enforce this Guaranty upon the occurrence of an Event of Default under the Reimbursement Agreement notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such Event of Default.





                                 Exhibit C - 3

                 (c) The obligations of Guarantor hereunder are independent of the obligations of Company under the Reimbursement Agreement and the obligations of any other guarantor of the obligations of Company under the Reimbursement Agreement, and a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions.

                 (d) Guarantor's payment of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge Guarantor's liability for any portion of the Guarantied Obligations which has not been paid. Without limiting the generality of the foregoing, if Guarantied Party is awarded a judgment in any suit brought to enforce Guarantor's covenant to pay a portion of the Guarantied Obligations, such judgment shall not be deemed to release Guarantor from its covenant to pay the portion of the Guarantied Obligations that is not the subject of such suit.

                 (e) Any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent with the Reimbursement Agreement, the Credit Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against Company or any security for the





                                 Exhibit C - 4

         Guarantied Obligations; and (vi) exercise any other rights available to it under the Reimbursement Agreement.

                 (f) This Guaranty and the obligations of Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Reimbursement Agreement, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of the Reimbursement Agreement or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, in each case whether or not in accordance with the terms of the Reimbursement Agreement or any agreement relating to such other guaranty or security; (iii) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received from the proceeds of any security for the Guarantied Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guarantied Obligations) to the payment of indebtedness other than the Guarantied Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guarantied Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Subsidiaries and to any corresponding restructuring of the Guarantied Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations; (vii) any defenses, set-offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of Guarantor as an obligor in respect of the Guarantied Obligations.





                                 Exhibit C - 5

         2.4 WAIVERS BY GUARANTOR. Guarantor hereby waives, for the benefit of Beneficiaries:

                 (a) any right to require any Beneficiary, as a condition of payment or performance by Guarantor, to (i) proceed against Company, any other guarantor of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever;

                 (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company from any cause other than payment in full of the Guarantied Obligations;

                 (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

                 (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guarantied Obligations, except behavior which amounts to bad faith;

                 (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement hereof,
         (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto;

                 (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Reimbursement Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in subsection 2.3 and any right to consent to any thereof; and





                                 Exhibit C - 6

                 (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

         2.5     CERTAIN CALIFORNIA LAW WAIVERS.   As used in this subsection
2.5, any reference to "the principal" includes Company, and any reference to "the creditor" includes each Beneficiary. In accordance with Section 2856 of the California Civil Code:

                 (a) Guarantor agrees (i) to waive any and all rights of subrogation and reimbursement against Company or against any collateral or security granted by Company for any of the Guarantied Obligations and (ii) to withhold the exercise of any and all rights of subrogation, reimbursement and contribution against Company, against any other guarantor of any of the Guarantied Obligations and against any collateral or security granted by any such other guarantor for any of the Guarantied Obligations until the Guarantied Obligations shall have been paid in full and the Letter of Credit shall have expired or been cancelled, all as more fully set forth in subsection 2.6;

                 (b) Guarantor waives any and all other rights and defenses available to Guarantor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code, including without limitation any and all rights or defenses Guarantor may have by reason of protection afforded to the principal with respect to any of the Guarantied Obligations, or to any other guarantor of any of the Guarantied Obligations with respect to any of such guarantor's obligations under its guaranty, in either case pursuant to the antideficiency or other laws of the State of California limiting or discharging the principal's indebtedness or such guarantor's obligations, including without limitation Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure; and

                 (c) Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for any Guarantied Obligation, has destroyed Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise; and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any other guarantor of any of the Guarantied Obligations, has destroyed Guarantor's rights of contribution against such other guarantor.

No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this subsection 2.5.





                                 Exhibit C - 7

         2.6 GUARANTOR'S RIGHTS OF SUBROGATION, CONTRIBUTION, ETC. Guarantor hereby waives any claim, right or remedy, direct or indirect, that Guarantor now has or may hereafter have against Company or any of its assets in connection with this Guaranty or the performance by Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute (including without limitation under California Civil Code Section 2847, 2848 or 2849), under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that Guarantor now has or may hereafter have against Company, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guarantied Obligations shall have been indefeasibly paid in full and the Letter of Credit shall have expired or been cancelled, Guarantor shall withhold exercise of any right of contribution Guarantor may have against any other guarantor of the Guarantied Obligations (including without limitation any such right of contribution under California Civil Code Section 2848).
Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification Guarantor may have against Company or against any collateral or security, and any rights of contribution Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof. ]

         2.7 SUBORDINATION OF OTHER OBLIGATIONS. Any indebtedness of Company now or hereafter held by Guarantor is hereby subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of Company to Guarantor collected or received by Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations but without affecting, impairing or limiting in any manner the liability of Guarantor under any other provision of this Guaranty.

         2.8 EXPENSES. Guarantor agrees to pay, or cause to be paid, on demand, and to save Beneficiaries harmless against liability for, any and all costs and expenses (including fees and disbursements of counsel and allocated costs of internal counsel) incurred or





                                 Exhibit C - 8
expended by any Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty.

         2.9 CONTINUING GUARANTY; TERMINATION OF GUARANTY. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guarantied Obligations shall have been paid in full and the Letter of Credit shall have expired or been cancelled. Guarantor hereby irrevocably waives any right (including without limitation any such right arising under California Civil Code Section 2815) to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

         2.10 AUTHORITY OF GUARANTOR OR COMPANY. It is not necessary for any Beneficiary to inquire into the capacity or powers of Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

         2.11 FINANCIAL CONDITION OF COMPANY. No Beneficiary shall have any obligation to disclose or discuss with Guarantor its assessment, or Guarantor's assessment, of the financial condition of Company. Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Reimbursement Agreement, and Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations. Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary.

         2.12 RIGHTS CUMULATIVE. The rights, powers and remedies given to Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiaries by virtue of any statute or rule of law or in the Credit Agreement or any other agreement between Guarantor and any Beneficiary or Beneficiaries or between Company and any Beneficiary or Beneficiaries. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

         2.13    BANKRUPTCY; POST-PETITION INTEREST; REINSTATEMENT OF GUARANTY.
(a) So long as any Guarantied Obligations remain outstanding, Guarantor shall not, without the prior written consent of Guarantied Party in accordance with the terms of the Reimbursement Agreement, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Company. The obligations of Guarantor under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company





                                 Exhibit C - 9
or by any defense which Company may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

                 (b) Guarantor acknowledges and agrees that any interest on any portion of the Guarantied Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations because it is the intention of Guarantor and Beneficiaries that the Guarantied Obligations which are guarantied by Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guarantied Obligations. Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Guarantied Party, or allow the claim of Guarantied Party in respect of, any such interest accruing after the date on which such proceeding is commenced.

                 (c) In the event that all or any portion of the Guarantied Obligations are paid by Company, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Guaranty.

         2.14 NOTICE OF EVENTS. As soon as Guarantor obtains knowledge thereof, Guarantor shall give Guarantied Party written notice of any condition or event which has resulted in (a) a material adverse change in the financial condition of Guarantor or Company or (b) a breach of or noncompliance with any term, condition or covenant contained herein or in the Reimbursement Agreement or any other document delivered pursuant hereto or thereto.

         2.15 SET OFF. In addition to any other rights any Beneficiary may have under law or in equity, if any amount shall at any time be due and owing by Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Beneficiary owing to Guarantor and any other property of Guarantor held by any Beneficiary to or for the credit or the account of Guarantor against and on account of the Guarantied Obligations and liabilities of Guarantor to any Beneficiary under this Guaranty.





                                 Exhibit C - 10

SECTION 3.  REPRESENTATIONS AND WARRANTIES

                 In order to induce Beneficiaries to accept this Guaranty and to induce Guarantied Party enter into the Reimbursement Agreement and to issue the Letter of Credit thereunder, Guarantor hereby represents and warrants to Beneficiaries that the following statements are true and correct:

         3.1 CORPORATE EXISTENCE. Guarantor is duly organized, validly existing and in good standing under the laws of the state of its incorporation, has the corporate power to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of Guarantor and its Subsidiaries, taken as a whole.

         3.2 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Guarantor has the corporate power, authority and legal right to execute, deliver and perform this Guaranty and all obligations required hereunder and has taken all necessary corporate action to authorize its Guaranty hereunder on the terms and conditions hereof and its execution, delivery and performance of this Guaranty and all obligations required hereunder. No consent of any other Person including, without limitation, stockholders and creditors of Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by Guarantor in connection with this Guaranty or the execution, delivery, performance, validity or enforceability of this Guaranty and all obligations required hereunder. This Guaranty has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of Guarantor, and this Guaranty constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principles relating to or limiting creditors' rights generally.

         3.3 NO LEGAL BAR TO THIS GUARANTY. The execution, delivery and performance of this Guaranty and the documents or instruments required hereunder will not violate any provision of any existing law or regulation binding on Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on Guarantor, or the certificate of incorporation or bylaws of Guarantor or any securities issued by Guarantor, or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Guarantor is a party or by which Guarantor or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of Guarantor and its Subsidiaries, taken as a whole,





                                 Exhibit C - 11
and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

         3.4 RELATIONSHIP TO COMPANY. (i) Guarantor is the owner, directly or through one or more wholly-owned subsidiaries, of all of the issued and outstanding capital stock of Company; (ii) Guarantied Party's agreement to issue the Letter of Credit is of substantial and material benefit to Guarantor; and (iii) Guarantor has reviewed and approved copies of the Reimbursement Agreement and is fully informed of the remedies Guarantied Party may pursue upon the occurrence of an Event of Default under the Reimbursement Agreement.


SECTION 4.  AFFIRMATIVE COVENANTS

                 Guarantor covenants and agrees that, unless and until all of the Guarantied Obligations shall have been paid in full:

         4.1 CORPORATE EXISTENCE, ETC. Guarantor shall at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business.

         4.2 COMPLIANCE WITH LAWS, ETC. Guarantor shall comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying when due all taxes, assessments and governmental charges imposed upon it or upon any of its properties or assets or in respect of any of its franchises, businesses, income or property before any penalty or interest accrues thereon.

         4.3 BOOKS AND RECORDS. Guarantor shall keep and maintain books of record and account with respect to its operations in accordance with generally accepted accounting principles and shall permit any Beneficiary and its officers, employees and authorized agents, to the extent Guarantied Party in good faith deems necessary for the proper administration of this Guaranty, to examine, copy and make excerpts from the books and records of Guarantor and its Subsidiaries and to inspect the properties of Guarantor and its Subsidiaries, both real and personal, at such reasonable times as Guarantied Party may request.

SECTION 5.  MISCELLANEOUS

         5.1 SURVIVAL OF WARRANTIES. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty.





                                 Exhibit C - 12

         5.2 NOTICES. Any communications between Guarantied Party and Guarantor and any notices or requests provided herein to be given may be given by mailing the same, postage prepaid, or by telex, facsimile transmission or cable to each such party at its address set forth in the Reimbursement Agreement, on the signature pages hereof or to such other addresses as each such party may in writing hereafter indicate. Any notice, request or demand to or upon Guarantied Party or Guarantor shall not be effective until received.

         5.3 SEVERABILITY. In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         5.4 AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by Guarantor therefrom, shall in any event be effective without the written concurrence of Guarantied Party and, in the case of any such amendment or modification, Guarantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

         5.5 HEADINGS. Section and subsection headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

         5.6 APPLICABLE LAW. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTOR AND BENEFICIARIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING WITHOUT LIMITATION SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         5.7 SUCCESSORS AND ASSIGNS. This Guaranty is a continuing guaranty and shall be binding upon Guarantor and its successors and assigns. This Guaranty shall inure to the benefit of Beneficiaries and their respective successors and assigns. Guarantor shall not assign this Guaranty or any of the rights or obligations of Guarantor hereunder without the prior written consent of all Lenders. Any Beneficiary may, without notice or consent, assign its interest in this Guaranty in whole or in part. The terms and provisions of this Guaranty shall inure to the benefit of any transferee or assignee of the Guarantied Party, and in the event of such transfer or assignment the rights and privileges herein conferred upon such Beneficiary shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

         5.8 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GUARANTOR ARISING OUT OF OR RELATING





                                 Exhibit C - 13

TO THIS GUARANTY, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, COUNTY AND CITY OF LOS ANGELES. BY EXECUTING AND DELIVERING THIS AGREEMENT, GUARANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

                 (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

                 (II)     WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

                 (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO GUARANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 5.2;

                 (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER GUARANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

                 (V) AGREES THAT BENEFICIARIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

                 (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 5.8 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER [CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 410.40 ] [NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 ] OR OTHERWISE.

         5.9 WAIVER OF TRIAL BY JURY. GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, EACH BENEFICIARY EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Guarantor and, by its acceptance of the benefits hereof, each Beneficiary each (i) acknowledges that this waiver is a material inducement for Guarantor and Beneficiaries to enter into a business relationship, that Guarantor and Beneficiaries have already relied on this waiver in entering into this Guaranty or accepting the benefits thereof, as the case





                                 Exhibit C - 14
may be, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 5.9 AND EXECUTED BY GUARANTIED PARTY AND GUARANTOR), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

         5.10 NO OTHER WRITING. This writing is intended by Guarantor and Beneficiaries as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Guaranty. There are no conditions to the full effectiveness of this Guaranty.

         5.11 FURTHER ASSURANCES. At any time or from time to time, upon the request of Guarantied Party, Guarantor shall execute and deliver such further documents and do such other acts and things as Guarantied Party may reasonably request in order to effect fully the purposes of this Guaranty.

         5.12    GUARANTIED PARTY AS AGENT.

                 (a) Guarantied Party has been appointed to act as Guarantied Party hereunder by Lenders. Guarantied Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guaranty, the Reimbursement Agreement and the Credit Agreement.

                 (b) Guarantied Party shall at all times be the same Person that is Agent under the Credit Agreement. Written notice of resignation by Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Guarantied Party under this Guaranty; removal of Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute removal as Guarantied Party under this Guaranty; and appointment of a successor Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Guarantied Party under this Guaranty. Upon the acceptance of any appointment as Agent under subsection 9.5 of the Credit Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Guarantied Party under this Guaranty, and the retiring or removed Guarantied Party under this Guaranty shall promptly (i) transfer to such successor Guarantied Party all sums held hereunder, together with all





                                 Exhibit C - 15
records and other documents necessary or appropriate in connection with the performance of the duties of the successor Guarantied Party under this Guaranty, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Guarantied Party of the rights created hereunder, whereupon such retiring or removed Guarantied Party shall be discharged from its duties and obligations under this Guaranty. After any retiring or removed Guarantied Party's resignation or removal hereunder as Guarantied Party, the provisions of this Guaranty shall inure to its benefit as to any actions taken or omitted to be taken by it under this Guaranty while it was Guarantied Party hereunder.



                  [Remainder of page intentionally left blank]





                                 Exhibit C - 16

                 IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.



                                       BELL INDUSTRIES, INC.



                                       By __________________________________

                                       Title _______________________________


                                       Address: ____________________________

                                                ____________________________

                                                ____________________________

                                   EXHIBIT D

                        DESCRIPTION OF ONTARIO PROPERTY

                                   [TO COME]





                                 Exhibit D - 1

                                  EXHIBIT XXIV

                      [FORM OF LETTER AGREEMENT REGARDING
                      PREPAYMENT OF EXISTING SENIOR NOTES]

                           (begins on the next page)







                                      XXIV-1

                          [BELL INDUSTRIES LETTERHEAD]


December 16, 1996


CIGNA Private Placements, S-307
Mr. Edward Lewis
900 Cottage Grove Road
Hartford, CT 06152-2307


Re:  Bell Industries 9.70% Senior Notes


Ladies and Gentlemen:

On November 27, 1996, Bell announced that it had agreed to acquire Milgray Electronics, a publicly held electronics distributor based in Farmingdale, New York. This transaction would be consummated by Bell's cash tender offer for Milgray shares in the aggregate amount of $100 million ($14.77 per share). In connection with financing the transaction, Bell also intends to restructure the existing debt of Bell and Milgray. The funds for the acquisition and restructuring will be provided by a syndicated bank financing currently being coordinated through Union Bank of California. The acquisition is conditioned upon a number of standard closing conditions, including the successful tender of sufficient Milgray shares (66 2/3% of the outstanding shares) to enable Milgray to become a wholly-owned subsidiary of Bell. The major shareholder of Milgray, owning approximately 55% of the outstanding shares, has already tendered his shares.

As a holder of record of Bell Industries, Inc. 9.70% Senior Notes due February 1, 2001 (the "Notes"), your concurrence is required to shorten the notice period for Note redemption from 30 days to five business days as set forth below.

The target date to consummate the tender is January 8, 1997. If the tender is successful, Bell would give you formal notice of redemption of your Note and prepay the outstanding balance (with accrued interest and make-whole amount) on January 15, 1997.

Our records will indicate the following as of January 15, 1997:

Note number
Registered Noteholder
Principal amount outstanding

We have calculated the accrued interest and make-whole amount through January 15th to be:

Accrued interest                        $
Make-whole amount                       $
                                        -------------
January 15 redemption price             $
                                        =============

CIGNA Private Placements, S-307
December 16, 1996
Page 2
------------------------------------------------------------------------------

Should the January 8th target date slip, the aggregate redemption amounts on January 16, 17 and 21 would be:

January 16 redemption price            $
January 17 redemption price            $
January 21 redemption price            $

Please indicate your concurrence with the redemption amounts and procedure set forth above by signing below where indicated and faxing it to my attention at 310-447-3265. Naturally, your agreement to accept a shortened notice period is conditioned upon the agreement of the majority of the Noteholders.

Should you have any questions, please call me or, in my absence, Peter Resnick at 310-826-2355. Thank you in advance for your cooperation.

Sincerely,

TRACY A. EDWARDS

Tracy A. Edwards
Vice President and Chief Financial Officer

cc:  Robert Peterson, Union Bank
     Edward Lewis, CIGNA
     Richard Strait, Northwest Mutual Life
     John J. Cost, Esq.

-------------------------------------------------------------------------------

We are reviewing the redemption amounts and procedure as set forth in this letter. We have waived the 30 day notice period for the redemption as proposed.


CIG & CO.

By:  EDWARD LEWIS
   -------------------------
   Name:  Edward Lewis
   Title: Partner